As filed with the Securities and Exchange Commission on May 4, 2021
Registration Statement No. 333-255483

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
Healthcare Trust, Inc.
(Exact name of registrant as specified in its governing instruments)
650 Fifth Avenue, 30th Floor
New York, New York 10019
(212) 415-6500
(Address, including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Edward M. Weil, Jr.
Chief Executive Officer and President
650 Fifth Avenue, 30th Floor
New York, New York 10019
(212) 415-6500
(Name, Address, including Zip Code and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Michael J. Choate, Esq. Proskauer Rose LLP 70 West Madison, Suite 3800 Chicago, Illinois 60602 Tel: (312) 962-3567	Dean M. Colucci, Esq. Duane Morris LLP 1540 Broadway New York, NY 10036 (212) 692-1000
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:
Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act   ☐
CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	$75,000,000	$8,182.50(2)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Includes shares of Series A Preferred Stock that may be sold upon exercise of the underwriters’ option to purchase additional shares, if any.

(2)
Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The issuer shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 4, 2021
PRELIMINARY PROSPECTUS
       Shares
Healthcare Trust, Inc.
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25.00 Per Share)
We are offering shares of our 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). This offering is a reopening of our original issuance of Series A Preferred Stock. The additional shares of Series A Preferred Stock sold in this offering will be consolidated, form a single series, and be fully fungible with all outstanding Series A Preferred Stock. As of the date of this prospectus, there were 1,610,000 shares of Series A Preferred Stock issued and outstanding.
Dividends on the Series A Preferred Stock are payable quarterly in arrears on the 15th day of each January, April, July and October of each year (or, if not a business day, the next succeeding business day) to holders of record on the applicable record date. The first quarterly dividend for the shares of Series A Preferred Stock sold in this offering will be paid on July 15, 2021. The Series A Preferred Stock ranks senior to our common stock, par value $0.01 per share (the “common stock”), with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up. The Series A Preferred Stock has no stated maturity and will remain outstanding indefinitely unless redeemed, converted or otherwise repurchased. Except in limited circumstances relating to our qualification as a real estate investment trust for U.S. federal income tax purposes (“REIT”), and as described below, the Series A Preferred Stock is not redeemable prior to December 11, 2024. On and after December 11, 2024, at any time and from time to time, the Series A Preferred Stock is redeemable in whole or in part, at our option, at a cash redemption price of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date. In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined herein), we may, subject to certain conditions, at our option, redeem the Series A Preferred Stock, in whole or in part, after the first date on which the Delisting Event occurred or within 120 days after the first date on which the Change of Control occurred, as applicable, by paying the liquidation preference of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date. If we exercise any of our redemption rights, the holders of Series A Preferred Stock will not have the conversion right described below.
Upon the occurrence of a Change of Control during a continuing Delisting Event (each as defined herein), unless we have elected to exercise our redemption right, holders of the Series A Preferred Stock have the right to convert some or all of the Series A Preferred Stock they hold into a number of shares of our common stock per share of Series A Preferred Stock, which is equal to the lesser of:
•
the quotient obtained by dividing (1) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared) on the Series A Preferred Stock to, but not including, the Conversion Date (as defined herein) (unless the Conversion Date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in this sum), by (2) the Common Stock Price (as defined herein); and

•
2.8571, referred to herein as the “Share Cap,” subject to certain adjustments;

•
subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus.

Holders of Series A Preferred Stock have no voting rights unless we fail to pay dividends for six or more quarterly periods, whether or not consecutive, or with respect to certain specified events. The Series A Preferred Stock are not subject to any sinking fund.
The Series A Preferred Stock is listed on The Nasdaq Global Market under the symbol “HTIA.” On          , 2021, the closing sale price was $     per share.
Our capital stock, including the Series A Preferred Stock, is subject to certain restrictions on ownership and transfer that assist us, among other purposes, in maintaining our status as a REIT for U.S. federal income tax purposes. See “Certain Provisions of the Maryland General Corporation Law and our Charter and Bylaws — Restrictions on Transfer and Ownership of Stock.”
Investing in the Series A Preferred Stock involves risks, including those that are described in the “Risk Factors” section beginning on page 14 of this prospectus as well as the risk factors contained in the reports or information we file with the Securities and Exchange Commission (the “SEC”), and which are incorporated by reference herein.
	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
See “Underwriting” for additional disclosure regarding compensation to the underwriters. Excludes a structuring fee equal to $250,000 payable to B. Riley Securities, Inc.

We have granted the underwriters an option to purchase up to an additional shares of Series A Preferred Stock at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect that the shares of Series A Preferred Stock will be delivered in global form through the book-entry delivery system of the Depository Trust Company (“DTC”) on or about           , 2021.
Bookrunning Managers
B. Riley SecuritiesNational Securities Corporation Janney Montgomery Scott
Ladenburg Thalmann
William Blair

Co-Managers
Boenning & ScattergoodWedbush Securities Colliers Securities LLC
The date of this prospectus is May 4, 2021.

i

ABOUT THIS PROSPECTUS
You should rely only on the information contained in or incorporated by reference into this prospectus and any supplement hereto. We have not, and the underwriters have not, authorized anyone to provide you with information different from that which is contained in this prospectus or to make representations as to matters not stated in this prospectus or any supplement hereto. If anyone provides you with different or inconsistent language, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, any securities in any jurisdiction in which it is unlawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, and any information incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or any purchase of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. To understand this offering fully, you should read this entire document carefully, as well as the “Risk Factors” included in our most recent Annual Report on Form 10-K for the year ended December 31, 2020.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. To the extent there is any inconsistency between the summaries contained herein and the actual terms of these documents, the actual terms will govern. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Unless otherwise indicated or the context requires otherwise, in this prospectus, references to “we,” “us,” “our” and the “Company” mean Healthcare Trust, Inc. and its consolidated subsidiaries, including, without limitation, Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as our “operating partnership” or our “OP.”
Unless otherwise indicated, the information in this prospectus assumes no exercise of the underwriters’ option to purchase additional shares of Series A Preferred Stock.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC and are incorporated by reference in this prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 30, 2021;

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 30, 2021; and

•
our Current Reports on Form 8-K filed with the SEC on January 4, 2021, February 22, 2021, March 1, 2021, April 2, 2021 and April 2, 2021.

We are not, however, incorporating by reference any documents or portions thereof that are furnished to, but not deemed “filed” with, the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).
Copies of all documents which are incorporated by reference in this prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the prospectus is delivered, upon written or oral request. Requests should be directed to Healthcare Trust, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Investor Relations, Telephone: (866) 902-0063. You may also obtain copies of these filings, at no cost, by accessing our website at www.healthcaretrustinc.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2020, contain forward-looking statements. We intend for these forward looking statements to be subject to the safe harbors created by Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.
In addition, we describe risks and uncertainties that could cause our actual results and events to differ materially in the sections titled “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2020 and our subsequent Quarterly Reports, as well as under the heading “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making your investment decision.
The Company
We are an externally managed REIT that focuses on acquiring and managing a diversified portfolio of healthcare-related real estate focused on medical office buildings (“MOBs”), healthcare properties leased on a triple net basis (“NNN properties”) and senior housing operating properties (“SHOPs”). As of December 31, 2020, we owned 193 properties located in 31 states and comprised of 9.4 million rentable square feet.
Substantially all of our business is conducted through the OP, a Delaware limited partnership, and its wholly owned subsidiaries. Our advisor, Healthcare Trust Advisors, LLC (the “Advisor”), manages our day-to-day business with the assistance of our property manager, Healthcare Trust Properties, LLC (the “Property Manager”). Our Advisor and Property Manager are under common control with AR Global Investments, LLC (“AR Global”) and these related parties receive compensation and fees for providing services to us. We also reimburse these entities for certain expenses they incur in providing these services to us. Healthcare Trust Special Limited Partnership, LLC (the “Special Limited Partner”), which is also under common control with AR Global, also has an interest in us through ownership of interests in our OP.
Our principal executive offices are located at 650 Fifth Avenue, 30th Floor, New York, New York 10019. Our Investor Relations telephone number is (866) 902-0063. We maintain a website at www.healthcaretrustinc.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.
Recent Developments
Common Stock Dividend
On April 2, 2021, we declared a quarterly dividend payable in 0.014655 shares of common stock on each share of our common stock outstanding on April 2, 2021. The dividend is payable on April 15, 2021 to holders of record of common stock at the close of business on April 12, 2021.
Our estimated per share net asset value of our common stock (the “Estimated Per-Share NAV”) was not adjusted to reflect the payment of this dividend and will not be adjusted for any future dividends in shares of common stock that we may pay in the future until we publish a new Estimated Per-Share NAV. Dividends paid in the form of additional shares of common stock will, all things equal, cause the value of each share of common stock to decline because the number of shares outstanding will increase when dividends paid in stock are issued; however, each stockholder will receive the same number of new shares, the total value (using our Estimated Per-Share NAV) of our common stockholder’s investment, all things equal, will not change assuming no sales or other transfers.
Acquisitions and Dispositions — Subsequent to December 31, 2020 and Pending Transactions
We acquired one property subsequent to December 31, 2020 for $6.6 million and have signed purchase and sale agreements (“PSAs”) to acquire two medical office buildings located in Ohio and Oklahoma, respectively, for an aggregate contract purchase price of approximately $10.1 million. We have also signed a non-binding letter of intent (“LOI”) to acquire four medical office buildings located in New York for an aggregate contract purchase price of approximately $19.7 million. To fund the consideration required to complete these acquisitions, we anticipate using cash on hand and proceeds from borrowings under our revolving credit facility (the “Revolving Credit Facility”), which, along with a term loan (the “Term Loan”), is a component of our senior secured credit facility (the “Credit Facility”). The PSAs are subject to conditions and the LOI is non-binding. There can be no assurance we will complete any of these acquisitions, or any future acquisitions or other investments, on a timely basis or on acceptable terms and conditions, if at all.

We have entered into definitive PSAs to sell our property in Jupiter Florida for $65.0 million and a skilled nursing facility in Wellington, Florida for $30.7 million. We expect to complete these dispositions later in May 2021. However, these disposition are subject to conditions and may not be completed on their contemplated terms, or at all.

Risk Factors Summary
An investment in the Series A Preferred Stock involves various risks. See “Risk Factors” beginning on page 13 of this prospectus and the documents incorporated by reference herein, before making a decision to invest in the Series A Preferred Stock. A summary of those risks is set forth below:
•
Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market in general.

•
Our property portfolio has a high concentration of properties located in Pennsylvania and Florida. Our properties may be adversely affected by economic cycles and risks inherent to those states.

•
Our Credit Facility restricts us from paying cash distributions on or repurchasing our common stock until at least the fiscal quarter ending June 30, 2021, and there can be no assurance we will be able to resume paying distributions on our common stock, and at what rate, or continue paying dividends on our Series A Preferred Stock at the current rate.

•
Our Credit Facility restricts our ability to use cash that would otherwise be available to us, and there can be no assurance our available liquidity will be sufficient to meet our capital needs.

•
We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic, including negative impacts on our tenants and operators and their respective businesses.

•
Listing on the Nasdaq Stock Market does not guarantee an active and liquid market for the Series A Preferred Stock, and the market price and trading volume of the Series A Preferred Stock may fluctuate significantly.

•
In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change.

•
We focus on acquiring and owning a diversified portfolio of healthcare-related assets located in the United States and are subject to risks inherent in concentrating investments in the healthcare industry.

•
The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of tenants to make lease payments to us.

•
We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants. If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases.

•
We assume additional operational risks and are subject to additional regulation and liability because we depend on eligible independent contractors to manage some of our facilities.

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We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due. Increases in interest rates could increase the amount of our debt payments. We may incur additional indebtedness in the future.

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We depend on the Advisor and Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations.

•
All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us.

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We have long-term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances and may require us to pay a termination fee in some cases.

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Estimated Per-Share NAV may not accurately reflect the value of our assets and may not represent what a stockholder may receive on a sale of the shares, what they may receive upon a liquidation of our assets and distribution of the net proceeds or what a third party may pay to acquire us.

•
The stockholder rights plan adopted by our board, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

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Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.

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We may fail to continue to qualify as a REIT.

The Offering
The following summarizes the material terms of this offering. For a more complete description of the terms of the Series A Preferred Stock, see “Description of Capital Stock and Securities Offered” in this prospectus.
Issuer
Healthcare Trust, Inc., a Maryland corporation.
Securities Offered
      shares of Series A Preferred Stock (plus up to an additional shares if the underwriters exercise their option to purchase additional       shares of Series A Preferred Stock in full). The additional shares of Series A Preferred Stock sold in this offering will be consolidated, form a single series, and be fully fungible with the outstanding shares of the Series A Preferred Stock. We reserve the right to reopen this series and issue additional shares of Series A Preferred Stock either through public or private offerings and sales at any time.
Ranking
The Series A Preferred Stock, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up, ranks:
•
senior to our common stock and to all other equity securities ranking junior to the Series A Preferred Stock;

•
on parity with all equity securities ranking on parity with the Series A Preferred Stock; and

•
junior to any class or series of equity securities ranking senior to the Series A Preferred Stock.

The authorization or issuance of equity securities ranking senior to the Series A Preferred Stock requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock. Any convertible debt securities that we may issue will not be considered to be “equity securities” for these purposes prior to the time of conversion. The Series A Preferred Stock ranks junior to all our existing and future indebtedness. The terms of the Series A Preferred Stock do not limit our ability to: (1) incur indebtedness; or (2) issue additional equity securities that rank junior to, or on parity with, the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up.
Dividend Rate and Payment Dates
Holders of Series A Preferred Stock are entitled to receive cumulative dividends in the amount of $1.84375 per share each year, which is equivalent to the rate of 7.375% of the $25.00 liquidation preference per share per annum. Dividends are cumulative and payable quarterly in arrears on the 15th day of each of January, April, July and October of each year, or, if not a business day, the next succeeding business day, to all holders of record on the applicable record date, when and as authorized by our board and declared by us. The first quarterly dividend for the shares of Series A Preferred Stock sold in this offering will be paid on July 15, 2021. Dividends on the Series A Preferred Stock will continue to accrue even if our board does not authorize or we do not declare the dividends. See “Description of Capital Stock and Securities

Offered — Preferred Stock — Series A Preferred Stock — Dividends.”
Liquidation Preference
If we liquidate, dissolve or wind up, the holders of Series A Preferred Stock have the right to receive $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the date of payment, before any payments are made to the holders of our common stock or any other shares of capital stock that rank junior to the Series A Preferred Stock with respect to liquidation rights.
Optional Redemption
The Series A Preferred Stock is not redeemable prior to December 11, 2024, except pursuant to provisions relating to preserving our qualification as a REIT and as described under the caption “Special Optional Redemption” below.
On and after December 11, 2024, the Series A Preferred Stock will be redeemable at our option for cash, in whole or in part, at any time or from time to time, at a price per share equal to $25.00, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on this payment date will be included in the redemption price), on each share of Series A Preferred Stock to be redeemed.
Special Optional Redemption
During any period of time (whether before or after December 11, 2024), the Series A Preferred Stock ceases to be listed on the Nasdaq Stock Market, the New York Stock Exchange (the “NYSE”) or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq Stock Market, the NYSE or the NYSE American LLC (a “Delisting Event”), we may, subject to certain conditions, redeem the outstanding Series A Preferred Stock, in whole or in part, after the Delisting Event, for a redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price), on each share of Series A Preferred Stock to be redeemed.
Upon the occurrence of a Change of Control, we may, at our option, redeem the shares of Series A Preferred Stock, in whole or in part and within 120 days after the first date on which the Change of Control occurred, by paying $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date for and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on such payment date will be included in the redemption price).

A “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:
•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of directors (except that the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, or a parent of us or the acquiring or surviving entity, has a class of common equity securities listed on the Nasdaq Stock Market, the NYSE or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq Stock Market, the NYSE, or the NYSE American LLC.

Change of Control Conversion
Right
Upon the occurrence of a Change of Control during a continuing Delisting Event (each as defined herein), unless we have elected to exercise our redemption right, holders of the Series A Preferred Stock have the right to convert some or all of the Series A Preferred Stock held by such holder into a number of shares of our common stock, par value $0.01 per share, per share of Series A Preferred Stock, which is equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared) on the Series A Preferred Stock to, but not including, the Conversion Date (unless the Conversion Date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in this sum), by (ii) the Common Stock Price; and

•
2.8571, the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus. See “Description of Capital Stock and Securities Offered — Preferred Stock —  Series A Preferred Stock — Change of Control Conversion Right” in this prospectus.

If, prior to the Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right or our optional redemption right, holders of Series A Preferred Stock will not have any right to convert their shares of Series A Preferred Stock so called for redemption in connection with a Change of Control during a continuing Delisting Event and any shares of Series A Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the Conversion Date.
For definitions of “CoC Conversion Right,” “Conversion Date” and “Common Stock Price,” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the CoC Conversion Right, see “Description of Capital Stock and Securities Offered — Preferred Stock — Series A Preferred Stock — Change of Control Conversion Right” in this prospectus.
Except as provided above in connection with the CoC Conversion Right, the shares of Series A Preferred Stock are not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of Series A Preferred Stock have only the following limited voting rights. If dividends on any outstanding shares of Series A Preferred Stock have not been paid for six or more quarterly periods (whether or not authorized or declared or consecutive), holders of Series A Preferred Stock and holders of any other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, and with which the holders of Series A Preferred Stock are entitled to vote together as a single class, will have the exclusive power, voting together as a single class, to elect two additional directors until all accrued and unpaid dividends on the Series A Preferred Stock have been fully paid. In addition, we may not authorize or issue any class or series of equity securities ranking senior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up (including securities convertible into or exchangeable for any senior securities) or amend our charter (whether by merger, consolidation or otherwise) to materially and adversely change the terms of the Series A Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter by holders of outstanding shares of Series A Preferred Stock and holders of any other similarly-affected classes and series of preferred stock ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, voting together as a single class. Holders of Series A Preferred Stock will not have any voting rights in connection with any amendment, alteration or repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, whether or not we are the surviving entity, if the Series A Preferred Stock (or stock into which the Series A Preferred Stock has been converted in any successor person or entity to us) remains outstanding with the terms thereof unchanged in all material respects or is exchanged for stock of the successor person or entity with substantially identical rights, taking into account that, upon the occurrence of an event described in this sentence, we may not be the surviving entity. See “Description of Capital Stock and Securities Offered — Preferred Stock — Series A Preferred Stock  — Voting Rights.”
No Maturity, Sinking Fund or Mandatory Redemption
The Series A Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. We are neither required to redeem the shares of Series A Preferred Stock nor set apart funds to redeem the shares of Series A Preferred Stock. Accordingly, the shares of Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem them for cash or, under the limited circumstances where the holders of Series A Preferred Stock have a conversion right and decide to convert the shares of Series A Preferred Stock.
Restrictions on Transfer and Ownership
Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock, including the Series A Preferred Stock. The relevant sections of our charter provide that, subject to certain exceptions, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended (the “Code”), more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock. See “Certain Provisions of the Maryland General Corporation Law and our Charter and Bylaws — Restrictions on Transfer and Ownership of Stock.”
Information Rights
During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will: (1) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Stock as their names and addresses appear in our record books and without cost to the holders, copies of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which we would have been required to file these reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act; and (2) within 15 days following written request, supply copies of these reports to any prospective holder of Series A Preferred Stock.
Listing
The Series A Preferred Stock is listed on The Nasdaq Global Market under the symbol “HTIA.”
Delisting Penalty
Upon the occurrence of a Delisting Event, the dividend rate specified will be increased on the day after the occurrence of the Delisting Event by 2.00% per annum to the rate of 9.375% of the $25.00 per share stated liquidation preference per annum (equivalent to $2.34375 per annum per share) from and as of the date of the Delisting Event. Following the cure of a Delisting Event, the dividend rate will revert to the rate of 7.375% of the $25.00 per share stated liquidation preference per annum.
Book-Entry Form
The Series A Preferred Stock is issued and maintained in book-entry form registered in the name of the nominee of DTC. Shares of Series A Preferred Stock are eligible for the Direct Registration System service offered by the DTC and may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Series A Preferred Stock and, upon request, every holder of uncertificated shares of Series A Preferred Stock is entitled to have a certificate for shares of Series A Preferred Stock signed by, or in the name of, the Company in accordance with the articles supplementary relating to the Series A Preferred Stock.
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting the underwriting discount but not other estimated offering expenses payable by us, will be approximately $      million (approximately $       million if the underwriters exercise their option to purchase additional shares of Series A Preferred Stock in full). We will contribute these net proceeds to our operating partnership in exchange for preferred units of our operating partnership which have economic interests that are substantially similar to the designations, preferences and other rights of the Series A Preferred Stock. We, acting through our operating partnership, will use the net proceeds from this contribution to repay amounts outstanding under the Revolving Credit Facility as required by the Credit Facility. Subject to the terms and conditions set forth in the Revolving Credit Facility, we may then draw on the Revolving Credit Facility to borrow any amounts so repaid for general corporate purposes, including purchases of additional properties.
Material U.S. Federal Income Tax Considerations
See “Material U.S. Federal Income Tax Considerations” in this prospectus.

RISK FACTORS
An investment in the Series A Preferred Stock involves a high degree of risk. In addition to other information in this prospectus, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as other information and data set forth in this prospectus and the documents incorporated by reference herein before making an investment decision with respect to the Series A Preferred Stock. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, prospects and our ability to pay cash dividends to holders of Series A Preferred Stock, which could cause you to lose all or a significant portion of your investment in the Series A Preferred Stock.
Certain capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in our Annual Report on Form 10-K for the year ended December 31, 2020.
Risks Related to Series A Preferred Stock
Listing on the Nasdaq Stock Market does not guarantee an active and liquid market for the Series A Preferred Stock, and the market price and trading volume of the Series A Preferred Stock may fluctuate significantly.
The Series A Preferred Stock is listed on The Nasdaq Global Market. An active and liquid trading market for the Series A Preferred Stock may not develop or be sustained. Because the Series A Preferred Stock has no stated maturity date and is not subject to mandatory redemption, investors seeking liquidity may be limited to selling their shares of Series A Preferred Stock in the secondary market. The market price and liquidity of the Series A Preferred Stock may be adversely affected by the absence of an active trading market. The market price for the Series A Preferred Stock may not equal or exceed the price you pay for your shares.
The trading price for the Series A Preferred Stock may be influenced by many factors, including:
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our financial condition and performance;

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our ability to grow through property acquisitions, the terms and pace of any acquisitions we may make and the availability and terms of financing for those acquisitions;

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the financial condition of our tenants, including tenant bankruptcies or defaults;

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actual or anticipated quarterly fluctuations in our operating results and financial condition;

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the amount and frequency of our payment of dividends and other distributions;

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additional sales of equity securities, including Series A Preferred Stock, common stock or any other equity interests, or the perception that additional sales may occur;

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the reputation of REITs and real estate investments generally and the attractiveness of REIT equity securities in comparison to other equity securities, and fixed income debt securities;

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our reputation and the reputation of AR Global and its affiliates or other entities advised by AR Global and its affiliates;

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uncertainty and volatility in the equity and credit markets;

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fluctuations in interest rates and exchange rates;

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changes in revenue or earnings estimates, if any, or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other REITs;

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failure to meet analyst revenue or earnings estimates;

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strategic actions by us or our competitors, such as acquisitions or restructurings;

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the extent of investment in our Series A Preferred Stock by institutional investors;

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the extent of short-selling of our Series A Preferred Stock;

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general financial and economic market conditions and, in particular, developments related to market conditions for REITs and other real estate related companies;

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failure to maintain our REIT status;

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changes in tax laws;

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domestic and international economic factors unrelated to our performance including uncertainty and volatility resulting from the COVID-19; and

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the occurrence of any of the other risk factors presented in this prospectus and the documents incorporated by reference in this prospectus under the captions “Risk Factors” and “Information Concerning Forward-Looking Statements.”

Because the shares of Series A Preferred Stock carry a fixed dividend rate, the trading price in the secondary market is influenced by changes in interest rates and tends to move inversely to changes in interest rates. In particular, an increase in market interest rates may result in higher yields on other financial instruments and may lead purchasers of Series A Preferred Stock to demand a higher yield on the price paid for the Series A Preferred Stock, which could adversely affect the market price of Series A Preferred Stock.
Our ability to pay dividends is limited by the requirements of Maryland law.
Our ability to pay dividends, in general and with respect to the Series A Preferred Stock specifically, is limited by the laws of Maryland. Under the Maryland General Corporation Law (the “MGCL”), we generally may not pay dividends if, after giving effect to the dividend payment, we would not be able to pay our debts as our debts become due in the usual course of business, or our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were dissolved at the time of the dividend payment, to satisfy the preferential rights upon dissolution of our stockholders whose preferential rights are superior to those receiving the dividend payment.
The Series A Preferred Stock is subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred stock and by other transactions.
The Series A Preferred Stock ranks junior to all our existing and future debt and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our Credit Facility includes, and our future debt may include, restrictions on our ability to pay dividends to preferred stockholders, including holders of Series A Preferred Stock. Our charter currently authorizes us to issue up to 50,000,000 shares of preferred stock in one or more classes or series. We have previously classified and designated an aggregate of 2,210,000 of authorized but unissued shares of preferred stock as Series A Preferred Stock pursuant to articles supplementary accepted for record by the State Department of Assessments and Taxation of the State of Maryland (“SDAT”). Our board has authorized the classification of additional shares of our preferred stock as Series A Preferred Stock as reflected in the articles supplementary we will file with the SDAT. In addition, our board has the power under our charter to classify any of our unissued shares of preferred stock, and to reclassify any of our previously classified but unissued shares of preferred stock of any class or series, from time to time, into one or more classes or series of preferred stock. The Series A Preferred Stock ranks pari passu with any future class or series of equity securities that rank equally with the Series A Preferred Stock with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The issuance of additional shares of preferred stock ranking equal or senior to the Series A Preferred Stock, including pursuant to the Equity Line, would dilute the interests of the holders of Series A Preferred Stock, and any issuance of shares of preferred stock senior to the Series A Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A Preferred Stock. Other than the conversion right afforded to holders of Series A Preferred Stock that may occur in connection with a Change of Control of us during a continuing Delisting Event as described under “Description of Capital Stock and Securities Offered —   Preferred Stock — Series A Preferred Stock  —  Change of Control Conversion Right” in this prospectus, the Series A Preferred Stock contains no other provisions relating to or limiting our indebtedness or the rights of the holders of Series A Preferred Stock to vote on certain matters that would materially and adversely affect their rights, preferences, privileges and voting powers, affording the holders of Series A Preferred Stock protection in the event of a highly leveraged change of control transaction, which could adversely affect the holders of Series A Preferred Stock.
The future issuance or sale of additional shares of Series A Preferred Stock could adversely affect the trading price of our Series A Preferred Stock.
Future issuances or sales of substantial numbers of shares of Series A Preferred Stock in the public market or the perception that issuances or sales might occur including resales of shares purchased by the selling stockholder pursuant to the Equity Purchase Agreement, could adversely affect the per share trading price of our Series A Preferred Stock. The per share trading price of Series A Preferred Stock may decline significantly upon the sale or offering of additional shares of Series A Preferred Stock.
We may incur additional indebtedness, which may impact our financial position, cash flow and ability to pay dividends on the Series A Preferred Stock.
We and our subsidiaries have incurred mortgage debt, as well as debt under our Credit Facility. We may incur additional indebtedness and become more highly leveraged, which may negatively impact our financial position, cash flow and ability to pay dividends on the Series A Preferred Stock. Increases in our borrowing could affect our financial condition and make it more difficult for us to comply with the financial covenants governing our indebtedness.
Our Credit Facility restricts us from paying cash distributions and there can be no assurance we will continue paying dividends on our Series A Preferred Stock at the current rate.
Following an amendment to our Credit Facility in August 2020 as part of our efforts to continue addressing the adverse impacts of the COVID-19 pandemic, we are not permitted to pay cash distributions on or repurchase shares of our common stock (although we are not restricted from paying dividends on our Series A Preferred Stock). These restrictions will continue to apply until at least the fiscal quarter ending June 30, 2021. Starting with that quarter, these restrictions will no longer apply if, as of the day prior to the commencement of a quarter that we have elected (the “Commencement Quarter”), we have a combination of cash, cash equivalents and availability for future borrowings under the Revolving Credit Facility totaling at least $100.0 million (giving effect to the aggregate amount of distributions projected to be paid by us during the Commencement Quarter) and our ratio of consolidated total indebtedness to consolidated total asset value (expressed as a percentage) is less than 62.5%. As of December 31, 2020, our ratio of consolidated total indebtedness to consolidated total asset value for these purposes was 61.7%. There can be no assurance as to if, or when, we will be able to satisfy these conditions. Moreover, commencing in the Commencement Quarter, we will be restricted from paying aggregate distributions (as defined in the Credit Facility and including dividends on Series A Preferred Stock) in any fiscal quarter that exceed 95% of Modified FFO (as defined in the Credit Facility) for a look-back period of up to four consecutive fiscal quarters commencing with the Commencement Quarter.
Our ability to continue to pay dividends on our Series A Preferred Stock (and distributions on our common stock commencing in the Commencement Quarter, if it occurs) depends on the availability of liquidity necessary to meet our capital needs, which is not assured. See “— Risks Related to Our Indebtedness — Our Credit Facility contains various covenants that may restrict our ability to take certain actions and may restrict our ability to use our cash and make investments.” As with the similar restriction in effect prior to the amendment to our Credit Facility in August 2020, we may still pay any cash distributions necessary to maintain our status as a REIT and may not pay any cash distributions (including dividends on Series A Preferred Stock) if a default or event of default exists or would result therefrom. The covenants restricting payment of distributions to a threshold based on Modified FFO and requiring maintenance of a minimum ratio of consolidated total indebtedness to consolidated total asset value and a minimum ratio of adjusted consolidated EBITDA to consolidated fixed charges did not apply for the fiscal quarter ended June 30, 2020. In addition, the lenders waived any defaults or event of defaults under those covenants that may have occurred during the fiscal quarter ended June 30, 2020 as well as any additional default or event of default resulting therefrom prior to August 10, 2020. There can be no assurance our lenders will consent to any amendments or waivers that may become necessary to comply with our Credit Facility in the future. If we do not pay dividends on our Series A Preferred Stock, the amount of any accrued and unpaid dividends payable with respect to the Series A Preferred Stock becomes part of the liquidation preference thereof, and, whenever dividends on the Series A Preferred Stock are in arrears, whether or not authorized or declared, for six or more quarterly periods, holders of Series A Preferred Stock will have the right to elect two additional directors to serve on our board. A default or event of default could potentially result in an acceleration of our indebtedness and foreclosure on our properties and could otherwise negatively impact our liquidity.
Dividends payable on the Series A Preferred Stock generally do not qualify for the reduced tax rates available for some dividends.
Currently, the maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 23.8%, including the 3.8% surtax on net investment income. Dividends payable by REITs to these noncorporate stockholders, however, generally are not eligible for this reduced rate and, through December 31, 2025, will be subject to an effective rate of 29.6%, including the 3.8% surtax on net investment income, and taking into account the 20% deduction. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our stock. Tax rates could be changed in future legislation.
Holders of Series A Preferred Stock have extremely limited voting rights.
Holders of Series A Preferred Stock have limited voting rights. Our common stock is the only class or series of our capital stock currently outstanding that has full voting rights. Voting rights for holders of Series A Preferred Stock exist primarily with respect to the ability to elect two additional directors to our board if six or more quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock are in arrears, and with respect to voting on amendments to our charter, including the articles supplementary relating to the Series A Preferred Stock, that materially and adversely affect the rights of the Series A Preferred Stock or create additional classes or series of shares of our capital stock that are senior to the Series A Preferred Stock. Other than these limited circumstances, holders of Series A Preferred Stock do not have any voting rights.
The Series A Preferred Stock is not rated.
We have not sought to obtain a rating for the Series A Preferred Stock. One or more rating agencies may, however, independently decide to issue a rating that may adversely affect the market price of Series A Preferred Stock. In addition, we may elect in the future to obtain a rating for the Series A Preferred Stock or elect to issue other securities for which we may seek to obtain a rating, each of which could adversely impact the market price of Series A Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any downward revision or withdrawal of a rating could have an adverse effect on the market price of Series A Preferred Stock. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series A Preferred Stock. In addition, ratings do not reflect market prices or the suitability of a security for a particular investor and any future rating of the Series A Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the shares of Series A Preferred Stock.
Holders of Series A Preferred Stock have limited rights in connection with a Delisting Event and may have to hold their shares for an indefinite period of time.
Holders of Series A Preferred Stock have no redemption rights. In addition, holders of Series A Preferred Stock have no right to convert the shares of Series A Preferred Stock into shares of our common stock in connection with a Delisting Event, unless a Change of Control occurs during a continuing Delisting Event. Therefore, holders of Series A Preferred Stock may have to hold their shares for an indefinite period of time if a Delisting Event occurs.

In addition, if a holder of Series A Preferred Stock elects to exercise its CoC Conversion Right in connection with the occurrence of a Change of Control during a continuing Delisting Event (unless we have elected to exercise our redemption right), some or all of the Series A Preferred Stock held by such holder will convert into a number of shares of our common stock (or equivalent value of alternative consideration) at a predetermined ratio. There is no active trading market for our common stock, and the SRP is currently suspended. There can be no assurance we will resume share repurchases pursuant to our SRP, or at all. Further, our SRP includes numerous restrictions that limit a stockholder’s ability to sell shares of common stock to us, including that we only repurchase shares of common stock in the event of death or disability of a stockholder at a repurchase price based on the Estimated Per-Share NAV. Even if our SRP is reactivated, our board may, at its discretion, amend our SRP, including to change the repurchase price which may be at a discount to the Estimated Per-Share NAV of our common stock, reject any request for repurchase of shares or suspend or terminate our SRP.
The Change of Control conversion and redemption features of the Series A Preferred Stock, and the terms of other preferred stock we may issue, may discourage a third party from seeking to acquire us in a manner that might result in a premium price to stockholders.
Upon the occurrence of a Change of Control, holders of Series A Preferred Stock will, under certain circumstances, have the right to convert some of or all their shares of Series A Preferred Stock into shares of our common stock (or equivalent value of alternative consideration) and under these circumstances we will also have a Change of Control redemption right to redeem shares of Series A Preferred Stock. Upon exercise of this conversion right, the holders will be limited to a maximum number of shares of our common stock pursuant to a predetermined ratio. These features of the Series A Preferred Stock may have the effect of discouraging a third party from seeking to acquire us or of delaying, deferring or preventing a Change of Control under circumstances that otherwise could provide the holders of our common stock and Series A Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests. We may also issue other classes or series of preferred stock that could also have the same effect.
The Change of Control conversion features of the Series A Preferred Stock may not adequately compensate you upon the occurrence of a Change of Control and may only provide you with an option to convert into a security that is not currently listed on a national securities exchange and is illiquid.
Upon the occurrence of Change of Control during a continuing Delisting Event, holders of Series A Preferred Stock will, under certain circumstances, have the right to convert some of or all their shares of Series A Preferred Stock into shares of our common stock (or equivalent value of alternative consideration) and under these circumstances we will also have a change of control redemption right to redeem shares of Series A Preferred Stock. Upon exercise of this conversion right, the holders will be limited to a maximum number of shares of our common stock pursuant to a predetermined ratio. The conversion may result in a holder receiving value that is less than the liquidation preference of the Series A Preferred Stock. In addition, because our common stock is not currently listed on a national securities exchange, our common stock is illiquid and does not trade.
Holders of Series A Preferred Stock should not expect us to redeem the Series A Preferred Stock on or after the date they become redeemable at our option.
The Series A Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of holders of Series A Preferred Stock. The Series A Preferred Stock may be redeemed by us at our option either in whole or in part, from time to time, at any time on or after December 11, 2024. Any decision we may make at any time to propose a redemption of the Series A Preferred Stock, if and when we have the right to do so, will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. We are under no obligation, and holders of Series A Preferred Stock should not expect us, to exercise our redemption right.
The shares of the Series A Preferred Stock could be treated as “fast-pay” stock, which could subject our stockholders to adverse tax consequences.
Under Treasury regulations promulgated under Code Section 7701(l) (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to the stock are economically

(in whole or in part) a return of such stockholder’s investment (rather than a return on the stockholder’s investment), then the stock is characterized as “fast-pay stock”, and is subject to adverse tax treatment, described below. We did not structure the Series A Preferred Stock so that the dividends paid by us are economically a return of a holder’s investment. However, under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if it is issued for an amount that exceeds (by more than a de minimis amount, as determined under certain other Treasury regulations), the amount at which the stockholder can be compelled to dispose of the stock. Shares of the Series A Preferred Stock could be issued with premium that is more than a de minimis amount.
If shares of Series A Preferred Stock issued pursuant to this offering are determined to be fast-pay stock, then the treatment of the holders of shares of the Series A Preferred Stock issued pursuant to this offering would not be as described below under the heading “Material U.S. Federal Income Tax Considerations.” Instead, the holders of the shares of Series A Preferred Stock pursuant to this offering would be treated for U.S. federal income tax purposes as having purchased a financial instrument from our other stockholders that own our common stock, Series A Preferred Stock and other preferred stock having the same terms (other than the issuer) as those Series A Preferred Stock. Payments on the Series A Preferred Stock would be deemed to be made to our other stockholders and those stockholders would be deemed to pay equal amounts to the holders of the Series A Preferred Stock issued in connection with this prospectus supplement under the deemed financial instrument. However, because payments would be deemed to be made to the holders of the Series A Preferred Stock under the deemed financial instrument rather than on the shares of Series A Preferred Stock issued pursuant to this offering, dividends received by the holders of the Series A Preferred Stock generally would be treated as ordinary income (and no portion of those dividends would be treated as a capital gain distribution). In addition, if the Series A Preferred Stock issued pursuant to this offering was determined to be fast-pay stock, it would not be fungible with previously issued shares of Series A Preferred Stock.
Risks Related to Our Properties and Operations
Our property portfolio has a high concentration of properties located in two states. Our properties may be adversely affected by economic cycles and risks inherent to those states.
The following two states represented 10% or more of our consolidated annualized rental income on a straight-line basis for the fiscal year ended December 31, 2020:
State	Percentage of Straight-Line Rental Income
Florida(1)	20.6%
Pennsylvania	10.4%

(1)
During the fourth quarter of 2020, we completed the sale of our skilled nursing facility (“SNF”) in Lutz, Florida and we expect to sell the recently completed development project in Jupiter, Florida, in the second quarter 2021. In addition, in August 2020 we entered into an agreement to sell our skilled nursing facility in Wellington, Florida, which is expected to close later in 2021.

Any adverse situation that disproportionately affects the states listed above may have a magnified adverse effect on our portfolio. Real estate markets are subject to economic downturns, as they have been in the past, and we cannot predict how economic conditions will impact this market in both the short and long-term. Declines in the economy or a decline in the real estate market in these states could hurt our financial performance and the value of our properties. Factors that may negatively affect economic conditions include:
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business layoffs or downsizing;

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industry slowdowns;

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relocations of businesses;

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climate change;

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changing demographics;

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increased telecommuting and use of alternative workplaces;

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infrastructure quality;

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any oversupply of, or reduced demand for, real estate;

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concessions or reduced rental rates under new leases for properties where tenants defaulted;

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increased insurance premiums;

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state budgets and payment to providers under Medicaid or other state healthcare programs; and

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changes in reimbursement for healthcare services from commercial insurers.

We may be unable to enter into contracts for and complete property acquisitions on advantageous terms or our property acquisitions may not perform as we expect.
One of our goals is to grow through acquiring additional properties, and pursuing this investment objective exposes us to numerous risks, including:
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competition from other real estate investors with significant capital resources;

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we may acquire properties that are not accretive;

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we may not successfully manage and lease the properties we acquire to meet our expectations or market conditions may result in future vacancies and lower-than expected rental rates;

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we expect to finance future acquisitions primarily with additional borrowings under our Revolving Credit Facility, and there can be no assurance as to how much borrowing capacity will be available for this purpose;

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we may be unable to obtain property-level debt financing or raise equity required to fund acquisitions from other sources on favorable terms, or at all;

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we may need to spend more than budgeted amounts to make necessary improvements or renovations to acquired properties;

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agreements for the acquisition of properties are typically subject to customary conditions to closing that may or may not be completed, and we may spend significant time and money on potential acquisitions that we do not consummate;

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the process of acquiring or pursuing the acquisition of a new property may divert the attention of our management team from our existing business operations; and

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we may acquire properties without recourse, or with only limited recourse, for liabilities, whether known or unknown.

We rely upon our Advisor and the real estate professionals employed by affiliates of our Advisor to identify suitable investments, but there can be no assurance that our Advisor will be successful in doing so on financially attractive terms or that our objectives will be achieved
We have not paid our distributions on our common stock in cash since 2020, and there can be no assurance we will pay distributions on our common stock in cash in the future.
All dividends or other distributions on our common stock are paid in the discretion of our board. In August 2020, our board approved a change in our common stock distribution policy, pursuant to which, unless later revised, any future distributions authorized by our board on our shares of common stock, if and when declared, will be paid on a quarterly basis in arrears in shares of our common stock valued at the Estimated Per-Share NAV in effect on the applicable date. We issued stock dividends on our common stock in October 2020, January 2021 and April 2021 but there is no assurance we will continue to do so. The Estimated Per-Share NAV reflects the October 2020 stock dividend we paid and was adjusted to reflect the January 2021 we paid but has not been adjusted to reflect the April 2021 stock dividend we paid and will not be adjusted for stock dividends paid or that may be paid in the future until our board determines a new

Estimated Per-Share NAV. Dividends paid in the form of additional shares of common stock will, all things equal, cause the value of each share of common stock to decline because the number of shares outstanding will increase when dividends paid in stock are issued; however, because each common stockholder will receive the same number of new shares, the total value of our common stockholders’ investment, all things equal, will not change assuming no sales or other transfers. We will not be able to pay cash distributions on our common stock until we have a combination of cash, cash equivalents and availability for future borrowings under the Revolving Credit Facility totaling at least $100.0 million (giving effect to the aggregate amount of distributions projected to be paid by us during the quarter in which we have elected to commence paying cash distributions on common stock) and our ratio of consolidated total indebtedness to consolidated total asset value (expressed as a percentage) is less than 62.5%. As of December 31, 2020, our ratio of consolidated total indebtedness to consolidated total asset value for these purposes was 61.7%. Thus, our ability to make future cash distributions on our common stock will depend on our future cash flows and indebtedness and may further depend on our ability to obtain additional liquidity, which may not be available on favorable terms, or at all. Further, if we do not pay dividends on our Series A Preferred Stock, the amount of any accrued and unpaid dividends payable with respect to the Series A Preferred Stock becomes part of the liquidation preference thereof, and, whenever dividends on the Series A Preferred Stock are in arrears, whether or not authorized or declared, for six or more quarterly periods, holders of Series A Preferred Stock will have the right to elect two additional directors to serve on our board.
We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic.
The COVID-19 pandemic has had, and another pandemic in the future could have, repercussions across many sectors and areas of the global economy and financial markets, leading to significant adverse impacts on economic activity as well as significant volatility and downward pressure in financial markets. The impact of the COVID-19 pandemic has evolved rapidly. In many states and cities where our properties are located, measures including “shelter-in-place” or “stay-at-home” orders issued by local, state and federal authorities and social distancing measures have resulted in closure and limitations on the operations of many businesses and organizations. Our tenants must interact with their patients and residents. Concern regarding the transmission of COVID-19 has impacted these interactions and has, and will likely continue to impact, the willingness of persons to has and may continue to live in or use facilities at our properties, and impact the revenues generated by our tenants which may further impact the ability of our tenants to pay their rent obligations to us when due.
The COVID-19 pandemic has triggered a slowdown in economic activity. Our ability to lease space and negotiate and maintain favorable rents and the results of operations at our SHOPs could also continue to be negatively impacted by a prolonged recession in the U.S. economy as could the rates charged to residents at our SHOPs. Moreover, the demand for leasing space at our MOB properties could decline further negatively impacting occupancy percentage, revenue and net income. Additionally, downturns or stagnation the U.S. housing market as a result of an economic downturn could adversely affect the ability, or perceived ability, of seniors to afford the resident fees and services at our seniors housing properties.
Starting in March 2020, the COVID-19 pandemic and measures to prevent its spread began to affect us in a number of ways. In our SHOP portfolio, occupancy trended lower as government policies and implementation of infection control best practices materially limited or closed communities to new resident move-ins which has affected and could continue to affect our ability to fill vacancies. We have also continued to experience lower inquiry volumes and reduced in-person tours during the pandemic. SHOP occupancy declined from 84.1% as of March 31, 2020, to 75.4% as of December 31, 2020. We could also incur more significant re-leasing costs and the re-leasing process with respect to both anticipated and unanticipated vacancies could take longer. In addition, starting in mid-March 2020, operating costs began to rise materially including for services, labor and personal protective equipment and other supplies, as our operators took actions to protect residents and caregivers. At our SHOP facilities, we bear these cost increases. These trends accelerated during the second, third and fourth quarters of 2020 and into the beginning of the first quarter of 2021 as the surge of new COVID-19 cases that started in late 2020 crested, and may continue to impact us in the future and have a material adverse effect on our revenues and income in the other quarters thereafter.
COVID-19 has proven to be particularly harmful to seniors and persons with other pre-existing health conditions. The pandemic raises the risk of an elevated level of resident illness and move-outs at our SHOPs, which has also adversely impacted occupancy and revenues as well as increase costs and could continue to do so. There have been some incidences of COVID-19 among the residents and staff at certain of our SHOPs. Further incidences, or the perception that outbreaks may occur, could materially and adversely affect our revenues and net income, as well as cause significant reputational harm to us and our tenants, managers and operators. Due to the contagious nature of COVID-19, residents at our SHOPSs may determine to leave the community and the workforce at these facilities may similarly shrink. The operators may be required, or may otherwise determine that it would be prudent, to impose a quarantine of an indeterminate duration. During any quarantine, new residents would not be permitted to move in and the risk of infection and death for other residents or members of the workforce could increase. We may also be required to incur additional costs to identify, contain and remedy the direct or indirect impacts of the COVID-19 pandemic, including costs related to implementing quarantines and vaccinations. Moreover, if seniors housing properties across the U.S. continue to experience high levels of residents infected with COVID-19 and related deaths, and news accounts emphasize these experiences, seniors may increasingly delay or forego moving into seniors housing properties. These trends could be realized across the senior living industry and not discriminate among owners and operators that have higher or lower levels of residents experiencing COVID-19 infections and related deaths. As a result, our operating results from our SHOPs, and the value of these properties, may be materially adversely affected.
Within our MOB portfolio, many physician practices temporarily discontinued nonessential surgeries and procedures due to “shelter-in-place” and other health and safety measures, which has negatively impacted their cash flows. Even now that prohibitions against performing elective procedures are generally no longer in place concern regarding the transmission of COVID-19 has impacted, and will likely continue to impact, the willingness of persons to seek medical care at healthcare facilities for non-urgent issues. Further, the COVID-19 pandemic might adversely impact the business of our MOB tenants by causing a decline in the number of patients seeking treatment, by disrupting or delaying production and delivery of medical supplies such as necessary pharmaceuticals (including due to a diversion of resources and priorities toward the treatment of COVID-19) or by causing staffing shortages, which would disrupt property operations. The complete or partial closures of, or other operational issues at, one or more of our properties resulting from government action or directives may intensify the risk of rent deferrals or non-payment of contractual obligations by our tenants or operators.
Further, certain of our tenants or our third-party operators may not be eligible for or may not be successful in securing stimulus funds under government stimulus programs which may impact their ability to pay their obligations including any obligations to us. We received $3.6 million under a government program during the year ended December 31, 2020 related to four of our properties. Subsequent to December 31, 2020, we received an additional $5.1 million in funding through the CARES Act. There can be no assurance that we will be able to qualify for, or receive, funds under this or any other governmental program established in response to COVID-19.
As a result of these and other factors, tenants or operators that experience deteriorating financial conditions as a result of the outbreak of COVID-19 have been, or may, in the future be, unwilling or unable to pay us in full or on a timely basis due to bankruptcy, lack of liquidity, lack of funding, operational failures, or for other reasons. We reported cash collections of nearly 100% for the MOB and triple-net leased healthcare facilities segments, respectively, for the year ended December 31, 2020 as of February 15, 2021. However, the impact of the COVID-19 pandemic on our tenants and operators and thus our ability to collect rents in future periods cannot be determined as present and the amount of cash rent collected during 2020 may not be indicative of any future period. In addition, there is no assurance that we will be able to collect the cash rent that is due in the future months including the deferred 2020 rent amounts due in 2021 under the deferral agreements we have entered into with our tenants.
The impact on our tenants and operators in our SHOP segment cannot be determined at present. We may face defaults and additional requests for rent deferrals or abatements or other allowances particularly if our tenants continue to experience financial distress and increased operating costs or if healthcare facilities and SHOPs continue to experience downward pressures on occupancy and increased costs. Furthermore, if we declare any tenants in default for non-payment of rent or other potential breaches of their leases with us, we might not be able to recover and may experience delays and additional costs in enforcing our rights as landlord to recover amounts due to us. Our ability to recover amounts under the terms of our leases may also be restricted or delayed as a result of any federal, state or local restrictions on tenant evictions for failure to make contractual rent payments, which may result in higher reserves for bad debt. If any of our tenants, any guarantor of a tenant’s lease obligations or an operator, files for bankruptcy, we could be further adversely affected due to loss of revenue and a decline in income produced by the property or properties operated by the third-party operator.
In addition to the impacts on us, our tenants and operators described above, the COVID-19 pandemic has also impacted us in other ways and enhanced certain risks that could have a significant adverse effect on our business, financial condition and results of operations and our ability to pay dividends (including dividends on our Series A Preferred Stock) and other distributions to our stockholders including:
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difficulty accessing debt and equity capital on favorable terms, or at all, if global financial markets become disrupted or unstable or credit conditions deteriorate;

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disruption and instability in financial markets or deteriorations in credit and financing conditions could have an impact on the overall amount of capital being invested in real estate and could result in price or value decreases for real estate assets, which could negatively impact the value of our assets and may result in future acquisitions generating lower overall economic returns;

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the volatility in stock markets caused by the COVID-19 pandemic and its effects on the trading price of our Series A Preferred Stock and the value of our common stock which could dilute our common stockholders’ interest in us if we sell additional shares of common stock (or securities convertible into common stock) at prices less than the prices our common stockholders paid for their shares;

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limiting the number of properties we may seek to acquire due to capital availability;

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that planned dispositions may not occur within the expected timeframe or at all because of buyer terminations or withdrawals related to the pandemic, capital constraints or other factors relating to the pandemic, including closing conditions that are dependent on the occurrence of events linked to the pandemic;

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following an amendment to our Credit Facility in August 2020, among other things, and we must use all of the net cash proceeds from any capital event (such as an asset sale, financing or equity issuance, including this offering) to prepay amounts outstanding under the Revolving Credit Facility, but we may reborrow these amounts subject to certain conditions;

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our ability to maintain sufficient availability under our Credit Facility to fund the purchase of properties and meet other capital requirements which may be adversely affected to the extent the decreases in cash rent collected from our tenants and income from our operators cause a decrease in availability of future borrowings under our Credit Facility;

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if we are unable to comply with financial covenants and other obligations under our Credit Facility and other debt agreements we could default under those agreements which could potentially result in an acceleration of our indebtedness and foreclosure on our properties and could otherwise negatively impact our liquidity;

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we have recognized impairment charges on our assets;

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one or more counterparties to our derivative financial instruments could default on their obligations to us increasing the risk that we may not realize the benefits of utilizing these instruments;

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we may be required to record reserves on previously accrued amounts in cases where it is subsequently concluded that collection is not probable;

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tenants and operators may be subject to lawsuits related to COVID-19 outbreaks that may occur at our properties and insurance coverage may not be sufficient to cover any potential losses further straining their financial condition;

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difficulty in repositioning properties where we or our tenants or operators have terminated or do not renew the leases or management agreements with another tenant or operator may be exacerbated by the COVID-19 pandemic, as new operators or tenants may not be willing to take on the increased exposure, especially while active cases are occurring;

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difficulties completing capital improvements at our properties on a timely basis, on budget or at all, could affect the value of our properties;

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difficulty insuring business continuity in the event our Advisor’s continuity of operations plan is not effective or is improperly implemented or deployed during a disruption;

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increased operating risks resulting from changes to our Advisor’s operations and remote work arrangements, including the potential effects on our financial reporting systems and internal controls and procedures, cybersecurity risks and increased vulnerability to security breaches, information technology disruptions and other similar events;

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increased operating risks resulting from changes to operations of our third-party operators, including their personnel, which may adversely impact the services provided by our third-party operators with respect to our SHOPs; and

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complying with REIT requirements during a period of reduced cash flow could cause us to liquidate otherwise attractive investments or borrow funds on unfavorable conditions.

The extent to which the COVID-19 pandemic, or a future pandemic, impacts our operations and those of our third-party operators will depend on future developments, including the scope, severity and duration of the pandemic, one or more resurgences of the virus which could result in further government restrictions, the efficacy of available vaccines or other remedies developed, the efficacy of on-going efforts to distribute and administer available vaccines, the actions taken to contain the pandemic or mitigate its impact and the direct and indirect economic effects of the pandemic and containment measures, among others, which are highly uncertain and cannot be predicted with confidence but could be material. The situation is rapidly changing and additional impacts to the business may arise that we are not aware of currently. The rapid development and fluidity of this situation precludes any prediction as to the full adverse impact of the COVID-19 pandemic, but a prolonged or resurgent outbreak as well as related mitigation efforts could continue to have a material impact on our revenues and could materially and adversely affect our business, results of operations and financial condition. Moreover, many risk factors set forth in this “Risk Factor” section should be interpreted as heightened risks as a result of the COVID-19 pandemic.
If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases.
Any of our tenants, or any guarantor of a tenant’s lease obligations, could become insolvent or be subject to a bankruptcy proceeding pursuant to Title 11 of the United States Code. For example, during 2019, a guarantor of certain of the lease obligations of prior tenants (collectively, the “LaSalle Tenant”) at four triple-net leased properties in Texas (collectively, the “LaSalle Properties”) filed for chapter 11 bankruptcy. As of December 31, 2020, the prior tenants at the LaSalle Properties remain in default of the forbearance agreement and owes us $12.7 million of rent, property taxes, late fees, and interest receivable thereunder. We have the entire receivable balance, including any monetary damages, and related income from the LaSalle Properties fully reserved as of December 31, 2020 and 2019. A bankruptcy filing of our tenants or any guarantor of a tenant’s lease obligations would result in a stay of all efforts by us to collect pre-bankruptcy debts from these entities or their assets, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be required to be paid currently. If a lease is assumed by the tenant, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would only have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid as of the date of the bankruptcy filing (post-bankruptcy rent would be payable in full). This claim could be paid only if funds were available, and then only in the same percentage as that realized on other unsecured claims.
A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. A tenant or lease guarantor bankruptcy could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for dividends and other distributions to our stockholders. In the event of a bankruptcy, there is no assurance that the debtor in possession or the bankruptcy trustee will assume the lease.

A sale-leaseback transaction may be recharacterized in a tenant’s bankruptcy proceeding.
We may enter into sale-leaseback transactions, where we purchase a property and then lease the same property back to the seller, who becomes our tenant as part of the transaction. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be recharacterized as either a financing or a joint venture, and either type of recharacterization could adversely affect our business. If the sale-leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If this plan were confirmed by the bankruptcy court, we would be bound by the new terms. If the sale-leaseback were recharacterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow.
Our results of operations have been, and may continue to be, adversely impacted by our inability to collect rent from tenants.
Tenants at certain properties in our triple-net leased healthcare facilities segment have been in default under their leases to us, and our results of operations have been adversely impacted by our inability to collect rent from these tenants. There can be no assurance that we will be able to collect rent from these or other tenants in the future. Further, we incurred $2.7 million of bad debt expense, including straight-line rent write-offs, related to tenants in default under their leases to us during the year ended December 31, 2020. These amounts primarily relate to former tenants at two of our properties in Florida (collectively the “NuVista Tenant”).
Further, even if we replace tenants in default to us in a manner that will allow us to transition the properties leased to those tenants to our SHOP segment, there can be no assurance this strategy will be successful and we may be more exposed to changes in property operating expenses. There also can be no assurance that we will be able to replace these tenants on a timely basis, or at all, and our results of operations may therefore continue to be adversely impacted by bad debt expenses related to our inability to collect rent from defaulting tenants. Transitions will also increase our exposure to risks associated with operating in this structure.
Our tenants or operators that experience deteriorating financial conditions as a result of the outbreak of COVID-19 have been, or may, in the future be, unwilling or unable to pay us in full or on a timely basis due to bankruptcy, lack of liquidity, lack of funding, operational failures, or for other reasons. There is no assurance we will continue to collect at the current rates. The impact of the COVID-19 pandemic on our tenants and operators and thus our ability to collect rents in future periods cannot be determined as present and the amount of cash rent collected during 2020 may not be indicative of any future period. In addition, there is no assurance that we will be able to collect the cash rent that is due in the future months including the deferred 2020 rent amounts due in 2021 under the deferral agreements we have entered into with our tenants.
Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market.
Our operating results and the value of our properties are subject to risks, including:
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changes in national and market-specific economic conditions;

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changes in supply of or demand for competing properties in the relevant market area;

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changes in interest rates and availability of financing on favorable terms;

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changes in tax, real estate, environmental and zoning laws;

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periods of high interest rates and tight money supply; and

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the possibility that one or more of our tenants will not pay their rental obligations.

Properties may have vacancies for a significant period of time.
A property may have vacancies either due to the continued default of tenants under their leases or the expiration of leases. If vacancies continue for a long period of time, our revenues and net income will be adversely impacted. In addition, the value of a property depends principally upon the value of the cash flow generated by the properties. Prolonged vacancies reduce our cash flow.
We obtain only limited warranties when we purchase a property and therefore have only limited recourse if our due diligence did not identify any issues that lower the value of our property.
We have acquired and may continue to acquire properties in “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all our invested capital in the property as well as the loss of rental income from that property if a situation or loss occurs after the fact for which we have limited or no remedy.
Our properties and tenants may be unable to compete successfully.
The properties we have acquired and will acquire may face competition from nearby hospitals, senior housing properties and other medical office buildings and medical facilities that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our properties. Similarly, our tenants face competition from other medical practices in nearby hospitals and other medical facilities. Additionally, the introduction and explosion of new stakeholders competing with traditional providers in the healthcare market, including companies such as telemedicine, telehealth and mhealth, are disrupting the healthcare industry. Our tenants’ failure to compete successfully with these other practices and providers could adversely affect their ability to make rental payments, which could adversely affect our rental revenues.
Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect the ability of our tenants to make rental payments.
We may be unable to secure funds for future tenant improvements or capital needs.
To attract new replacement tenants, or in some cases to secure renewal of a lease, we may expend substantial funds for tenant improvements and refurbishments. In addition, we are typically responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops, even if our leases with tenants may require tenants to pay routine property maintenance costs. If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from sources beyond our cash flow from operations, such as borrowings, property sales or future equity offerings to fund these capital requirements. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, we may not be able to lease or re-lease space on attractive terms, if at all.
We have acquired or financed, and may continue to acquire or finance, properties with lock-out provisions which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.
Lock-out provisions, such as the provisions contained in certain mortgage loans we have entered into, could materially restrict our ability to sell or otherwise dispose of properties or refinance indebtedness, including by requiring the payment of a yield maintenance premium in connection with the required prepayment of principal upon a sale, disposition, or refinancing. Lock-out provisions may also prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could also impair our ability to take other actions during the lock-out period that may otherwise be in the best interests of our stockholders. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control.
Rising expenses could reduce cash flow.
The properties that we own or may acquire are subject to operating risks, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. Properties may be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. We may not be able to negotiate leases on a triple-net basis or on a basis requiring the tenants to pay all or some of such expenses, in which event we may have to pay those costs. If we are unable to lease properties on a triple-net basis or on a basis requiring the tenants to pay all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs.
Damage from catastrophic weather and other natural events and climate change could result in losses to us.
Certain of our properties are located in areas that may experience catastrophic weather and other natural events from time to time, including hurricanes or other severe weather, flooding, fires, snow or ice storms, windstorms or, earthquakes. These adverse weather and natural events could cause substantial damages or losses to our properties which could exceed our insurance coverage. In the event of a loss in excess of insured limits, we could lose our capital invested in the affected property, as well as anticipated future revenue from that property. We could also continue to be obligated to repay any mortgage indebtedness or other obligations related to the property.
To the extent that significant changes in the climate occur, we may experience extreme weather and changes in precipitation and temperature and rising sea levels, all of which may result in physical damage to or a decrease in demand for properties located in these areas or affected by these conditions. The impact of climate change may be material in nature, including destruction of our properties, or occur for lengthy periods of time.
In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of our existing properties or to protect them from the consequence of climate change.
We may suffer uninsured losses relating to real property or have to pay expensive premiums for insurance coverage.
Our general liability coverage, property insurance coverage and umbrella liability coverage on all our properties may not be adequate to insure against liability claims and provide for the costs of defense. Similarly, we may not have adequate coverage against the risk of direct physical damage or to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property. Moreover, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with such catastrophic events could sharply increase the premiums we pay for coverage against property and casualty claims.
This risk is particularly relevant with respect to potential acts of terrorism. The Terrorism Risk Insurance Act of 2002 (the “TRIA”), under which the U.S. federal government bears a significant portion of insured losses caused by terrorism, will expire on December 31, 2027, and there can be no assurance that Congress will act to renew or replace the TRIA following its expiration. In the event that the TRIA is not renewed or replaced, terrorism insurance may become difficult or impossible to obtain at reasonable costs or at all, which may result in adverse impacts and additional costs to us.
Changes in the cost or availability of insurance due to the non-renewal of the TRIA or for other reasons could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in less cash flow.
Additionally, mortgage lenders insist in some cases that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Accordingly, to the extent terrorism risk insurance policies are not available at reasonable costs, if at all, our ability to finance or refinance indebtedness secured by our properties could be impaired. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for the losses.
Terrorist attacks and other acts of violence, civilian unrest or war may affect the markets in which we operate our business and our profitability.
We own properties in densely populated areas that are susceptible to terrorist attack. Because our properties are generally open to the public, they are exposed to a number of incidents that may take place within their premises and that are beyond our control or ability to prevent, which may harm our tenants, operators or visitors. If an act of terror, a mass shooting or other violence were to occur, we may lose tenants or be forced to close one or more of our properties for some time. If any of these incidents were to occur, the relevant property could face material damage to its image and the revenue generated therefrom. In addition, we may be exposed to civil liability and be required to indemnify the victims, and our insurance premiums could rise, any of which could adversely affect us.
In addition, any kind of terrorist activity or violent criminal acts, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could have a negative effect on our business and the value of our properties. More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the worldwide financial markets and economy, including demand for properties and availability of financing. Increased economic volatility could adversely affect our tenants’ abilities to conduct their operations profitably or our ability to borrow money or issue capital stock at acceptable prices.
Real estate-related taxes may increase and these increases may not be passed on to tenants.
From time to time our property taxes increase as property values or assessment rates change or for other reasons. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. There is no assurance that leases will be negotiated on a basis that passes such taxes on to the tenant.
Properties may be subject to restrictions on their use that affect our ability to operate a property.
Some of our properties are contiguous to other parcels of real property, comprising part of the same commercial center. In connection with such properties, there are significant covenants, conditions and restrictions restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with covenants, conditions and restrictions may adversely affect our operating costs and reduce the amount of cash flow that we generate.
Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.
We have acquired and developed, and may in the future acquire and develop, properties upon which we will construct improvements. In connection with our development activities, we are subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities or community groups and our builder or partner’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. Performance also may be affected or delayed by conditions beyond our control. For example, we experienced substantial delays and incurred significant additional costs associated with our development property in Jupiter, Florida and would be exposed to the risks in connection with any other properties we develop. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. If a builder or development partner fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance, but there can be no assurance any legal action would be successful. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.
We compete with third parties in acquiring properties and other investments and attracting credit worthy tenants.
We compete with many other entities engaged in real estate investment activities, including individuals, corporations, private investment funds, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. These entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Increased demand for assets will likely increase acquisition prices.
We also compete with other comparable properties for tenants, which impacts our ability to rent space and the amount of rent charged. We could be adversely affected if additional competitive properties are built in locations near our properties, causing increased competition for creditworthy tenants. This could result in decreased cash flow from our properties and may require us to make capital improvements to properties that we would not have otherwise made, further impacting property cash flows.
Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.
We are subject to various federal, state and local laws and regulations that (a) regulate certain activities and operations that may have environmental or health and safety effects, such as the management, generation, release or disposal of regulated materials, substances or wastes, (b) impose liability for the costs of cleaning up, and damages to natural resources from, past spills, waste disposals on and off-site, or other releases of hazardous materials or regulated substances, and (c) regulate workplace safety. Compliance with these laws and regulations could increase our operational costs. Violation of these laws may subject us to significant fines, penalties or disposal costs, which could negatively impact our results of operations, financial position and cash flows. Under various federal, state and local environmental laws (including those of foreign jurisdictions), a current or previous owner or operator of currently or formerly owned, leased or operated real property may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. The costs of removing or remediating could be substantial. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Certain environmental laws and common law principles could be used to impose liability for release of, and exposure to, hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project. Accordingly, we may incur significant costs to defend against claims of liability, to comply with environmental regulatory requirements, to remediate any contaminated property, or to pay personal injury claims.
Moreover, environmental laws also may impose liens on property or other restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or our Property Manager and its assignees from operating such properties.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations or the discovery of currently unknown conditions or non-compliances may impose material liability under environmental laws.
If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.
In some instances, we may sell our properties by providing financing to purchasers. If we do so, we will bear the risk that the purchaser may default on its debt, requiring us to seek remedies, a process which may be time-consuming and costly. Further, the borrower may have defenses that could limit or eliminate our remedies. In addition, even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.
We assume additional operational risks and are subject to additional regulation and liability because we depend on eligible independent contractors to manage some of our facilities.
In our SHOP segment, we invest in SHOPs using a structure permitted under the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”). Under RIDEA, we may lease certain types of healthcare facilities that we own or partially own to a taxable REIT subsidiary (“TRS”), provided that our TRS hires an independent qualifying management company to operate the facility. Under this structure, the independent qualifying management company, which we also refer to as an operator, receives a management fee from our TRS for operating the facility as an independent contractor. As the owner of the facility, we assume most of the operational risk because we lease our facility to our own partially- or wholly-owned subsidiary rather than a third-party operator. We are therefore responsible for any operating deficits incurred by the facility. As of December 31, 2020, we had seven eligible independent contractors operating 59 SHOPs (not including two land parcels). Some of these properties were recently transitioned from our triple-net leased facilities segment to our SHOP segment. We may in the future, transition other triple-net leased facilities, which may or may not be experiencing declining performance, to third-party managed facilities under this structure, in connection with which they would also transition from our triple-net leased healthcare facilities segment to our SHOP segment. There can be no assurance these transitions will improve performance of the properties, and they will also increase our exposure to risks associated with operating in this structure.
The income we generate from SHOPs is subject to a number of operational risks including fluctuations in occupancy levels and resident fee levels, increases in the cost of food, materials, energy, labor (as a result of unionization or otherwise) or other services, rent control regulations, national and regional economic conditions, the imposition of new or increased taxes, capital expenditure requirements, professional and general liability claims, and the availability and cost of professional and general liability insurance. As noted herein, we have experienced declines in occupancy at our SHOPs during 2020 that may continue in 2021. Although we have various rights as the property owner under our management agreements, we rely on the personnel, expertise, technical resources and information systems, proprietary information, good faith and judgment of our operators to set appropriate resident fees, provide accurate property-level financial results for our properties in a timely manner and to otherwise operate our SHOPs in compliance with the terms of our management agreements and all applicable laws and regulations. We also depend on our operators to attract and retain skilled management personnel who are responsible for the day-to-day operations of our SHOPs. A shortage of nurses or other trained personnel or general inflationary pressures may force the operator to enhance pay and benefit packages to compete effectively for personnel, but it may not be able to offset these added costs by increasing the rates charged to residents. Any increase in labor costs and other property operating expenses, any failure to attract and retain qualified personnel, or significant changes in the operator’s senior management or equity ownership could adversely affect the income we receive from our SHOPs.
The operator, which is our TRS when we use this type of lease structure, of a healthcare facility is generally required to be the holder of the applicable healthcare license. Any delay in obtaining the license, or failure to obtain one at all, could result in a delay or an inability to collect a significant portion of our revenue on the applicable property. Furthermore, this licensing requirement subjects us (through our ownership interest in our TRS) to various regulatory laws, including those described herein. Most states regulate and inspect healthcare facility operations, patient care, construction and the safety of the physical environment. If one or more of our healthcare real estate facilities fails to comply with applicable laws, our TRS, if it holds the healthcare license and is the entity enrolled in government health care programs, would be subject to penalties including loss or suspension of license, certification or accreditation, exclusion from government healthcare programs (i.e., Medicare, Medicaid), administrative sanctions, civil monetary penalties, and in certain instances, criminal penalties. Additionally, when we receive individually identifiable health information relating to residents of our TRS-operated healthcare facilities, we are subject to federal and state data privacy and confidentiality laws and rules, and could be subject to liability in the event of an audit, complaint, or data breach. Furthermore, to the extent our TRS holds the healthcare license, it could have exposure to professional liability claims arising out of an alleged breach of the applicable standard of care rules.
Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.
We have made investments in certain assets through joint ventures and may continue to enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) in the future. In such event, we may not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third-party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. These investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers or directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.
We may incur costs associated with complying with the Americans with Disabilities Act.
Our properties are subject to the Americans with Disabilities Act of 1990 (the “Disabilities Act”). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. A determination that our properties do not comply with the Disabilities Act could result in liability for both governmental fines and damages. If we are required to make unanticipated major modifications to any of our properties to comply with the Disabilities Act which are determined not to be the responsibility of our tenants, we could incur unanticipated expenses that could have an adverse impact upon our cash flow.
Net leases may not result in fair market lease rates over time.
Some of our rental income is generated by net leases, which generally provide the tenant greater discretion in using the leased property than ordinary property leases, such as the right to freely sublease the property, to make alterations in the leased premises and to terminate the lease prior to its expiration under specified circumstances. Furthermore, net leases typically have longer lease terms and, thus, there is an increased risk that contractual rental increases in future years will fail to result in fair market rental rates during those years. Moreover, inflation could erode the value of long-term leases that do not contain indexed escalation provisions.

We may be unable to renew leases or re-lease space as leases expire.
We may be unable to renew expiring leases on terms and conditions that are as, or more, favorable as the terms and conditions of the expiring leases. In addition, vacancies may occur at one or more of our properties due to a default by a tenant on its lease or expiration of a lease. Healthcare facilities in general and MOBs in particular tend to be specifically suited for the particular needs of their tenants and major renovations and expenditures may be required in order for us to re-lease vacant space. Vacancies may reduce the value of a property as a result of reduced cash flow generated by the property.
Our properties have been and may continue to be subject to impairment charges.
We periodically evaluate our real estate investments for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and legal structure. For example, the early termination of, or default under, a lease by a major tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of the property. Impairment charges also indicate a potential permanent adverse change in the fundamental operating characteristics of the impaired property. There is no assurance that these adverse changes will be reversed in the future and the decline in the impaired property’s value could be permanent. We have incurred impairment charges, which have an immediate direct impact on our earnings, including $36.4 million, during the year ended December 31, 2020. There can be no assurance that we will not take additional charges in the future. Any future impairment could have a material adverse effect on our results in the period in which the charge is taken.
Our real estate investments are relatively illiquid, and therefore we may not be able to dispose of properties when we desire to do so or on favorable terms.
Investments in real properties are relatively illiquid. We may not be able to quickly alter our portfolio or generate capital by selling properties. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. If we need or desire to sell a property or properties, we cannot predict whether we will be able to do so at a price or on the terms and conditions acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Further, we may be required to invest monies to correct defects or to make improvements before a property can be sold. We can make no assurance that we will have funds available to correct these defects or to make these improvements. Moreover, in acquiring a property or incurring debt securing a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These types of provisions restrict our ability to sell a property.
In addition, applicable provisions of the Code impose restrictions on the ability of a REIT to dispose of properties that are not applicable to other types of real estate companies. Thus, we may be unable to realize our investment objectives by selling or otherwise disposing of a property, or refinancing debt secured by the property, at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy.
Risks Related to the Healthcare Industry
Our real estate investments are concentrated in healthcare-related facilities, and we may be negatively impacted by adverse trends in the healthcare industry.
We own and seek to acquire a diversified portfolio of healthcare-related assets including MOBs, SHOPs and other healthcare-related facilities. We are subject to risks inherent in concentrating investments in real estate and, in particular, healthcare-related assets. A downturn in the commercial real estate industry generally could significantly adversely affect the value of our properties. A downturn in the healthcare industry could particularly negatively affect our lessees’ ability to make lease payments to us and our ability to pay dividends and other distributions to our stockholders. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or if our portfolio did not include a concentration in healthcare-related assets.

Furthermore, the healthcare industry currently is experiencing rapid regulatory changes and uncertainty; changes in the demand for and methods of delivering healthcare services; changes in third-party reimbursement policies; significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas; expansion of insurance providers into patient care; continuing pressure by private and governmental payors to reduce payments to providers of services; and increased scrutiny of billing, referral and other practices by federal and state authorities. These factors may adversely affect the economic performance of some or all of our tenants and, in turn, our revenues and cash flows.
Certain of our properties may not have efficient alternative uses, so the loss of a tenant may cause us to not be able to find a replacement or cause us to spend considerable capital to adapt the property to an alternative use.
Some of our properties and the properties we will seek to acquire are healthcare-related assets that may only be suitable for similar healthcare-related tenants. If we or our tenants terminate the leases for these properties or our tenants lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses.
The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.
The healthcare industry is heavily regulated by federal, state and local governmental bodies. Our tenants generally are subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, relationships with physicians and other referral sources, and the privacy and security of patient health information. Changes in these laws and regulations could negatively affect the ability of our tenants to make lease payments to us. In some states, healthcare facilities are subject to various state CON laws requiring governmental approval prior to the development or expansion of healthcare facilities and services. The approval process in these states generally requires a facility to demonstrate the need for additional or expanded healthcare facilities or services. CONs, where applicable, can also be conditions to regulatory approval of changes in ownership or control of licensed facilities, addition of beds, investment in major capital equipment, introduction of new services, termination of services previously approved through the CON process and other control or operational changes. Many of our medical facilities and their tenants may require a license or CON to operate. Failure to obtain a license or CON, or loss of a required license or CON, would prevent a facility from operating in the manner intended by the tenant and may restrict an operator’s ability to expand properties and grow the operator’s business in certain circumstances, which could have an adverse effect on the operator’s or tenant’s revenues, and in turn, negatively impact their ability to make rental payments under, and otherwise comply with the terms of their leases with us. State CON laws are not uniform throughout the United States and are subject to change. We cannot predict the impact of state CON laws on our improvement of medical facilities or the operations of our tenants. In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect the ability of our tenants to make rental payments to us. In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require new CON authorization to re-institute operations.
Furthermore, uncertainty surrounding the implementation of the Affordable Care Act may adversely affect our operators. As the primary vehicle for comprehensive healthcare reform in the United States, the Affordable Care Act was designed to reduce the number of individuals in the United States without health insurance and change the ways in which healthcare is organized, delivered and reimbursed. The Affordable Care Act has faced ongoing legal challenges, including litigation seeking to invalidate some or all of the law or the manner in which it has been interpreted. The legal challenges and legislative initiatives to roll back the Affordable Care Act continues and the outcomes are uncertain. On March 2, 2020, the Supreme Court granted a petition of certiorari and heard arguments in November 2020. If an injunction or a final judgment is made which declares the Affordable Care Act unconstitutional, states may not have to comply with its requirements, which could impact health insurance coverage for individuals. The regulatory uncertainty and the potential impact on our tenants and operators could have an adverse material effect on their ability to satisfy their contractual obligations. Further, we are unable to predict the scope of future federal, state and local regulations and legislation, including Medicare and Medicaid statutes and regulations or judicial decisions, or the intensity of enforcement efforts with respect to such regulations and legislation, and any changes in the regulatory or judicial framework may have a material adverse effect on our tenants, which, in turn, could have a material adverse effect on us.
The expansion in health insurance coverage under the Affordable Care Act is likely going to continue to erode in 2020 as cuts in advertising and outreach during the marketplace open-enrollment periods, shorter open enrollment periods, and other changes have left many Americans uncertain about their ability to access and be eligible for coverage. Additionally, the repeal of the individual mandate penalty included in the Tax Cuts and Jobs Act of 2017 (the “TCJA”), recent actions to increase the availability of insurance policies that do not include Affordable Care Act minimum benefit standards, and support for Medicaid work requirements will likely impact the market. Accordingly, current and future payments under federal and state healthcare programs may not be sufficient to sustain a facility’s operations, which could adversely affect its ability to satisfy its contractual obligations, including making rental payments under, and otherwise complying with the terms of, the facility’s leases and other agreements with us.
The Affordable Care Act includes program integrity provisions that both create new authorities and expand existing authorities for federal and state governments to address fraud, waste and abuse in federal health programs. In addition, the Affordable Care Act expands reporting requirements and responsibilities related to facility ownership and management, patient safety and care quality. In the ordinary course of their businesses, our operators may be regularly subjected to inquiries, investigations and audits by federal and state agencies that oversee these laws and regulations. If they do not comply with the additional reporting requirements and responsibilities, the ability of our operators to participate in federal health programs may be adversely affected. Moreover, there may be other aspects of the comprehensive healthcare reform legislation for which regulations have not yet been adopted, which, depending on how they are implemented, could materially and adversely affect our operators.
The Affordable Care Act also requires the reporting and return of overpayments. Healthcare providers that fail to report and return an overpayment could face potential liability under the False Claims Act (“FCA”) and the Civil Monetary Penalties Law (“CMPL”) and exclusion from federal healthcare programs. Accordingly, if our operators fail to comply with the Affordable Care Act’s requirements, they may be subject to significant monetary penalties and excluded from participation in Medicare and Medicaid, which could materially and adversely affect their ability to pay rent and satisfy other financial obligations to us.
Reductions or changes in reimbursement from third-party payors, including Medicare and Medicaid, or delays in receiving these reimbursements, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.
Our tenants may receive payments from the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs have intensified in recent years and will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. The Medicare and Medicaid programs have adopted a variety of initiatives which have been incorporated and expanded by private insurance carriers, including health maintenance organizations and other health plans, to extract greater discounts and impose more stringent cost controls upon healthcare provider operations. Examples include, but are not limited to, changes in reimbursement rates and methodologies, such as bundled payments, capitation payments and discounted fee structures. As a result, our tenants and operators may face significant limits on the reimbursed and on reimbursement rates and fees. All of these changes could impact the ability of our operators and tenants to pay rent or other obligations to us. In addition, operators and tenants in certain states have experienced delays; some of which are, have been, and may be late in receiving reimbursements, which have adversely affected their ability to make rent payments to us. Further, failure of any of our operators or tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government-sponsored payment programs.

The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. Coverage expansions under the Affordable Care Act through the Medicaid expansion and health insurance exchanges may be scaled back or eliminated in the future due to ongoing legal challenges and the future status of the Affordable Care Act is unknown. We cannot ensure that of our operators or tenants who currently depend on governmental or private payer reimbursement will be adequately reimbursed for the services they provide.
Any slowdown in the United States economy can negatively affect state budgets, thereby putting pressure on states to decrease spending on state programs including Medicaid. The need to control Medicaid expenditures may be exacerbated by the potential for increased enrollment in state Medicaid programs due to unemployment and declines in family incomes. Historically, some states have attempted to reduce Medicaid spending by limiting benefits and tightening Medicaid eligibility requirements. Potential reductions to Medicaid program spending in response to state budgetary pressures could negatively impact the ability of our tenants and operators to successfully operate their businesses.
Our tenants and operators may continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, and general industry trends that include pressures to control healthcare costs. In addition, some of our tenants may be subject to value-based purchasing programs, which base reimbursement on the quality and efficiency of care provided by facilities and require the public reporting of quality data and preventable adverse events to receive full reimbursement. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. The Medicare Access and CHIP Reauthorization Act of 2015 (“MACRA”) has also established a new payment framework, which modified certain Medicare payments to eligible clinicians, representing a fundamental change to physician reimbursement. These changes could have a material adverse effect on the financial condition of some or all of our tenants in our properties. The financial impact on our tenants and operators could restrict their ability to make rent payments to us.
Required regulatory approvals can delay or prohibit transfers of our healthcare facilities.
Transfers of healthcare facilities to successor tenants or operators are typically subject to regulatory approvals or ratifications, including, but not limited to, change of ownership approvals, zoning approvals, and Medicare and Medicaid provider arrangements that are either not required, or enjoy reduced requirements, in connection with transfers of other types of commercial operations and other types of real estate. The replacement of any tenant or operator could be delayed by the regulatory approval process of any federal, state or local government agency necessary for the transfer of the facility or the replacement of the operator licensed to manage the facility. If we are unable to find a suitable replacement tenant or operator upon favorable terms, or at all, we may take possession of a facility, which could expose us to successor liability, require us to indemnify subsequent operators to whom we transfer the operating rights and licenses, or require us to spend substantial time and funds to preserve the value of the property and adapt the facility to another use. Furthermore, transitioning to a new tenant or operator could cause disruptions at the operations of the properties and, if there is a delay in the new tenant or operator obtaining its Medicare license, delays in our ability to receive reimbursements from Medicare.
A reduction in Medicare payment rates for skilled nursing facilities may have an adverse effect on the Medicare reimbursements received by certain of our tenants.
Several government initiatives have resulted in reductions in funding of the Medicare and Medicaid programs and additional changes in reimbursement regulations by the Centers for Medicare & Medicaid Services (“CMS”), contributing to enhanced pressure to contain healthcare costs and additional operational requirements, which has impacted the ability of our tenants and operators to make rent payments to us. The Medicare and Medicaid programs have adopted a variety of initiatives which have been incorporated and expanded by private insurance carriers, including health maintenance organizations and other health plans, to extract greater discounts and impose more stringent cost controls upon healthcare provider operations. As a result, our tenants and operators may face reductions in reimbursement rates and fees. Operators in certain states have experienced delays in receiving reimbursements, which has adversely affected their ability to make rent payments to us. Similar delays, or reductions in reimbursements, may continue to impose financial and operational challenges for our tenants and operators, which may affect their ability to make contractual payments to us.
There have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. We may own and acquire skilled nursing facility assets that rely on revenue from Medicaid or Medicare. Our tenants have and may experience limited increases or reductions in Medicare payments and aspects of certain of these government initiatives, such as further reductions in funding of the Medicare and Medicaid programs, additional changes in reimbursement regulations by CMS, enhanced pressure to contain healthcare costs by Medicare, Medicaid and other payors, and additional operational requirements may adversely affect their ability to make rental payments. For example, CMS is focused on reducing what it considers to be payment errors by identifying, reporting, and implementing actions to reduce payment error vulnerabilities.
In addition, CMS is currently in the midst of transitioning Medicare from traditional fee for service reimbursement models to a capitated system, which means medical providers are given a set fee per patient regardless of treatment required, and value-based and bundled payment approaches, where the government pays a set amount for each beneficiary for a defined period of time, based on that person’s underlying medical needs, rather than based on the actual services provided. Providers and facilities are increasing responsible to care for and be financially responsible for certain populations of patients under the population health models and this shift in patient management paradigm is creating and will continue to create unprecedented challenges for providers and impact their ability to pay rent to us.
Certain of our facilities may be subject to pre- and post-payment reviews and audits by governmental authorities, which could result in recoupments, denials or delay of payments and could adversely affect the profitability of our tenants.
Certain of our facilities may be subject to periodic pre- and post-payment reviews and audits by governmental authorities. If the review or audit shows a facility is not in compliance with federal and state requirements, previous payments to the facility may be recouped and future payments may be denied or delayed. Recoupments, denials or delay of payments could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.
Events that adversely affect the ability of seniors and their families to afford daily resident fees at our SHOPs could cause our occupancy rates and resident fee revenues to decline.
Assisted and independent living services generally are not reimbursable under government reimbursement programs, such as Medicare and Medicaid. Most of the resident fee revenues generated by our SHOPs, therefore, are derived from private pay sources consisting of the income or assets of residents or their family members. The rates for these residents are set by the facilities based on local market conditions and operating costs. In light of the significant expense associated with building new properties and staffing and other costs of providing services, typically only seniors with income or assets that meet or exceed the comparable region median can afford the daily resident and care fees at our SHOPs. A weak economy, depressed housing market or changes in demographics could adversely affect their continued ability to do so. If the operators of our SHOPs are unable to attract and retain seniors that have sufficient income, assets or other resources to pay the fees associated with assisted and independent living services, the occupancy rates, resident fee revenues and results of operations of our SHOPs could decline.
Residents in our SHOPs may terminate leases.
State regulations generally require assisted living communities to have a written lease agreement with each resident that permits the resident to terminate his or her lease for any reason on reasonable notice, unlike typical apartment lease agreements that have initial terms of one year or longer. Due to these lease termination rights and the advanced age of the residents, the resident turnover rate in our SHOPs may be difficult to predict. A large number of resident lease agreements may terminate at or around the same time, and the affected units may remain unoccupied.

Some tenants of our healthcare-related assets must comply with fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.
There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs.
Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws. These laws include the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid; the Federal Physician Self-Referral Prohibition (commonly referred to as the “Stark Law”), which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship; the FCA, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and the CMPL, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.
Each of these laws includes substantial criminal or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments or exclusion from the Medicare and Medicaid programs. Certain laws, such as the FCA, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Individuals have tremendous potential financial gain in bringing whistleblower claims as the FCA statute provides that the individual will receive a portion of the money recouped. Additionally, violations of the FCA can result in treble damages. Significant enforcement activity has been the result of actions brought by these individuals. Additionally, certain states in which the facilities are located also have similar fraud and abuse laws. Federal and state adoption and enforcement of such laws increase the regulatory burden and costs, and potential liability, of healthcare providers. Investigation by a federal or state governmental body for violation of fraud and abuse laws, and these state laws have their own penalties which may be in additional to federal penalties.
Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s business, its reputation, and its ability to operate or to make rent payments. Increased funding for investigation and enforcement efforts, accompanied by an increased pressure to eliminate government waste, has led to a significant increase in the number of investigations and enforcement actions over the past several years, a trend which is not anticipated to decrease considerably.
Tenants of our healthcare-related assets may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to make their rent payments to us.
As is typical in the healthcare industry, certain types of tenants of our healthcare-related assets may often become subject to claims that their services have resulted in patient injury or other adverse effects. The insurance coverage maintained by these tenants may not cover all claims made against them or continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. Recently, there has been an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance may not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s business, operations and ability to pay rent to us.
We may experience adverse effects as a result of potential financial and operational challenges faced by the operators of any seniors housing facilities and skilled nursing facilities we own or acquire.
Operators of any seniors housing facilities and skilled nursing facilities may face operational challenges from potentially reduced revenue streams and increased demands on their existing financial resources. The resources of our skilled nursing operators likely are primarily derived from governmentally funded reimbursement programs, such as Medicare and Medicaid. Accordingly, our facility operators are subject to the potential negative effects of decreased reimbursement rates or other changes in reimbursement policy or programs offered through such reimbursement programs. Their revenue may also be adversely affected as a result of falling occupancy rates or slow lease-ups for assisted and independent living facilities due to various factors, including the ongoing COVID-19 pandemic and its effects and turmoil in the capital debt and real estate markets. In addition, our facility operators may incur additional demands on their existing financial resources as a result of increases in seniors housing facility operator liability, insurance premiums and other operational expenses. The economic deterioration of an operator could cause such operator to file for bankruptcy protection. The bankruptcy or insolvency of an operator may adversely affect the income produced by the property or properties it operates.
The performance and economic condition of our operators may be negatively affected if they fail to comply with various complex federal and state laws that govern a wide array of referrals, relationships and licensure requirements in the senior healthcare industry. The violation of any of these laws or regulations by a seniors housing facility operator may result in the imposition of fines or other penalties that could jeopardize that operator’s ability to make payment obligations to us or to continue operating its facility. In addition, legislative proposals are commonly being introduced or proposed in federal and state legislatures that could affect major changes in the seniors housing sector, either nationally or at the state level. Any such legislation could materially impact our operators in an adverse fashion.
We may change our targeted investments without stockholder consent.
We have acquired and expect to continue to acquire a diversified portfolio of healthcare-related assets including MOBs, SHOPs and other healthcare-related facilities. However, the board may change our investment policies in its sole discretion. We may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, initially anticipated by among other things, increasing our exposure to interest rate risk, default risk and real estate market fluctuations.
If we internalize our management functions, we would be required to pay a transition fee and would not have the right to retain our management or personnel.
We may engage in an internalization transaction and become self-managed in the future. If we internalize our management functions, under the terms of our advisory agreement we would be required to pay a transition fee to our Advisor upon termination of the advisory agreement in connection with an internalization that could be up to 4.5 times the compensation paid to our Advisor in the previous year, plus expenses. We also would not have any right to retain our executive officers or other personnel of our Advisor who currently manage our day-to-day operations. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. These deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments, which could result in litigation and resulting associated costs in connection with the internalization transaction.
We may terminate our advisory agreement in only limited circumstances, which may require payment of a termination fee.
We have limited rights to terminate our Advisor. The initial term of our advisory agreement expires on February 16, 2027, but is automatically renewed upon expiration for consecutive ten-year terms unless notice of termination is provided by either party 365 days in advance of the expiration of the term. Further, we may terminate the agreement only under limited circumstances. In the event of a termination in connection with a change in control of us, we would be required to pay a termination fee that could be up to four times the compensation paid to our Advisor in the previous year, plus expenses. The limited termination rights will make it difficult for us to renegotiate the terms of the advisory agreement or replace our Advisor even if the terms of the advisory agreement are no longer consistent with the terms generally available to externally-managed REITs for similar services.
Our business and operations could suffer if our Advisor or any other party that provides us with services essential to our operations experiences system failures or cyber incidents or a deficiency in cybersecurity.
The internal information technology networks and related systems of our Advisor and other parties that provide us with services essential to our operations (including our tenant operators and other third-party operators of our healthcare facilities) are vulnerable to damage from any number of sources, including computer viruses, unauthorized access, energy blackouts, natural disasters, terrorism, war and telecommunication failures. Any system failure or accident that causes interruptions in our operations could result in a material disruption to our business. We may also incur additional costs to remedy damages caused by these disruptions.
As reliance on technology has increased, so have the risks posed to those systems. Our Advisor and other parties that provide us with services essential to our operations must continuously monitor and develop their networks and information technology to prevent, detect, address and mitigate the risk of unauthorized access, misuse, computer viruses, and social engineering, such as phishing. Our Advisor is continuously working, including with the aid of third-party service providers, to install new, and to upgrade existing, network and information technology systems, to create processes for risk assessment, testing, prioritization, remediation, risk acceptance, and reporting, and to provide awareness training around phishing, malware and other cyber risks to ensure that our Advisor and other parties that provide us with services essential to our operations are protected against cyber risks and security breaches and that we are also therefore so protected. However, these upgrades, processes, new technology and training may not be sufficient to protect us from all risks. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because the techniques and technologies used in attempted attacks and intrusions evolve and generally are not recognized until launched against a target. In some cases, attempted attacks and intrusions are designed not to be detected and, in fact, may not be detected.
The remediation costs and lost revenues experienced by a subject of an intentional cyberattack or other event which results in unauthorized third-party access to systems to disrupt operations, corrupt data or steal confidential information may be significant and significant resources may be required to repair system damage, protect against the threat of future security breaches or to alleviate problems, including reputational harm, loss of revenues and litigation, caused by any breaches. Additionally, any failure to adequately protect against unauthorized or unlawful processing of personal data, or to take appropriate action in cases of infringement may result in significant penalties under privacy law.
Furthermore, a security breach or other significant disruption involving the information technology networks and related systems of our Advisor or any other party that provides us with services essential to our operations could:
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result in misstated financial reports, violations of loan covenants, missed reporting deadlines or missed permitting deadlines;

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affect our ability to properly monitor our compliance with the rules and regulations regarding our qualification as a REIT;

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result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information (including information about our tenant operators and other third-party operators of our healthcare facilities, as well as the patients or residents at those facilities), which others could use to compete against us or for disruptive, destructive or otherwise harmful purposes and outcomes;

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result in our inability to maintain the building systems relied upon by our tenants for the efficient use of their leased space;

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require significant management attention and resources to remedy any damages that result;

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subject us to claims for breach of contract, damages, credits, penalties or termination of leases or other agreements; or

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adversely impact our reputation among our tenants, operators and investors generally.

Although our Advisor and other parties that provide us with services essential to our operations intend to continue to implement industry-standard security measures, there can be no assurance that those measures will be sufficient, and any material adverse effect experienced by our Advisor and other parties that provide us with services essential to our operations could, in turn, have an adverse impact on us.
We depend on our Advisor and Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations and our operating performance may be impacted by any adverse changes in the financial health or reputation of our Advisor.
We have no employees. Personnel and services that we require are provided to us under contracts with our Advisor and its affiliates including our Property Manager. We depend on our Advisor and our Property Manager to manage our operations and acquire and manage certain of our real estate assets. Our Advisor makes all decisions with respect to the management of our company, subject to the supervision of, and any guidelines established by, the board.
Thus, our success depends to a significant degree upon the contributions of our executive officers and other key personnel of our Advisor and its affiliates, including Edward M. Weil, Jr., our chief executive officer, and Jason Doyle, our chief financial officer. Neither our Advisor nor any of its affiliates has an employment agreement with these key personnel and we cannot guarantee that all, or any particular one, of these individuals will remain employed by our Advisor or one of its affiliates and otherwise available to continue to perform services for us. Further, we do not maintain key person life insurance on any person. We believe that our success depends, in large part, upon the ability of our Advisor to hire, retain or contract for services of highly skilled managerial, operational and marketing personnel. Competition for skilled personnel is intense, and there can be no assurance that our Advisor will be successful in attracting and retaining skilled personnel. If our Advisor loses or is unable to obtain the services of key personnel, our Advisor’s ability to manage our business and implement our investment strategies could be delayed or hindered.
Any adverse changes in the financial condition or financial health of, or our relationship with, our Advisor or Property Manager, including any change resulting from an adverse outcome in any litigation could hinder their ability to successfully manage our operations and our portfolio of investments. Additionally, changes in ownership or management practices, the occurrence of adverse events affecting our Advisor or its affiliates or other companies advised by our Advisor or its affiliates could create adverse publicity and adversely affect us and our relationship with lenders, tenants, operators or counterparties.
We may in the future acquire or originate real estate debt or invest in real estate-related securities issued by real estate market participants, which would expose us to additional risks.
We may in the future acquire or originate first mortgage debt loans, mezzanine loans, preferred equity or securitized loans, CMBS, preferred equity and other higher-yielding structured debt and equity investments. Doing so would expose us not only to the risks and uncertainties we are currently exposed to through our direct investments in real estate but also to additional risks and uncertainties attendant to investing in and holding these types of investments, such as:
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risk of defaults by borrowers in paying debt service on outstanding indebtedness and to other impairments of our loans and investments;

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increased competition from entities engaged in mortgage lending and, or investing in our target assets;

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deterioration in the performance of properties securing our investments may cause deterioration in the performance of our investments and, potentially, principal losses to us;

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fluctuations in interest rates and credit spreads could reduce our ability to generate income on our loans and other investments;

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difficulty in redeploying the proceeds from repayments of our existing loans and investments;

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the illiquidity of certain of these investments;

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lack of control over certain of our loans and investments;

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the potential need to foreclose on certain of the loans we originate or acquire, which could result in losses;

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additional risks, including the risks of the securitization process, posed by investments in CMBS and other similar structured finance investments, as well as those we structure, sponsor or arrange;

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use of leverage may create a mismatch with the duration and interest rate of the investments that we are financing;

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risks related to the operating performance or trading price volatility of any publicly-traded and private companies primarily engaged in real estate businesses we invest in; and

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the need to structure, select and more closely monitor our investments such that we continue to maintain our qualification as a REIT and our exemption from registration under the Investment Company Act of 1940, as amended.

Risks Related to our Indebtedness
Our level of indebtedness may increase our business risks.
As of December 31, 2020, we had total outstanding indebtedness of $1.2 billion. We may incur additional indebtedness in the future for various purposes. The amount of our indebtedness could have material adverse consequences for us, including:
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hindering our ability to adjust to changing market, industry or economic conditions;

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limiting our ability to access the capital markets to raise additional equity or debt on favorable terms or at all, whether to refinance maturing debt, to fund acquisitions, to fund dividends and other distributions or for other corporate purposes;

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limiting the amount of free cash flow available for future operations, acquisitions, dividends and other distributions, stock repurchases or other uses; and

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making us more vulnerable to economic or industry downturns, including interest rate increases.

In most instances, we acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge the underlying property as security for that debt to obtain funds to acquire additional real properties or for other corporate purposes. We may also borrow if we need funds to satisfy the REIT tax qualification requirement that we generally distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. We also may borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT.
If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, especially if we acquire the property when it is being developed or under construction, we may use additional borrowings to fund the shortfall. Using debt increases the risk of loss because defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default. For U.S. federal income tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In this event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. In those cases, we will be responsible to the lender for repaying the debt if it is not paid by the entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.
Our Credit Facility contains various covenants that may restrict our ability to take certain actions and may restrict our ability to use our cash and make investments.
Our Credit Facility contains various covenants that may restrict our ability to take certain actions; for example, we may not pay dividends to holders of common stock in cash or make any other cash distributions (including repurchases of shares of our common stock) on our common stock until no earlier than the fiscal quarter ending June 30, 2021. We may, however, pay dividends on the Series A Preferred Stock, or any other preferred stock we may issue and any cash distributions necessary to maintain our status as a REIT. The restrictions on paying cash distributions will no longer apply starting in the quarter no earlier than the fiscal quarter ending June 30, 2021 in which we make an election and, as of the day prior to the commencement of the applicable quarter, we have a combination of cash, cash equivalents and availability for future borrowings under the Revolving Credit Facility totaling at least $100.0 million, giving effect to the aggregate amount of distributions projected to be paid by us during the applicable quarter and our ratio of consolidated total indebtedness to consolidated total asset value (expressed as a percentage) is less than 62.5%. As of December 31, 2020, our ratio of consolidated total indebtedness to consolidated total asset value for these purposes was 61.7%. There can be no assurance as to if, or when, we will be able to satisfy these conditions. Moreover, once we are permitted to pay cash distributions on our common stock, we will only be permitted to do so if the aggregate distributions (as defined in the Credit Facility and including dividends on Series A Preferred Stock) for any period of four fiscal quarters do not exceed 95% of Modified FFO (as defined in the Credit Facility) for the same period based only on fiscal quarters after we make the election and begin paying distributions.
Covenants in the Credit Facility which restrict payment of distributions to a threshold based on Modified FFO, require maintenance of a minimum ratio of consolidated total indebtedness to consolidated total asset value and a minimum ratio of adjusted consolidated EBITDA to consolidated fixed charges did not apply for the fiscal quarter ended June 30, 2020. In addition, the lenders waived any defaults or event of defaults under those covenants that may have occurred during the fiscal quarter ended June 30, 2020 as well as any additional default or event of default resulting therefrom prior to August 10, 2020. There can be no assurance our lenders will consent to any amendments or waivers that may become necessary to comply with our Credit Facility in the future.
Covenants in our Credit Facility also require us to maintain a combination of cash, cash equivalents and availability for future borrowings under our Revolving Credit Facility totaling at least $50.0 million. As of December 31, 2020, we had $72.4 million of cash and cash equivalents, and $48.3 million was available for future borrowings under our Revolving Credit Facility. Following the amendment in August 2020, our Credit Facility also restricts our sources of liquidity. Pursuant to an amendment to our Credit Facility in August 2020, certain restrictions and conditions will no longer apply starting in the quarter in which we make an election and, as of the day prior to the commencement of the applicable quarter we have a combination of cash, cash equivalents and availability for future borrowings under the Revolving Credit Facility totaling at least $100.0 million, giving effect to the aggregate amount of distributions projected to be paid by us during the applicable quarter, and our ratio of consolidated total indebtedness to consolidated total asset value (expressed as a percentage) is less than 62.5% (the “Commencement Quarter”). Until the first day of the Commencement Quarter, we must use all of the net cash proceeds from any capital event (such as an asset sale, financing or equity issuance, including this offering) to prepay amounts outstanding under the Revolving Credit Facility. We may reborrow any amounts so repaid if all relevant conditions are met, including sufficient availability for future borrowings. There can be no assurance these conditions will be met.
Even if we are ultimately able to reborrow amounts generated by capital events that are required to be used to prepay the Revolving Credit Facility, there still can be no assurance as to the additional amount we will be able to generate from capital events and therefore availability under our Credit Facility giving effect to any required prepayment. Unencumbered real estate investments, at cost as of December 31, 2020 was $231.5 million, although our recently completed development property in Jupiter, Florida — representing

$53.2 million in real estate investments, at cost is currently subject to a PSA. There can be no assurance as to the amount of liquidity we would be able to generate from adding any of the unencumbered assets we own to the borrowing base of our Credit Facility or pledging them as security for a new mortgage loan. Two of our assets, our recently completed development property in Jupiter, Florida and our skilled nursing facility in Wellington, Florida are under PSA to be sold, for an aggregate contract purchase price of $98.0 million, but these dispositions are subject to conditions. Due to the persistence of the COVID-19 pandemic and other factors beyond our control, there can be no assurance that we will be able to meet these conditions and that these dispositions will be completed on their contemplated terms, or at all. With respect to our skilled nursing facility in Wellington, Florida to be sold for $30.7 million, closing may not occur unless, among other conditions, certain occupancy and revenue levels have been maintained at each property for a period of time. In addition, any capital-raising transaction, to the extent we are able to access the debt or equity capital markets (which is not assured) could be on terms that would not be favorable to us or our stockholders, including high interest rates, in the case of debt, and substantial dilution, in the case of issuing equity or convertible debt securities. This includes any capital we may raise under our “Preferred Stock Equity Line” with B. Riley Principal Capital, LLC (“B. Riley”), pursuant to which we have right from time to time to sell up to an aggregate $15 million of shares of our Series A Preferred Stock to B. Riley until December 31, 2023, on the terms and subject to the conditions set forth in the purchase agreement for the Preferred Stock Equity Line. Our ability to require purchaser under the Preferred Stock Equity Line to purchase shares of our Series A Preferred Stock and obtain funds when requested is limited by the terms and conditions of the preferred stock purchase agreement. There is no guarantee that we will receive all or any portion of the $15.0 million that is available to us under the Preferred Stock Equity Line.
The availability for future borrowings under the Credit Facility is calculated using the adjusted net operating income of the real estate assets comprising the borrowing base, and availability has been, and may continue to be, adversely affected by the decreases in income from our operators that have resulted from the effects of the COVID-19 pandemic and may persist for some time. Our ability to increase the amount of cash we generate from property operations depends on a variety of factors, including the duration and scope of the COVID-19 pandemic and its impact on our tenants and properties, our ability to complete acquisitions of new properties on favorable terms and our ability to improve operations at our existing properties. There can be no assurance that we will complete acquisitions on a timely basis or on favorable terms and conditions, if at all, particularly if we do not have a source of capital available that will allow us to do so. Our ability to improve operations at our existing properties is also subject to a variety of risks and uncertainties, many of which are beyond our control, and there can be no assurance we will be successful in achieving this objective. Because shares of common stock are only offered and sold pursuant to the our distribution reinvestment plan (“DRIP”) in connection with the reinvestment of distributions paid in cash, participants in the DRIP will not be able to reinvest in shares thereunder for so long as we pay distributions in stock instead of cash, so this source of capital will not be available unless and until we are able to resume paying cash distributions on our common stock. There is also no assurance that participation in the DRIP will be maintained at current or higher levels if the DRIP becomes a source of capital in the future.
Other financing arrangements have restrictive covenants.
Other financing arrangements contain provisions that affect or restrict our policies regarding dividends and other distributions and our operations, require us to satisfy financial coverage ratios, and may restrict our ability to, among other things, incur additional indebtedness, make certain investments, replace our Advisor, discontinue insurance coverage, merge with another company, and create, incur or assume liens. These or other limitations may adversely affect our flexibility and our ability to achieve our investment and operating objectives.
Changes in the debt markets could have a material adverse impact on our earnings and financial condition.
The commercial real estate debt markets are subject to volatility, resulting in, from time to time, the tightening of underwriting standards by lenders and credit rating agencies and reductions in the availability of financing. For example, the COVID-19 pandemic has adversely affected credit and capital market conditions resulting in volatility and a tightening of credit standards from time to time. This may impact our ability to access capital on favorable terms, in a timely manner, or at all, which could make obtaining funding for our capital needs more challenging or expensive.

If our overall cost of borrowings increases, either due to increases in the index rates or due to increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns. Disruption or tightening of credit standards in the debt markets, may negatively impact our ability to borrow monies to finance the purchase of, or other activities related to, our real estate assets may be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, our ability to purchase properties and meet other capital requirements may be limited, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance maturing indebtedness.
Furthermore, the state of the debt markets could have an impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and could negatively impact the value of our assets.
Increases in mortgage rates may make it difficult for us to finance or refinance indebtedness secured by our properties.
We have incurred, and may continue to incur, mortgage debt. We run the risk of being unable to refinance our mortgage loans when they come due or we otherwise desire to do so on favorable terms, or at all. If interest rates are higher when the indebtedness is refinanced, we may not be able to refinance indebtedness secured by the properties and we may be required to obtain equity to repay the mortgage or to increase the collateral for the loan.
Increasing interest rates could increase the amount of our debt payments and we may be adversely affected by uncertainty surrounding LIBOR.
We have incurred, and may continue to incur, variable-rate debt. Increases in interest rates on our variable-rate debt would increase our interest cost.
If we need to repay existing debt during periods of rising interest rates, we may need to sell one or more of our investments in properties even though we would not otherwise choose to do so.
We have mortgages, credit facilities and derivative agreements that have terms that are based on the London Interbank Offered Rate (“LIBOR”). As of December 31, 2020, we have nine designated interest rate swaps with a notional amount of $578.5 million, which effectively fixes a portion of our variable-rate debt. In July 2017, the Financial Conduct Authority (the authority that regulates LIBOR) announced it intends to stop compelling banks to submit rates for the calculation of LIBOR after 2021. As a result, the Federal Reserve Board and the Federal Reserve Bank of New York organized the Alternative Reference Rates Committee which identified the Secured Overnight Financing Rate (“SOFR”) as its preferred alternative to LIBOR in derivatives and other financial contracts. On March 5, 2021, the Financial Conduct Authority confirmed a partial extension of this deadline, announcing that it will cease the publication of the one-week and two-month USD LIBOR settings immediately following December 31, 2021. The remaining USD LIBOR settings will continue to be published through June 30, 2023. We are not able to predict when there will be sufficient liquidity in the SOFR market. We are monitoring and evaluating the risks related to changes in LIBOR availability, which include potential changes in interest paid on debt and amounts received and paid on interest rate swaps. In addition, the value of debt or derivative instruments tied to LIBOR will also be impacted as LIBOR is limited and discontinued and contracts must be transitioned to a new alternative rate. In some instances, transitioning to an alternative rate may require negotiation with lenders and other counterparties and could present challenges. Certain of our agreements that have terms that are based on LIBOR have alternative rates already contained in the agreements while others do not. We anticipate that we will either utilize the alternative rates contained in the agreements or negotiate a replacement reference rate for LIBOR with the lenders and derivative counterparties. The consequences of these developments cannot be entirely predicted and could include an increase in the cost of our variable rate debt.
The consequences of these developments cannot be entirely predicted and could include an increase in the cost of our variable rate indebtedness. While we expect LIBOR to be available in substantially its current form until at least the end of 2021, it is possible that LIBOR will become unavailable prior to that time. This could occur, for example, if a sufficient number of banks decline to make submissions to the LIBOR administrator. In that case, the risks associated with the transition to an alternative reference rate would be accelerated or magnified. Any of these events, as well as the other uncertainty surrounding the transition to LIBOR, could adversely affect us.
Any hedging strategies we utilize may not be successful in mitigating our risks.
We have entered into, and may continue to enter into, hedging transactions to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or own real estate assets. To the extent that we use derivative financial instruments in connection with these risks, we will be exposed to credit, basis and legal enforceability risks. Derivative financial instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract.
Risks Related to Conflicts of Interest
Our Advisor faces conflicts of interest relating to the purchase and leasing of properties and these conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.
We rely on our Advisor and its executive officers and other key real estate professionals at our Advisor and our Property Manager to identify suitable investment opportunities for us. Several of these individuals are also executive officers or key real estate professionals at AR Global and other entities advised by affiliates of AR Global. Many investment opportunities that are suitable for us may also be suitable for other entities advised by affiliates of AR Global. We do not have any agreements with any of these entities that govern the allocation of investment opportunities. Thus, the executive officers and real estate professionals at our Advisor could direct attractive investment opportunities to other entities advised by affiliates of AR Global.
We and other entities advised by affiliates of AR Global also rely on these executive officers and other key real estate professionals to supervise the property management and leasing of properties. These individuals, as well as AR Global, as an entity are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in other businesses and ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments.
In addition, we may acquire properties in geographic areas where other entities advised by affiliates of AR Global own properties, and if we may acquire properties from, or sell properties to, other entities advised by affiliates of AR Global. If one of the other entities advised by affiliates of AR Global attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant.
Our Advisor faces conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to the other venture partners at our expense.
We may enter into joint ventures with other entities advised by affiliates of AR Global for the acquisition, development or improvement of properties. Our Advisor may have conflicts of interest in determining which entities advised by affiliates of AR Global should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Due to the role of our Advisor and its affiliates, agreements and transactions between the co-venturers with respect to any joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceeds the percentage of our investment in the joint venture.

Our Advisor, AR Global and their officers and employees and certain of our executive officers and other key personnel face competing demands relating to their time, and this may cause our operating results to suffer.
Our Advisor, AR Global and their officers and employees and certain of our executive officers and other key personnel and their respective affiliates are key personnel, general partners, sponsors, managers, owners and advisors of other real estate investment programs, including entities advised by affiliates of AR Global, some of which have investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these entities and individuals have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities.
All of our executive officers, some of our directors and the key real estate and other professionals assembled by our Advisor and our Property Manager face conflicts of interest related to their positions or interests in entities related to AR Global, which could hinder our ability to implement our business strategy.
All of our executive officers, and the key real estate and other professionals assembled by our Advisor and Property Manager are also executive officers, directors, managers, key professionals or holders of a direct or indirect interests in our Advisor, our Property Manager or other AR Global-affiliated entities. Through AR Global’s affiliates, some of these persons work on behalf of entities advised by affiliates of AR Global. In addition, all of our executive officers and some of our directors serve in similar capacities for other entities advised by affiliates of our Advisor. As a result, they have duties to each of these entities, which duties could conflict with the duties they owe to us and could result in action or inaction detrimental to our business. Conflicts with our business and interests are most likely to arise from (a) allocation of investments and management time and services between us and the other entities; (b) compensation to our Advisor or Property Manager; (c) our purchase of properties from, or sale of properties to, entities advised by affiliates of our Advisor; and (d) investments with entities advised by affiliates of our Advisor. Conflicts of interest may hinder our ability to implement our business strategy.
Our Advisor faces conflicts of interest relating to the structure of the compensation it may receive.
Under our advisory agreement, the Advisor is entitled to substantial minimum compensation regardless of performance as well as incentive compensation. The variable base management fee payable to the Advisor under the advisory agreement increases proportionately with the cumulative net proceeds of any equity (including convertible equity and certain convertible debt but excluding proceeds from the DRIP) raised by us. In addition, the limited partnership agreement of our OP requires it to pay a subordinated incentive listing distribution to the Special Limited Partner, an affiliate of our Advisor, in connection with a listing or other liquidity event, such as the sale of all or substantially all of our assets, or if we terminate the advisory agreement, even for “cause.” The Special Limited Partner is also entitled to participate in the distribution of net sales proceeds. These arrangements, coupled with the fact that the Advisor does not maintain a significant equity interest in us, may result in the Advisor taking actions or recommending investments that are riskier or more speculative than an advisor with a more significant investment in us might take or recommend. In addition, these fees reduce the cash available for investment or other corporate purposes.
Risks Related to our Corporate Structure
Our common stock is not traded on a national securities exchange, and our SRP, which provides for repurchases only in the event of death or disability of a stockholder, is suspended. Stockholders may have to hold their shares for an indefinite period of time.
Our common stock is not listed on a national securities exchange and there is otherwise no active trading market for the shares and our SRP is suspended. Even if not suspended, our SRP includes numerous restrictions that limit a stockholder’s ability to sell shares of common stock to us, including limiting repurchases only to stockholders that have died or become disabled, limiting the total value of repurchases pursuant to our SRP to the amount of proceeds received from issuances of common stock pursuant to the DRIP and limiting repurchases in any fiscal semester to 2.5% of the average number of shares outstanding during the previous fiscal year. These limits are subject to the authority of the board to identify another source of funds for repurchases under the SRP. The board may also reject any request for repurchase of shares at its discretion or amend, suspend or terminate our SRP upon notice in its discretion. Shares that are repurchased will be repurchased at a price equal to the applicable Estimated Per-Share NAV and may be at a substantial discount to the price the stockholder paid for the shares. We are also restricted from making any share repurchases until the Commencement Quarter and, after that, to the extent they would be aggregated with dividends and other distributions to our stockholders under the covenant in our Credit Facility.
The Estimated Per-Share NAV of our common stock is based upon subjective judgments, assumptions and opinions about future events, and may not reflect the amount that our stockholders might receive for their shares.
We published an updated Estimated Per-Share NAV on April 2, 2021. Our Advisor has engaged an independent valuer to perform appraisals of our real estate assets in accordance with valuation guidelines established by the board. As with any methodology used to estimate value, the valuation methodologies that will be used by any independent valuer to value our properties involve subjective judgments concerning factors such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses.
Under our valuation guidelines, our independent valuer estimates the market value of our principal real estate and real estate-related assets, and our Advisor makes a recommendation as to the net value of our real estate and real estate-related assets and liabilities taking into consideration such estimate provided by the independent valuer. Our Advisor reviews the valuation provided by the independent valuer for consistency with our valuation guidelines and the reasonableness of the independent valuer’s conclusions. The independent directors of the board oversee and review the appraisals and valuations and make a final determination of the Estimated Per-Share NAV. The independent directors of the board rely on our Advisor’s input, including its view of the estimate and the appraisals performed by the independent valuer, but the independent directors of the board may, in their discretion, consider other factors. Although the valuations of our real estate assets by the independent valuer are reviewed by our Advisor and approved by the independent directors of the board, neither our Advisor nor the independent directors of the board will independently verify the appraised value of our properties and valuations do not necessarily represent the price at which we would be able to sell any asset. As a result, the appraised value of a particular property may be greater or less than its potential realizable value, which would cause our estimated per-share NAV to be greater or less than the potential realizable value of our assets.
The price at which shares of our common stock may be sold under the DRIP and the price at which shares of our common stock may be repurchased by us pursuant to the SRP are based on Estimated Per-Share NAV and may not reflect the price that our stockholders would receive for their shares in a market transaction, the proceeds that would be received upon our liquidation or the price that a third-party would pay to acquire us.
Because Estimated Per-Share NAV is only determined annually, it may differ significantly from our actual per-share net asset value at any given time.
Our board estimates the per-share net asset value of our common stock only on an annual basis. In connection with any valuation, the board estimate of the value of our real estate and real estate-related assets will be partly based on appraisals of our properties. Because the process of making this estimate is conducted annually, this process may not account for material events that occur after the estimate has been completed for that year. Material events could include the appraised value of our properties substantially changing actual property operating results differing from what we originally budgeted or dividends and other distributions to stockholders exceeding cash flow generated by us. Any such material event could cause a change in the Estimated Per-Share NAV that would not be reflected until the next valuation. Also, dividends and other distributions in excess of our cash flows provided by operations could decrease our Estimated Per-Share NAV. Estimated Per-Share NAV will not be adjusted for stock dividends paid or that may be paid in the future until the board determines a new Estimated Per-Share NAV. Dividends paid in the form of additional shares of common stock will, all things equal, cause the value of each share of common stock to decline because the number of shares outstanding will increase when dividends paid in stock are issued; however, each common stockholder will receive the same number of new shares, the total value of our common stockholders’ investment, all things equal, will not change assuming no sales or other transfers.

As a result, the Estimated Per-Share NAV may not reflect the value of shares of our common stock at any given time, and our estimated per-share NAV may differ significantly from our actual per-share net asset value at any given time.
The limit on the number of shares a person may own may discourage a third-party from acquiring us in a manner that might result in a premium price to our stockholders.
Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted (prospectively or retroactively) by the board, no person may own more than 9.8% in value of the aggregate of our outstanding shares of our capital stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our capital stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock.
We may issue additional equity securities in the future.
Our stockholders do not have preemptive rights to any shares of stock issued by us in the future. Our charter authorizes us to issue up to 350,000,000 shares of stock, consisting of 300,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of December 31, 2020, we had the following stock issued and outstanding: (i) 93,775,746 shares of common stock; and (ii) 1,610,000 shares of Series A Preferred Stock. Subject to the approval rights of holders of our Series A Preferred Stock regarding authorization or issuance of equity securities ranking senior to the Series A Preferred Stock, the board, without approval of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock, or the number of authorized shares of any class or series of stock or may classify or reclassify any unissued shares into other classes or series of stock without obtaining stockholder approval and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the stock.
All of our authorized but unissued shares of stock may be issued in the discretion of the board. The issuance of additional shares of our common stock could dilute the interests of the holders of our common stock, and any issuance of shares of preferred stock senior to our common stock, such as our Series A Preferred Stock, or any incurrence of additional indebtedness, could affect our ability to pay distributions on our common stock. The issuance of additional shares of preferred stock ranking equal or senior to our Series A Preferred Stock, including preferred stock convertible into shares of our common stock, could dilute the interests of the holders of common stock or Series A Preferred Stock and any issuance of shares of preferred stock senior to our Series A Preferred Stock or incurrence of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Series A Preferred Stock. These issuances could also adversely affect our Estimated Per-Share NAV or the trading price of our Series A Preferred Stock.
We may issue shares of stock in public or private offerings in the future, including shares of our common stock issued as awards to our officers, directors and other eligible persons, pursuant to the advisory agreement in payment of fees thereunder and pursuant to the DRIP. We may also issue partnership units in the OP designated as OP Units” (“OP Units”) to sellers of properties we acquire which, subject to satisfying certain requirements, would give the holder of OP Units the option to redeem OP Units for shares of our common stock or cash at our option. We also may issue securities that are convertible into shares of our common stock.
Because our decision to issue equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. The issuance of additional equity securities could adversely affect stockholders.
We have a classified board, which may discourage a third-party from acquiring us in a manner that might result in a premium price to our stockholders.
The board is divided into three classes of directors. At each annual meeting, directors of one class are elected to serve until the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify. The classification of our directors may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might result in a premium price for our stockholders.
Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may discourage a third-party from acquiring us in a manner that might result in a premium price to our stockholders.
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
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any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of, directly or indirectly, 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, the board has exempted any business combination involving our Advisor or any affiliate of our Advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our Advisor or any affiliate of our Advisor. As a result, our Advisor and any affiliate of our Advisor may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Our bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain actions and proceedings that may be initiated by our stockholders.
Our bylaws provide that, unless we consent to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, is the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, other than actions arising under federal securities laws; (b) any Internal Corporate Claim, as such term is defined in the MGCL, or any successor provision thereof, including, without limitation, (i) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders or (ii) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL, our charter or our bylaws; or (c) any other action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. Our bylaws also provide that unless we consent in writing, none of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland and the federal district courts are, to the fullest extent permitted by law, the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable. Alternatively, if a court were to find these provisions of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving these matters in other jurisdictions.
Maryland law limits the ability of a third-party to buy a large stake in us and exercise voting power in electing directors, which may discourage a third-party from acquiring us in a manner that might result in a premium price to our stockholders.
The Maryland Control Share Acquisition Act provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares. The Maryland Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
If our stockholders do not agree with the decisions of the board, our stockholders only have limited control over changes in our policies and operations and may not be able to change our policies and operations.
The board determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and dividends and other distributions. The board may amend or revise these and other policies without a vote of the stockholders except to the extent that the policies are set forth in our charter. Under Maryland General Corporation Law and our charter, our common stockholders have a right to vote only on the following:
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the election or removal of directors;

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amendment of our charter, except that the board may amend our charter without stockholder approval to (a) increase or decrease the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have the authority to issue, (b) effect certain reverse stock splits, and (c) change our name or the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock;

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our liquidation or dissolution;

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certain reorganizations of our company; and

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certain mergers, consolidations, conversions, statutory share exchanges or sales or other dispositions of all or substantially all our assets

All other matters are subject to the discretion of the board. Holders of our Series A Preferred Stock have extremely limited voting rights.

The stockholder rights plan adopted by our board may discourage a third-party from acquiring us in a manner that might result in a premium price to our stockholders.
In May 2020, our board adopted a stockholder rights plan that will expire in May 2023 or sooner under certain circumstances. In connection with the rights plan, in December 2020, we paid a dividend of one common share purchase right for each share of our common stock outstanding as authorized by our board in its discretion. If a person or entity, together with its affiliates and associates, acquires beneficial ownership of 2.0% or more of our then outstanding common stock, subject to certain exceptions, each right would entitle its holder (other than the acquirer, its affiliates and its associates) to purchase additional shares of our common stock at a substantial discount to the then current per share estimated net asset value. In addition, under certain circumstances, we may exchange the rights (other than rights beneficially owned by the acquirer, its affiliates and its associates), in whole or in part, for shares of common stock on a one-for-one basis. The stockholder rights plan could make it more difficult for a third-party to acquire the Company or a large block of our common stock without the approval of our board or directors, which may discourage a third-party from acquiring us in a manner that might result in a premium price to our stockholders.
We depend on our OP and its subsidiaries for cash flow and are structurally subordinated in right of payment to the obligations of our OP and its subsidiaries.
We conduct, and intend to continue conducting, all of our business operations through our OP, and, accordingly, we rely on distributions from our OP and its subsidiaries to provide cash to pay our obligations. There is no assurance that our OP or its subsidiaries will be able to, or be permitted to, pay distributions to us that will enable us to pay dividends and other distributions to our stockholders and meet our other obligations. Each of our OP’s subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from these entities. In addition, any claims we may have will be structurally subordinated to all existing and future liabilities and obligations of our OP and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our OP and its subsidiaries will be available to satisfy the claims of our creditors or to pay dividends and other distributions to our stockholders only after all the liabilities and obligations of our OP and its subsidiaries have been paid in full.
We indemnify our officers, our directors, our Advisor and its affiliates against claims or liability they may become subject to due to their service to us, and our rights and the rights of our stockholders to recover claims against our officers, our directors, our Advisor and its affiliates are limited.
Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, subject to certain limitations set forth therein or under Maryland law, our charter provides that no director or officer will be liable to us or our stockholders for monetary damages and requires us to indemnify our directors and officers from liability and advance certain expenses to them in connection with claims or liability they may become subject to due to their service to us, and we are not restricted from indemnifying our Advisor or its affiliates on a similar basis. We have entered into indemnification agreements consistent with Maryland law and our charter with our directors and officers, certain former directors and officers, our Advisor and AR Global. We and our stockholders may have more limited rights against our directors, officers, employees and agents, and our Advisor and its affiliates, than might otherwise exist under common law, which could reduce the recovery of our stockholders and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our Advisor and its affiliates in some cases. Subject to conditions and exceptions, we also indemnify our Advisor and its affiliates from losses arising in the performance of their duties under the advisory agreement and have agreed to advance certain expenses to them in connection with claims or liability they may become subject to due to their service to us.
U.S. Federal Income Tax Risks
Our failure to remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax.
We elected to be taxed as a REIT, commencing with our taxable year ended December 31, 2013 and intend to operate in a manner that would allow us to continue to qualify as a REIT for U.S. federal income tax purposes. However, we may terminate our REIT qualification inadvertently, or if the board determines that doing so is in our best interests. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership, and other requirements on a continuing basis. We have structured, and intend to continue structuring, our activities in a manner designed to satisfy all the requirements to qualify as a REIT. However, the REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Furthermore, any opinion of our counsel, including tax counsel, as to our eligibility to remain qualified as a REIT is not binding on the Internal Revenue Service (the “IRS”) and is not a guarantee that we will continue to qualify, as a REIT. Accordingly, we cannot be certain that we will be successful in operating so we can remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, the recharacterization would jeopardize our ability to satisfy all requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.
If we fail to continue to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at the corporate rate. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, amounts paid to stockholders that are treated as dividends for U.S. federal income tax purposes would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.
Even as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to our stockholders.
Even as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT and that do not meet a safe harbor available under the Code (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect), we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gains we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and seek a refund of such tax. We also will be subject to corporate tax on any undistributed REIT taxable income. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of the OP or at the level of the other companies through which we indirectly own our assets, such as any TRSs, which are subject to full U.S. federal, state, local and foreign corporate-level income tax. Any taxes we pay directly or indirectly will reduce our cash flow.
To qualify as a REIT, we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.
In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We will be subject to U.S. federal income tax on our undistributed REIT taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we make with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income, and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT, it is possible that we might not always be able to do so.
Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.
We will use commercially reasonable efforts to structure any sale-leaseback transaction we enter into so that the lease will be characterized as a “true lease” for U.S. federal income tax purposes, thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes. However, the IRS may challenge this characterization. In the event that any sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to the property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to continue to satisfy the REIT qualification “asset tests” or “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.
Certain of our business activities are potentially subject to the prohibited transaction tax.
For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT and provided we do not meet a safe harbor available under the Code, we will be subject to a 100% penalty tax on the net income from the sale or other disposition of any property (other than foreclosure property) that we own, directly or indirectly through any subsidiary entity, including the OP, but generally excluding TRSs, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (a) conducting activities that may otherwise be considered prohibited transactions through a TRS (but such TRS will incur corporate rate income taxes with respect to any income or gain recognized by it), (b) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or indirectly through any subsidiary, will be treated as a prohibited transaction, or (c) structuring certain dispositions of our properties to comply with the requirements of the prohibited transaction safe harbor available under the Code for properties that, among other requirements, have been held for at least two years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including the OP, but generally excluding TRSs, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.
TRSs are subject to corporate-level taxes and our dealings with TRSs may be subject to a 100% excise tax.
A REIT may own up to 100% of the stock of one or more TRSs. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% (25% for our taxable years beginning prior to January 1, 2018) of the gross value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. We may lease some of our seniors housing properties that are “qualified health care properties” to one or more TRSs which, in turn, contract with independent third-party management companies to operate those “qualified health care properties” on behalf of those TRSs. In addition, we may use one or more TRSs generally to hold properties for sale in the ordinary course of a trade or business or to hold assets or conduct activities that we cannot conduct directly as a REIT. A TRS is subject to applicable U.S. federal, state, local and foreign income tax on its taxable income, as well as limitations on the deductibility of its interest expenses. In addition, the Code imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.
If the OP failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.
If the IRS were to successfully challenge the status of the OP as a partnership or disregarded entity for U.S. federal income tax purposes, the OP would be taxable as a corporation. In such event, this would reduce the amount of distributions that the OP could make to us. This also would result in our failing to qualify as a REIT, and becoming subject to a corporate-level tax on our income. This substantially would reduce our cash available to pay dividends and other distributions to our stockholders. In addition, if any of the partnerships or limited liability companies through which the OP owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, the partnership or limited liability company would be subject to taxation as a corporation, thereby reducing distributions to the OP. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our REIT qualification.
If our “qualified health care properties” are not properly leased to a TRS or the managers of those “qualified health care properties” do not qualify as “eligible independent contractors,” we could fail to qualify as a REIT.
In general, under the REIT rules, we cannot directly operate any of our seniors housing properties that are “qualified health care properties” and can only indirectly participate in the operation of “qualified health care properties” on an after-tax basis by leasing those properties to independent health care facility operators or to TRSs. A “qualified health care property” is any real property (and any personal property incident to that real property) which is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facilities, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and is operated by a provider of those services that is eligible for participation in the Medicare program with respect to that facility. Furthermore, rent paid by a lessee of a “qualified health care property” that is a “related party tenant” of ours will not be qualifying income for purposes of the two gross income tests applicable to REITs. However, a TRS that leases “qualified health care properties” from us will not be treated as a “related party tenant” with respect to our “qualified health care properties” that are managed by an “eligible independent contractor.”
An “eligible independent contractor” is an independent contractor that, at the time such contractor enters into a management or other agreement with a TRS to operate a “qualified health care property,” is actively engaged in the trade or business of operating “qualified health care properties” for any person not related to us or the TRS. Among other requirements to qualify as an independent contractor, a manager must not own, directly or applying attribution provisions of the Code, more than 35% of the shares of our outstanding stock (by value), and no person or group of persons can own more than 35% of the shares of our outstanding stock and 35% of the ownership interests of the manager (taking into account only owners of more than 5% of our shares and, with respect to ownership interest in such managers that are publicly traded, only holders of more than 5% of such ownership interests). The ownership attribution rules that apply for purposes of the 35% thresholds are complex. There can be no assurance that the levels of ownership of our shares by our managers and their owners will not be exceeded.
If our leases with TRSs are not respected as true leases for U.S. federal income tax purposes, we likely would fail to qualify as a REIT.
To qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as “rents from real property.” Rent paid by TRSs to the OP pursuant to the lease of our “qualified health care properties” will constitute a substantial portion of our gross income. For that rent to qualify as “rents from real property” for purposes of the REIT gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we may fail to qualify as a REIT.

We may choose to make distributions in shares of our common stock, in which case our stockholders may be required to pay U.S. federal income taxes in excess of the cash portion of distributions they receive.
In connection with our qualification as a REIT, we are required to distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order to satisfy this requirement, we may make distributions with respect to our common stock that are payable in cash and/or shares of our common stock (which could account for up to 80% of the aggregate amount of such distributions) at the election of each stockholder. Taxable stockholders receiving such distributions will be required to include the full amount of such distributions as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, U.S. stockholders may be required to pay U.S. federal income taxes with respect to such distributions in excess of the cash portion of the distribution received.
Accordingly, U.S. stockholders receiving a distribution of shares of our common stock may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the shares that it receives as part of the distribution in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the value of the shares at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such distribution, including in respect of all or a portion of such distribution that is payable in stock, by withholding or disposing of part of the shares included in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. Because there is no established trading market for shares of our common stock, stockholders may not be able to sell shares of our common stock to pay taxes owed on dividend income.
The taxation of distributions can be complex; however, distributions to stockholders that are treated as dividends for U.S. federal income tax purposes generally will be taxable as ordinary income, which may reduce our stockholders’ after-tax anticipated return from an investment in us.
Amounts that we pay to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be treated as dividends for U.S. federal income tax purposes and will be taxable as ordinary income. Noncorporate stockholders are entitled to a 20% deduction with respect to these ordinary REIT dividends which would, if allowed in full, result in a maximum effective federal income tax rate on these ordinary REIT dividends of 29.6% (or 33.4% including the 3.8% surtax on net investment income); however, the 20% deduction will end after December 31, 2025.
However, a portion of the amounts that we pay to our stockholders generally may (a) be designated by us as capital gain dividends taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (b) be designated by us as qualified dividend income, taxable at capital gains rates, to the extent they are attributable to dividends we receive from TRSs, or (c) constitute a return of capital to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the tax basis of a stockholder’s investment in shares of our stock. Amounts paid to our stockholders that exceed our current and accumulated earnings and profits and a stockholder’s tax basis in shares of our stock generally will be taxable as capital gain.
Our stockholders may have tax liability on distributions that they elect to reinvest in shares of our common stock, but they would not receive the cash from such distributions to pay such tax liability.
Stockholders who participate in the DRIP will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the distributions reinvested in shares of our common stock to the extent the distributions were not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless a stockholder is a tax-exempt entity, it may have to use funds from other sources to pay its tax liability on the distributions reinvested in shares of our common stock pursuant to the DRIP.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.
Currently, the maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 23.8%, including the 3.8% surtax on net investment income. Dividends payable by REITs, however, generally are not eligible for this reduced rate and, as described above, through December 31, 2025, will be subject to an effective rate of 33.4%, including the 3.8% surtax on net investment income. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including shares of our stock. Tax rates could be changed in future legislation.
Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.
The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, or in certain cases to hedge previously acquired hedges entered into to manage risks associated with property that has been disposed of or liabilities that have been extinguished, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because the TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of the TRS.
Complying with REIT requirements may force us to forgo or liquidate otherwise attractive investment opportunities.
To maintain our qualification as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than securities that qualify for the 75% asset test and securities of qualified REIT subsidiaries and TRSs) generally cannot exceed 10% of the outstanding voting securities of any one issuer, 10% of the total value of the outstanding securities of any one issuer, or 5% of the value of our assets as to any one issuer. In addition, no more than 20% of the value of our total assets may consist of stock or securities of one or more TRSs and no more than 25% of our assets may consist of publicly offered REIT debt instruments that do not otherwise qualify under the 75% asset test. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT.
The ability of our board to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.
Our charter provides that our board may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT. While we intend to maintain our qualification as a REIT, we may terminate our REIT election if we determine that qualifying as a REIT is no longer in our best interests. If we cease to be a REIT, we would become subject to corporate-level U.S. federal income tax on our taxable income (as well as any applicable state and local corporate tax) and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the value of our stock.
We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility, and reduce the value of shares of our stock.
Changes to the tax laws may occur, and any of those changes could have an adverse effect on an investment in shares of our stock or on the market value or the resale potential of our assets. Our stockholders are urged to consult with an independent tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our stock.
Although REITs generally receive better tax treatment than entities taxed as non-REIT “C corporations,” it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a non-REIT “C corporation”. As a result, our charter provides our board with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a non-REIT “C corporation,” without the vote of our stockholders. Our board has duties to us and could only cause such changes in our tax treatment if it determines that those changes are in our best interests.
The share ownership restrictions for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.
In order to qualify as a REIT, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of the issued and outstanding shares of our stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Code determine if any individual or entity actually or constructively owns shares of our stock under this requirement. Additionally, at least 100 persons must beneficially own shares of our stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help ensure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of shares of our stock.
Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted by our board (prospectively or retroactively), for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate outstanding shares of our stock and more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of the outstanding shares of our stock. The board may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of the 9.8% ownership limit would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions is no longer required in order for us to continue to so qualify as a REIT.
These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for shares of our stock or otherwise be in the best interests of the stockholders.
Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on dividends and other distributions received from us and upon the disposition of shares of our stock.
Subject to certain exceptions, amounts paid to non-U.S. stockholders will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Capital gain distributions attributable to sales or exchanges of “U.S. real property interests” (“USRPIs”), generally will be taxed to a non-U.S.

stockholder (other than a “qualified foreign pension fund”, certain entities wholly owned by a “qualified foreign pension fund” and certain foreign publicly-traded entities) as if such gain were effectively connected with a U.S. trade or business. However, a capital gain distribution will not be treated as effectively connected income if (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S. and (b) the non-U.S. stockholder does not own more than 10% of any class of our stock at any time during the one-year period ending on the date the distribution is received.
Gain recognized by a non-U.S. stockholder upon the sale or exchange of shares of our stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI. Shares of our stock will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe, but there can be no assurance, that we will be a domestically-controlled qualified investment entity.
Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges shares of our stock, gain arising from such a sale or exchange would not be subject to U.S. taxation as a sale of a USRPI if: (a) the shares are of a class of our stock that is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) such non-U.S. stockholder owned, actually and constructively, 10% or less of the outstanding shares of our stock of that class at any time during the five-year period ending on the date of the sale.
Potential characterization of dividends and other distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.
If (a) we are a “pension-held REIT,” (b) a tax-exempt stockholder has incurred (or is deemed to have incurred) debt to purchase or hold shares of our stock, or (c) a holder of shares of our stock is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of shares of our stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

SELECTED CONSOLIDATED FINANCIAL DATA
You should read the following selected financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes contained elsewhere in this prospectus.
The following selected financial data is not intended to replace our historical consolidated financial statements, except that share and per share information for all periods presented has been retroactively adjusted for the effects of the quarterly dividends paid in shares of our common stock. Stock dividends paid in October 2020 and January 2021 were equal to 0.01349 shares of our common stock on each share of our outstanding common stock. Share and per share information in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus, was previously retroactively adjusted for the effects of these stock dividends. The stock dividend paid in April 2021 was equal to 0.014655 shares of our common stock on each share of our outstanding common stock. The share and per share information in the table below was also retroactively adjusted for the effect of this dividend. Dividends payable entirely in shares of our common stock are treated in a fashion similar to a stock split for accounting purposes specifically related to per-share calculations for the current and prior periods. The aggregate impact of all three stock dividends was an increase of 1,392,822 shares.
Balance sheet data (In thousands)	As of December 31,
	2020	2019	2018	2017	2016
Total real estate investments, at cost	$2,621,723	$2,481,067	$2,553,079	$2,486,052	$2,355,262
Total assets	2,286,895	2,325,303	2,377,446	2,371,861	2,193,705
Mortgage notes payable, net	542,698	528,284	462,839	406,630	142,754
Credit facilities	674,551	605,269	602,622	534,869	481,500
Total liabilities	1,325,523	1,218,559	1,136,512	1,015,802	689,379
Total equity	961,372	1,106,744	1,240,934	1,356,059	1,504,326
Operating data (In thousands, except share and per share data)	Year Ended
	2020	2019	2018	2017	2016
Revenue from tenants	$381,612	$374,914	$362,406	$311,173	$302,566
Total operating expenses	406,714	415,492	365,512	323,827	307,203
Gain (loss) on sale of real estate investments	5,230	8,790	(70)	438	1,330
Operating (loss) income	(19,872)	(31,788)	(3,176)	(12,216)	(3,307)
Total other expenses	(51,577)	(56,120)	(49,605)	(29,849)	(19,747)
Loss before income taxes	(71,449)	(87,908)	(52,781)	(42,065)	(23,054)
Income tax (expense) benefit	(4,061)	(399)	(197)	(647)	2,084
Net loss	(75,510)	(88,307)	(52,978)	(42,712)	(20,970)
Net (income) loss attributable to non-controlling interests	(303)	393	216	164	96
Preferred stock dividends	(2,968)	(173)	—	—	—
Net loss attributable to common stockholders	$(78,781)	$(88,087)	$(52,762)	$(42,548)	$(20,874)
Other Data:
Cash flows provided by (used in) operations	$41,807	$47,404	$54,151	$63,967	$78,725
Cash flows used in investing activities	(82,491)	(46,249)	(115,063)	(194,409)	(19,092)
Cash flows provided by (used in) financing activities	19,431	19,086	49,682	199,843	(55,567)

Operating data (In thousands, except share and per share data)	Year Ended
	2020	2019	2018	2017	2016
Per Share Data:
Distributions declared per common share(1)	$0.41	$0.82	$0.91	$1.45	$1.63
Preferred stock dividends declared per share	1.84	0.11	—	—	—
Net loss per common share – basic and diluted(1)	(0.82)	(0.92)	(0.56)	(0.45)	(0.23)
Weighted-average number of common shares outstanding:
Basic and diluted(1)	96,027,253	95,818,037	94,965,803	93,593,457	91,588,993

(1)
Retroactively adjusted for the effects of the stock dividends.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of shares of our capital stock as of April 20, 2021, in each case including shares of capital stock which may be acquired by such persons within 60 days, by:
•
each person known by us to be the beneficial owner of more than 5% of the outstanding shares of each class of our capital stock based solely upon the amounts and percentages contained in the public filings of such persons;

•
each of our named executive officers and directors; and

•
all of our executive officers and directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of Common Stock
	Common Stock	Series A Preferred Stock
Edward M. Weil, Jr.(2)	—	—	—
Katie P. Kurtz(3)	—	—	—
Leslie D. Michelson(4)	316,471	—	*
Lee M. Elman(5)	27,459	—	*
B.J. Penn(6)	15,633	—	*
Edward G. Rendell(7)	28,849	—	*
Elizabeth K. Tuppeny(8)	31,711	—	*
Jason F. Doyle(3)	—	—	*
All directors and executive officers as a group (seven persons)	420,123	—	*

*
Less than 1%

(1)
The business address of each individual or entity listed in the table is 650 Fifth Avenue, 30th Floor, New York, New York 10019. Unless otherwise indicated, the individual or entity listed has sole voting and investment power over the shares listed.

(2)
Mr. Weil, one of our directors, is also the chief executive officer of AR Global. While Mr. Weil has a non-controlling interest in the parent of AR Global, Mr. Weil does not have direct or indirect voting or investment power over any securities that AR Global may own and Mr. Weil disclaims beneficial ownership of such securities. Accordingly, the shares included as beneficially owned by Mr. Weil do not include the 9,264 shares of our common stock or the 374,417 shares of common stock that may be issuable if performance and other conditions are met, in exchange for partnership units of our operating partnership designated as “Class B Units” (“Class B Units”) that are directly or indirectly beneficially owned by AR Global.

(3)
On April 9, 2021, the resignation of Ms. Kurtz as our chief financial officer, treasurer and secretary became effective, and she was replaced by Mr. Doyle.

(4)
Includes (i) approximately 171,698 unvested restricted shares and approximately 7,252 unvested restricted shares issued as stock dividends in October 2020, January 2021 and April 2021, and (ii) approximately 5,567 other shares issued as stock dividends in October 2020, January 2021 and April 2021.

(5)
Includes (i) approximately 10,269 unvested restricted shares and approximately 438 unvested restricted shares issued as stock dividends in October 2020, January 2021 and April 2021, and (ii) approximately 675 other shares issued as stock dividends in October 2020, January 2021 and April 2021.

(6)
Includes (i) 10,000 unvested restricted shares and approximately 422 unvested restricted shares issued as stock dividends in October 2020, January 2021 and April 2021, and (ii) approximately 211 other shares issued as stock dividends in October 2020, January 2021 and April 2021.

(7)
Includes (i) approximately 10,269 unvested restricted shares and approximately 438 unvested restricted shares issued as stock dividends in October 2020, January 2021 and April 2021, and (ii) approximately 731 other shares issued as stock dividends in October 2020, January 2021 and April 2021.
(8)
Includes (i) approximately 10,269 unvested restricted shares and approximately 434 unvested restricted shares issued as stock dividends in October 2020, January 2021 and April 2021, and (ii) approximately 851 other shares issued as stock dividends in October 2020, January 2021 and April 2021.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting the underwriting discount but not other estimated offering expenses payable by us, will be approximately $      million (approximately $      million if the underwriters exercise their option to purchase additional shares of Series A Preferred Stock in full). We will contribute these net proceeds to our operating partnership in exchange for preferred units of our operating partnership which have economic interests that are substantially similar to the designations, preferences and other rights of the Series A Preferred Stock. We, acting through our operating partnership, will use the net proceeds from this contribution to repay amounts outstanding under the Revolving Credit Facility as required by the Credit Facility. Subject to the terms and conditions set forth in the Revolving Credit Facility, we may then draw on the Revolving Credit Facility to borrow any amounts so repaid for general corporate purposes, including purchases of additional properties.
As of December 31, 2020, $173.7 million was outstanding under the Revolving Credit Facility and $150.0 million was outstanding under the Term Loan. As of December 31, 2020, the Revolving Credit Facility and the Term Loan had an effective interest rate per annum equal to 3.21% and 4.95%, respectively. The Revolving Credit Facility matures on March 13, 2023, subject to a one-year extension at our option, and the Term Loan matures on March 13, 2024.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those expressed or implied in forward-looking statements for many reasons, including the risks described in “Risk Factors” and elsewhere in this prospectus. You should read the following discussion together with the “Information Concerning Forward-Looking Statements” and the consolidated financial statements and related notes included elsewhere in this prospectus.
Certain capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus.
Overview
We are an externally managed REIT that focuses on acquiring and managing a diversified portfolio of healthcare-related real estate focused on MOBs, NNN properties, and SHOPs. As of December 31, 2020, we owned 193 properties located in 31 states and comprised of 9.4 million rentable square feet.
Substantially all of our business is conducted through the OP, a Delaware limited partnership, and its wholly owned subsidiaries. Our Advisor manages our day-to-day business with the assistance of our Property Manager. Our Advisor and Property Manager are under common control with AR Global and these related parties receive compensation and fees for providing services to us. We also reimburse these entities for certain expenses they incur in providing these services to us. The Special Limited Partner, which is also under common control with AR Global, also has an interest in us through ownership of interests in our OP.
We declared quarterly dividends entirely in shares of our common stock equal to 0.01349 shares of our common stock on each share of our outstanding common stock on October 1, 2020 and January 4, 2021 and 0.014655 shares of our common stock on each share of our outstanding common stock on April 2, 2021. These stock dividends were issued on October 15, 2020, January 15, 2021 and April 15, 2021 to holders of record of our common stock at the close of business on October 8, 2020, January 11, 2021 and April 12, 2021, respectively. Dividends payable entirely in shares of our common stock are treated in a fashion similar to a stock split for accounting purposes specifically related to per-share calculations for the current and prior periods. The aggregate impact of these stock dividends was an increase of 1,392,822 shares outstanding, in aggregate. Additionally, other references to weighted-average shares outstanding and per-share amounts have been retroactively adjusted for the stock dividends and are noted as such throughout the accompanying financial statements and footnotes.
On April 2, 2021, we published an Estimated Per-Share NAV equal to $14.50 as of December 31, 2020. Our previous Estimated Per-Share NAV was equal to $15.75 as of December 31, 2019. Unlike the per share amounts in this prospectus, the Estimated Per-Share NAV has not been retroactively adjusted to reflect the payment of dividends in the form of common stock and will not be adjusted for stock dividends paid or that may be paid in the future until the board determines a new Estimated Per-Share NAV. Dividends paid in the form of additional shares of common stock will, all things equal, cause the value of each share of common stock to decline because the number of shares outstanding will increase when dividends paid in stock are issued; however, each stockholder will receive the same number of new shares, the total value of our common stockholder’s investment, all things equal, will not change assuming no sales or other transfers. Unless we list our common stock on a national securities exchange, we intend to publish Estimated Per-Share NAV at least once annually.
Management Update on the Impacts of the COVID-19 Pandemic
The economic uncertainty created by the COVID-19 global pandemic has created several risks and uncertainties that may impact our business, including our future results of operations and our liquidity. A pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global pandemic of COVID-19 affecting states or regions in which we or our tenants operate could have material and adverse effects on our business, financial condition, results of operations and cash flows. The ultimate impact on our results of operations, our liquidity and the ability of our tenants to continue to pay us rent will depend on numerous factors including the overall length and severity of the COVID-19 pandemic. Management is unable to predict the nature and scope of any of these factors. These factors include the following, among others:
•
The negative impacts of the COVID-19 pandemic has caused and may continue to cause certain of our tenants to be unable to make rent payments to us timely, or at all. However, we have taken proactive steps with regard to rent collections to mitigate the impact on our business (see “— Management Actions” below).

•
There may be a decline in the demand for tenants to lease real estate, as well as a negative impact on rental rates. As of December 31, 2020, our MOB segment had an occupancy of 91.6% with a weighted-average remaining lease term of 4.9 years, (based on annualized straight-line rent as of December 31, 2020) and our triple-net leased healthcare facilities segment had an occupancy of 94.5% with a weighted average remaining lease term of 6.5 years (based on annualized straight-line rent as of December 31, 2020) and our SHOP segment had an occupancy of 75.1%. During the year ended December 31, 2020, we experienced a decline in occupancy and an increase in costs at our SHOP portfolio, however, we received grants under the CARES Act of $3.6 million that helped offset the COVID-19 related operating costs. Subsequent to December 31, 2020, we received an additional $5.1 million in funding through the CARES Act. For additional information on our SHOP portfolio, see the “— Management’s Actions — Seniors Housing Properties” section below.

•
Capital market volatility and a tightening of credit standards could negatively impact our ability to obtain debt financing. We do not have any significant debt principal repayments due until 2024.

•
The volatility in the financial market could negatively impact our ability to raise capital through equity offerings, which as a result, could impact our decisions as to when and if we will seek additional equity funding.

•
The negative impact of the pandemic on our results of operations and cash flows could impact our ability to comply with covenants in our senior “Credit Facility” and the amount available for future borrowings thereunder.

•
The potential negative impact on the health of personnel of our Advisor and operators of our SHOP facilities, particularly if a significant number of the Advisor’s employees or operator’s employees are impacted, could result in a deterioration in our ability to ensure business continuity.

For additional information on the risks and uncertainties associated with the COVID-19 pandemic, please see “Risk Factors — Risks Related to Our Properties and Operations — We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic” included in this prospectus.
The Advisor has responded to the challenges resulting from the COVID-19 pandemic. Beginning in early March, the Advisor took proactive steps to prepare for and actively mitigate the inevitable disruption COVID-19 would cause, such as enacting safety measures, both required or recommended by local and federal authorities, including remote working policies, cooperation with localized closure or curfew directives, and social distancing measures at all of our properties. Additionally, there has been no material adverse impact on our financial reporting systems or internal controls and procedures and the Advisor’s ability to perform services for us. In light of the current COVID-19 pandemic, we are supplementing the historical discussion of our results of operations for the year ended December 31, 2020 with a current update on the measures we have taken to mitigate the negative impacts of the pandemic on our business and future results of operations.
Management’s Actions
Rent Collections
We have taken several steps to mitigate the impact of the pandemic on our business. For rent collections, we have been in direct contact with our tenants and operators since the crisis began, cultivating open dialogue and deepening the fundamental relationships that we have carefully developed through prior transactions and historic operations. Based on this approach and the overall financial strength and creditworthiness of our tenants, we believe that we have had positive results in our cash rent collections during this pandemic.

We have collected approximately 100% of the original cash rent due for the fourth quarter of 2020 in our MOB segment and 100% in our triple-net leased healthcare facilities segment. Cash rental payments for our 59 SHOPs is primarily paid for by the residents through private payer insurance or directly, and to a lesser extent, by government reimbursement programs such as Medicaid and Medicare. These cash rental payments are subject to timing differences, therefore we have not provided the amount of second, third or fourth quarter 2020 cash rent collected for our SHOP segment.
Rent collections in January and February 2021 were materially consistent with the fourth quarter 2020, and we expect this trend to continue. We have also granted rent concessions which serve to reduce revenue in our SHOP segment. The impact of the COVID-19 pandemic on our tenants and operators thus our ability to collect rents in future periods cannot be determined at present.
Seniors Housing Properties
In early March 2020, we implemented preventative actions at all our seniors housing properties in our SHOP segment, including restrictions on visitation except in very limited and controlled circumstances, social distancing measures, and the screening of all persons entering these facilities. Some of the additional steps we have taken to address the COVID-19 pandemic include, enhanced training for staff members, the implementation of Telehealth to help residents be safe while keeping appointments with important, but non-emergency, health providers, virtual tours for potential new residents, and agreements between some of our facilities and local lab partners to provide testing services.
Starting in March 2020, the COVID-19 pandemic and measures to prevent its spread began to affect us in a number of ways. In our SHOP portfolio, occupancy has trended lower since the second half of March 2020 as government policies and implementation of infection control best practices and prospective residents’ concerns about communal-setting COVID-19 spread and prospective residents’ concerns about communal-setting COVID-19 spread limited resident move-ins. These and other impacts of the COVID-19 pandemic have affected and could continue to affect our ability to fill vacancies. We have also continued to experience lower inquiry volumes and reduced in-person tours during the pandemic. SHOP occupancy has continued to decline from 84.1% as of March 31, 2020, to 79.5% as of June 30, 2020, to 77.9%, as of September 30, 2020 and 75.1% as of December 31, 2020. The declines in revenue we experienced during the fourth quarter were primarily attributable to this decline in occupancy which also represented a decline from December 31, 2019, when SHOP occupancy was 85.7%. In addition, starting in mid-March, operating costs began to rise materially, including for services, labor and personal protective equipment and other supplies, as our operators took appropriate actions to protect residents and caregivers. At our SHOP facilities, we bear these cost increases. These trends accelerated during the second, third and fourth quarters of 2020 and into the beginning of the first quarter of 2021 as the surge of new COVID-19 cases that started in late 2020 crested, and may continue to impact us in the and have a material adverse effect on our revenues and income in the other quarters thereafter. We believe that, as infections decline and more vaccinations are administered during 2021, our occupancy will stop declining, and may start to increase, but there can be no assurance as to when or if we will be able to approach pre-pandemic levels of occupancy.
The pandemic raises the risk of an elevated level of resident exposure to illness and restrictions on move-ins at our SHOPs, which has and could also continue to adversely impact occupancy and revenues as well as increase costs. We believe that the actions we have taken help reduce the incidences of COVID-19 at our properties, but there can be no assurance in this regard. There have been some incidences of COVID-19 among the residents and staff at certain of our seniors housing properties. Further incidences, or the perception that outbreaks may occur, could materially and adversely affect our revenues and income, as well as cause reputational harm to us and our tenants, managers and operators.
The extent to which the ongoing global COVID-19 pandemic, including the outbreaks that have occurred and may occur in markets where we own properties, impacts our operations and those of our tenants and third-party operators, will continue to depend on future developments, including the scope, severity and duration of the pandemic, and the actions taken to contain the COVID-19 or treat its impact, among others, which are highly uncertain and cannot be predicted with confidence, but could be material.
On March 27, 2020, Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into law and it provides funding to Medicare providers in order to provide financial relief during the

COVID-19 pandemic. Funds provided under the program were to be used for the preparation, prevention, and medical response to COVID-19, and were designated to reimburse providers for healthcare related expenses and lost revenues attributable to COVID-19. As of December 31, 2020 we had received a $3.6 million grant under the CARES Act that was recognized as a reduction of property operating expenses in our consolidated statement of operations for the year ended December 31, 2020. This grant offset the incurred COVID-19 expenses. Subsequent to December 31, 2020, we received an additional $5.1 million in CARES Act funding which will reduce property operating expenses incurred due to COVID-19 during the first quarter of 2021. There can be no assurance that the program will be extended or any further amounts received under currently effective or potential future government programs.
Significant Accounting Estimates and Critical Accounting Policies
Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our consolidated financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates and critical accounting policies include:
Impacts of the COVID-19 Pandemic
As discussed above we have taken a proactive approach to achieve mutually agreeable solutions with its tenants and in some cases, in the second, third and fourth quarters of 2020, we executed lease amendments providing for deferral of rent.
For accounting purposes, in accordance with ASC 842: Leases, normally a company would be required to assess a lease modification to determine if the lease modification should be treated as a separate lease and if not, modification accounting would be applied which would require a company to reassess the classification of the lease (including leases for which the prior classification under ASC 840 was retained as part of the election to apply the package of practical expedients allowed upon the adoption of ASC 842, which doesn’t apply to leases subsequently modified). However, in light of the COVID-19 pandemic in which many leases are being modified, the FASB and SEC have provided relief that allows companies to make a policy election as to whether they treat COVID-19 related lease amendments as a provision included in the pre-concession arrangement, and therefore, not a lease modification, or to treat the lease amendment as a modification. In order to be considered COVID-19 related, cash flows must be substantially the same or less than those prior to the concession. For COVID-19 relief qualified changes, there are two methods to potentially account for such rent deferrals or abatements under the relief, (1) as if the changes were originally contemplated in the lease contract or (2) as if the deferred payments are variable lease payments contained in the lease contract.
For all other lease changes that did not qualify for FASB relief, we would be required to apply modification accounting including assessing classification under ASC 842. Some, but not all of our lease modifications qualify for the FASB relief. In accordance with the relief provisions, instead of treating these qualifying leases as modifications, we elected to treat the modifications as if previously contained in the lease and recast rents receivable prospectively (if necessary). Under that accounting, for modifications that were deferrals only, there would be no impact on overall rental revenue and for any abatement amounts that reduced total rent to be received, the impact would be recognized ratably over the remaining life of the lease. For leases not qualifying for this relief, we applied modification accounting and determined that there were no changes in the current classification of its leases impacted by negotiations with its tenants.
Revenue Recognition
Our revenues, which are derived primarily from lease contracts, include rent received from tenants in MOBs and triple-net leased healthcare facilities. As of December 31, 2020 and 2019, these leases had a weighted average remaining lease term of 4.9 years and 6.5 years, respectively. Rent from tenants in our MOB and triple-net leased healthcare facilities operating segments (as discussed below) is recorded in accordance with the terms of each lease on a straight-line basis over the initial term of the lease. Because many of the leases provide for rental increases at specified intervals, straight-line basis accounting requires us to record a receivable for, and include in revenue from tenants on a straight-line basis, unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. When we acquire a property, the acquisition date is considered to be the commencement date for purposes of this calculation. For new leases after acquisition, the commencement date is considered to be the date the tenant takes control of the space. For lease modifications, the commencement date is considered to be the date the lease modification is executed. We defer the revenue related to lease payments received from tenants in advance of their due dates. Pursuant to certain of our lease agreements, tenants are required to reimburse us for certain property operating expenses, in addition to paying base rent, whereas under certain other lease agreements, the tenants are directly responsible for all operating costs of the respective properties. Under ASC 842, we have elected to report combined lease and non-lease components in a single line “Revenue from tenants.” For comparative purposes, we have also elected to reflect prior revenue and reimbursements reported under ASC 842 also on a single line. For expenses paid directly by the tenant, under both ASC 842 and 840, we have reflected them on a net basis.
Our revenues also include resident services and fee income primarily related to rent derived from lease contracts with residents in the Company’s SHOPs held using a structure permitted by RIDEA and to fees for ancillary services performed for SHOP residents, which are generally variable in nature. Rental income from residents in our SHOP segment is recognized as earned. Residents pay monthly rent that covers occupancy of their unit and basic services, including utilities, meals and some housekeeping services. The terms of the rent are short term in nature, primarily month-to-month. Fees for ancillary services are recorded in the period in which the services are performed.
We defer the revenue related to lease payments received from tenants and residents in advance of their due dates. Pursuant to certain of our lease agreements, tenants are required to reimburse us for certain property operating expenses related to non-SHOP assets (recorded in revenue from tenants), in addition to paying base rent, whereas under certain other lease agreements, the tenants are directly responsible for all operating costs of the respective properties.
Under ASC 842, we have elected to report combined lease and non-lease components in a single line “Revenue from tenants.” For expenses paid directly by the tenant, under both ASC 842 and 840, we have reflected them on a net basis.
We continually review receivables related to rent and unbilled rents receivable and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. Under leasing standards, we are required to assess, based on credit risk only, if it is probable that we will collect virtually all of the lease payments at lease commencement date and it must continue to reassess collectability periodically thereafter based on new facts and circumstances affecting the credit risk of the tenant. Partial reserves, or the ability to assume partial recovery are no longer permitted. If we determine that it is probable it will collect virtually all of the lease payments (rent and common area maintenance), the lease will continue to be accounted for on an accrual basis (i.e. straight-line). However, if we determine it is not probable that we will collect virtually all of the lease payments, the lease will be accounted for on a cash basis and a full reserve would be recorded on previously accrued amounts in cases where it was subsequently concluded that collection was not probable. Cost recoveries from tenants are included in operating revenue from tenants beginning on January 1, 2019, in accordance with accounting rules adopted after that date, on the accompanying consolidated statements of operations and comprehensive income (loss) in the period the related costs are incurred, as applicable.
Under ASC 842, which was adopted effective on January 1, 2019, uncollectable amounts are reflected as reductions in revenue. Under ASC 840, we recorded such amounts as bad debt expense as part of property operating expenses. During the years ended December 31, 2020, 2019 and 2018 such amounts were $2.7 million, $6.5 million and $14.8 million, respectively, which include bad debt expense related to the NuVista and LaSalle Tenants (see Note 3 — Real Estate Investments, Net to the consolidated financial statements included elsewhere in this prospectus for additional information).
Investments in Real Estate
Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life or improve the productive capacity of the asset. Costs of repairs and maintenance are expensed as incurred.

At the time an asset is acquired, we evaluate the inputs, processes and outputs of the asset acquired to determine if the transaction is a business combination or asset acquisition. If an acquisition qualifies as a business combination, the related transaction costs are recorded as an expense in the consolidated statements of operations and comprehensive loss. If an acquisition qualifies as an asset acquisition, the related transaction costs are generally capitalized and subsequently amortized over the useful life of the acquired assets. See the “— Purchase Price Allocation” section below for a discussion of the initial accounting for investments in real estate.
Disposal of real estate investments that represent a strategic shift in operations that will have a major effect on our operations and financial results are required to be presented as discontinued operations in the consolidated statements of operations. No properties were presented as discontinued operations during the years ended December 31, 2020, 2019 or 2018. Properties that are intended to be sold are to be designated as “held for sale” on the consolidated balance sheets at the lesser of carrying amount or fair value less estimated selling costs when they meet specific criteria to be presented as held for sale, most significantly that the sale is probable within one year. We evaluate probability of sale based on specific facts including whether a sales agreement is in place and the buyer has made significant non-refundable deposits. Properties are no longer depreciated when they are classified as held for sale. There were $0.1 million and $70.8 million in real estate investments held for sale as of December 31, 2020 and 2019, respectively (see Note 3 — Real Estate Investments, Net to the consolidated financial statements for additional information).
All of our leases as lessor prior to the adoption of new lease accounting rules on January 1, 2019, were accounted for as operating leases and they continue to be accounted for as operating leases under the transition guidance. We evaluate new leases originated after the adoption date (by us or by a predecessor lessor/owner) pursuant to the new guidance where a lease for some or all of a building is classified by a lessor as a sales-type lease if the significant risks and rewards of ownership reside with the tenant. This situation is met if, among other things, there is an automatic transfer of title during the lease, a bargain purchase option, the non-cancelable lease term is for more than major part of remaining economic useful life of the asset (e.g., equal to or greater than 75%), if the present value of the minimum lease payments represents substantially all (e.g., equal to or greater than 90%) of the leased property’s fair value at lease inception, or if the asset so specialized in nature that it provides no alternative use to the lessor (and therefore would not provide any future value to the lessor) after the lease term. Further, such new leases would be evaluated to consider whether they would be failed sale-leaseback transactions and accounted for as financing transactions by the lessor. For the three-year period ended December 31, 2020, we have no leases as a lessor that would be considered as sales-type leases or financings under sale-leaseback rules.
We are also the lessee under certain land leases which were previously classified prior to adoption of lease accounting and will continue to be classified as operating leases under transition elections unless subsequently modified. These leases are reflected on the balance sheet and the rent expense is reflected on a straight-line basis over the lease term.
We generally determine the value of construction in progress based upon the replacement cost. During the construction period, we capitalize interest, insurance and real estate taxes until the development has reached substantial completion.
Purchase Price Allocation
In both a business combination and an asset acquisition, we allocate the purchase price of acquired properties to tangible and identifiable intangible assets or liabilities based on their respective fair values. Tangible assets may include land, land improvements, buildings, fixtures and tenant improvements on an as if vacant basis. Intangible assets may include the value of in-place leases and above-and below-market leases and other identifiable assets or liabilities based on lease or property specific characteristics. In addition, any assumed mortgages receivable or payable and any assumed or issued non-controlling interests (in a business combination) are recorded at their estimated fair values. In allocating the fair value to assumed mortgages, amounts are recorded to debt premiums or discounts based on the present value of the estimated cash flows, which is calculated to account for either above or below-market interest rates. In a business combination, the difference between the purchase price and the fair value of identifiable net assets acquired is either recorded as goodwill or as a bargain purchase gain. In an asset acquisition, the difference between the acquisition price (including capitalized transaction costs) and the fair value of identifiable net assets acquired is allocated to the non-current assets. All acquisitions during the years ended December 31, 2020, 2019 and 2018 were accounted for as asset acquisitions.
For acquired properties with leases classified as operating leases, we allocate the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed, based on their respective fair values. In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of our pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.
Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. We utilize various estimates, processes and information to determine the as-if vacant property value. We estimate fair value using data from appraisals, comparable sales, discounted cash flow analysis and other methods. Fair value estimates are also made using significant assumptions such as capitalization rates, fair market lease rates and land values per square foot.
Identifiable intangible assets include amounts allocated to acquired leases for above- and below-market lease rates and the value of in-place leases. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at contract rates during the expected lease-up period, which typically ranges from six to 24 months. We also estimate costs to execute similar leases including leasing commissions, legal and other related expenses.
Above-market and below-market lease values for acquired properties are initially recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to each in-place lease and (ii) management’s estimate of fair market lease rates for each corresponding in-place lease, measured over a period equal to the remaining initial term of the lease for above-market leases and the remaining initial term plus the term of any below-market fixed rate renewal options for below-market leases.
The aggregate value of intangible assets related to customer relationship, as applicable, is measured based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the tenant. Characteristics considered by us in determining these values include the nature and extent of its existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors. We did not record any intangible asset amounts related to customer relationships during the years ended December 31, 2020 and 2019.
Impairment of Long-Lived Assets
When circumstances indicate the carrying value of a property may not be recoverable, we review the property for impairment. This review is based on an estimate of the future undiscounted cash flows expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If an impairment exists, due to the inability to recover the carrying value of a property, we would recognize an impairment loss in the consolidated statement of operations and comprehensive (loss) to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss recorded would equal the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net earnings.
Depreciation and Amortization
Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, 7 to 10 years for fixtures and improvements, and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

Construction in progress, including capitalized interest, insurance and real estate taxes, is not depreciated until the development has reached substantial completion. The value of certain other intangibles such as certificates of need in certain jurisdictions are amortized over the expected period of benefit (generally the life of the related building).
The value of in-place leases, exclusive of the value of above-market and below-market in-place leases, is amortized to expense over the remaining periods of the respective leases.
The value of customer relationship intangibles, if any, is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.
Assumed mortgage premiums or discounts are amortized as an increase or reduction to interest expense over the remaining terms of the respective mortgages.
Above-and Below-Market Lease Amortization
Capitalized above-market lease values are amortized as a reduction of revenue from tenants over the remaining terms of the respective leases and the capitalized below-market lease values are amortized as an increase to revenue from tenants over the remaining initial terms plus the terms of any below-market fixed rate renewal options of the respective leases. If a tenant with a below-market rent renewal does not renew, any remaining unamortized amount will be taken into income at that time.
Capitalized above-market ground lease values are amortized as a reduction of property operating expense over the remaining terms of the respective leases. Capitalized below-market ground lease values are amortized as an increase to property operating expense over the remaining terms of the respective leases and expected below-market renewal option periods.
Equity-Based Compensation
The Company has a stock-based incentive award program for its directors, which is accounted for under the guidance of share based payments. The cost of services received in exchange for these stock awards is measured at the grant date fair value of the award and the expense for such awards is included in general and administrative expenses and is recognized over the service period (i.e., vesting) required or when the requirements for exercise of the award have been met.
Recently Issued Accounting Pronouncements
See Note 2 — Summary of Significant Accounting Policies — Recently Issued Accounting Pronouncements to the consolidated financial statements included elsewhere in this prospectus for further discussion.
Results of Operations
We operate in three reportable business segments for management and internal financial reporting purposes: MOBs, triple-net leased healthcare facilities, and SHOPs. In our MOB operating segment, we own, manage and lease single and multi-tenant MOBs where tenants are required to pay their pro rata share of property operating expenses, which may be subject to expense exclusions and floors, in addition to base rent. In our triple-net leased healthcare facilities operating segment, we own, manage and lease seniors housing properties, hospitals, post-acute care and skilled nursing facilities throughout the United States under long-term triple-net leases, and tenants are generally directly responsible for all operating costs of the respective properties. Our Property Manager or third party managers manage our MOBs and our triple-net leased healthcare facilities. In our SHOP segment, we invest in seniors housing properties using the RIDEA structure. As of December 31, 2020, we had seven eligible independent contractors operating 59 SHOPs (not including two land parcels). All of our properties across all three business segments are located throughout the United States.

Same Store Properties
Information based on Same Store, Acquisitions and Dispositions (as each are defined below) allows us to evaluate the performance of our portfolio based on a consistent population of properties owned for the entire period of time covered. As of December 31, 2020, we owned 193 properties. There were 175 properties (our “Same Store” properties) owned for the entire years ended December 31, 2020 and 2019, including two vacant land parcels and one development property that was substantially completed in the fourth quarter of 2019. Since January 1, 2019 and through December 31, 2020, we acquired 18 properties (our “Acquisitions”) and disposed of 16 properties (our “Dispositions”). As described in more detail under “ — Comparison of the Years Ended December 31, 2020 and 2019 — Transition Properties” below, our Same Store properties include four Transition Properties that were transitioned from Senior Housing — Triple Net Leased to our SHOP segment effective July 1, 2020, and another Transition Property which transitioned from our Triple Net Leased segment effective April 1, 2019. These five Transition Properties were owned for the entirety of 2019 and 2020 and merely moved between segments. We retroactively adjusted our Same Store reporting for those segments to include the Transition Properties as part of the Same Store reporting in our SHOP segment and excluded them from the Same Store reporting in our triple-net leased healthcare facilities segment (each segment as so retroactively adjusted, the “Segment Same Store”). See Note 3 — Real Estate Investments, Net to our consolidated financial statements included in elsewhere in this prospectus for further information about the Transition Properties and the transition.
The following table presents a roll-forward of our properties owned from January 1, 2019 to December 31, 2020:
Number of Properties
Number of properties, December 31, 2018	191
Acquisition activity during the year ended December 31, 2019	9
Disposition activity during the year ended December 31, 2019	(7)
Number of properties, December 31, 2019	193
Acquisition activity during the year ended December 31, 2020	9
Disposition activity during the year ended December 31, 2020	(9)
Number of properties, December 31, 2020	193
Number of Same Store Properties(1)	175

(1)
Includes the acquisition of a land parcel adjacent to an existing property which is not considered an Acquisition.

In addition to the comparative period-over-period discussions below, please see the “— Overview — Management Update on the Impacts of the COVID-19 Pandemic” section above for additional information on the risks and uncertainties associated with the COVID-19 pandemic and management’s responses.
Below is a discussion of our results of operations for the years ended December 31, 2020 and 2019. Please see the “Results of Operations” section located in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2019 for a comparison of our results of operations for the year ended December 31, 2019 and 2018.

Comparison of the Years Ended December 31, 2020 and 2019
Net loss attributable to common stockholders was $78.8 million and $88.1 million for the years ended December 31, 2020 and 2019, respectively. The following table shows our results of operations for the years ended December 31, 2020 and 2019 and the year to year change by line item of the consolidated statements of operations:
(Dollar amounts in thousands)	Year Ended December 31,		Increase (Decrease)
	2020	2019	$	%
Revenue from tenants	$381,612	$374,914	$6,698	1.8%
Operating expenses:
Property operating and maintenance	243,548	234,185	9,363	4.0%
Impairment charges	36,446	55,969	(19,523)	(34.9)%
Operating fees to related parties	23,922	23,414	508	2.2%
Acquisition and transaction related	173	362	(189)	(52.2)%
General and administrative	21,572	20,530	1,042	5.1%
Depreciation and amortization	81,053	81,032	21	—%
Total expenses	406,714	415,492	(8,778)	(2.1)%
Operating loss before gain (loss) on sale of real estate investments	(25,102)	(40,578)	15,476	38.1%
Gain on sale of real estate investments	5,230	8,790	(3,560)	NM
Operating loss	(19,872)	(31,788)	11,916	37.5%
Other income (expense):
Interest expense	(51,519)	(56,059)	4,540	8.1%
Interest and other income	44	7	37	528.6%
Loss on non-designated derivatives	(102)	(68)	(34)	(50.0)%
Total other expenses	(51,577)	(56,120)	4,543	8.1%
Loss before income taxes	(71,449)	(87,908)	16,459	18.7%
Income tax expense	(4,061)	(399)	(3,662)	NM
Net loss	(75,510)	(88,307)	12,797	14.5%
Net income attributable to non-controlling interests	(303)	393	(696)	(177.1)%
Allocation for preferred stock	(2,968)	(173)	(2,795)	NM
Net loss attributable to common stockholders	$(78,781)	$(88,087)	$9,306	10.6%

NM — Not Meaningful
Transition Properties
Some of our properties move between our operating segments, for example if they are converted from being triple-net leased to third parties in our triple-net leased healthcare facilities segment to being leased to our TRS and operated and managed on our behalf by a third-party operator in our SHOP segment. When transfers between segments occur, we reclassify the operating results of the transferred properties to their current segment for both the current and all historical periods in order to present a consistent group of property results. See Note 3 — Real Estate Investments, Net — “Impairments” and “Held for Use Assets” and Note 15 — Segment Reporting to our consolidated financial statements included in elsewhere in this prospectus for additional information.
Over the last three years, we have had properties transfer between operating segments. Upon such transfers the Company retroactively restates the historical operating results for the segment for all periods presented in that filing and, thereafter, the Company will restate other later prior periods when they are subsequently reported in later filings for comparative purposes. As a result, the Company provides transition disclosure adjustments only for properties that have transitioned since the prior numbers were previously reported. The Company had the following: (i) 2020 Transition Properties — the four LaSalle Properties (Effective July 1, 2020, reporting for the quarter ended September 30, 2020) — (ii) 2019 Transition Property — the Wellington Property (Effective in April, 2019, reporting for the quarter ended June 30, 2019). Collectively, these are referred generically as the “Transition Properties.”
During the year ended December 31, 2020, as shown in more detail in the table below, the Transition Properties contributed approximately $(0.1) million of net operating income (“NOI”). The results of operations of the Transition Properties are included in Segment Same Store with respect to the SHOP segment. The bad debt expense relating to the Transition Properties is included as a reduction to revenue from tenants on the consolidated statement of operations.
The previously reported Same Store results had already been retroactively adjusted to reflect the impact of Transition Properties during the applicable periods and require no further adjustments thereto.
The following table presents by segment Same Store properties’ NOI before and after adjusting for the 2020 Transition Properties as described above, to arrive at “Segment Same Store” results. Our MOB segment was not affected by the Transition Properties.
(Dollar amounts in thousands)	Year Ended December 31, 2020			Year Ended December 31, 2019			Increase (Decrease)
	Same Store Properties	Transition Property	Segment Same Store	Same Store Properties	Transition Property	Segment Same Store	Same Store Properties	Transition Property	Segment Same Store
NNN Segment
Revenue from tenants	$35,452	$(19,841)	$15,611	$32,509	$(17,945)	$14,564	$2,943	$(1,896)	$1,047
Less: Property operating and maintenance	21,853	(19,892)	1,961	18,180	(15,870)	2,310	3,673	(4,022)	(349)
NOI	$13,599	$51	$13,650	$14,329	$(2,075)	$12,254	$(730)	$2,126	$1,396
SHOP Segment
Revenue from tenants	$198,864	$19,841	$218,705	$209,579	$17,945	$227,524	$(10,715)	$1,896	$(8,819)
Less: Property operating and maintenance	154,022	19,892	173,914	154,351	15,870	170,221	(329)	4,022	3,693
NOI	$44,842	$(51)	$44,791	$55,228	$2,075	$57,303	$(10,386)	$(2,126)	$(12,512)
Net Operating Income
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate portfolio. NOI is equal to revenue from tenants less property operating and maintenance expenses. NOI excludes all other financial statement amounts included in net income (loss) attributable to common stockholders. We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unlevered basis. See “— Liquidity and Capital Resources — Non-GAAP Financial Measures” included elsewhere in this prospectus for additional disclosure and a reconciliation to our net income (loss) attributable to common stockholders.

Segment Results — Medical Office Buildings
The following table presents the components of NOI and the period to period change within our MOB segment for the years ended December 31, 2020 and 2019:
	Segment Same Store(1)			Acquisitions(2)			Dispositions(3)			Segment Total(4)
	Year Ended December 31,		Increase (Decrease)	Year Ended December 31,		Increase (Decrease)	Year Ended December 31,		Increase (Decrease)	Year Ended December 31,		Increase (Decrease)
(Dollar amounts in thousands)	2020	2019		$2020	2019		$2020	2019		$2020	2019	$
Revenue from tenants	$95,500	$93,651	$1,849	$8,341	$5,372	$2,969	$372	$1,356	$(984)	$104,213	$100,379	$3,834
Less: Property operating and maintenance	28,380	29,218	(838)	2,436	1,986	450	35	609	(574)	30,851	31,813	(962)
NOI	$67,120	$64,433	$2,687	$5,905	$3,386	$2,519	$337	$747	$(410)	$73,362	$68,566	$4,796

(1)
Our MOB segment included 104 Same Store properties.

(2)
Our MOB segment included 13 Acquisition properties.

(3)
Our MOB segment included seven Disposition properties.

(4)
Our MOB segment consisted of 117 properties.

NM — Not Meaningful
Revenue from tenants is primarily related to contractual rent received from tenants in our MOBs. It also includes operating expense reimbursements which generally increase in proportion with the increase in property operating and maintenance expenses in our MOB segment. Pursuant to many of our lease agreements in our MOBs, tenants are required to pay their pro rata share of property operating and maintenance expenses, which may be subject to expense exclusions and floors, in addition to base rent.
Property operating and maintenance relates to the costs associated with our properties, including real estate taxes, utilities, repairs, maintenance, and unaffiliated third party property management fees.
During the year ended December 31, 2020, the MOB segment contributed a $4.8 million increase in NOI as compared to the year ended December 31, 2019. Of our 18 Acquisitions, during the period from January 1, 2019 through December 31, 2020, 13 were MOBs which contributed a $2.5 million increase in NOI, and our Disposition properties contributed a $0.4 million decrease in NOI, while NOI from our Same Store properties contributed a $2.7 million increase in NOI as compared to the year ended December 31, 2019.
Segment Results — Triple Net Leased Healthcare Facilities
The following table presents the revenue and property operating and maintenance expense and the period to period change within our triple net leased healthcare facilities segment for the years ended December 31, 2020 and 2019:
(Dollar amounts in thousands)	Segment Same Store(1)			Acquisitions(2)			Dispositions(3)			Segment Total(4)
	Year Ended December 31,		Increase (Decrease)	Year Ended December 31,		Increase (Decrease)	Year Ended December 31,		Increase (Decrease)	Year Ended December 31,		Increase (Decrease)
	2020	2019		$2020	2019		$2020	2019		$2020	2019	$
Revenue from tenants	$15,611	$14,564	$1,047	$—	$—	$—	$—	$—	$—	$15,611	$14,564	$1,047
Less: Property operating and maintenance	1,961	2,310	(349)	—	—	—	—	—	—	1,961	2,310	(349)
NOI	$13,650	$12,254	$1,396	$—	$—	$—	$—	$—	$—	$13,650	$12,254	$1,396

(1)
Our triple-net leased healthcare facilities segment included 15 Same Store properties.

(2)
Our triple-net leased healthcare facilities segment did not have any Acquisitions properties.

(3)
Our triple-net leased healthcare facilities segment did not have any Dispositions properties.

(4)
Our triple-net leased healthcare facilities segment included 15 properties.

NM — Not Meaningful
Revenue from tenants for our triple-net leased healthcare facilities generally consist of fixed rental amounts (which may be subject to annual contractual escalations) received from our tenants in accordance with the applicable lease terms. These revenues are contractual rent received from tenants that does not vary based on the underlying operating performance of the properties. In addition, revenue from tenants also includes operating expense reimbursements in our triple-net leased healthcare facilities segment, which generally include reimbursement for property operating expenses that we pay on behalf of tenants in this segment. However, pursuant to many of our lease agreements in this segment, tenants are generally directly responsible for all operating costs of the respective properties in addition to base rent. Property operating and maintenance expense should typically include minimal activity in our triple-net leased healthcare facilities segment except for real estate taxes and insurance. Real estate taxes are typically paid directly by the tenants; however, they may be paid by us and reimbursed by the tenants.
During the year ended December 31, 2020, revenue from tenants in our triple-net leased healthcare facilities segment increased $1.0 million as compared to the year ended December 31, 2019. Property operating and maintenance expenses decreased $0.3 million during the year ended December 31, 2020 and December 31, 2019, respectively, primarily related to lower property taxes and operating expenses.
Segment Results — Seniors Housing Operating Properties
The following table presents the revenue and property operating and maintenance expense and the period to period change within our SHOP segment for the years ended December 31, 2020 and 2019:
	Segment Same Store(1)			Acquisitions(2)			Dispositions(3)			Segment Total(4)
(Dollar amounts in thousands)	Year Ended December 31,		Increase (Decrease)	Year Ended December 31,		Increase (Decrease)	Year Ended December 31,		Increase (Decrease)	Year Ended December 31,		Increase (Decrease)
	2020	2019		$2020	2019		$2020	2019		$2020	2019	$
Revenue from tenants	$218,705	$227,524	$(8,819)	$18,534	$2,052	$16,482	$24,549	$30,395	$(5,846)	$261,788	$259,971	$1,817
Less: Property operating and maintenance	173,914	170,221	3,693	15,330	1,760	13,570	21,492	28,081	(6,589)	210,736	200,062	10,674
NOI	$44,791	$57,303	$(12,512)	$3,204	$292	$2,912	$3,057	$2,314	$743	$51,052	$59,909	$(8,857)

(1)
Our SHOP segment included 56 Same Store properties, including two land parcels.

(2)
Our SHOP segment included five Acquisitions properties.

(3)
Our SHOP segment included nine Dispositions properties.

(4)
Our SHOP segment included 61 properties, including two land parcels.

NM — Not Meaningful
Revenues from tenants within our SHOP segment are generated in connection with rent and services offered to residents in our SHOPs depending on the level of care required, as well as fees associated with other ancillary services. Property operating and maintenance expenses relates to the costs associated with staffing to provide care for the residents in our SHOPs, as well as food, marketing, real estate taxes, management fees paid to our third party operators, and costs associated with maintaining the physical site
During the year ended December 31, 2020, revenue from tenants increased by $1.8 million in our SHOP segment as compared to the year ended December 31, 2019 which was primarily driven by an increase in revenue of $16.5 million due to our Acquisition properties, offset by decreases of $5.8 million due to our Disposition properties and $8.8 million due to our Same Store properties, which includes our Transition Properties.

Revenues declined in our Same Store SHOPs primarily due to a decrease in occupancy as a result of the impact of COVID-19 as discussed above. SHOP occupancy has declined from 84.1% as of March 31, 2020 to 79.5% as of June 30, 2020, to 77.9% as of September 30, 2020 and 75.1% as of December 31, 2020. This decline in occupancy trend is also represented in a decline from December 31, 2019, when SHOP occupancy was 85.7%. Regulatory and government-imposed restrictions and infectious disease protocols have hindered, and continue to hinder, our ability to accommodate and conduct in-person tours, process and attract new move-ins at our SHOPs and these and other impacts of the COVID-19 pandemic have affected, and could continue to affect, our ability to fill vacancies.
In addition, we also generated a portion of our SHOP revenue from skilled nursing facilities (which include ancillary revenue from non-residents) at four of our Same Store SHOPs. This revenue declined $2.1 million from $15.4 million during the year ended December 31, 2019 to $13.3 million during the year ended December 31, 2020 as a result of us limiting the services we offer at our skilled nursing facilities, during the COVID-19 pandemic, to protect our residents and on-site staff. We also offered COVID-related rent concessions of $0.4 million for the year ended December 31, 2020. These revenue decreases were partially offset by $1.3 million in COVID-19 surcharges we began billing residents for Personal Protective Equipment (“PPE”) during the quarter ended September 30, 2020, and less bad debt expense of $3.1 million relating to the LaSalle tenant, as described further below.
During the year ended December 31, 2020, property operating and maintenance expenses increased $10.7 million in our SHOP segment as compared to the year ended December 31, 2019, primarily due to an increase of $13.6 million due to our SHOP Acquisition properties and an increase of $3.7 million in our Same Store properties, which includes our Transition Properties. These increases were partially offset by a decrease in property operating and maintenance expenses from our Dispositions of $6.6 million.
The total increase in Same Store operating costs mainly related to costs incurred from the ongoing COVID-19 pandemic which totaled $7.6 million for the year ended December 31, 2020, which was partially offset by $3.6 million of funds received through the CARES Act. The full amount of the CARES Act funds was recognized as a reduction to our Same Store property operating expenses in the table above for the year ended December 31, 2020. As a result we experienced an increase in Same Store operating costs of $3.7 million year over year. Subsequent to December 31, 2020, we received an additional $5.1 million in funding through the CARES Act which will be recognized as a reduction to our Same Store property operating expenses in the quarter ending March 31, 2021. There can be no assurance that the program will be extended or any further amounts received. See the “— Overview — Management Update on the Impacts of the COVID-19 Pandemic” section above for additional information on the risks and uncertainties associated with the COVID-19 pandemic and management’s actions taken in response.
The LaSalle Properties
On July 1, 2020, we transitioned the LaSalle Properties from our triple-net leased healthcare facilities segment to our SHOP segment, and the LaSalle Properties are now leased to our TRS and operated and managed on our behalf by a third-party operator. Beginning with our reporting for the period ended December 31, 2020 these properties are part of the “Transition Properties” and the resultant change has been applied retrospectively to historical periods.
As of December 31, 2020, the prior tenants at the LaSalle Properties remain in default of a forbearance agreement as described in more detail under “Note 3 — Real Estate Investments, Net — The LaSalle Tenant” and owe us $12.7 million of rent, property taxes, late fees, and interest receivable thereunder.
We have the entire receivable balance, including any monetary damages, and related income from the LaSalle Properties fully reserved as of December 31, 2020 and 2019. We incurred bad debt expense, including straight-line rent write-offs of $0.4 million and $3.5 million, related to the LaSalle Properties during the years ended December 31, 2020 and 2019, respectively, which is included as a reduction in revenue from tenants on the consolidated statement of operations.
Now that the transition is complete, we have gained more control over the operations of the LaSalle Properties, and we believe this will allow us to improve performance and the cash flows generated by the

LaSalle Properties. There can be no assurance, however, that completing this transition will result in us achieving our operational objectives.
Other Results of Operations
Impairment Charges
We incurred $36.4 million of impairment charges for the year ended December 31, 2020. We recorded $19.6 million of impairment charges related to the 11 Michigan SHOPs, which was recognized after an amendment to the PSA for the sale of these properties in April 2020 which reduced the number of properties under consideration as well as the contract purchase price. We recorded $16.9 million of impairment charges related to the two Florida properties in Jupiter and Wellington as a result of our marketing efforts during the COVID-19 pandemic which concluded with a PSA in August 2020, for which the contract purchase was less than the carrying values of the properties, as well as expected closing costs that were not previously anticipated, which reduced the net amount expected to be realized on the sale of properties.
We incurred $56.0 million of impairment charges for the year ended December 31, 2019. During the fourth quarter of 2019, we began to evaluate the properties in Lutz, Florida, Wellington, Florida and our recently completed development property in Jupiter, Florida for potential sale. As a result, we concluded these held for use assets were impaired and recognized impairment charges in the aggregate of $33.3 million. The other impairment charges for 2019 relate to the 14 Michigan SHOPs that were under contract to be sold.
See Note 3 — Real Estate Investments, Net to our consolidated financial statements included elsewhere in this prospectus for additional information on impairment charges.
Operating Fees to Related Parties
Operating fees to related parties increased $0.5 million to $23.9 million for the year ended December 31, 2020 from $23.4 million for the year ended December 31, 2019.
Our Advisor and Property Manager are paid for asset management and property management services for managing our properties on a day-to-day basis. The fixed portion of the base management fee we pay for asset management services is equal to $1.6 million per month, while the variable portion of the base management fee is equal, per month, to one twelfth per month of 1.25% of the cumulative net proceeds of any equity the we raise. Asset management fees increased $0.5 million to $20.0 million for the year ended December 31, 2020, due to the increase in the variable portion of the base management fee related to the issuance and sale of Series A Preferred Stock in December 2019.
Property management fees increased $0.3 million to $4.2 million, inclusive of $0.3 million of leasing commissions paid, during the year ended December 31, 2020 from $3.9 million during the year ended December 31, 2019. Property management fees increase or decrease in direct correlation with gross revenues of the properties managed.
See Note 9 — Related Party Transactions and Arrangements to our consolidated financial statements included elsewhere in this prospectus which provides detail on our fees and expense reimbursements.
Acquisition and Transaction Related Expenses
Acquisition and transaction related expenses were $0.2 million for the year ended December 31, 2020 and $0.4 million for the year ended December 31, 2019. The expenses in both periods primarily related to indirect costs associated with potential acquisitions.
General and Administrative Expenses
General and administrative expenses increased $1.0 million to $21.6 million for the year ended December 31, 2020 compared to $20.5 million for the year ended December 31, 2019, which includes a $0.8 million increase in expense reimbursements to related parties. The increase in expense reimbursements to related parties was primarily due to $2.2 million of severance payments and related to legal costs incurred by the Advisor relating to the termination in 2018 of our former chief executive officer, partially offset by a $1.2 million reduction in expenses as a result of revisions to previously accrued bonuses to reflect the ultimate amount paid (see Note 9 — Related Party Transactions and Arrangements to our consolidated financial statements included elsewhere in this prospectus).
Depreciation and Amortization Expenses
Depreciation and amortization expense increased marginally to $81.1 million for the year ended December 31, 2020 from $81.0 million for the year ended December 31, 2019.
Gain on Sale of Real Estate Investments
During the year ended December 31, 2020, we disposed of nine properties. The properties were sold for an aggregate contract price of $40.4 million, which resulted in an aggregate gain on sale of $5.2 million. See Note 3 — Real Estate Investments, Net to our consolidated financial statements included elsewhere in this prospectus for additional information.
Interest Expense
Interest expense decreased by $4.6 million to $51.5 million for the year ended December 31, 2020 from $56.1 million for the year ended December 31, 2019. The decrease in interest expense resulted from lower interest rates, partially offset by the increase on average outstanding debt in 2020 compared to 2019, as well as $3.0 million of interest expense recorded in the year ended December 31, 2019 resulting from the write off of unamortized deferred financing costs from the refinancing of a $250.0 million mortgage loan originally entered into in 2017. As of December 31, 2020 our outstanding debt obligations were $1.2 billion at a weighted average interest rate of 3.58% per year. As of December 31, 2019, we had total borrowings of $1.1 billion, at a weighted average interest rate of 4.03% per year.
Our interest expense in future periods will vary based on our level of future borrowings, the cost of borrowings among other factors.
Interest and Other Income
Interest and other income includes income from our investment securities and interest income earned on cash and cash equivalents held during the period. Interest and other income was approximately $44,000 for the year ended December 31, 2020. Interest and other income was approximately $7,000 for the year ended December 31, 2019.
Loss on Non-Designated Derivatives
Loss on non-designated derivative instruments for the years ended December 31, 2020 and 2019 related to interest rate caps that are designed to protect us from adverse interest rate changes in connection with our Fannie Mae Master Credit Facilities, which have floating interest rates. Loss on derivative instruments for the years ended December 31, 2020, 2019 and 2018 were $0.1 million, $0.1 million and $0.2 million, respectively.
Income Tax Benefit (Expense)
We recorded income tax expense of $4.1 million and $0.4 million for the years ended December 31, 2020 and 2019, respectively, related to deferred tax assets generated by temporary differences and current period net operating income associated with our TRS. During the year ended December 31, 2020, we recorded a $4.6 million valuation allowance against our deferred tax asset. Income taxes generally relate to our SHOPs, which are leased by our TRS.
Because of our TRS recent operating history of losses and the on-going impacts of the COVID-19 pandemic on the results of operations of our SHOP assets, we are not able to conclude that it is more likely than not we will realize the future benefit of our deferred tax assets; thus we have recorded a 100% valuation allowance as of December 31, 2020 of $4.6 million. If and when we believe it is more likely than not that we will recover our deferred tax assets, we will reverse the valuation allowance as an income tax benefit in our consolidated statements of comprehensive income (loss). As of December 31, 2020, our consolidated TRS had net operating loss carryforwards for federal income tax purposes of approximately $14 million at December 31, 2020 (of which $7.6 million were incurred prior to January 1, 2018). For losses incurred prior to January 1, 2018, if unused, these will begin to expire in 2035. For net operating losses incurred subsequent to December 31, 2017, there is no expiration date.
Net Income/Loss Attributable to Non-Controlling Interests
Net income attributable to non-controlling interests was approximately $0.3 million and net loss to non-controlling interests was $0.4 million for the years ended December 31, 2020 and 2019, respectively. These amounts represent the portion of our net loss that is related to the OP Units and non-controlling interest holders in our subsidiaries that own certain properties.
Cash Flows from Operating Activities
During the year ended December 31, 2020, net cash provided by operating activities was $41.8 million. The level of cash flows used in or provided by operating activities is affected by, among other things, the number of properties owned, the performance of those properties, the timing of interest payments and the amount of borrowings outstanding during the period, as well as the receipt of scheduled rent payments and the level of operating expenses. Cash inflows include non-cash items of $45.8 million (net loss of $75.5 million adjusted for non-cash items including depreciation and amortization of tangible and identifiable intangible real estate assets, deferred financing costs and mortgage premiums and discounts, bad debt expense, equity-based compensation, gain on non-designated derivatives and impairment charges). In addition, cash provided by operating activities was impacted by an increase in accounts payable and accrued expenses of $4.6 million related to higher accrued real estate taxes, property operating expenses and professional and legal fees. These cash inflows were partially offset by a net increase in prepaid expenses and other assets of $0.1 million and a net increase in unbilled receivables recorded in accordance with straight-line basis accounting of $2.4 million.
During the year ended December 31, 2019, net cash provided by operating activities was $47.4 million. The level of cash flows used in or provided by operating activities is affected by, among other things, the number of properties owned, the performance of those properties, the timing of interest payments and the amount of borrowings outstanding during the period, as well as the receipt of scheduled rent payments and the level of operating expenses. Cash inflows include non-cash items of $56.8 million (net loss of $88.3 million adjusted for non-cash items including depreciation and amortization of tangible and identifiable intangible real estate assets, deferred financing costs and mortgage premiums and discounts, bad debt expense, equity-based compensation, gain on non-designated derivatives and impairment charges) and an increase in accounts payable and accrued expenses of $2.6 million related to higher accrued real estate taxes, property operating expenses and professional and legal fees. These cash inflows were partially offset by a net increase in prepaid expenses and other assets of $9.7 million and a net increase in unbilled receivables recorded in accordance with straight-line basis accounting of $3.8 million.
Cash Flows from Investing Activities
Net cash used in investing activities during the year ended December 31, 2020 was $82.5 million. The cash used in investing activities included $95.0 million for the acquisition of nine properties and $21.9 million in capital expenditures. These cash outflows were partially offset by proceeds from the sale of real estate of $34.4 million.
Net cash used in investing activities during the year ended December 31, 2019 was $46.2 million. The cash used in investing activities included $92.0 million for the acquisition of nine properties and to fund the cost of our ongoing development property in Jupiter, Florida during the period and $16.7 million in capital expenditures. These cash outflows were partially offset by proceeds from the sale of real estate of $62.5 million.
Cash Flows from Financing Activities
Net cash provided by financing activities of $19.4 million during the year ended December 31, 2020 included proceeds of $95.0 million from our Revolving Credit Facility. These cash inflows were partially offset by distributions to stockholders of $31.4 million, common stock repurchases of $10.5 million, payments for deferred financing costs of $2.2 million, the buyout of a non-controlling interest of $0.6 million and dividends paid to preferred stockholders $2.4 million.
Net cash provided by financing activities of $19.1 million during the year ended December 31, 2019 related to proceeds of $225.6 million from our Revolving Credit Facility, $150.0 million from our Term Loan, $136.5 million from the Multi-Property CMBS Loan and $37.6 million of net proceeds from the issuance of Series A Preferred Stock. These cash inflows were partially offset by payments on our Revolving Credit Facility of $368.3 million, mortgage principal repayments of $67.8 million, distributions to stockholders of $51.4 million, common stock repurchases of $21.1 million, payments for deferred financing costs of $19.5 million, and distributions to non-controlling interest holders of $0.3 million.
Liquidity and Capital Resources
The negative impacts of the COVID-19 pandemic has caused and may continue to cause certain of our tenants to be unable to make rent payments to us timely, or at all, which has, and could continue to have, an adverse effect on the amount of cash we receive from our operations. In addition to the discussion below, please see the “— Overview — Management Update on the Impacts of the COVID-19 Pandemic” section above for additional information on the risks and uncertainties associated with the COVID-19 pandemic and management’s actions taken in response.
As of December 31, 2020, we had $72.4 million of cash and cash equivalents. Our ability to use this cash on hand is restricted. Under our Credit Facility, as amended on August 2020, we are required to maintain a combination of cash, cash equivalents and availability for future borrowings under our Revolving Credit Facility totaling at least $50.0 million. As of December 31, 2020, $48.3 million was available for future borrowings under our Revolving Credit Facility. Pursuant to an amendment to our Credit Facility in August 2020, certain other restrictions and conditions described below will no longer apply starting in the “Commencement Quarter” which is a quarter in which we make an election and, as of the day prior to the commencement of the applicable quarter we have a combination of cash, cash equivalents and availability for future borrowings under the Revolving Credit Facility totaling at least $100.0 million, giving effect to the aggregate amount of distributions projected to be paid by us during the applicable quarter, and our ratio of consolidated total indebtedness to consolidated total asset value (expressed as a percentage) is less than 62.5%. As of December 31, 2020, our ratio of consolidated total indebtedness to consolidated total asset value for these purposes was 61.7%. The Commencement Quarter may be no earlier than the fiscal quarter ending June 30, 2021. There can be no assurance as to if, or when, we will be able to satisfy these conditions. We, for example, may not pay distributions to holders of common stock in cash or make any other cash distributions (including repurchases of shares of our common stock) on our common stock until the Commencement Quarter. Moreover, beginning in the Commencement Quarter, we may only pay cash distributions provided that the aggregate distributions (as defined in the Credit Facility and including dividends on Series A Preferred Stock) for any period of four fiscal quarters do not exceed 95% of Modified FFO (as defined in the Credit Facility) for the same period based only on fiscal quarters after the Commencement Quarter.
Following the amendment in August 2020, our Credit Facility also restricts our sources of liquidity. Until the first day of the Commencement Quarter, we must use all of the net cash proceeds from any capital event (such as an asset sale, financing or equity issuance, including this offering) to prepay amounts outstanding under the Revolving Credit Facility. We may reborrow any amounts so repaid if all relevant conditions are met, including sufficient availability for future borrowings. There can be no assurance these conditions will be met. The availability for future borrowings under the Credit Facility is calculated using the adjusted net operating income of the real estate assets comprising the borrowing base, and availability has been, and may continue to be, adversely affected by the decreases in cash rent collected from our tenants and income from our operators that have resulted from the effects of the COVID-19 pandemic and may persist for some time. See “Risk Factors — Risks Related to Our Indebtedness — Our Credit Facility contains various covenants that may restrict our ability to take certain actions and may restrict our ability to use our cash and make investments.”
We expect to fund our future short-term operating liquidity requirements, including dividends to holders of Series A Preferred Stock, through a combination of current cash on hand, net cash provided by our property operations and proceeds from the Revolving Credit Facility. Our principal demands for cash are for acquisitions, capital expenditures, the payment of our operating and administrative expenses, debt service obligations (including principal repayment), and dividends to holders of our Series A Preferred Stock. We closely monitor our current and anticipated liquidity position relative to our current and anticipated demands for cash and believe that we have sufficient current liquidity and access to additional liquidity to meet our financial obligations for at least the next 12 months. Our future liquidity requirements, and available liquidity, however, depend on many factors, such as the on-going impact of COVID-19 on our tenants and operators and our ability to complete our pending dispositions on their contemplated terms, or at all.
Preferred Stock Equity Line with B. Riley Principal Capital, LLC
On September 15, 2020, we entered into a preferred stock purchase agreement and registration rights agreement with B. Riley pursuant to which we have the right from time to time to sell up to an aggregate of $15 million of shares of our Series A Preferred Stock to B. Riley until December 31, 2023, on the terms and subject to the conditions set forth in the purchase agreement. This arrangement is also referred to as the “Preferred Stock Equity Line.” We control the timing and amount of any sales to B. Riley under the Preferred Stock Equity Line, and B. Riley is obligated to make purchases of up to 3,500 shares of Series A Preferred Stock each time (as may be increased by mutual agreement by the parties) in accordance with the purchase agreement, upon certain terms and conditions being met. We have not sold any shares under the Preferred Stock Equity Line.
Financings
As of December 31, 2020, our total debt leverage ratio (net debt divided by gross asset value) was approximately 44.5%. Net debt totaled $1.2 billion, which represents gross debt ($1.2 billion) less cash and cash equivalents ($72.4 million). Gross asset value totaled $2.6 billion, which represents total real estate investments, at cost ($2.6 billion) and assets held for sale at carrying value ($0.1 million), net of gross market lease intangible liabilities ($22.1 million). Impairment charges are already reflected within gross asset value.
As of December 31, 2020, we had total gross borrowings of $1.2 billion, at a weighted average interest rate of 3.6%. As of December 31, 2019, we had total gross borrowings of $1.1 billion at a weighted average interest rate of 4.0%. As of December 31, 2020, the carrying value of our real estate investments, at cost was $2.6 billion, with $0.9 billion of this amount pledged as collateral for mortgage notes payable, $0.6 billion of this amount pledged to secure advances under the Fannie Mae Master Credit Facilities and $0.9 billion of this amount comprising the borrowing base of the Credit Facility. These real estate assets are not available to satisfy other debts and obligations, or to serve as collateral with respect to new indebtedness, as applicable unless the existing indebtedness associated with the property is satisfied or the property is removed from the borrowing base of the Credit Facility, which would impact availability thereunder.
We expect to utilize proceeds from our Credit Facility to fund future property acquisitions, as well as, subject to the terms of our Credit Facility, other sources of funds that may be available to us. These actions may require us to add some or all of our unencumbered properties as security for that debt or add them to the borrowing base under our Credit Facility. Unencumbered real estate investments, at cost as of December 31, 2020 was $0.2 billion. There can be no assurance as to the amount of liquidity we would be able to generate from adding any of the unencumbered assets we own to the borrowing base of our Credit Facility. Pursuant to the Credit Facility, any resulting net proceeds from these dispositions prior to the Commencement Quarter must be used to prepay amounts outstanding under the Revolving Credit Facility.
Mortgage Notes Payable
As of December 31, 2020, we had $550.4 million in gross mortgage notes payable outstanding. During the first quarter of 2020, we assumed one mortgage for $13.9 million in connection with one of our SHOP acquisitions.
Credit Facility
Our Credit Facility consists of two components, the Revolving Credit Facility and our Term Loan. The Revolving Credit Facility is interest-only and matures on March 13, 2023, subject to one one-year extension at our option. Our Term Loan is interest-only and matures on March 13, 2024. Loans under our Credit Facility may be prepaid at any time, in whole or in part, without premium or penalty, subject to customary breakage costs. Any amounts repaid under our Term Loan may not be re-borrowed.
In March 2020, we borrowed an additional $95.0 million under the Revolving Credit Facility a portion of which was used for general corporate purposes. Subsequently, we have not borrowed additional amount under the Revolving Credit Facility.
In the fourth quarter of 2020, we repaid $4.4 million of the Revolving Credit Facility from the proceeds of the Michigan SHOP disposition and $17.6 million from the disposition of the skilled nursing facility in Lutz, Florida. These amounts represented all the cash proceeds from these dispositions.
The total commitments under the Credit Facility are $630.0 million including $480.0 million under the Revolving Credit Facility. The Credit Facility includes an uncommitted “accordion feature” that may be used to increase the commitments under either component of the Credit Facility by up to an additional $370.0 million to a total of $1.0 billion. As of December 31, 2020, $323.7 million was outstanding under the Credit Facility and the unused borrowing availability under the Credit Facility was $48.3 million. The amount available for future borrowings under the Credit Facility is based on either the value of the pool of eligible unencumbered real estate assets comprising the borrowing base, or a minimum debt service coverage ratio with respect to the borrowing base. Both of these amounts are calculated using the adjusted net operating income of the real estate assets comprising the borrowing base, and, therefore, availability under our Credit Facility has been adversely affected by the decreases in cash rent collected from our tenants and income from our operators due to the effects of the COVID-19 pandemic, and may continue to be adversely affected.
As of December 31, 2020, $150.0 million was outstanding under our Term Loan, and $173.7 million was outstanding under the Revolving Credit Facility. The equity interests and related rights in our wholly owned subsidiaries that directly own or lease the eligible unencumbered real estate assets comprising the borrowing base of the Revolving Credit Facility are pledged for the benefit of the lenders thereunder. The Credit Facility also contains a subfacility for letters of credit of up to $25.0 million. The applicable margin used to determine the interest rate under both the Term Loan and Revolving Credit Facility components of the Credit Facility varies based on our leverage. As of December 31, 2020, the Revolving Credit Facility and the Term Loan had an effective interest rate per annum equal to 3.21% and 4.95%, respectively. The Credit Facility prohibits us from exceeding a maximum ratio of consolidated total indebtedness to consolidated total asset value, and requires us to maintain a minimum ratio of adjusted consolidated EBITDA to consolidated fixed charges on a quarterly basis and a minimum consolidated tangible net worth. As of December 31, 2020, we were in compliance with the financial covenants under the Credit Facility. Based upon our current expectations, we believe our operating results during the next 12 months will allow us to comply with these covenants. Please see “Risk Factors — Risks Related to our Indebtedness.”
Fannie Mae Master Credit Facilities
As of December 31, 2020, $355.2 million was outstanding under the Fannie Mae Master Credit Facilities. We may request future advances under the Fannie Mae Master Credit Facilities by adding eligible properties to the collateral pool or by borrowing-up against the increased value of the collateral pool, subject to customary conditions, including satisfaction of minimum debt service coverage and maximum loan-to-value tests. Future advances based on the increased value of the collateral pool may only occur until November 2021 and not more than once annually for each of the Fannie Mae Master Credit Facilities. Borrowings under the Fannie Mae Master Credit facilities bear annual interest at a rate that varies on a monthly basis and is equal to the sum of the current LIBOR for one month U.S. dollar-denominated deposits and 2.62%, with a combined floor of 2.62%. The Fannie Mae Master Credit Facilities mature on November 1, 2026.
Capital Expenditures
During the year ended December 31, 2020, our capital expenditures were $21.9 million, of which approximately $4.6 million related our MOB segment, $4.0 million related to our NNN segment and

$12.8 million related to our SHOP segment. All other capital expenditures were typical in nature for the other properties in our portfolio. We anticipate this rate of capital expenditures will be similar for the MOB, NNN and SHOP segments throughout 2021, however, the recent economic uncertainty created by the COVID-19 global pandemic will continue to impact our decisions on the amount and timing of future capital expenditures. Our capital expenditures in 2021 were funded using cash on hand, and we also expect to fund future capital expenditures using cash on hand.
Acquisitions — Year Ended December 31, 2020
During the year ended December 31, 2020, we completed the acquisitions of two multi-tenant MOBs, three single tenant MOBs and four SHOP for an aggregate contract purchase price of $109.6 million. The acquisition of one multi-tenant MOB for a contract purchase price of $5.7 million, was completed during the three months ended December 31, 2020. The properties acquired during the year ended December 31, 2020 are located in Illinois, Pennsylvania, Ohio and Florida and comprise approximately 340,783 square feet and were funded with proceeds from financings (including amounts borrowed under our Credit Facility), the assumption of the $13.9 million mortgage in an acquisition, and cash on hand.
Acquisitions — Subsequent to December 31, 2020 and Pending Transactions
We acquired one property subsequent to December 31, 2020 for $6.6 million and have signed PSAs to acquire two medical office buildings located in Ohio and Oklahoma, respectively, for an aggregate contract purchase price of approximately $10.1 million. We have also signed an LOI to acquire four medical office buildings located in New York for an aggregate contract purchase price of approximately $19.7 million. We anticipate using cash on hand and proceeds from borrowings under our Credit Facility to fund the consideration required to complete these acquisitions. The PSAs are subject to conditions and the LOI is non-binding. There can be no assurance we will complete any of these acquisitions, or any future acquisitions or other investments, on a timely basis or on acceptable terms and conditions, if at all.
Acquisition of Non-Controlling Interest
In November 2020, we purchased all of the outstanding membership interests in the joint venture that owns the UnityPoint Clinics in Muscatine, Iowa and Moline, Illinois for approximately $0.6 million, funded with cash on hand. Following this transaction, the properties were wholly owned by us and added to the borrowing base under our Credit Facility.
Dispositions — Year Ended December 31, 2020
During the year ended December 31, 2020, we sold nine properties (one MOB in Cape Girardeau, Missouri, seven SHOPs in Michigan and one skilled nursing facility in Lutz, Florida) for an aggregate contract price of $40.4 million, which resulted in an aggregate gain on sale of $5.2 million. Eight of these properties (seven SHOPs and one skilled nursing facility) were sold in the fourth quarter of 2020 and had an aggregate purchase price of $31.8 million, which resulted in an aggregate gain on sale of $2.9 million. The property in Lutz, Florida and the four Michigan properties were part of the borrowing base under the Credit Facility, and one of the Michigan properties was part of the Capital One Fannie Mae Credit Facility. The remaining two Michigan properties were unencumbered.
With respect to the sale of the Michigan SHOPs, in November 2020, we received payment of the full $11.8 million sales price for all 11 of the Michigan SHOPs, less $0.8 million held in escrow, and transferred seven of the properties to the buyer. The remaining four properties were transferred to the buyer at a second closing in January 2021 when the $0.8 million held in escrow was released to the buyer. Of the properties transferred at the second closing, three were part of the borrowing base under the Credit Facility until the initial closing and one was unencumbered. At the initial closing, $4.2 million of the net proceeds was used to repay amounts outstanding under the Fannie Mae Master Credit Facility with Capital One, $4.4 million of the net proceeds were used to repay amounts outstanding under the Revolving Credit Facility, with the remainder used for closing costs. Following the sale of the skilled nursing facility in Lutz, Florida, all $17.6 million of the net proceeds were used to repay amounts outstanding under the Credit Facility.

Dispositions — Subsequent to December 31, 2020
Subsequent to December 31, 2020, we did not dispose of any properties.
We have entered into definitive PSAs to sell the property in Jupiter Florida for $65.0 million and a skilled nursing facility in Wellington, Florida for $30.7 million. The sales of these assets are subject to conditions, and, due to the persistence of the COVID-19 pandemic and other factors beyond our control, there can be no assurance that we will be able to meet these conditions and that these dispositions will be completed on their contemplated terms, or at all. With respect to the skilled nursing facility in Wellington, Florida, closing may not occur unless, among other conditions, certain occupancy and revenue levels have been maintained at the property for a period of time. The property in Jupiter, Florida is not currently encumbered by any mortgage debt and is not part of the borrowing base under our Credit Facility. The skilled nursing facility in Wellington Florida is part of the borrowing base under our Credit Facility. Pursuant to the terms of the amendment to our Credit Facility in August 2020, the net cash proceeds from any completed dispositions must be used to prepay amounts outstanding under the Revolving Credit Facility and will therefore not be available to us for any other purpose. We may reborrow any amounts so repaid if all relevant conditions are met, including sufficient availability for future borrowings.
Share Repurchase Program
Our board has adopted the SRP, which enables our common stockholders to sell their shares of common stock to us under limited circumstances. At the time a common stockholder requests a repurchase, we may, subject to certain conditions, repurchase the shares presented for repurchase for cash. There are limits on the number of shares we may repurchase under this program during any calendar year. We are only authorized to repurchase shares using the proceeds secured from our DRIP in any given period, although the board has the power, in its sole discretion, to determine the number of shares repurchased during any period as well as the amount of funds to be used for that purpose.
Under the currently effective amended and restated SRP, subject to certain conditions, only repurchase requests made following the death or qualifying disability of stockholders that purchased shares of our common stock or received their shares from us (directly or indirectly) through one or more non-cash transactions would be considered for repurchase. Additionally, pursuant to the SRP, the repurchase price per share equals 100% of the Estimated Per-Share NAV in effect on the last day of the fiscal semester, or the six-month period ending June 30 or December 31.
The amendment to the Credit Facility on August 10, 2020 prohibits us from repurchasing shares of our common stock until the Commencement Quarter. In light of this amendment, the board suspended repurchases under the SRP effective August 14, 2020. The board also rejected all repurchase requests submitted during the period from January 1, 2020 August 14, 2020. No further repurchase requests under the SRP may be made unless and until the SRP is reactivated. Beginning in the Commencement Quarter, we will be permitted to repurchase up to $50.0 million of shares of our common stock (including amounts previously repurchased during the term of the Revolving Credit Facility) if, after giving effect to the repurchases, we maintain cash and cash equivalents of at least $30.0 million and our ratio of consolidated total indebtedness to consolidated total asset value (expressed as a percentage) is less than 55.0%.
Non-GAAP Financial Measures
This section discusses the non-GAAP financial measures we use to evaluate our performance including Funds from Operations (“FFO”), Modified Funds from Operations (“MFFO”) and NOI. While NOI is a property-level measure, MFFO is based on our total performance as a company and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined here, includes straight-line rent which is excluded from MFFO. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measure, which is net income, are provided below:
Funds from Operations and Modified Funds from Operations
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings, improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including, but not limited to, inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using the historical accounting convention for depreciation and certain other items may be less informative.
Because of these factors, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has published a standardized measure of performance known as FFO, which is used in the REIT industry as a supplemental performance measure. We believe FFO, which excludes certain items such as real estate-related depreciation and amortization, is an appropriate supplemental measure of a REIT’s operating performance. FFO is not equivalent to our net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s definition.
We believe that the use of FFO provides a more complete understanding of our operating performance to investors and to management, and reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Changes in the accounting and reporting promulgations under GAAP that were put into effect in 2009 subsequent to the establishment of NAREIT’s definition of FFO, such as the change to expense as incurred rather than capitalize and depreciate acquisition fees and expenses incurred for business combinations, have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed under GAAP across all industries. These changes had a particularly significant impact on publicly registered, non-listed REITs, which typically have a significant amount of acquisition activity in the early part of their existence, particularly during the period when they are raising capital through ongoing initial public offerings.
Because of these factors, the Institute of Portfolio Alternatives (“IPA”), an industry trade group, has published a standardized measure of performance known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-listed REITs. MFFO is designed to be reflective of the ongoing operating performance of publicly registered, non-listed REITs by adjusting for those costs that are more reflective of acquisitions and investment activity, along with other items the IPA believes are not indicative of the ongoing operating performance of a publicly registered, non-listed REIT, such as straight-lining of rents as required by GAAP. We believe it is appropriate to use MFFO as a supplemental measure of operating performance because we believe that, when compared year-over-year, both before and after we have deployed all of our offering proceeds and are no longer incurring a significant amount of acquisition fees or other related costs, it reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. MFFO is not equivalent to our net income or loss as determined under GAAP.
We calculate MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the “Practice Guideline”) issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for acquisition fees and expenses and other items. In calculating MFFO, we follow the Practice Guideline and exclude acquisition fees and expenses, amortization of above and below market and other intangible lease assets and liabilities, amounts relating to straight-line rent adjustments (in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the lease and rental payments), contingent purchase price consideration, accretion of discounts and amortization of premiums on debt investments, mark-to-market adjustments included in net income, gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and adjustments for unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. We also exclude other non-operating items in calculating MFFO, such as transaction-related fees and expenses and capitalized interest.
We believe that, because MFFO excludes costs that we consider more reflective of acquisition activities and other non-operating items, MFFO can provide, on a going-forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance once our portfolio is stabilized. Our Modified FFO (as defined in our Credit Facility) is similar but not identical to MFFO as discussed in this prospectus. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry and allows for an evaluation of our performance against other publicly registered, non-listed REITs.
Not all REITs, including publicly registered, non-listed REITs, calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs, including publicly registered, non-listed REITs, may not be meaningful. Furthermore, FFO and MFFO are not indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as determined under GAAP as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to pay dividends and other distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. The methods utilized to evaluate the performance of a publicly registered, non-listed REIT under GAAP should be construed as more relevant measures of operational performance and considered more prominently than the non-GAAP measures, FFO and MFFO, and the adjustments to GAAP in calculating FFO and MFFO.
Neither the SEC, NAREIT, the IPA nor any other regulatory body or industry trade group has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, updates to the White Paper or the Practice Guideline may be published or the SEC or another regulatory body could standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO accordingly.
Accounting Treatment of Rent Deferrals
All of the concessions granted to our tenants as a result of the COVID-19 pandemic are rent deferrals with the original lease term unchanged and collection of deferred rent deemed probable (see the “— Overview — Management Update on the Impacts of the COVID-19 Pandemic” section of this Management’s Discussion and Analysis of Financial Condition and Results of Operations for additional information). As a result of relief granted by the FASB and SEC related to lease modification accounting, rental revenue used to calculate Net Income and NAREIT FFO has not been, and we do not expect it to be, significantly impacted by these types of deferrals. In addition, since we currently believe that these deferral amounts are collectable, we have excluded from the increase in straight-line rent for MFFO purposes the amounts recognized under GAAP relating to these types of rent deferrals. For a detailed discussion of our revenue recognition policy, including details related to the relief granted by the FASB and SEC, see Note 2 — Significant Accounting Polices to our consolidated financial statements included elsewhere in this prospectus.
The table below reflects the items deducted from or added to net loss attributable to stockholders in our calculation of FFO and MFFO for the periods indicated. In calculating our FFO and MFFO, we exclude the impact of amounts attributable to our non-controlling interests.

(In thousands)	Year Ended December 31,
	2020	2019	2018
Net loss attributable to common stockholders (in accordance with GAAP)	$(78,781)	$(88,087)	$(52,762)
Depreciation and amortization(1)	79,643	79,744	82,226
Impairment charges	36,446	55,969	20,655
(Gain) loss on sale of real estate investment	(5,230)	(8,790)	70
Adjustments for non-controlling interests(2)	(526)	(595)	(484)
FFO (as defined by NAREIT) attributable to common stockholders	31,552	38,241	49,705
Acquisition and transaction related	173	362	302
(Accretion) amortization of market lease and other lease intangibles, net	(80)	(4)	255
Straight-line rent adjustments	(2,405)	(3,561)	(1,863)
Straight-line rent (rent deferral agreements)(3)	280	—	—
Amortization of mortgage premiums and discounts, net	60	(162)	(263)
Loss on non-designated derivatives	102	68	157
Capitalized construction interest costs	—	(2,756)	(3,198)
Deferred tax asset valuation allowance(4)	4,641	—	—
Adjustments for non-controlling interests(2)	(9)	31	24
MFFO attributable to common stockholders	$34,314	$32,219	$45,119

(1)
Net of non-real estate depreciation and amortization.

(2)
Represents the portion of the adjustments allocable to non-controlling interests.

(3)
Represents the amount of deferred rent pursuant to leases which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on our consolidated balance sheet but are considered to be earned revenue attributed to the current period for purposes of MFFO as they are expected to be collected.

(4)
This is a non-cash item and is added back as it is not considered a part of operating performance.

Net Operating Income
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate portfolio. NOI is equal to revenue from tenants less property operating and maintenance. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss).
We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unlevered basis. We use NOI to assess and compare property level performance and to make decisions concerning the operation of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss).
NOI excludes certain components from net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to pay distributions.
The following table reflects the items deducted from or added to net loss attributable to common stockholders in our calculation of NOI for the year ended December 31, 2020:
(In thousands)	Same Store	Acquisitions	Dispositions	Non- Property Specific	Total
Net income (loss) attributable to common stockholders (in accordance with GAAP)	$36,862	$2,492	$(15,690)	$(102,445)	$(78,781)
Impairment charges	12,551	—	23,895	—	36,446
Operating fees to related parties	—	—	—	23,922	23,922
Acquisition and transaction related	—	—	—	173	173
General and administrative	95	—	—	21,477	21,572
Depreciation and amortization	74,017	6,617	419	—	81,053
Interest expense	2,036	—	—	49,483	51,519
Interest and other income	—	—	—	(44)	(44)
instruments Loss on non-designated derivative	—	—	—	102	102
Loss on sale of real estate investments	—	—	(5,230)	—	(5,230)
Income tax expense	—	—	—	4,061	4,061
Net income attributable to non- controlling interests	—	—	—	303	303
Allocation for preferred stock	—	—	—	2,968	2,968
NOI	$125,561	$9,109	$3,394	$—	$138,064
The following table reflects the items deducted from or added to net loss attributable to stockholders in our calculation of NOI for the year ended December 31, 2019:
(In thousands)	Same Store	Acquisitions	Dispositions	Non-Property Specific	Total
Net income (loss) attributable to common stockholders (in accordance with GAAP)	$14,097	$1,552	$(3,519)	$(100,217)	$(88,087)
Impairment charges	43,125	—	12,844	—	55,969
Operating fees to related parties	—	—	—	23,414	23,414
Acquisition and transaction related	7	28	—	327	362
General and administrative	93	11	11	20,415	20,530
Depreciation and amortization	76,430	2,087	2,515	—	81,032
Interest expense	213	—	—	55,846	56,059
Interest and other income	2	—	—	(9)	(7)
Loss on non-designated derivative instruments	—	—	—	68	68
Gain on sale of real estate investments	—	—	(8,790)	—	(8,790)
Income tax expense	—	—	—	399	399
Net income (loss) attributable to non-controlling interests	23	—	—	(416)	(393)
Allocation for preferred stock	—	—	—	173	173
NOI	$133,990	$3,678	$3,061	$—	$140,729

Refer to Note 15 — Segment Reporting to our consolidated financial statements included elsewhere in this prospectus for a reconciliation of NOI to net loss attributable to stockholders by reportable segment.
Dividends and Other Distributions
Dividends on our Series A Preferred Stock accrue in an amount equal to $1.84375 per share each year ($0.460938 per share per quarter) to Series A Preferred Stock holders, which is equivalent to 7.375% per annum on the $25.00 liquidation preference per share of Series A Preferred Stock. Dividends on the Series A Preferred Stock are cumulative and payable quarterly in arrears on the 15th day of January, April, July and October of each year or, if not a business day, the next succeeding business day to holders of record on the close of business on the record date set by our board and declared by us.
From March 1, 2018 until June 30, 2020, we paid distributions to our common stockholders, at a rate equivalent to $0.85 per annum, per share of common stock. Distributions were payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.
On June 29, 2020, the board approved a change in our common stock distribution policy declaring distributions based on daily record dates and paying distributions on a monthly basis in arrears on a single payment date to declaring and paying distributions on a monthly basis in arrears based on a single record date.
As noted herein under our Credit Facility we may not pay distributions to holders of common stock in cash or make any other cash distributions (including repurchases of shares of our common stock), subject to certain exceptions. These exceptions include paying cash dividends on the Series A Preferred Stock or any other preferred stock we may issue and paying any cash distributions necessary to maintain our status as a REIT. We may not pay any cash distributions (including dividends on Series A Preferred Stock) if a default or event of default exists or would result therefrom. We will again be able to pay cash distributions to holders of common stock once we make an election and satisfy certain conditions relating to our liquidity and leverage. There can be no assurance as to if, or when, we will be able to satisfy these conditions. Moreover, once we are permitted to pay cash distributions on our common stock, we will only be permitted to do so if the aggregate distributions (as defined in the Credit Facility and including dividends on Series A Preferred Stock) for any period of four fiscal quarters do not exceed 95% of Modified FFO (as defined in the Credit Facility) for the same period based only on fiscal quarters after we make the election and begin paying distributions.
On August 13, 2020, the board changed our common stock distribution policy in order to preserve our liquidity and maintain additional financial flexibility in light of the continued COVID-19 pandemic and to comply with an amendment to the Credit Facility described above. Under the new policy, distributions authorized by the board on shares of our common stock, if and when declared, are now paid on a quarterly basis in arrears in shares of our common stock valued at the Estimated Per-Share NAV in effect on the applicable date, based on a single record date to be specified at the beginning of each quarter. In October 2020, January, 2021 and April 2021, we declared and paid dividends payable in shares of our common stock on each share of our outstanding common stock. The number of shares issued in the stock dividends was based on our prior cash distribution rate of $0.85 per share per annum. See “— Overview” for additional information on the impact of the stock dividends.
Subject to the restrictions in our Credit Facility, the amount of dividends and other distributions payable to our stockholders is determined by the board and is dependent on a number of factors, including funds available for distribution, our financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to maintain our status as a REIT under the Code. The board may reduce the amount of dividends or other distributions paid or suspend dividend or other distribution payments at any time and therefore dividend and other distribution payments are not assured. The amount of any accrued and unpaid dividends payable with respect to the Series A Preferred Stock becomes part of the liquidation preference thereof.
The following table shows the sources for the payment of distributions to common stockholders and preferred stockholders, including distributions on unvested restricted shares and OP Units, but excluding distributions related to Class B Units as these distributions are recorded as an expense in our consolidated statement of operations and comprehensive loss, for the periods indicated:
	Three Months Ended								Year Ended
	March 31, 2020		June 30, 2020		September 30, 2020		December 31, 2020		December 31, 2020
(In thousands)		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions:
Distributions to common stockholder s not reinvested in common stock issued under the DRIP	$13,225		$13,729		$4,400		$—		$31,354
Distributions reinvested in common stock issued under the DRIP	6,322		6,267		2,015				14,604
Dividends to preferred stockholder s	173		742		742		742		2,399
Distributions on OP Units	86		87		28		—		201
Total distributions(1)	$19,806		$20,825		$7,185		$742		$48,558
Source of distribution coverage:
Cash flows provided by operations (2)	$18,952	95.7%	$12,294	59.0%	$7,185	100.0%	$24	3.2%	$41,807	86.1%
Proceeds received from common stock issued under the DRIP(2)	854	4.3%	6,267	30.1%	—	—%	718	96.8%	6,751(3)	13.9%
Available cash on hand	—	%	2,264	10.9%	—	—%	—	—%	—(3)	—%
Total source of distribution coverage	$19,806	100.0%	$20,825	100.0%	$7,185	100.0%	$742	100.0%	$48,558	100.0%
Cash flows provided by operations (in accordance with GAAP)	$18,952		$12,294		$10,537		$24		$41,807
Net loss attributable to stockholders (in accordance with GAAP)	$(24,744)		$(22.811)		$(10,500)		$(43,514)		$(78,781)

(1)
Excludes distributions related to Class B Units and distributions to non-controlling interest holders other than those paid on our OP Units. The decrease in total distributions was due to the change in the timing of our distributions to common stockholders and the change to paying distributions in common stock (as opposed to cash) beginning in October 2020 (see disclosure above).

(2)
Assumes the use of available cash flows from operations before any other sources.

(3)
Year-to-date total does not equal the sum of the quarters. Each quarter and year-to-date period is evaluated separately for purposes of this table.

For the year ended December 31, 2020, cash flows provided by operations were $41.8 million. We had not historically generated sufficient cash flow from operations to fund the payment of dividends and other distributions at the current rate prior to switching from paying dividends on our common stock in cash to paying in additional shares of common stock. As shown in the table above, we funded distributions with cash flows provided by operations, proceeds received from common stock issued under our DRIP and available cash on hand, comprised of proceeds from financings and dispositions. Because shares of common stock are only offered and sold pursuant to the DRIP in connection with the reinvestment of distributions paid in cash, participants in the DRIP will not be able to reinvest in shares thereunder for so long as we pay distributions in stock instead of cash.
Our ability to pay dividends on our Series A Preferred Stock and starting with the Commencement Quarter, distributions on our common stock and maintain compliance with the restrictions on the payment of distributions in our Credit Facility depends on our ability to increase the amount of cash we generate from property operations which in turn depends on a variety of factors, including the duration and scope of the COVID-19 pandemic and its impact on our tenants and properties, our ability to complete acquisitions of new properties and our ability to improve operations at our existing properties. There can be no assurance that we will complete acquisitions on a timely basis or on acceptable terms and conditions, if at all. Our ability to improve operations at our existing properties is also subject to a variety of risks and uncertainties, many of which are beyond our control, and there can be no assurance we will be successful in achieving this objective.
We may still pay any cash distributions necessary to maintain our status as a REIT but may not pay any cash distributions (including dividends on Series A Preferred Stock) if a default or event of default exists or would result therefrom under the Credit Facility. The amendment provided that the covenants restricting payment of distributions to a threshold based on Modified FFO and requiring maintenance of a minimum ratio of consolidated total indebtedness to consolidated total asset value and a minimum ratio of adjusted consolidated EBITDA to consolidated fixed charges did not apply for the fiscal quarter ended June 30, 2020. In addition, the lenders waived any defaults or event of defaults under those covenants that may have occurred during the fiscal quarter ended June 30, 2020 as well as any additional default or event of default resulting therefrom prior to August 10, 2020. There can be no assurance our lenders will consent to any amendments or waivers that may become necessary to comply with our Credit Facility in the future.
Loan Obligations
The payment terms of our mortgage notes payable generally require principal and interest amounts payable monthly with all unpaid principal and interest due at maturity. The payment terms of our Credit Facility require interest only amounts payable monthly with all unpaid principal and interest due at maturity. The payment terms of our Fannie Mae Master Credit Facilities require interest only payments through November 2021 and principal and interest payments thereafter. Our loan agreements require us to comply with specific reporting covenants. As of December 31, 2020, we were in compliance with the financial and reporting covenants under our loan agreements.
Following the amendment to our Credit Facility in August 2020, until the first day of the Commencement Quarter, we must use all the net cash proceeds from any capital event (such as an asset sale, financing or equity issuance, including this offering) to prepay amounts outstanding under the Revolving Credit Facility. We may reborrow any amounts so repaid if all relevant conditions are met, including sufficient availability for future borrowings. There can be no assurance these conditions will be met.
Contractual Obligations
The following table reflects contractual debt obligations under our mortgage notes payable, Revolving Credit Facility and Fannie Mae Master Credit Facilities and minimum base rental cash payments due for leasehold interests over the next five years and thereafter as of December 31, 2020. The minimum base rental cash payments due for leasehold interests amounts exclude contingent rent payments, as applicable, that may be payable based on provisions related to increases in annual rent based on exceeding certain economic indexes, among other items. As of December 31, 2020, the outstanding mortgage notes payable and loans under the Revolving Credit Facility and Fannie Mae Master Credit Facilities had weighted-average effective interest rates of 3.9%, 3.2% and 2.6%, respectively.

(In thousands)	Total	Years Ended December 31,			Thereafter
		2021	2022-2023	2024-2025
Principal on mortgage notes payable	$550,361	$1,191	$7,625	$2,237	$539,308
Interest on mortgage notes payable	108,961	15,971	45,387	47,603	—
Principal on Revolving Credit Facility	173,674	—	—	173,674	—
Interest on Revolving Credit Facility	27,875	5,575	11,150	11,150	—
Principal on Term Loan	150,000	—	—	150,000	—
Interest on Term Loan	37,125	7,425	14,850	14,850	—
Fannie Mae Master Credit Facilities	355,175	130	7,316	8,993	338,736
Interest on Fannie Mae Master Credit Facilities	53,913	9,314	18,464	18,031	8,104
Lease rental payments due(1)	39,944	747	1,540	1,560	36,097
Total	$1,497,028	$40,353	$106,332	$428,098	$922,245

(1)
Includes all payments due on both operating leases and direct financing leases. See Note 16 — Commitments and Contingencies to our consolidated financial statements included in this prospectus for additional information.

Election as a REIT
We elected to be taxed as a REIT under Sections 856 through 860 of the Code, effective for our taxable year ended December 31, 2013. Commencing with that taxable year, we have been organized and operated in a manner so that we qualify as a REIT under the Code. We intend to continue to operate in such a manner but can provide no assurances that we will operate in a manner so as to remain qualified for taxation as a REIT. To continue to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP) determined without regard to the deduction for dividends paid and excluding net capital gains, and comply with a number of other organizational and operational requirements. If we continue to qualify as a REIT, we generally will not be subject to U.S. federal corporate income tax on the portion of our REIT taxable income that we distribute to our stockholders. Even if we continue to qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and properties as well as U.S. federal income and excise taxes on our undistributed income.
Inflation
We may be adversely impacted by inflation on any leases that do not contain indexed escalation provisions. In addition, we may be required to pay costs for maintenance and operation of properties, which may adversely impact our results of operations due to potential increases in costs and operating expenses resulting from inflation.
Related-Party Transactions and Agreements
Please see Note 9 — Related Party Transactions and Arrangements to our consolidated financial statements for the year ended December 30, 2020 beginning on page F-51 for a discussion of the various related party transactions, agreements and fees.
Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.
Item 7A.   Quantitative and Qualitative Disclosures About Market Risk.
The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. Our long-term debt, which consists of secured financings, our Credit Facility (which includes a Revolving Credit Facility and a Term Loan) and the Fannie Mae Master Credit Facilities, bear interest at fixed rates and variable rates. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars, and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We will not hold or issue these derivative contracts for trading or speculative purposes. As of December 31, 2020, we had entered into six non-designated interest rate caps with a notional amount of approximately $359.3 million and nine designated interest rate swaps with a notional amount of $578.5 million. We do not have any foreign operations and thus we are generally not directly exposed to foreign currency fluctuations.
Mortgage Notes Payable
As of December 31, 2020, all of our mortgages are either fixed-rate ($171.9 million) or variable-rate ($378.5 million), before consideration of interest rate swaps. Our mortgages had a gross aggregate carrying value of $550.4 million and a fair value of $549.6 million as of December 31, 2020.
Credit Facilities
Our Credit Facilities are variable-rate, before consideration of interest rate swaps, and are comprised of our Revolving Credit Facility, our Term Loan and our Fannie Mae Master Credit Facilities. Our Credit Facilities had a gross aggregate carrying amount of $678.8 million and a fair value of $673.6 million as of December 31, 2020.
Sensitivity Analysis — Interest Expense
Interest rate volatility associated with all of our variable-rate borrowings, which totaled $1.1 billion as of December 31, 2020, affects interest expense incurred and cash flow to the extent they are not fixed via interest rate swap. As noted above, we have nine designated interest rate swaps with a notional amount of $578.5 million, which effectively creates a fixed interest rate for a portion of our variable-rate debt. We also have six non-designated interest rate cap contracts, which are substantially out of the money and, therefore do not currently affect our near-term interest rate sensitivity. The sensitivity analysis related to the portion of our variable-rate debt that is not fixed via designated interest rate swaps assumes an immediate 100 basis point move in interest rates from their December 31, 2020 levels, with all other variables held constant. A 100 basis point increase and decrease in variable interest rates on the portion of our variable-rate debt that is not fixed via designated interest rate swaps would increase and decrease our interest expense by $4.8 million.
Sensitivity Analysis — Fair Value of Debt
Changes in market interest rates on our debt instruments impacts their fair value, even if it has no impact on interest due on them. For instance, if interest rates rise 100 basis points and the balances on our debt instruments remain constant, we expect the fair value of our obligations to decrease, the same way the price of a bond declines as interest rates rise. The sensitivity analysis related to our debt assumes an immediate 100 basis point move in interest rates from their December 31, 2020 levels, with all other variables held constant. A 100 basis point increase in market interest rates would result in a decrease in the fair value of our debt by $37.2 million. A 100 basis point decrease in market interest rates would result in an increase in the fair value of our debt by $35.2 million. A 100 basis point increase in market interest rates would result in an increase in the fair value of our nine designated interest rate swaps by $28.5 million. A 100 basis point decrease in market interest rates would result in a decrease in the fair value of our nine designated interest rate swaps by $30.2 million.
These amounts were determined by considering the impact of hypothetical interest rate changes on our borrowing costs, and assuming no other changes in our capital structure. The information presented above includes only those exposures that existed as of December 31, 2020 and does not consider exposures or positions arising after that date. The information represented herein has limited predictive value. Future actual realized gains or losses with respect to interest rate fluctuations will depend on cumulative exposures, hedging strategies employed and the magnitude of the fluctuations.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES OFFERED
The following is a summary description of our capital stock, including shares of Series A Preferred Stock, the securities offered in this offering. This description is not complete and is qualified in its entirety by reference to the provisions of our charter and bylaws and the applicable provisions of the MGCL. Our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, and bylaws are incorporated by reference, as exhibits, in the registration statement of which this prospectus forms a part (see “Where You Can Find More Information” in this prospectus).
As used in this section, the terms “we,” “us,” “our” and “the Company” refer to Healthcare Trust, Inc. and not to any of its subsidiaries.
General
Our charter authorizes us to issue up to 350,000,000 shares of stock, consisting of 300,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share, of which 2,210,000 are classified as shares of Series A Preferred Stock. As of April 20, 2021, we had the following stock issued and outstanding: (i) 96,433,554 shares of common stock; and (ii) 1,610,000 shares of our Series A Preferred Stock. No established public market currently exists for our shares of common stock.
Under our charter, our board of directors, without stockholder approval, is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms thereof. We have previously classified and designated an aggregate of 2,210,000 authorized but unissued shares of preferred stock as Series A Preferred Stock. Our board of directors has authorized the classification of         additional shares of our preferred stock as Series A Preferred Stock, and we will file articles supplementary with the State Department of Assessments and Taxation of the State of Maryland reflecting this classification. After these articles supplementary are accepted for record and become effective, our authorized capital stock will be 350,000,000 shares of stock, consisting of 300,000,000 shares of common stock,          shares of Series A Preferred Stock and         shares of undesignated preferred stock. The Series A Preferred Stock sold in this offering will be consolidated, form a single series, and be fully fungible with all outstanding Series A Preferred Stock. The transfer agent, registrar and dividend payment agent for the Series A Preferred Stock is Computershare Trust Company, N.A.
Common Stock
Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, the holders of our common stock:
•
have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our board and declared by us; and

•
are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon liquidation, dissolution or winding up of our affairs.

Subject to the provisions of our charter relating to the restrictions on ownership and transfer of our stock and except as may otherwise be provided in the charter, holders of our common stock are entitled to one vote per share on all matters on which holders of our common stock are entitled to vote at all meetings of our stockholders. The holders of our common stock do not have cumulative voting rights.
Holders of shares of our common stock are entitled to vote for the election of directors. Subject to the rights of holders of one or more classes or series of preferred stock, directors may be removed from office, only for cause, by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. Cause is defined in our charter to mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. Vacancies on the board resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal.
Preferred Stock
Under our charter, our board of directors, without stockholder approval, is authorized to cause us to issue shares of preferred stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.
Some of the rights, preferences, privileges and restrictions of the shares of preferred stock of a class or series may include the following:
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distribution rights;

•
conversion rights;

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voting rights;

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redemption rights and terms of redemptions; and

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liquidation preferences.

Series A Preferred Stock
Ranking
The Series A Preferred Stock ranks, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up:
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senior to our common stock and to all other equity securities, the terms of which expressly provide that such securities rank junior to the Series A Preferred Stock;

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on parity with all equity securities, the terms of which expressly provide that such securities rank on parity with the Series A Preferred Stock; and

•
junior to any class or series of equity securities, the terms of which expressly provide that such securities rank senior to the Series A Preferred Stock.

The authorization or issuance of equity securities ranking senior to the Series A Preferred Stock requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and of any other similarly-affected classes and series of preferred stock ranking on parity with the Series A Preferred Stock and upon which like voting rights have been conferred and are exercisable. Any convertible debt securities that we may issue will not be considered to be “equity securities” for these purposes prior to the time of conversion. The Series A Preferred Stock ranks junior to all our existing and future indebtedness. The terms of the Series A Preferred Stock do not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that rank junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up.
Dividends
Holders of Series A Preferred Stock are entitled to receive, when, as and if authorized by our board and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of  $1.84375 per share each year, which is equivalent to the rate of 7.375% of the $25.00 liquidation preference per share per annum. Dividends are payable quarterly in arrears on the 15th day of January, April, July and October of each year or, if not a business day, the next succeeding business day. The first quarterly dividend for the shares of Series A Preferred Stock sold in this offering will be paid on July 15, 2021. A dividend period is the respective quarterly period commencing on and including the 1st day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period to all holders of record on the applicable record date, when and as authorized by our board and declared by us. Holders of record of all shares of Series A Preferred Stock issued and outstanding at the close of business on the record date fixed by our board for any dividend will be entitled to receive the full dividend paid on the applicable dividend payment date even if these shares were not issued and outstanding for the full dividend period.
Any dividend, including any dividend payable on the Series A Preferred Stock for any partial dividend period, is computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of Series A Preferred Stock as they appear in the transfer agent’s records at the close of business on the applicable record date, which will be the date that our board sets as the record date for the payment of a dividend that is not more than 30 nor fewer than 10 days prior to the applicable dividend payment date.
Our board will not authorize, and we will not pay or declare and set apart for payment, any dividend on the Series A Preferred Stock at any time that:
•
the terms and conditions of any of our agreements, including our Credit Facility or any other agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment;

•
the terms and conditions of any of our agreements, including our Credit Facility or any other agreement relating to our indebtedness, provide that the authorization, payment or setting apart for payment would constitute a breach of, or a default under, the agreement; or

•
the law restricts or prohibits the authorization, payment or setting apart for payment.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock accrue whether or not the dividends are authorized by our board and declared by us.
Accrued and unpaid dividends on the Series A Preferred Stock do not bear interest.
We will not pay or declare and set apart for payment any dividends (other than a dividend paid in common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up) or declare and make any distribution of cash or other property on common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock or redeem or otherwise acquire common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock (except (i) by conversion into or exchange for common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, (ii) for the redemption of shares of our stock pursuant to the provisions of our charter relating to the restrictions upon ownership and transfer of our stock and (iii) for a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any other stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up), unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past dividend periods.
Notwithstanding the foregoing, if we do not either pay or declare and set apart for payment full cumulative dividends on the Series A Preferred Stock and all stock that ranks on parity with the Series A Preferred Stock with respect to dividends, the amount which we have declared will be allocated pro rata to the holders of Series A Preferred Stock and to each equally ranked class or series of stock, so that the amount declared for each share of Series A Preferred Stock and for each share of each equally ranked class or series of stock is proportionate to the accrued and unpaid dividends on those shares. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accrued and unpaid dividend.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Code) a portion (the “Capital Gains Amount”) of the dividends not in excess of our earnings and profits that are paid or made available for the year to the holders of all classes or series of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that will be allocable to the holders of Series A Preferred Stock will be in the same proportion that the Total Dividends paid or made available to the holders of Series A Preferred Stock for the taxable year bears to the Total Dividends for the taxable year made with respect to all classes or series of stock outstanding.
Holders of shares of Series A Preferred Stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as described above.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of  $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment, after payment of or provision for our debts and liabilities and any other class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to liquidation rights before any distribution or payment may be made to holders of common stock or any other class or series of our equity stock ranking junior to the Series A Preferred Stock with respect to liquidation rights. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of stock ranking on parity with the Series A Preferred Stock with respect to liquidation rights, then the holders of Series A Preferred Stock and any other class or series of stock ranking on parity with the Series A Preferred Stock with respect to liquidation rights will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series A Preferred Stock are entitled to written notice of any voluntary or involuntary liquidation, dissolution or winding up at least 20 days before the payment date of the liquidating distribution. After the holders of Series A Preferred Stock have received the full amount of the liquidating distributions to which they are entitled, they will have no right or claim to any of our remaining assets.
In determining whether any distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series A Preferred Stock will not be added to the Company’s total liabilities.
Our consolidation, conversion or merger with or into any other person or entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business, whether in connection with a Change of Control or otherwise, will not be deemed to constitute our liquidation, dissolution or winding up.
Optional Redemption
The Series A Preferred Stock is not redeemable prior to December 11, 2024, except in the circumstances described in this section, in the section below titled “— Special Optional Redemption,” or pursuant to certain provisions of our charter. See “— Restrictions on Transfer and Ownership of Stock” below.
Notwithstanding any other provision relating to redemption or repurchase of the Series A Preferred Stock, we may redeem any or all of the Series A Preferred Stock at any time, whether before or after December 11, 2024 at a redemption price of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), pursuant to the restrictions on ownership and transfer of our stock set forth in our charter or if our board otherwise determines that redemption is necessary for us to preserve our status as a REIT for federal income tax purposes.
On and after December 11, 2024, the Series A Preferred Stock may be redeemed at our option, in whole or in part, at any time or from time to time, at a redemption price of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price), without interest, upon the giving of notice, as provided below.
If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If the redemption is to be by lot, and if as a result of the redemption any holder of Series A Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, more than 9.8% in value of the aggregate of our outstanding shares of stock (which includes the Series A Preferred Stock) or 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our outstanding shares of stock or violate any of the other restrictions on ownership and transfer of our stock set forth in our charter, then, except in certain instances, we will redeem the requisite number of shares of Series A Preferred Stock of that holder so that the holder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, more than 9.8% in value of the aggregate of our outstanding shares of stock or 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our outstanding shares of stock or violate any of the other restrictions on ownership and transfer set forth in our charter.
We will mail to you, if you are a record holder of Series A Preferred Stock, a notice of redemption no less than 30 days nor more than 60 days prior to the redemption date. We will send the notice to your address, as shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Stock except as to shares held by any holder to whom notice was defective or not given. Each notice will state the following:
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the redemption date;

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the redemption price;

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the total number of shares of Series A Preferred Stock to be redeemed (and, if less than all the shares held by any holder are to be redeemed, the number of shares to be redeemed from the holder);

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the place or places where the shares of Series A Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing the shares (duly endorsed for transfer) and any other documents we require in connection with redemption; and

•
that dividends on the Series A Preferred Stock will cease to accrue on the redemption date.

We are not required to provide notice in the event we redeem Series A Preferred Stock in order to maintain our status as a REIT.
Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of Series A Preferred Stock may be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed. In addition, unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we will not purchase or otherwise acquire directly or indirectly any Series A Preferred Stock (except (i) by exchange for our equity securities ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, (ii) pursuant to the provisions of our charter relating to restrictions on ownership and transfer of our stock and (iii) pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding shares of Series A Preferred Stock and any other stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up). So long as no dividends on Series A Preferred Stock for any past dividend period are in arrears, we are entitled at any time and from time to time to repurchase Series A Preferred Stock in open-market transactions duly authorized by our board and effected in compliance with applicable laws and these requirements will not prevent our purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred

Stock and any other stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or our redemption of Series A Preferred Stock pursuant to the provisions of our charter relating to the restrictions on ownership and transfer of our stock.
Special Optional Redemption
During any period of time (whether before or after December 11, 2024) that the Series A Preferred Stock is not listed on the Nasdaq Stock Market, the NYSE or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq Stock Market, the NYSE or the NYSE American LLC (a “Delisting Event”), we have the option to redeem the outstanding shares of Series A Preferred Stock, in whole or in part, after the occurrence of the Delisting Event, for a redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on the payment date will be included in the redemption price), upon the giving of notice, as provided below.
In addition to the foregoing, upon the occurrence of a Delisting Event, the dividend rate specified shall be increased on the day after the occurrence of the Delisting Event by 2.00% per annum to the rate of 9.375% of the $25.00 per share stated liquidation preference per annum (equivalent to $2.34375 per annum per share) from and after the date of the Delisting Event. Following the cure of a Delisting Event, the dividend rate shall revert to the rate of 7.375% of the $25.00 per share stated liquidation preference per annum.
In addition, upon the occurrence of a Change of Control, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which the Change of Control occurred, by paying $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on the payment date will be included in the redemption price). If, prior to the Conversion Date (as defined below), we provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption rights), you will not have the conversion right described below under “— Change of Control Conversion Right.”
We will mail to you, if you are the record holder of Series A Preferred Stock, a notice of redemption no less than 30 days nor more than 60 days prior to the redemption date. We will send the notice to your address, as shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing with not affect the validity of the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state the following:
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the redemption date;

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the redemption price;

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the total number of shares of Series A Preferred Stock to be redeemed;

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the place or places where the shares of Series A Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing the shares (duly endorsed for transfer) and any other documents we require in connection with the redemption;

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that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control or a Delisting Event, as applicable, and a brief description of the transaction or transactions constituting the Change of Control or Delisting Event, as applicable;

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that holders of Series A Preferred Stock to which the notice relates will not be able to tender the Series A Preferred Stock for conversion in connection with a Change of Control during a continuous Delisting Event, and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Conversion Date; and
•
that dividends on the Series A Preferred Stock to be redeemed will cease to accrue on the redemption date.

A Change of Control occurs when, after the original issuance of the Series A Preferred Stock, the following has occurred and is continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of directors (except that the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, including any parent of the Company or the acquiring or surviving entity, has a class of common equity securities listed on the Nasdaq Stock Market, the NYSE or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq Stock Market, the NYSE or the NYSE American LLC.

Additional Provisions Relating to Optional Redemption and Special Optional Redemption
If  (i) we have given a notice of redemption, (ii) we have set apart sufficient funds for the redemption of the shares of Series A Preferred Stock called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and an amount equal to all accrued and unpaid dividends to, but not including, the redemption date, then from and after the redemption date, those shares of Series A Preferred Stock so called for redemption will no longer be outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate, except the right to receive the redemption price, without interest. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends payable upon redemption, without interest.
The holders of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding dividend payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding dividend payment date. There is no restriction on the redemption of shares of Series A Preferred Stock by us while there is any arrearage in the payment of dividends.
All shares of Series A Preferred Stock that we redeem or reacquire in any manner will return to the status of authorized but unissued shares of preferred stock, without further designation as to series or class and may thereafter be classified, reclassified or issued as any series or class of preferred stock.
Change of Control Conversion Right
Upon the occurrence of a Change of Control during a continuing Delisting Event, each holder of Series A Preferred Stock has the right, unless, prior to the Conversion Date, we have provided or provide notice of our election to redeem the shares of Series A Preferred Stock as described under “— Optional Redemption” or “— Special Optional Redemption,” to convert some of or all the shares of Series A Preferred Stock held by the holder (the “CoC Conversion Right”) on the Conversion Date into a number of shares of common stock per share of Series A Preferred Stock (the “Common Stock Conversion Consideration”), which is equal to the lesser of:
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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared) on the Series A Preferred Stock to, but not including, the Conversion Date (unless the Conversion Date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on the payment date will be included in this sum), by (ii) the Common Stock Price; and
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2.8571, the Share Cap.

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a common stock dividend), subdivisions or combinations (in each case, a “Stock Split”) with respect to shares of our common stock as follows: the adjusted Share Cap as the result of a Stock Split will be the number of shares of our common stock that is equivalent to the product of  (i) the Share Cap in effect immediately prior to the Stock Split, multiplied by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to the Stock Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to the Stock Split.
If a Change of Control occurs during a continuing Delisting Event, pursuant to or in connection with which shares of our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock will receive upon conversion of the shares of Series A Preferred Stock the kind and amount of Alternative Form Consideration which the holder would have owned or been entitled to receive had the holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control during a continuing Delisting Event, is referred to as the “Conversion Consideration”).
If the holders of shares of our common stock have the opportunity to elect the form of consideration to be received in connection with the Change of Control during a continuing Delisting Event, the Conversion Consideration that holders of Series A Preferred Stock will receive will be the form of consideration elected by the holders of a plurality of the shares of common stock held by stockholders who participate in the election and will be subject to any limitations to which all holders of shares of common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in connection with the Change of Control during a continuing Delisting Event.
We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock.
Instead, we will pay the cash value of any fractional shares based on the Common Stock Price.
Within 15 days following the occurrence of a Change of Control during a continuing Delisting Event, unless we have provided notice of our election to redeem the shares of Series A Preferred Stock as described under “— Optional Redemption” or “— Special Optional Redemption,” we will provide to holders of record of outstanding shares of Series A Preferred Stock a notice of occurrence of both the Change of Control and Delisting Event that describes the resulting CoC Conversion Right. A failure to give notice of conversion or any defect in the notice or in its mailing will not affect the validity of the proceedings for the conversion of any Series A Preferred Stock except as to the holder to whom this notice was defective or not given. This notice will state the following:
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the events constituting the Change of Control during a continuing Delisting Event;

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the date of the Change of Control during a continuing Delisting Event;

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the last date on which the holders of shares of Series A Preferred Stock may exercise their CoC Conversion Right;

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the method and period for calculating the Common Stock Price;

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the “Conversion Date,” which will be a business day fixed by our board that is not fewer than 20 and not more than 35 days following the date of the notice;

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that if, prior to the Conversion Date we provide notice of our election to redeem all or any portion of the shares of Series A Preferred Stock, you will not be able to convert the shares of Series A

Preferred Stock so called for redemption and the shares of Series A Preferred Stock will be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the CoC Conversion Right;
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if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

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the name and address of the paying agent and the conversion agent; and

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the procedures that the holders of shares of Series A Preferred Stock must follow to exercise the CoC Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, another news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the information stated in the notice, and post the notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of record of Series A Preferred Stock.
To exercise the CoC Conversion Right, a holder of record of Series A Preferred Stock will be required to deliver, on or before the close of business on the Conversion Date, the certificates, if any, representing any certificated shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a completed written conversion notice and any other documents we reasonably require in connection with the conversion, to our conversion agent. The conversion notice must state:
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the Conversion Date; and

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the number of shares of Series A Preferred Stock to be converted.

The “Common Stock Price” for any Change of Control will be (i) if the consideration to be received in the Change of Control during a continuing Delisting Event by holders of shares of our common stock is solely cash, the amount of cash consideration per share of common stock, and (ii) if the consideration to be received in the Change of Control during a continuing Delisting Event by holders of shares of our common stock is other than solely cash, (x) the Non-traded Common Stock Price, if the common stock is not listed on a national exchange on the effective date of any Change of Control or (y) the Traded Common Stock Price, if the common stock is listed on a national securities exchange on the effective date of any Change of Control.
The “Non-traded Common Stock Price” is the currently applicable repurchase price for shares of common stock pursuant to our SRP immediately prior to the effective date of the Change of Control. The “Traded Common Stock Price” is the average of the closing price per share of our common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.
Holders of Series A Preferred Stock may withdraw any notice of exercise of a CoC Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our conversion agent prior to the close of business on the business day prior to the Conversion Date. The notice of withdrawal must state:
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the number of withdrawn shares of Series A Preferred Stock;

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if certificated shares of Series A Preferred Stock have been tendered for conversion and withdrawn, the certificate numbers of the withdrawn certificated shares of Series A Preferred Stock; and

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the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.
Shares of Series A Preferred Stock as to which the CoC Conversion Right have been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration on the applicable Conversion Date, unless prior thereto we provide notice of our election to redeem those shares of Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Conversion Date, the shares of Series A Preferred Stock will not be so converted and the holders of the shares will be entitled to receive on the applicable redemption date the redemption price for the shares.
We will deliver amounts owing upon conversion no later than the third business day following the Conversion Date.
In connection with the exercise of any CoC Conversion Right, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series A Preferred Stock into shares of common stock. Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert shares of Series A Preferred Stock for shares of our common stock to the extent that receipt of the shares of common stock would cause the holder (or any other person) to violate the restrictions on ownership and transfer of our stock contained in our charter. See “Certain Provisions of the Maryland General Corporation Law and our Charter and Bylaws — Restrictions on Transfer and Ownership of Stock” below.
These Change of Control conversion and redemption features may make it more difficult for or discourage a party from pursuing a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.
Except as provided above in connection with the occurrence of a Change of Control during a Delisting Event, the Series A Preferred Stock is not convertible into or exchangeable for any other property or securities.
Voting Rights
Except as described below, holders of Series A Preferred Stock generally have no voting rights. On any matter in which the Series A Preferred Stock may vote (as expressly provided in our charter), each share of Series A Preferred Stock entitles the holder thereof to cast one vote, except that, when voting together as a single class with shares of any other class or series of voting preferred stock, shares of different classes or series will vote in proportion to the liquidation preference of the shares.
Whenever dividends on the Series A Preferred Stock are in arrears, whether or not authorized or declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series A Preferred Stock and any other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, which we refer to as “voting preferred stock,” and with which the holders of Series A Preferred Stock are entitled to vote together as a single class, will have the exclusive power, voting together as a single class, to elect, at any special meeting called by our secretary at the written request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock and any other class or series of voting preferred stock (unless the request is received more than 45 days and less than 90 days before our next annual meeting of stockholders at which the vote would occur) and at each subsequent annual meeting of stockholders, two additional directors to serve on our board. The right of holders of Series A Preferred Stock to vote in the election of directors will terminate when all dividends accrued and unpaid on the outstanding shares of Series A Preferred Stock for all past dividend periods have been fully paid. Unless the number of our directors has previously been increased pursuant to the terms of any other class or series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of directors, the number of our directors will automatically increase by two at the time as holders of Series A Preferred Stock become entitled to vote in the election of two additional directors. The term of office of these directors will terminate, and the number of our directors will automatically decrease by two, when all dividends accrued and unpaid for all past dividend periods on the Series A Preferred Stock have been fully paid, unless shares of voting preferred stock remain outstanding and entitled to vote in the election of directors. If the right of holders of Series A Preferred Stock to elect the two additional directors terminates after the record date for determining holders of shares of Series A Preferred Stock entitled to vote in any election of directors but before the closing of the polls in the election, holders of Series A Preferred

Stock outstanding as of the applicable record date will not be entitled to vote in the election of directors. The right of the holders of Series A Preferred Stock to elect the additional directors will again vest if and whenever dividends are in arrears for six quarterly periods, as described above. In no event will the holders of Series A Preferred Stock be entitled to nominate or elect an individual as a director, and no individual will be qualified to be nominated for election or to serve as a director, if the individual’s service as a director would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is listed or otherwise conflict with our charter or bylaws.
The additional directors will be elected by a plurality of the votes cast in the election of preferred stock directors, and each of these directors will serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies, or until the director’s term of office terminates as described above. Any director elected by the holders of Series A Preferred Stock and any other class or series of voting preferred stock, voting together as a single class, may be removed, with or without cause, only by a vote of the holders of a majority of the outstanding shares of Series A Preferred Stock and all classes or series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of directors, voting together as a single class. At any time that the holders of Series A Preferred Stock are entitled to vote in the election of the two additional preferred stock directors, holders of Series A Preferred Stock will be entitled to vote in the election of a successor to fill any vacancy on our board that results from the removal of the director.
At any time that holders of Series A Preferred Stock have the right to elect two additional preferred stock directors as described above but these directors have not been elected, our secretary must call a special meeting for the purpose of electing the additional directors upon the written request of the holders of record of 10% of the outstanding shares of Series A Preferred Stock and any other class or series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class with respect to the election of directors, unless the request is received more than 45 days and less than 90 days before the date fixed for the next annual meeting of our stockholders at which the vote would occur, in which case, the additional directors may be elected either at the annual meeting or at a separate special meeting of our stockholders at our discretion.
So long as any shares of Series A Preferred Stock are outstanding, the approval of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and each other class or series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote as a single class on such matter (voting together as a single class), is required to authorize (a) any amendment, alteration, repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock (whether by merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise), that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, or (b) the creation, issuance or increase in the authorized number of shares of any class or series of stock ranking senior to the Series A Preferred Stock (or any equity securities convertible into or exchangeable for any such shares) with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up. Notwithstanding the foregoing, holders of voting preferred stock will not be entitled to vote together as a class with the holders of Series A Preferred Stock on any amendment, alteration, repeal or other change to any provision of our charter unless the action affects the holders of Series A Preferred Stock and the voting preferred stock equally.
The following actions will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock:
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any increase or decrease in the number of authorized shares of common stock or preferred stock of any other class or series, any increase in the number of shares of Series A Preferred Stock or the classification or reclassification of any unissued shares, or the creation or issuance of equity securities, of any class or series ranking junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up;

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any amendment, alteration or repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, whether or not we are the surviving entity, if the Series A Preferred Stock (or stock into which the Series A Preferred Stock has been converted in any successor person or entity to us) remains outstanding with the terms thereof unchanged in all material respects or is exchanged for stock of the successor person or entity with substantially identical rights; or
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any amendment, alteration or repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, if the holders of Series A Preferred Stock receive the $25.00 liquidation preference per share of Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends to, but not including, the date of the event.

The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption all outstanding shares of Series A Preferred Stock.
No Maturity, Sinking Fund or Mandatory Redemption
The Series A Preferred Stock has no stated maturity date and is not subject to any sinking fund or mandatory redemption provisions.
Restrictions on Transfer and Ownership of Stock
Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock, including the Series A Preferred Stock. The relevant sections of our charter provide that, subject to certain exceptions, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock. For further information regarding the restrictions on ownership and transfer of the Series A Preferred Stock, see “Certain Provisions of the Maryland General Corporation Law and our Charter and Bylaws — Restrictions on Transfer and Ownership of Stock” below.
Conversion
The Series A Preferred Stock is not convertible into any other property or securities, except as provided under “— Change of Control Conversion Right.”
Information Rights
During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Stock as their names and addresses appear in our record books and without cost to the holders, copies of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which we would have been required to file these reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and (ii) within 15 days following written request, supply copies of these reports to any prospective holder of Series A Preferred Stock.
Preemptive Rights
No holders of Series A Preferred Stock shall, as a result of his, her or its status as such holder, have any preemptive rights to purchase or subscribe for shares of our common stock or any of our other securities.

Book-Entry Form
The outstanding shares of Series A Preferred Stock are maintained in book-entry form registered in the name of the nominee of DTC. Shares of Series A Preferred Stock are eligible for the Direct Registration System service offered by the DTC and may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Series A Preferred Stock and, upon request, every holder of uncertificated shares of Series A Preferred Stock is entitled to have a certificate for shares of Series A Preferred Stock signed by, or in the name of, the Company in accordance with the articles supplementary relating to the Series A Preferred Stock.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS
The following description of the terms of our charter and bylaws and of certain provisions of Maryland law, as well as other relevant matters, is only a summary. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions may discourage certain coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to negotiate first with our board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Power to Reclassify Shares of Our Stock
Our board may classify any unissued shares of preferred stock, and reclassify any unissued shares of common stock or any previously classified but unissued shares of preferred stock, into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our board is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.
Restrictions on Transfer and Ownership of Stock
In order for us to qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to certain exceptions, as described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock; we refer to these limitations as the “ownership limits.”
The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding shares of stock or 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.
Our board may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits and establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in our being “closely held” under Section 856(h) of the Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by our board for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of our board, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must provide such representations and undertakings to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a charitable trust of the shares of stock causing the violation. As a condition of granting an exemption or creating an excepted holder limit, our board of directors may, but is not required to, obtain an opinion of counsel or Internal Revenue Service ruling satisfactory to our board with respect to our qualification as a REIT and may impose such other conditions or restrictions as it deems appropriate.
Our board may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of shares of our stock is in excess of such decreased limits until such person’s percentage ownership of shares of our stock equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of shares of our stock in excess of such percentage ownership will be in violation of the applicable decreased limits. Our board may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares of our stock then outstanding. Prior to any modification of the ownership limits, our board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.
Our charter further prohibits:
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any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

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any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of our stock will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give, at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of our stock will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT.
If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in:
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any person violating the ownership limits or such other limit established by our board of directors; or

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us being “closely held” under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will automatically be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the charitable trust. A person who, but for the transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred is referred to as a “prohibited owner,” which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our charter, then our charter provides that the transfer of the shares will be void from the time of such purported transfer.
Shares of stock transferred to a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares of stock at market price, defined generally as the last reported sales price reported on the principal national securities exchange on which the shares are listed and admitted to trading, the market price per share of such stock on the day of the event which resulted in the transfer of such shares of stock to the charitable trust) and (2) the market price on the date we, or our designee, accept such offer. We may reduce the amount payable to the charitable trust by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust as described below. We may pay the amount of such reduction to the charitable trust for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee of the charitable trust has sold the shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the charitable trustee must distribute the net proceeds of the sale to the prohibited owner.
Within 20 days of receiving notice from us of the transfer of the shares to the charitable trust, the charitable trustee will sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock described above. After that, the charitable trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares at market price, the market price per share of such stock on the day of the event that resulted in the transfer to the charitable trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the charitable trust for the shares. The charitable trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends and other distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a charitable trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the charitable trust upon demand by the charitable trustee. The prohibited owner will have no rights in the shares held by the charitable trust.
The charitable trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the charitable trust will be paid by the recipient to the charitable trust upon demand by the charitable trustee. These rights will be exercised for the exclusive benefit of the charitable beneficiary.
Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee’s sole discretion:
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to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the charitable trustee; and

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to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible corporate action, then the charitable trustee may not rescind and recast the vote.
If our board determines that a proposed transfer would violate the restrictions on ownership and transfer of our stock set forth in our charter, our board may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of all classes or series of our stock, including common stock, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which such shares are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will, upon demand, be required to provide to us such information as we may request in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any certificates representing shares of our stock, or any written statements of information delivered in lieu of certificates, will bear a legend referring to the restrictions described above.
Number of Directors; Vacancies; Removal
We presently have six directors. This number may be increased or decreased from time to time pursuant to the bylaws, but may never be less than one or more than fifteen. Our board is divided into three classes of directors serving staggered three-year terms. At each annual meeting, directors of one class are elected to serve until the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.
We have elected by a provision of our charter to be subject to a provision of Maryland law requiring that, except as otherwise provided in the terms of any class or series of preferred stock, vacancies on our board may be filled only by the remaining directors and that any individual elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies. Any director may resign at any time by delivering his or her notice to the board, the chairman of the board or the Company’s secretary.
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock, any or all directors may be removed from office only for “cause” by the affirmative vote of the stockholders, entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this provision of our charter, “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.
Action by Stockholders
Under the MGCL, common stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our charter and bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Meetings and Special Voting Requirements
Subject to our charter restrictions on ownership and transfer of our stock and the terms of each class or series of stock, including with respect to the vote by the stockholders for the election of the directors, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of our board, which means that the holders of a majority of shares of our outstanding common stock can elect all the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter (except for certain charter amendments relating to director resignation and removal and the vote required for certain amendments). However, our operating assets are held by our subsidiaries and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.
Pursuant to our charter and bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board. Special meetings of stockholders to act on any matter that may properly be considered at a meeting of stockholders may be called by the board, the chairman of the board, the president or the chief executive officer and, subject to the satisfaction of certain procedural requirements, must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on the matter at the meeting. The presence of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.
Our board has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
No Appraisal Rights
As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.
Dissolution
Our dissolution must be declared advisable by a majority of our entire board and approved by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast on such matter.
Stockholder Liability
The MGCL provides that our stockholders:
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are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

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are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations
Under the MGCL, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a

Maryland corporation and an “interested stockholder,” defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder. The super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Under the MGCL, a person is not an “interested stockholder” if the board approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board may provide that its approval is subject to compliance with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our board has by resolution exempted business combinations between us and our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, our advisor or any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time by our board.
Control Share Acquisitions
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person that has made or proposed to make the control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are shares of voting stock which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in MGCL), may compel the board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquirer does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved, or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter provides otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. This bylaw provision may be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits the board of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
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a classified board;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board be filled only by the remaining directors and, if the board is classified, for the remainder of the full term of the class of directors in which the vacancy occurred; and

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a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected to be subject to the provisions of Subtitle 8 relating to a classified board and the filling of vacancies on our board. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships, and (3) require, unless called by the chairman of our board, our president, our chief executive officer or our board, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders in order to call a special meeting to act on such matter.
Advance Notice of Director Nominations and New Business
Our bylaws provide that nominations of individuals for election to the board or proposals of other business may be made at an annual meeting (1) pursuant to our notice of meeting, (2) by or at the direction of our board, or (3) by any stockholder of record both at the time of giving of notice pursuant to the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws. Our bylaws currently require the stockholder to provide notice to the secretary containing the information required by our bylaws not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to the board may be made at a special meeting, (1) by or at the direction of the board, or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder who is a holder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in our bylaws. Such stockholder may nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of  (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our board to be elected at the meeting.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of  (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.
Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
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any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; and

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any individual who, while our director or officer and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us.

We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers. The indemnification agreements provide that each indemnitee is entitled to indemnification unless it is established that (1) the act or omission of an indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) such indemnitee actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, such indemnitee had reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements further limit each indemnitee’s entitlement to indemnification in cases where (1) the proceeding was one by or in the right of us and such indemnitee was adjudged to be liable to us, (2) such indemnitee was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to such indemnitee or (3) the proceeding was brought by such indemnitee, except in certain circumstances.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, is the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, other than actions arising under federal securities laws, (b) any Internal Corporate Claim, as such term is defined in the MGCL, or any successor provision thereof, including, without limitation, (i) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders or (ii) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL, our charter or our bylaws, or (c) any other action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.
Our bylaws also provide that, unless we consent in writing, none of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland and the federal district courts are, to the fullest extent permitted by law, the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Rights Plan
In May 2020, our board of directors adopted a stockholder rights plan that will expire May 2023 or sooner under certain circumstances. In connection with the rights plan, in December 2020, our board of directors authorized, and we paid, a dividend of one common share purchase right for each share of our common stock outstanding. If a person or entity, together with its affiliates and associates, acquires beneficial ownership of 2.0% or more of our then outstanding common stock, subject to certain exceptions, each right would entitle its holder (other than the acquirer, its affiliates and associates) to purchase additional shares of our common stock at a substantial discount to the then current per share estimated net asset value. In addition, under certain circumstances, we may exchange the rights (other than rights beneficially owned by the acquirer, its affiliates and associates), in whole or in part, for shares of common stock on a one-for-one basis. The stockholder rights plan could make it more difficult for a third party to acquire us or a large block of our common stock without the approval of our board or directors, which may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.
The rights are in all respects subject to and governed by the provisions of the rights agreement we entered into with Computershare Trust Company, N.A., as rights agent, on May 18, 2020. A copy of the rights agreement is filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations associated with our qualification and taxation as a real estate investment trust, or REIT, and the acquisition, ownership and disposition of shares of our common stock and our Series A Preferred Stock. Supplemental U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the other securities offered by this prospectus may be provided in the additional prospectus or prospectus supplement that relates to those securities. For purposes of this summary, references to “the company,” “we,” “our” and “us” mean only Healthcare Trust, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is based upon the Internal Revenue Code of 1986 (the “Code”), Department of Treasury (“Treasury”) regulations promulgated under the Code (the “Treasury Regulations”), and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this summary.
This summary does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this summary does not purport to address the U.S. federal income or other tax considerations applicable to our stockholders that are subject to special treatment under U.S. federal income tax law, including, for example:
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financial institutions;

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partnerships or entities treated as partnerships, S corporations or other pass-through entities for U.S. federal income tax purposes;

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insurance companies;

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pension plans or other tax-exempt organizations, except to theSS extent summarized below;

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“qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund;

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dealers in securities or currencies;

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traders in securities that elect to use a mark to market method of accounting;

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persons that hold their stock as part of a straddle, hedge, constructive sale or conversion transaction;

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persons subject to special tax accounting rules under Code section 451(b);

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regulated investment companies;

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REITs;

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certain U.S. expatriates;

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persons whose “functional currency” is not the U.S. dollar; and

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persons who acquired shares of our stock through the exercise of an employee stock option or otherwise as compensation.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of shares of our stock, has been requested from the Internal Revenue Service (the “IRS”) or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
This summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters summarized in this summary. In addition, this summary assumes that stockholders acquired shares of our stock for cash and hold them as a capital asset, which generally means as property held for investment.
For purposes of this summary, “stock” refers to both our common stock and our Series A Preferred Stock unless otherwise specified.

Prospective investors are urged to consult their tax advisors to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of shares of our stock, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.
We have elected to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations, commencing with our taxable year ended on December 31, 2013. We intend to continue operating as a REIT so long as our board determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.
In brief, a corporation that complies with the provisions in Code sections 856 through 860 and qualifies as a REIT generally is not taxed on its net taxable income to the extent the income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as summarized in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.
Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (i) commencing with our taxable year ended on December 31, 2013, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date hereof has enabled us to meet and, assuming that our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Code, and (ii) our operating partnership has been and will be taxed as a partnership or as a disregarded entity and not an association or publicly traded partnership (within the meaning of Code section 7704) subject to tax as a corporation for U.S. federal income tax purposes beginning with its first taxable year. This opinion is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we own and our investment in other assets, the applicable requirements under U.S. federal income tax laws, which are discussed below. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year. Further, the anticipated U.S. federal income tax treatment summarized below may change, perhaps retroactively, by legislative, administrative, or judicial action. Proskauer Rose LLP has no obligation to update its opinion subsequent to the date of the opinion.
General
The term “REIT taxable income” means the taxable income as computed for a corporation that is not a REIT:
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without the deductions allowed by Code sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

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excluding amounts equal to the net income from foreclosure property and the net income derived from prohibited transactions;

•
deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code section 857(b)(5) upon a failure to meet the 95% or the 75% Gross Income Tests (as defined below), the tax imposed by Code section 856(c)(7)(C) upon a failure to meet the Asset Tests (as defined below), the tax imposed by Code section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

•
deducting the amount of dividends paid under Code section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

•
without regard to any change of annual accounting period pursuant to Code section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain that is distributed to our stockholders.
Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:
•
We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.

•
If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.

•
We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

•
If we have net income from prohibited transactions, the income would be subject to a 100% tax. See “— REIT Qualification Requirements — Prohibited Transactions.”

•
We will be subject to U.S. federal income tax at the corporate rate on any non-qualifying income from foreclosure property. We will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

•
If we fail to satisfy any of the REIT Asset Tests (summarized below), other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the corporate tax rate (currently 21%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the Asset Tests.

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If we fail to satisfy any other provision of the Code that would result in our failure to continue to qualify as a REIT (other than a requirement of the Gross Income Tests or the Asset Tests) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each failure.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. The penalties generally would not be deductible by us.

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If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of the asset during the five-year period beginning on the date we acquired the asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in the asset at the beginning of the recognition period will be subject to U.S. federal income tax at the corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (a “TRS”) that do not reflect arm’s-length terms.

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The earnings of our subsidiaries that are C corporations, other than a subsidiary that is a qualified REIT subsidiary (a “QRS”), including any subsidiary we may elect to treat as a TRS, will generally be subject to U.S. federal corporate income tax.

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We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of the gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on the gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
REIT Qualification Requirements
Organizational Requirements
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation but for its qualification as a REIT;

(4)
that is neither a financial institution nor an insurance company;

(5)
that meets the gross income, asset and annual distribution requirements;

(6)
the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

(7)
in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

(8)
that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

(9)
that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while requirements (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year end, thereby satisfying requirement (9).
Ownership of Interests in Partnerships, Limited Liability Companies and QRSs
A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to the special rules relating to the 10% asset test described below, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest, including our operating partnership, is treated as our assets and items of income for purposes of the Asset Tests and Gross Income Tests (each as defined below).
We expect to control our subsidiary partnerships, including our operating partnership, and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and that entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in the entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of the action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own certain assets through subsidiaries that we intend to be treated as QRSs. A corporation will qualify as our QRS if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A QRS is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a QRS are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A QRS is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a QRS will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” While we currently hold all of our investments through the operating partnership and subsidiaries of the operating partnership, we also may hold investments separately, through QRSs. Because a QRS must be wholly owned by a REIT, any QRS utilized by us would have to be owned by us, or another QRS, and could not be owned by the operating partnership unless we own 100% of the equity interest in the operating partnership.
We may from time to time own certain assets through entities that we wholly-own and that are disregarded as separate from us. If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset Tests and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”
Ownership of Interests in TRSs
We currently own an interest in a TRS, and may acquire securities in one or more TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, that other corporation also will be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.
A TRS is subject to U.S. federal income tax as a regular C corporation. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 20% of the gross value of a REIT’s assets may be comprised of securities of one or more TRSs. See “— Asset Tests.”

Share Ownership Requirements
The stock that we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely-held,” which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose.
Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) set forth above in “— Organizational Requirements.” First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock without the approval of our board. See the section entitled “Description of Capital Stock and Securities Offered — Preferred Stock — Series A Preferred Stock — Restrictions on Transfer and Ownership of Stock” in this prospectus. Additionally, our charter contains provisions requiring each of our stockholders to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations, to submit a statement of information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.
Asset Tests
At the close of each calendar quarter of the taxable year, we must satisfy a number of tests, summarized below, based on the composition of our assets (the “Asset Tests”). After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We will continue to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.
75% Asset Test.   At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property or on interests in real property), (2) shares in other qualifying REITs, (3) debt instruments issued by publicly offered REITs and (4) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to the DRIP) or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— Asset Tests — Additional Asset Tests.”
We are currently invested in the real properties described in our filings with the SEC. We may make real estate related debt investments if the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or by the sole membership interest in a disregarded entity will be treated as qualifying assets for purposes of the 75% Asset Test and the 10% vote or value test (described below). We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower.

If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of that loan may not be a qualifying real estate asset. Under current law, it is unclear how to determine the portion of a loan that would be treated as a qualifying real estate asset. However, IRS guidance provides that the IRS will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of (1) the fair market value of the real property securing the loan, as of the date the REIT committed to acquire or modify the loan, and (2) the fair market value of the loan. Nevertheless, the application of this guidance is uncertain, particularly with respect to the proper treatment under the Asset Tests of mortgage loans acquired at a discount that later increase in value. Accordingly, no assurance can be given that the IRS would not challenge our treatment of the assets. Moreover, although we intend to make these investments in a manner so as not to fail the Asset Tests, no assurance can be given that our investments would not disqualify us as a REIT.
Additional Asset Tests.   Our assets that do not qualify for the 75% Asset Test are subject to the following additional asset tests. Not more than 25% of the value of those assets may consist of securities, other than securities that qualify for the 75% Asset Test. Not more than 20% (25% for taxable years beginning prior to January 1, 2018) of the value of those assets may consist of securities of one or more TRSs. Not more than 25% of the value of those assets may be invested in publicly offered REIT debt instruments that do not otherwise qualify as real estate assets under the 75% Asset Test (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property). In addition, if we invest in any securities that do not otherwise qualify under the 75% Asset Test, other than equity investments in QRSs and TRSs, those securities may not exceed (1) 5% of the value of our assets as to any one issuer and (2) 10% of the outstanding securities by vote and value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, such as any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.
For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (3) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).
We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we are and will continue to be prudent in making these estimates, there can be no assurance that the IRS will agree with these determinations and may assert that a different value is applicable, in which case we might not satisfy the Asset Tests, and we could fail to qualify as a REIT.
A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer (other than those qualifying under the 75% Asset Test or securities of one or more QRS or TRS) representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, and (2) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.
If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with Treasury Regulations; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (A) $50,000, or (B) an amount determined (under Treasury Regulations) by multiplying (i) the highest rate of tax for corporations under Code section 11, by (ii) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).
Gross Income Tests
For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting (the “Gross Income Tests.”)
75% Gross Income Test.   At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) income from other specified investments relating to real property or mortgages thereon (which does not include gains from the sale of a non-qualified publicly offered REIT debt instrument), and (6) temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments, which will allow us to realize income that satisfies the 75% Gross Income Test.
95% Gross Income Test.   At least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) for the taxable year must be derived from (1) sources that satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments, which will allow us to realize income that satisfies the 95% Gross Income Test.
Rents from Real Property.   Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if the lease is respected as a true lease for U.S. federal income tax purposes and subject to the rules summarized below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). As more fully described below, amounts received as rent from a TRS are not excluded from rents from real property by reason of these related party rules if the activities of the TRS and the nature of the properties it leases meet certain requirements, including, for certain “qualified health care properties,” that the property be managed or operated by an eligible independent contractor. We expect that amounts received from TRSs we have formed and may form to facilitate our acquisition of “qualified health care properties” will satisfy the conditions of the exception for rents received from a TRS, with the result that the received amounts will be treated as rents from real property. The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.
Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits. We do not intend to (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant. However, it is possible, despite our intention, that we will receive rents that do not qualify as “rents from real property” under the 75% Gross Income Test and 95% Gross Income Test.
If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if the services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS. With respect to this rule, tenants may receive some services in connection with their leases of the real properties. Our intent is that the services we provide are those usually or customarily rendered in connection with the rental of space in the geographic location in which the property is located, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test and the 95% Gross Income Test described above. Our board intends to hire qualifying independent contractors or to utilize TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.
Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above if the activities of the TRS and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from a TRS with respect to any “qualified health care properties” we own will be considered rents from real property only if the following conditions are met:
•
Each “qualified health care property” is not managed or operated by us or the TRS to which it is leased, but rather is managed or operated by an eligible independent contractor that qualifies for U.S. federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating “qualified health care properties” for persons not related to us or the TRS. The test for an independent contractor’s eligibility is made at the time the independent contractor enters into a management agreement or other similar service contract with the TRS to operate the “qualified health care property”;

•
A “qualified health care property” includes any real property, and any personal property incident to the real property, that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility that extends medical, nursing, or ancillary services to patients, and that is operated by a provider of those services that is eligible for participation in the Medicare program with respect to the facility; and

•
The TRS may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any “qualified health care property” is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us.

We expect that all “qualified health care properties” we acquire and lease to a TRS will be operated in accordance with these requirements with the result that amounts received from a TRS will be considered rents from real property. The TRS will pay regular corporate tax rates on any income they earn from the lease of our “qualified health care properties,” as well as any other income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.
Interest Income.   It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property or an interest in real property qualifies under the 75% Gross Income Test; provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation upon which the interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance, we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and the modification will not be treated as a prohibited transaction. We intend to structure our loans secured by real property so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment so that income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.
Dividend Income.   We may receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. These distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.
We will monitor the amount of the dividend and other income from TRSs and other corporations that are not REITs or QRSs, and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that our actions will in all cases prevent a violation.
Prohibited Transaction Income.   Any gain that we realize on the sale of an asset (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any subsidiary partnership or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to continue to conduct our operations so that no asset owned by us is held as inventory or primarily for sale to customers, and that a sale of any asset owned by us will not be in the ordinary course of business. However, the IRS may successfully contend that some or all of the sales made by us, our subsidiary partnerships, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us are prohibited transactions. In that case, we would be required to pay the 100% penalty tax on our allocable share of the gains resulting from the sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although the gains of any TRS will be subject to tax at the regular U.S. federal corporate income tax rate.

Foreclosure Property.   Foreclosure property is real property and any personal property incident to the real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which the REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to regular U.S. federal corporate income tax on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.
Satisfaction of the Gross Income Tests.   Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Based on our historic and anticipated operations, it is likely that we will have little or no non-qualifying income for U.S. federal income tax purposes. Moreover, as described above, we have established a TRS and may establish additional TRSs with which we could enter into leases for any properties in which we may invest. Gross income generated by any TRS would not be included in our gross income. However, we would realize gross income from a TRS in the form of rents. In addition, any dividends from a TRS to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.
If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for the year if we (1) satisfy the IRS that the failure was due to reasonable cause and not due to willful neglect, (2) attach to our U.S. federal income tax return a schedule describing the nature and amount of each item of our gross income, and (3) satisfy the IRS that any incorrect information on the schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.
Annual Distribution Requirements
In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Determining whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after the declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in that month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.
For our taxable years commencing prior to January 1, 2015, for distributions to have been counted towards satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been “preferential dividends.” A dividend was not a preferential dividend if the distribution was (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.
If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.
We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. We may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:
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“residual interests” in REMICs or taxable mortgage pools;

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loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

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loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

For taxable years beginning after December 31, 2017, we (and our operating partnership) have elected to be treated as an “electing real property trade or business” and, accordingly, are not subject to the interest expense limitation under Code section 163(j). However, we (and our operating partnership) are required to use the alternative depreciation system to depreciate certain property and, as a result, our depreciation deductions may be reduced. Accordingly, our REIT taxable income (and, in turn, our distribution requirements) for a taxable year may be increased.
Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use the alternative depreciation system to depreciate certain property. We believe that we and our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If this election is made, although we or the subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income (and, in turn, our distribution requirements) for a taxable year may be increased.
We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.
Failure to Qualify
If we fail to continue to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and are not due to willful neglect, and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax on our taxable income at the regular corporate rate, thereby reducing cash available for distributions. In that event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to continue to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions
As mentioned above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:
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is a real estate asset under the 75% Asset Test;

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generally has been held for at least two years;

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has aggregate expenditures that are includable in the basis of the property not in excess of 30% of the net selling price;

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in some cases, was held for production of rental income for at least two years;

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in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

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when combined with other sales in the year, either does not cause us to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion), occurs in a year when we dispose of less than 10% of our assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property), or occurs in a year when we dispose of less than 20% of our assets as well as 10% or less of our assets based on a three-year average (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we may eventually sell each of the properties we own or acquire, our primary intention in holding, acquiring and operating properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See “— Ownership of Interests in TRSs,” above.
Characterization of Property Leases
We have acquired and intend to acquire and own commercial properties subject to net leases. We have structured and currently intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. For example, with respect to each lease, we generally expect that:
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our operating partnership and the lessee will intend for their relationship to be that of a lessor and lessee, and the relationship will be documented by a lease agreement;

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the lessee will have the right to exclusive possession and use and quiet enjoyment of the properties covered by the lease during the term of the lease;

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the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the properties other than the cost of certain capital expenditures, and will dictate through the property managers, who will work for the lessee during the terms of the leases, and how the properties will be operated and maintained;

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the lessee will bear all of the costs and expenses of operating the properties, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

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the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the properties during the term of the lease;

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in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the properties subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;

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the lessee will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (1) injury to persons or damage to property occurring at the properties or (2) the lessee’s use, management, maintenance or repair of the properties;

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the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease;

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the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties;

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at the time we enter into each lease (or at any time that any such lease is subsequently renewed or extended), the tenant will be able to derive a meaningful profit (after expenses and taking into account the risks associated with the lease) from the operation of the property during the term of its lease; and

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upon termination of each lease, the applicable property will have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, the IRS were to recharacterize our leases as service contracts, partnership agreements or otherwise, rather than true leases, or disregard the leases altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.
Hedging Transactions
We and our subsidiaries have entered and may continue to enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities that qualify as “hedging transactions” under the Code and Treasury Regulations. These hedging transactions can take a variety of forms, including the use of derivative instruments, such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. Income from a hedging transaction, including gain from the sale or disposition of the financial instrument or any periodic income from the instrument, that is clearly identified as a hedging transaction as specified in the Code, will not constitute gross income for purposes of the 95% Gross Income Test or 75% Gross Income Test. The term “hedging transaction” for these purposes generally means (1) any transaction we enter into in the normal course of our business primarily to manage risk of (A) interest rate changes or fluctuation on indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (B) currency fluctuations with respect to any item of income that would qualify under the 75% Gross Income Test or the 95% Gross Income Test or any property which generates such income and (2) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent the income would jeopardize our REIT status. However, it is possible that our hedging activities may give rise to income that does not qualify for purposes of either or both of the Gross Income Tests, and may adversely affect our ability to satisfy the REIT qualification requirements.
Tax Aspects of Investments in Partnerships
General.   We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We operate as an umbrella partnership REIT, or

UPREIT, which is a structure whereby we own a direct interest in the operating partnership, and the operating partnership, in turn, owns the properties and may possibly own interests in other non-corporate entities that own properties. The non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.
The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This summary should also generally apply to any investment by us in other entities taxable as partnerships.
A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the Gross Income Tests and Asset Tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.
Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the operating partnership will be treated as a partnership, if it has two or more partners, or as a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that a partnership will at all times satisfy one of these safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income in each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership has had and will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.
If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws summarized above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership were treated as a corporation, items of income, gain, loss, deduction and credit of the partnership would be subject to corporate income tax, and the partners of the partnership would be treated as stockholders, with distributions to the partners being treated as dividends.
Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in the property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.
Income Taxation of Partnerships and their Partners.   Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, the allocations may be disregarded for U.S. federal income tax purposes under Code section 704(b) and the Treasury Regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code section 704(b) and the Treasury Regulations promulgated thereunder.
In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, the property generally will have an initial tax basis equal to its fair market value, and accordingly, Code section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code section 704(c) would apply to the differences as well.
For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.
Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year.
Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As summarized above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.
Partnership Audit Rules.   Any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. These rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in shares of our stock.

Tax Consequences of Exercise of Exchange Rights.   Subject to some restrictions, the operating partnership agreement gives holders of limited partnership units the right to exchange their units into cash, subject to our right to pay for the units with shares of common stock rather than with cash. The exchange of units into shares is treated as a taxable sale of the units to us on which the unit owners will generally recognize gain in an amount equal to the value of the shares of common stock received plus the amount of liabilities of the operating partnership allocable to the units being exchanged, less the unit holder’s tax basis in those units. To the extent that the unit holder’s amount realized on the transaction is attributable to the unit holder’s share of inventory or unrealized receivables of the operating partnership, that portion may be recharacterized as ordinary income. No gain or loss will be recognized by us. Our basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to us as a result of acquiring the units.
Taxation of U.S. Stockholders
Taxation of Taxable U.S. Stockholders
The following section applies to you only if you are a U.S. Stockholder. Generally, for purposes of this summary, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:
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an individual citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds shares of our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of our stock should consult his, her or its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of shares of our stock by the partnership.
Distributions.   Distributions (including any deemed distributions) that we make to our U.S. Stockholders and that we do not designate as “capital gain dividends” or “qualified dividend income” (as described below) will be treated as dividends of ordinary income to the extent they are made out of our current or accumulated earnings and profits. Our earnings and profits generally will be allocated first to distributions on shares of the Series A Preferred Stock and then to distributions on our shares of common stock. In addition, for taxable years beginning before January 1, 2026, individuals, trusts and estates generally are entitled to up to a 20% pass-through deduction with respect to that ordinary dividend income for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), so long as certain holding period requirements have been met. Corporate U.S. Stockholders are not entitled to the pass-through deduction or the dividends-received deduction with respect to our distributions. A noncorporate U.S. Stockholder’s ability to claim the deduction equal to 20% of qualifying dividends received may be limited by the U.S. Stockholder’s particular circumstances. In addition, for any noncorporate U.S. Stockholder that claims a deduction in respect of qualifying dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%. Distributions in excess of our current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its shares of our stock by the amount of the distribution, but not below zero, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of our earnings and profits reduce the U.S. Stockholder’s tax basis in shares of our stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of shares of our stock.
Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives the distribution has held its shares of our stock. However, corporate U.S. Stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In those instances, U.S. Stockholders would include their proportionate shares of gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of our stock by the after-tax amount of the gain. Capital gains that we distribute, or are treated as distributing, to our stockholders must be allocated between shares of the Series A Preferred Stock and our common stock. We intend to allocate capital gains dividends based on the relative amount of total dividends paid or deemed paid for U.S. federal income tax purposes to holders of all classes of our stock for the year.
With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions (including any deemed distributions) paid to U.S. Stockholders as qualified dividend income. A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain; provided, that the U.S. Stockholder has held the shares of our stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the shares of our stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
the qualified dividend income received by us during the taxable year from C corporations (including any TRSs);
the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to our undistributed REIT taxable income; and
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to the built-in gain.
Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution that we declare in October, November or December of any year that is payable to a U.S. Stockholder of record on a specific date in that month will be treated as both paid by us and received by the U.S. Stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year.
We have the ability to declare and pay a large portion of a distribution on our common stock in shares of our common stock. As long as a portion of the distribution is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution (to the extent of our current or accumulated earnings and profits) will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any distribution on shares of our stock will be taxable as a dividend, unless the entire distribution is paid in shares of our common stock, which would be treated as a non-taxable distribution.
Distributions that we make and gains arising from the sale or exchange by a U.S. Stockholder of our stock will not be treated as passive activity income. As a result, U.S. Stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Any net operating losses or capital losses we have that are carried forward to future tax years may be used in those later years, subject to limitations, to reduce the amount of distributions required to satisfy the REIT distribution requirements. However, because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.
Sales of Shares.   The amount of net capital gain or loss recognized upon the sale or other disposition of shares of our stock by a U.S. Stockholder generally would equal the difference between (1) the amount of cash and fair market value of any property received in the sale and (2) the U.S. Stockholder’s tax basis in the shares sold. Gain on a sale of shares of our stock by a U.S. non-corporate investor generally will qualify for reduced U.S. federal income tax rates applicable to long-term net capital gain, provided that the investor held the shares of our stock for longer than one year prior to the sale. However, any loss from a sale or exchange of shares of our stock by a U.S. Stockholder who has held the shares of our stock for six months or less generally will be treated as a long-term capital loss to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations. Gains recognized by U.S. Stockholders that are corporations are subject to U.S. federal income tax at the corporate tax rate. Except in limited circumstances, as summarized above with respect to capital gains dividends or qualified dividend income, the reduced tax rate for long-term net capital gains will not apply to dividends paid by us.
Redemption of Shares of the Series A Preferred Stock.   A redemption of shares of the Series A Preferred Stock will be treated under Code section 302 as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies one or more of certain tests set forth in Code section 302(b) enabling the redemption to be treated as a sale or exchange of the redeemed shares. The redemption will satisfy one of these tests if it (1) is “substantially disproportionate” with respect to the U.S. Stockholder’s interest in shares of our stock, (2) results in a “complete termination” of the U.S. Stockholder’s interest in all shares of our classes or series of stock, or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Stockholder, all within the meaning of Code section 302(b). In determining whether one of these tests has been met, a U.S. Stockholder generally must include shares of our stock considered to be owned by the U.S. Stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our stock actually owned by the U.S. Stockholder. If a U.S. Stockholder actually or constructively owns no shares of our common stock, a redemption of the U.S. Stockholder’s preferred stock will qualify for sale or exchange treatment because the redemption would not be “essentially equivalent to a dividend” as defined by the Code. Because the determination as to whether any of the three alternative tests of Code section 302(b) described above will be satisfied with respect to any particular U.S. Stockholder of shares of the Series A Preferred Stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine the tax treatment to the prospective investor of a redemption of shares of the Series A Preferred Stock.
If a redemption of shares of the Series A Preferred Stock does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable distribution, as described above. In that case, a U.S. Stockholder’s adjusted tax basis in the redeemed shares of the Series A Preferred Stock will be transferred to the remaining shares of our stock held by the U.S. Stockholder. If the U.S. Stockholder does not retain any shares of our stock, the tax basis could be transferred to a related person that holds shares of our stock or the tax basis may be lost.
Conversion of Shares of the Series A Preferred Stock.   Upon the occurrence of a Change of Control during a continuing Delisting Event, unless we have elected to exercise our redemption right, each holder of preferred stock will, under certain circumstances, have the right to convert some or all of their shares of the Series A Preferred Stock held by the holder into shares of our common stock. Except as provided below, (1) a U.S. Stockholder generally will not recognize gain or loss upon the conversion of shares of the Series A Preferred Stock into shares of our common stock, and (2) a U.S. Stockholder’s tax basis and holding period in shares of our common stock received upon conversion generally will be the same as those of the converted shares of the Series A Preferred Stock (but the tax basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any shares of our common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted shares of the Series A Preferred Stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for the fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Stockholder has held the shares of the Series A Preferred Stock for more than one year at the time of conversion. U.S. Stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which the holder exchanges shares of our common stock received on a conversion of shares of the Series A Preferred Stock for cash or other property.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income tax except with respect to their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, distributions paid on shares of our stock should not constitute UBTI unless the tax-exempt entity (i) has borrowed funds or otherwise incurred acquisition indebtedness to acquire its shares of stock, or (ii) otherwise uses the shares of stock in an unrelated trade or business.
In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends it receives from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and, in turn, should prevent us from becoming a pension-held REIT.
Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.
Medicare Tax
Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of our stock. U.S. Stockholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of their shares.
Backup Withholding and Information Reporting
We will report to our U.S. Stockholders and the IRS the amount of dividends (including deemed dividends) paid during each calendar year and the amount (if any) of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 24% until December 31, 2025 and 28% thereafter with respect to dividends (including any deemed dividends) paid unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that the number is correct and that the U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number also may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify their non-foreign status or with respect to which the IRS notifies us that the U.S. Stockholder is subject to backup withholding. See the “— Taxation of Non-U.S. Stockholders” portion of this section.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Taxation of Non-U.S. Stockholders
Generally, for purposes of this summary, a “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.
Distributions  —  In General. Distributions that we make to our Non-U.S. Stockholders that are not attributable to gain from our sales or exchanges of United States real property interests (“USRPIs”), and that are not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Our earnings and profits generally will be allocated first to distributions on shares of the Series A Preferred Stock before being allocated to distributions on our shares of common stock. Ordinary dividends to Non-U.S. Stockholders generally are subject to a 30% withholding tax at the time of distribution, unless this dividend is effectively connected with a U.S. trade or business of the Non-U.S. Stockholder or an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Any constructive dividends on the preferred stock also would be subject to U.S. federal withholding tax to the same extent as an actual distribution. Because constructive dividends would not give rise to any cash from which any applicable withholding tax could be satisfied, we may withhold the U.S. federal tax on the dividend from cash proceeds otherwise payable to a Non-U.S. Stockholder.
If income from the investment in shares of our stock is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. Stockholders are taxed with respect to dividends (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of shares of our stock.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Stockholder to the extent they do not exceed the adjusted tax basis of the Non-U.S. Stockholder’s shares of our stock. Instead, they will reduce the adjusted tax basis of the Non-U.S. Stockholder’s shares of our stock. To the extent that the distributions exceed the adjusted tax basis of a Non-U.S. Stockholder’s shares of our stock, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of its shares of our stock, as described in the “Sales of Shares” portion of this section below.
Distributions Attributable to Sale or Exchange of Real Property.   Pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions that are attributable to gain from our sales or exchanges of USRPIs (“USRPI capital gain”) will, except as described below, be taxed to a Non-U.S. Stockholder as if the gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders therefore would be taxed at the normal capital gain rates applicable to U.S. Stockholders (without regard to whether we designate the distribution as a capital gain dividend), and would be subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. We (or applicable withholding agent) are required by the Treasury Regulations to withhold 21% of any distribution that we could designate as a capital gain dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a Non-U.S. Stockholder, withholding would not apply to the distribution under FIRPTA. Rather, we must effect the withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The Non-U.S. Stockholder may credit the amount withheld against the Non-U.S. Stockholder’s U.S. tax liability. The withheld amounts do not represent actual tax liabilities and are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of its actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS. We anticipate that distributions in respect of our stock will be subject to the rules set forth in this paragraph.

However, generally, pursuant to FIRPTA, distributions of USRPI capital gains are not treated as effectively connected income for a Non-U.S. Stockholder and instead are treated and taxed as ordinary dividends if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States; and (2) the Non-U.S. Stockholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date of the distribution. Distributions that qualify for this exception are subject to withholding tax in the manner described above as dividends of ordinary income. We anticipate that shares of our Series A Preferred Stock will be “regularly traded” on an established securities market for the foreseeable future, although, no assurance can be given that this will be the case.
In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of those qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Stockholders should consult their tax advisors regarding the application of these rules.
A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. income or withholding tax, unless (1) the gain is effectively connected with the Non-U.S. Stockholder’s U.S. trade or business, in which case the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to the gain, or (2) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Stockholder will incur tax on his or her capital gains.
Sales of Shares.   Gain recognized by a Non-U.S. Stockholder upon a sale of shares of our stock generally will not be subject to U.S. federal income taxation; provided, that: (1) the gain is not effectively connected with the conduct by the Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3)(A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our stock continues to be held directly or indirectly by foreign persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) the shares sold are of a class of our stock that is “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 10% of our outstanding shares of that class of stock at any time during the five-year period ending on the date of the sale.
We believe that we qualify as “domestically controlled.” However, even if we were not domestically controlled, we anticipate that shares of our Series A Preferred Stock (but not our common stock) will be “regularly traded” on an established securities market for the foreseeable future, although no assurance can be given that this will be the case. If the gain on the sale of shares of our stock were to be subject to U.S. federal income taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to that gain, and the purchaser of shares of our stock may be required to withhold a portion of the gross purchase price.
In addition, dispositions of our stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of those qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our stock. Furthermore, dispositions of our stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Stockholders should consult their tax advisors regarding the application of these rules.
Redemption of Shares of the Series A Preferred Stock.   A redemption of shares of the Series A Preferred Stock will be treated under Code section 302 as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies one or more of certain tests set forth in Code section 302(b) enabling the redemption to be treated as a sale or exchange of the redeemed shares. See “— Taxation of Taxable U.S. Stockholders — Redemption of Shares of the Series A Preferred Stock” above. Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of those rules. If a redemption of shares of the Series A Preferred Stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Distributions — In General” above. If the redemption of shares of the Series A Preferred Stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “— Sales of Shares.”
Foreign Account Tax Compliance Act (“FATCA”)
Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (including investment entities) and certain other non-U.S. entities as designated in the Code, the Treasury Regulations, or applicable intergovernmental agreement between the United States and a foreign country. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, shares of our stock paid to (1) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless the foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (2) a non-financial foreign entity that is the beneficial owner of the payment unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and the entity meets certain other specified requirements. The Treasury Regulations provide that these rules generally apply to payments of dividends on shares of our stock. Proposed Treasury Regulations would, if finalized in their present form, eliminate FATCA withholding tax on gross proceeds from the sale or other disposition of shares of our stock. The preamble to the proposed Treasury Regulations provides that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.
Other Tax Considerations
State, Local and Foreign Taxes.   We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. Any foreign taxes incurred by us would not pass through to U.S. Stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in shares of our stock.
Legislative Proposals.   You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our securities.

UNDERWRITING
We and the underwriters named below anticipate entering into an underwriting agreement with respect to the shares of Series A Preferred Stock being offered by this prospectus. Subject to certain conditions, each underwriter has severally agreed to purchase the respective number of shares of Series A Preferred Stock shown opposite its name in the following table. B. Riley Securities, Inc. is the representative of the underwriters.
Underwriter	Number of Shares
B. Riley Securities, Inc.
National Securities Corporation
Janney Montgomery Scott LLC
Ladenburg Thalmann & Co. Inc.
William Blair & Company, L.L.C.
Boenning & Scattergood, Inc.
Wedbush Securities Inc.
Colliers Securities LLC
Total
The underwriters are committed, severally and not jointly, to take and pay for all of the shares of Series A Preferred Stock being offered, if any are taken, other than the shares covered by the option described below unless and until that option is exercised. We have agreed to indemnify the underwriters and their respective controlling persons against specified liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriters of Company certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to an additional shares of Series A Preferred Stock from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. The underwriters may exercise this option in whole or in part at any time on or before the 30th day after the date of the underwriting agreement. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above, and the underwriters will offer the additional shares on the same terms as those on which the shares are being offered. The underwriters will sell such shares at the same price as the initially purchased shares.
The underwriters propose to offer the shares of Series A Preferred Stock directly to the public at the public offering price set forth on the cover of this prospectus and to certain dealers at the offering price less a concession not in excess of  $      per share. The underwriters may allow, and dealers may reallow, a concession not in excess of  $      per share of the Series A Preferred Stock to the other underwriters or to other dealers. After commencing the public offering of the shares, the offering price and the selling concession may be changed by the underwriters.
The following table shows the per share and total underwriting discounts to be paid by us to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, will be approximately $      , all of which will be paid by us. We have agreed to reimburse the underwriters for certain of their expenses incurred in connection with any required clearance of this offering with the Financial Industry Regulatory Authority, Inc. and any required registration or qualification of the shares under state or other securities or blue sky law. We have also agreed to pay B. Riley Securities, Inc. a structuring fee equal to $250,000 for the structuring of the Series A Preferred Stock.
We have agreed with the underwriters that, for a period of 60 days after the date of this prospectus, subject to certain exceptions, we will not, without the prior written consent of the representative, (i) directly or indirectly offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of any shares of Series A Preferred Stock or similar securities (for the avoidance of doubt, excluding our common stock) or any securities convertible into or exercisable or exchangeable for shares of Series A Preferred Stock or similar securities (for the avoidance of doubt, excluding our common stock) or file any registration statement or prospectus under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Series A Preferred Stock, whether any swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Series A Preferred Stock or other securities, in cash or otherwise.
The public offering price will be negotiated among us and the representatives.
The Series A Preferred Stock is listed on Nasdaq under the symbol “HTIA.”
In connection with this offering, the underwriters may purchase and sell shares of Series A Preferred Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering, and a short position represents the amount of sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any naked short position by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of Series A Preferred Stock made by the underwriters in the open market prior to the completion of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to other underwriters a portion of the underwriting discount received because other underwriters have repurchased shares sold by or for the account of that particular underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Series A Preferred Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of Series A Preferred Stock. As a result, the price of the Series A Preferred Stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise.
The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.
A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of Series A Preferred Stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. On September 15, 2020, we entered into a preferred stock purchase agreement and registration rights agreement with B. Riley, an affiliate of B. Riley Securities, Inc., pursuant to which we have the right from time to time to sell up to an aggregate of $15 million of shares of our Series A Preferred Stock to B. Riley until December 31, 2023, on the terms and subject to the conditions set forth in the purchase agreement. To date, no shares have been sold pursuant to this arrangement.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and any investment and trading activities may involve or relate to assets, securities or instruments of ours (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of our assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in our assets, securities and instruments.
Offer Restrictions Outside the U.S.
Other than in the U.S., no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area
In relation to each member state of the European Economic Area, the Prospectus Regulation applies (each, a “relevant member state”) with effect from and including the date of July 21, 2019, an offer of the securities described in this prospectus may not be made to the public in that relevant member state other than:
•
to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•
to fewer than 150 natural or legal persons per relevant member state (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.
For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the

Prospectus Regulation in that member state, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 (and amendments thereto).
The sellers of the securities have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of the sellers or the underwriters.
Canada
Shares of Series A Preferred Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, exemptions and Ongoing Registrant Obligations. Any resale of the Series A Preferred Stock must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The Series A Preferred Stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Series A Preferred Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Series A Preferred Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series A Preferred Stock may not be circulated or distributed, nor may the Series A Preferred Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Series A Preferred Stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Series A Preferred Stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person where such transfer arises from an offer pursuant to Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

EXPERTS
The financial statements as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statement incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 and relating to the year ended December 31, 2018 have been incorporated in reliance on the report of KPMG, LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.
On March 14, 2019, the audit committee of our board dismissed KPMG LLP as our independent registered public accounting firm and approved the engagement of PricewaterhouseCoopers LLP as its new independent registered public accounting firm. Additional information regarding the change in our independent registered public accounting firm can be found in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 30, 2021, which is incorporated by reference into this prospectus.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Proskauer Rose LLP as our securities and tax counsel. Certain matters of Maryland law will be passed upon for us by Venable LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Duane Morris LLP.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made.
We are subject to the informational reporting requirements of the Exchange Act, and, under the Act, we will file reports, proxy statements and other information with the SEC. You may read and copy any document that we have filed with the SEC at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. These documents also may be accessed through the SEC’s electronic data gathering analysis and retrieval system, or EDGAR, via electronic means, included on the SEC’s Internet website, www.sec.gov.
We also make available through our website at www.healthcaretrustinc.com our annual reports, quarterly reports, current reports and other materials we file or furnish to the SEC as soon as reasonably practicable after we file such materials with the SEC. Written requests for copies of the documents we file with the SEC should be directed to Healthcare Trust, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Investor Relations, Telephone: (866) 902-0063.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of Healthcare Trust, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Healthcare Trust, Inc. and its subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, of changes in equity and of cash flows for the years then ended, including the related notes and financial statement schedule as of December 31, 2020 and for the years ended December 31, 2020 and 2019 listed in the accompanying index (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
We also have audited the adjustments to the 2018 consolidated financial statements to retrospectively apply the stock dividends as described in Note 1. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2018 consolidated financial statements of the Company other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2018 consolidated financial statements taken as a whole.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Purchase Price Allocations for Property Acquisitions
As described in Notes 2 and 3 to the consolidated financial statements, during the year ended December 31, 2020, the Company completed real estate acquisitions of $110.7 million. For acquired properties with leases classified as operating leases, management allocated the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. Management utilizes various estimates, processes and information to determine the as-if vacant property value. Management estimates fair value using data from appraisals, comparable sales, discounted cash flow analysis and other methods. Fair value estimates are also made using significant assumptions such as capitalization rates, fair market lease rates, discount rates and land values per square foot. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Above-market and below-market lease values for acquired properties are initially recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to each in-place lease and (ii) management’s estimate of fair market lease rates for each corresponding in-place lease, measured over a period equal to the remaining initial term of the lease for above-market leases and the remaining initial term plus the term of any below-market fixed rate renewal options for below-market leases.
The principal considerations for our determination that performing procedures relating to purchase price allocations for property acquisitions is a critical audit matter are (i) the significant judgment by management when developing the fair value estimates of tangible and intangible assets acquired and liabilities assumed; (ii) a high degree of auditor judgment, subjectivity and effort in performing procedures and evaluating management’s significant assumptions related to capitalization rates, fair market lease rates, discount rates and land values per square foot; and (iii) the audit effort involved the use of professionals with specialized skill and knowledge.
Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included, among others (i) reading the purchase agreements and lease documents; (ii) testing the completeness and accuracy of underlying data used by management in the fair value estimates, and (iii) testing management’s process for estimating the fair value of tangible and intangible assets acquired and liabilities assumed, including testing management’s projected cash flows and evaluating the accuracy of valuation outputs. Testing management’s process included evaluating the appropriateness of the valuation methods and reasonableness of the significant assumptions related to capitalization rates, fair market lease rates, discount rates and land values per square foot. Evaluating the reasonableness of the significant assumptions included considering whether these assumptions were consistent with external market data, comparable transactions, and evidence obtained in other areas of the audit. In conjunction with certain purchase price allocations, professionals with specialized skill and knowledge were used to assist in evaluating the reasonableness of certain assumptions utilized by management related to capitalization rates, fair market lease rates, discount rates and land values per square foot.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 29, 2021
We have served as the Company’s auditor since 2019.

Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors Healthcare Trust, Inc.:
Opinion on the Consolidated Financial Statements
We have audited, before the effects of the adjustments to retrospectively apply the effects of the stock dividend described in Note 1, the consolidated statements of operations and comprehensive loss, changes in equity, and cash flows of Healthcare Trust, Inc. and subsidiaries (the Company) for the year ended December 31, 2018, and the related notes and financial statement schedule III (collectively, the consolidated financial statements). The 2018 consolidated financial statements before the effects of the adjustments described in Note 1 are not presented herein. In our opinion, the consolidated financial statements, before the effects of the adjustments to retrospectively apply the effects of the stock dividend described in Note 1, present fairly, in all material respects, the results of the Company’s operations and its cash flows for the year ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.
We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the effects of the stock dividend described in Note 1 and affecting per share amounts in the consolidated statements of operations and comprehensive loss, changes in equity, Note 2, Note 8 and Note 14, and accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by other auditors.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ KPMG LLP
We served as the Company’s auditor from 2014 to 2019.
Chicago, Illinois
March 13, 2019

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
	December 31,
	2020	2019
ASSETS
Real estate investments, at cost:
Land	$212,651	$207,335
Buildings, fixtures and improvements	2,133,057	2,004,116
Acquired intangible assets	276,015	269,616
Total real estate investments, at cost	2,621,723	2,481,067
Less: accumulated depreciation and amortization	(512,775)	(427,476)
Total real estate investments, net	2,108,948	2,053,591
Assets held for sale	90	70,839
Cash and cash equivalents	72,357	95,691
Restricted cash	17,989	15,908
Derivative assets, at fair value	13	392
Straight-line rent receivable, net	23,322	21,182
Operating lease right-of-use assets	13,912	14,351
Prepaid expenses and other assets (including $1,278 and $394 due from related parties as of December 31, 2020 and 2019, respectively)	34,932	39,707
Deferred costs, net	15,332	13,642
Total assets	$2,286,895	$2,325,303
LIABILITIES AND EQUITY
Mortgage notes payable, net	$542,698	$528,284
Credit facilities, net	674,551	605,269
Market lease intangible liabilities, net	10,803	12,052
Derivative liabilities, at fair value	38,389	5,305
Accounts payable and accrued expenses (including $299 due to related parties as of December 31, 2020)	42,271	43,094
Operating lease liabilities	9,155	9,133
Deferred rent	6,914	8,521
Distributions payable	742	6,901
Total liabilities	1,325,523	1,218,559
Stockholders’ Equity
7.375% Series A cumulative redeemable perpetual preferred stock, $0.01 par value, 2,210,000 and 1,610,000 authorized as of December 31, 2020 and 2019, respectively; 1,610,000 issued and outstanding as of December 31, 2020 and 2019	16	16
Common stock, $0.01 par value, 300,000,000 shares authorized, 95,040,783 (including 1,265,037 shares paid as a stock dividend on January 15, 2021) and 92,356,664 shares of common stock issued and outstanding as of December 31, 2020 and 2019, respectively	938	923
Additional paid-in capital	2,104,261	2,078,628
Accumulated other comprehensive loss	(39,673)	(7,043)
Distributions in excess of accumulated earnings	(1,108,557)	(971,190)
Total stockholders’ equity	956,985	1,101,334
Non-controlling interests	4,387	5,410
Total equity	961,372	1,106,744
Total liabilities and equity	$2,286,895	$2,325,303
The accompanying notes are an integral part of these consolidated financial statements.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
	Year Ended December 31,
	2020	2019	2018
Revenue from tenants	$381,612	$374,914	$362,406
Operating expenses:
Property operating and maintenance	243,548	234,185	220,997
Impairment charges	36,446	55,969	20,655
Operating fees to related parties	23,922	23,414	23,071
Acquisition and transaction related	173	362	302
General and administrative	21,572	20,530	17,275
Depreciation and amortization	81,053	81,032	83,212
Total expenses	406,714	415,492	365,512
Operating loss before gain (loss) on sale of real estate investments	(25,102)	(40,578)	(3,106)
Gain (loss) on sale of real estate investments	5,230	8,790	(70)
Operating loss	(19,872)	(31,788)	(3,176)
Other income (expense):
Interest expense	(51,519)	(56,059)	(49,471)
Interest and other income	44	7	23
Loss on non-designated derivatives	(102)	(68)	(157)
Total other expenses	(51,577)	(56,120)	(49,605)
Loss before income taxes	(71,449)	(87,908)	(52,781)
Income tax expense	(4,061)	(399)	(197)
Net loss	(75,510)	(88,307)	(52,978)
Net (income) loss attributable to non-controlling interests	(303)	393	216
Allocation for preferred stock	(2,968)	(173)	—
Net loss attributable to common stockholders	(78,781)	(88,087)	(52,762)
Other comprehensive income (loss):
Unrealized (loss) gain on designated derivatives	(32,630)	(11,625)	2,109
Comprehensive loss attributable to common stockholders	$(111,411)	$(99,712)	$(50,653)
Weighted-average common shares outstanding – Basic and Diluted(1)	94,639,833	94,433,640	93,593,719
Net loss per common share attributable to common stockholders – Basic and Diluted(1)	$(0.83)	$(0.93)	$(0.56)

(1)
Retroactively adjusted for the effects of the Stock Dividends (see Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
Years Ended December 31, 2020, 2019 and 2018
(In thousands, except share data)
	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income	Distributions in Excess of Accumulated Earnings	Total Stockholders’ Equity	Non- controlling Interests	Total Equity
	Number of Shares	Par Value	Number of Shares	Par Value
Balance, December 31, 2017	—	$—	91,002,766	$910	$2,009,197	$2,473	$(665,026)	$1,347,554	$8,505	$1,356,059
Common stock issued through distribution reinvestment plan	—	—	1,720,633	17	35,720	—	—	35,737	—	35,737
Common stock repurchases	—	—	(759,867)	(8)	(14,194)	—	—	(14,202)	—	(14,202)
Share-based compensation, net	—	—	—	—	1,244	—	—	1,244	—	1,244
Distributions declared on common stock, $0.92 per share(1)	—	—	—	—	—	—	(86,543)	(86,543)	—	(86,543)
Distributions to non-controlling interest holders	—	—	—	—	—	—	—	—	(492)	(492)
Unrealized gain on designated derivative	—	—	—	—	—	2,109	—	2,109	—	2,109
Net loss	—	—	—	—	—	—	(52,762)	(52,762)	(216)	(52,978)
Balance, December 31, 2018	—	—	91,963,532	919	2,031,967	4,582	(804,331)	1,233,137	7,797	1,240,934
Impact of adoption of ASC 842	—	—	—	—	—	—	(87)	(87)	—	(87)
Issuance of Preferred Stock, net	1,610,000	16	—	—	37,601	—	—	37,617	—	37,617
Common stock issued through distribution reinvestment plan	—	—	1,481,395	15	27,195	—	—	27,210	—	27,210
Common stock repurchases	—	—	(1,103,263)	(11)	(21,102)	—	—	(21,113)	—	(21,113)
Share-based compensation, net	—	—	15,000	—	1,319	—	—	1,319	—	1,319
Distributions declared on common stock, $0.83 per share(1)	—	—	—	—	—	—	(78,685)	(78,685)	—	(78,685)
Preferred stock dividends declared, $0.11 per share	—	—	—	—	—	—	(173)	(173)	—	(173)
Distributions to non-controlling interest holders	—	—	—	—	—	—	—	—	(346)	(346)
Unrealized loss on designated derivative	—	—	—	—	—	(11,625)	—	(11,625)	—	(11,625)
Net loss	—	—	—	—	—	—	(87,914)	(87,914)	(393)	(88,307)
Rebalancing of ownership percentage	—	—	—	—	1,648	—	—	1,648	(1,648)
Balance, December 31, 2019	1,610,000	16	92,356,664	923	2,078,628	(7,043)	(971,190)	1,101,334	5,410	1,106,744
Issuance of Preferred Stock, net	—	—	—	—	(59)	—	—	(59)	—	(59)
Common stock issued through distribution reinvestment plan	—	—	875,986	9	14,595	—	—	14,604	—	14,604
Common stock repurchases	—	—	(705,101)	(7)	(10,539)	—	—	(10,546)	—	(10,546)
Share-based compensation, net	—	—	—	—	1,345	—	—	1,345	—	1,345
Distributions declared in common stock, $0.21 per share(1)	—	—	1,248,197	13	19,646	—	(19,659)	—	—	—
Distributions declared in cash on common stock, $0.42 per share(1)	—	—	—	—	—	—	(38,839)	(38,839)	—	(38,839)
Preferred stock dividends declared, $1.84 per share	—	—	—	—	—	—	(2,968)	(2,968)	—	(2,968)
Distributions to non-controlling interest holders	—	—	—	—	—	—	—	—	(201)	(201)
Unrealized loss on designated derivative	—	—	—	—	—	(32,615)	—	(32,615)	—	(32,615)
Buyout of NCI	—	—	—	—	—	—	(88)	(88)	(495)	(583)
Net loss	—	—	—	—	—	—	(75,813)	(75,813)	303	(75,510)
Rebalancing of ownership percentage	—	—	—	—	645	(15)	—	630	(630)	—
Balance, December 31, 2020	1,610,000	$16	93,775,746	$938	$2,104,261	$(39,673)	$(1,108,557)	$956,985	$4,387	$961,372

(1)
Per share amounts retroactively adjusted for the effects of the Stock Dividends.

The accompanying notes are an integral part of these consolidated financial statements.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net loss	$(75,510)	$(88,307)	$(52,978)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	81,053	81,032	83,212
Amortization (including write-offs) of deferred financing costs	4,059	9,171	8,633
Amortization of terminated swap	846	—	—
Amortization of mortgage premiums and discounts, net	60	(162)	(263)
(Accretion) amortization of market lease and other intangibles, net	(80)	(4)	255
Bad debt expense	2,708	6,464	14,797
Equity-based compensation	1,345	1,319	1,244
Loss (gain) on non-designated derivative instruments	102	68	157
(Gain) loss on sales of real estate investments, net	(5,230)	(8,790)	70
Impairment charges	36,446	55,969	20,655
Deferred tax valuation allowance	4,641	—	—
Changes in assets and liabilities:
Straight-line rent receivable	(2,409)	(3,831)	(7,744)
Prepaid expenses and other assets	(63)	(9,667)	(16,888)
Accounts payable, accrued expenses and other liabilities	(4,554)	2,632	2,191
Deferred rent	(1,607)	1,510	810
Net cash provided by operating activities	41,807	47,404	54,151
Cash flows from investing activities:
Property acquisitions and development costs	(94,984)	(91,998)	(128,056)
Capital expenditures and other assets acquired	(21,892)	(16,719)	(12,910)
Proceeds from sales of real estate investments	34,385	62,468	25,903
Net cash used in investing activities	(82,491)	(46,249)	(115,063)
Cash flows from financing activities:
Payments on credit facilities	(26,091)	(368,300)	(80,000)
Proceeds from credit facilities	95,000	225,618	147,753
Proceeds from term loan	—	150,000	—
Proceeds from mortgage notes payable	—	136,513	118,700
Payments on mortgage notes payable	(1,048)	(67,797)	(63,263)
Payments for derivative instruments	(97)	(2,147)	(131)
Payments of deferred financing costs	(2,241)	(19,532)	(3,354)
Proceeds from issuance of preferred stock, net	(1,016)	37,617	—
Common stock repurchases	(10,539)	(21,113)	(14,202)
Distributions paid on common stock	(31,354)	(51,427)	(55,329)
Dividends paid on preferred stock	(2,399)	—	—
Buyout of non-controlling interest holders	(583)	—	—
Distributions to non-controlling interest holders	(201)	(346)	(492)
Net cash, provided by financing activities	19,431	19,086	49,682
Net change in cash, cash equivalents and restricted cash	(21,253)	20,241	(11,230)
Cash, cash equivalents and restricted cash, beginning of year	111,599	91,358	102,588
Cash, cash equivalents and restricted cash, end of year	$90,346	$111,599	$91,358
Cash, cash equivalents, end of period	$72,357	$95,691	$77,264
Restricted cash, end of period	17,989	15,908	14,094
Cash, cash equivalents and restricted cash, end of period	$90,346	$111,599	$91,358
Supplemental disclosures of cash flow information:
Cash paid for interest	$47,878	$47,621	$43,266
Cash paid for income taxes	315	447	407
Non-cash investing and financing activities:
Common stock issued through distribution reinvestment plan	$14,604	$27,210	$35,737
Common stock issued through stock dividends	19,659	—	—
Accrued capital expenditures (payable)	1,287	—	—
Mortgage assumed in acquisition	13,883	—	—
The accompanying notes are an integral part of these consolidated financial statements.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
Note 1 — Organization
The Company is an externally managed real estate investment trust for U.S. federal income tax purposes (“REIT”) that focuses on acquiring and managing a diversified portfolio of healthcare-related real estate, focused on medical office buildings (“MOBs”), healthcare properties leased on a triple-net basis (“NNN properties”) and senior housing operating properties (“SHOPs”). As of December 31, 2020, the Company owned 193 properties located in 31 states and comprised of 9.4 million rentable square feet.
Substantially all of the Company’s business is conducted through Healthcare Trust Operating Partnership, L.P. (the “OP”), a Delaware limited partnership, and its wholly owned subsidiaries. The Company’s advisor, Healthcare Trust Advisors, LLC (the “Advisor”) manages our day-to-day business with the assistance of our property manager, Healthcare Trust Properties, LLC (the “Property Manager”). The Company’s Advisor and Property Manager are under common control with AR Global Investments, LLC (“AR Global”), and these related parties receive compensation and fees for providing services to us. The Company also reimburses these entities for certain expenses they incur in providing these services to the Company. Healthcare Trust Special Limited Partnership, LLC (the “Special Limited Partner”), which is also under common control with AR Global, also has an interest in the Company through ownership of interests in the OP.
The Company has declared quarterly dividends entirely in shares of its common stock equal to 0.01349 shares of common stock on each share of outstanding common stock (“Stock Dividends”) on October 1, 2020 and January 4, 2021. These Stock Dividends were issued on October 15, 2020 and January 15, 2021 to holders of record of common stock at the close of business on October 8, 2020 and January 11, 2021, respectively. Dividends payable entirely in shares of common stock are treated in a fashion similar to a stock split for accounting purposes specifically related to per-share calculations for the current and prior periods. The aggregate impact of these Stock Dividends on the Company’s weighted-average share amounts used in its per-share calculations was an increase of 0.02716 shares, cumulatively, for every one share of common stock. No additional shares, except for the Stock Dividends, were issued during the three months ended December 31, 2020. References made to weighted-average shares and per-share amounts in the accompanying consolidated statements of operations and comprehensive income have been retroactively adjusted to reflect the increase of 0.02716 shares for every share outstanding due to the Stock Dividends. Additionally, other references to weighted-average shares outstanding and per-share amounts have been retroactively adjusted for the Stock Dividends and are noted as such throughout the accompanying financial statements and footnotes.
On April 3, 2020, the Company published a new estimate of per-share net asset value (“Estimated Per-Share NAV”) as of December 31, 2019. The Company’s previous Estimated Per-Share NAV was as of December 31, 2018. Unlike the per share amounts in this Annual Report on Form 10-K, the Estimated Per-Share NAV has not been retroactively adjusted to reflect the payment of dividends in the form of common stock and will not be adjusted for Stock Dividends the Company pays in the future until the Board determines a new Estimated Per-Share NAV. Paying dividends in additional shares of common stock will, all things equal, cause the value of each share to decline because the number of shares outstanding will increase when Stock Dividends are paid; however, because each stockholder will receive the same number of new shares, the total value of our common stockholders’ investment, all things equal, will not change assuming no sales or other transfers. We intend to publish Estimated Per-Share NAV periodically at the discretion of the board of directors (the “Board”), provided that such estimates will be made at least once annually.
Note 2 — Summary of Significant Accounting Policies
Basis of Accounting
The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”).

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
Principles of Consolidation and Basis of Presentation
The accompanying consolidated financial statements include the accounts of the Company, the OP and its subsidiaries. All inter-company accounts and transactions are eliminated in consolidation. In determining whether the Company has a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity (“VIE”) for which the Company is the primary beneficiary. The Company has determined the OP is a VIE of which the Company is the primary beneficiary. Substantially all of the Company’s assets and liabilities are held by the OP.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, purchase price allocations to record investments in real estate, impairments, fair value measurements and income taxes, as applicable.
Out-of-Period Adjustments
During the year ended December 31, 2019, the Company identified certain historical errors in its tax provision and its net deferred taxes asset as well as its statements of operations and comprehensive income (loss), consolidated statements of changes in equity, and statements of cash flows since 2014, which impacted the quarterly financial statements and annual periods previously issued. Specifically, the Company had overstated intercompany rent on certain leases with the taxable REIT subsidiary (“TRS”) and reflected a portion of depreciation on REIT assets in the TRS’s tax provision, thereby overstating previously recorded tax benefits, deferred tax assets and net income by $0.8 million, $0.3 million and $0.2 million for the years ended December 31, 2018, 2017 and for Pre-2017 periods, respectively. The intercompany rent and allocation of depreciation only affected the tax provision and did not affect the pre-tax consolidated financial results. The Company concluded that the errors noted above were not material for the period ended December 31, 2019 or any prior periods and has adjusted the amounts on a cumulative basis in 2019.
During the year ended December 31, 2019, the Company did not record quarterly interest expense related to borrowings under the Revolving Credit Facility (as defined below) that were borrowed and repaid during the fourth quarter of 2019. The amount of interest expense and related payable that should have been recorded was $0.3 million. In 2020, the Company identified that the cumulative interest payable balance was understated, and as a result a true up entry was recorded to record the payable and related expense, resulting in an out of period adjustment. The Company concluded that the errors noted above were not material for the period ended December 31, 2019 or any prior periods and has adjusted the amounts on a cumulative basis in 2020.
Impacts of the COVID-19 Pandemic
During the first quarter of 2020, the global COVID-19 pandemic that has spread around the world and to every state in the United States commenced. The pandemic has had and could continue to have an adverse impact on economic and market conditions, including a global economic slowdown and recession that may continue for some time. The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19 on economic and market conditions. The Company believes the estimates and assumptions underlying its consolidated financial statements are reasonable and supportable based on the information available as of December 31, 2020, however uncertainty over the ultimate impact COVID-19 will have on the global economy generally, and the Company’s business in

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
particular, makes any estimates and assumptions as of December 31, 2020 inherently less certain than they would be absent the current and potential impacts of COVID-19. Actual results may ultimately differ from those estimates.
Starting in March 2020, the COVID-19 pandemic and measures to prevent its spread began to affect the Company in a number of ways. In the Company’s SHOP portfolio, occupancy has trended lower since the second half of March as government policies and implementation of infection control best practices have materially limited or closed communities to new resident move-ins which affects the Company’s ability to fill vacancies. The Company has also continued to experience lower inquiry volumes and reduced in-person tours during the pandemic. In addition, starting in mid-March 2020, operating costs began to rise materially, including for services, labor and personal protective equipment and other supplies, as the Company’s operators took appropriate actions to protect residents and caregivers. At the SHOP facilities, the Company bears these cost increases. These trends accelerated during the second, third, and fourth quarters of 2020 and into the beginning of the first quarter of 2021 as the surge of new COVID-19 cases that started in late 2020 crested, and may continue to impact the Company in the future and have a material adverse effect on the Company’s revenues and income in the other quarters thereafter.
The financial stability and overall health of the Company’s tenants is critical to its business. The negative effects that the global pandemic has had on the economy includes the closure or reduction in activity of some of the Company’s MOBs and other healthcare-related facilities as well as restrictions on activity and access for many of the Company’s seniors housing properties. The economic impact of the pandemic has impacted the ability of some of the Company’s tenants to pay their monthly rent either temporarily or in the long term. The Company experienced delays in rent collections in the second, third and fourth quarters of 2020 although collections have been approximately 100%. The Company has taken a proactive approach to achieve mutually agreeable solutions with its tenants and in some cases, during the year ended December 31, 2020, the Company executed lease amendments providing for deferral of rent.
For accounting purposes, in accordance with ASC 842: Leases, normally a company would be required to assess a lease modification to determine if the lease modification should be treated as a separate lease and if not, modification accounting would be applied which would require a company to reassess the classification of the lease (including leases for which the prior classification under ASC 840 was retained as part of the election to apply the package of practical expedients allowed upon the adoption of ASC 842, which doesn’t apply to leases subsequently modified). However, in light of the COVID-19 pandemic in which many leases are being modified, the FASB and SEC have provided relief that allows companies to make a policy election as to whether they treat COVID-19 related lease amendments as a provision included in the pre-concession arrangement, and therefore, not a lease modification, or to treat the lease amendment as a modification. In order to be considered COVID-19 related, cash flows must be substantially the same or less than those prior to the concession. For COVID-19 relief qualified changes, there are two methods to potentially account for such rent deferrals or abatements under the relief, (1) as if the changes were originally contemplated in the lease contract or (2) as if the deferred payments are variable lease payments contained in the lease contract.
For all other lease changes that did not qualify for FASB relief, the Company is required to apply modification accounting including assessing classification under ASC 842. Some, but not all of the Company’s lease modifications qualify for the FASB relief. In accordance with the relief provisions, instead of treating these qualifying leases as modifications, the Company has elected to treat the modifications as if previously contained in the lease and recast rents receivable prospectively (if necessary). Under that accounting, for modifications that were deferrals only, there would be no impact on overall rental revenue and for any abatement amounts that reduced total rent to be received, the impact would be recognized ratably over the remaining life of the lease. For leases not qualifying for this relief, the Company has applied modification accounting and determined that there were no changes in the current classification of its leases impacted by negotiations with its tenants.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
The Company has taken precautionary steps to increase liquidity and preserve financial flexibility in light of the uncertainty resulting from the COVID-19 pandemic. These steps include borrowing an additional $95.0 million under the Credit Facility (as defined below) in March 2020 to provide more cash on the Company’s balance sheet. A portion of the $95.0 million in borrowings was used for general corporate purposes and for acquisitions. The Company has not borrowed additional amounts subsequently. In August 2020, the Company amended the Credit Facility as part of its efforts to continue addressing the adverse impacts of the COVID-19 pandemic. For additional information on the Credit Facility amendment see Note 5 — Credit Facilities.
Revenue Recognition
The Company’s revenues, which are derived primarily from lease contracts, include rent received from tenants in MOBs and triple-net leased healthcare facilities. As of December 31, 2020, these leases had a weighted average remaining lease term of 6.5 years. Rent from tenants in the Company’s MOB and triple-net leased healthcare facilities operating segments (as discussed below) is recorded in accordance with the terms of each lease on a straight-line basis over the initial term of the lease. Because many of the leases provide for rental increases at specified intervals, straight-line basis accounting requires the Company to record a receivable for, and include in revenue from tenants on a straight-line basis, unbilled rent receivables that the Company will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. When the Company acquires a property, the acquisition date is considered to be the commencement date for purposes of this calculation. For new leases after acquisition, the commencement date is considered to be the date the tenant takes control of the space. For lease modifications, the commencement date is considered to be the date the lease modification is executed. The Company defers the revenue related to lease payments received from tenants in advance of their due dates. Pursuant to certain of the Company’s lease agreements, tenants are required to reimburse the Company for certain property operating expenses, in addition to paying base rent, whereas under certain other lease agreements, the tenants are directly responsible for all operating costs of the respective properties. Under ASC 842, the Company has elected to report combined lease and non-lease components in a single line “Revenue from tenants.” For expenses paid directly by the tenant, under both ASC 842 and 840, the Company has reflected them on a net basis.
The Company’s revenues also include resident services and fee income primarily related to rent derived from lease contracts with residents in the Company’s SHOPs held using a structure permitted under the REIT Investment and Diversification and Empowerment Act of 2007 and to fees for ancillary services performed for SHOP residents, which are generally variable in nature. Rental income from residents in the Company’s SHOP segment is recognized as earned. Residents pay monthly rent that covers occupancy of their unit and basic services, including utilities, meals and some housekeeping services. The terms of the rent are short term in nature, primarily month-to-month. Also included in revenue from tenants is fees for ancillary revenue from non-residents of $13.3 million, $15.4 million and $8.1 million for the years ended December 31, 2020, 2019, and 2018, respectively. Fees for ancillary services are recorded in the period in which the services are performed.
The Company defers the revenue related to lease payments received from tenants and residents in advance of their due dates. Pursuant to certain of the Company’s lease agreements, tenants are required to reimburse the Company for certain property operating expenses related to non-SHOP assets (recorded in revenue from tenants), in addition to paying base rent, whereas under certain other lease agreements, the tenants are directly responsible for all operating costs of the respective properties.
The following table presents future base rent payments on a cash basis due to the Company as of December 31, 2020 over the next five years and thereafter. These amounts exclude tenant reimbursements and contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes, among other items. These amounts also exclude SHOP leases which are short-term in nature.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
(In thousands)	Future Base Rent Payments
2021	$94,144
2022	87,762
2023	75,205
2024	68,210
2025	58,757
Thereafter	165,642
Total	$549,720
The Company continually reviews receivables related to rent and unbilled rents receivable and determines collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. Under the leasing standards (see the “Recently Issued Accounting Pronouncements” section below), the Company is required to assess, based on credit risk only, if it is probable that the Company will collect virtually all of the lease payments at lease commencement date and it must continue to reassess collectability periodically thereafter based on new facts and circumstances affecting the credit risk of the tenant. Partial reserves, or the ability to assume partial recovery are no longer permitted. If the Company determines that it is probable it will collect virtually all of the lease payments (rent and common area maintenance), the lease will continue to be accounted for on an accrual basis (i.e., straight-line). However, if the Company determines it is not probable that it will collect virtually all of the lease payments, the lease will be accounted for on a cash basis and a full reserve would be recorded on previously accrued amounts in cases where it was subsequently concluded that collection was not probable. Cost recoveries from tenants are included in operating revenue from tenants beginning on January 1, 2019, in accordance with new accounting rules, on the accompanying consolidated statements of operations and comprehensive income (loss) in the period the related costs are incurred, as applicable.
Under ASC 842, which was adopted effective on January 1, 2019, uncollectable amounts are reflected as reductions in revenue. Under ASC 840, the Company recorded such amounts as bad debt expense as part of property operating expenses. During the years ended December 31, 2020, 2019 and 2018 such amounts were $2.7 million, $6.5 million and $14.8 million, respectively, which include bad debt expense related to the NuVista and LaSalle Tenants (see Note 3 — Real Estate Investment, Net to the consolidated financial statements included in this Annual Report on Form 10-K for additional information).
Investments in Real Estate
Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life or improve the productive capacity of the asset. Costs of repairs and maintenance are expensed as incurred.
At the time an asset is acquired, the Company evaluates the inputs, processes and outputs of the asset acquired to determine if the transaction is a business combination or asset acquisition. If an acquisition qualifies as a business combination, the related transaction costs are recorded as an expense in the consolidated statements of operations and comprehensive loss. If an acquisition qualifies as an asset acquisition, the related transaction costs are generally capitalized and subsequently amortized over the useful life of the acquired assets. See the “Purchase Price Allocation” section in this Note for a discussion of the initial accounting for investments in real estate.
Disposal of real estate investments that represent a strategic shift in operations that will have a major effect on the Company’s operations and financial results are required to be presented as discontinued operations in the consolidated statements of operations. No properties were presented as discontinued

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
operations during the years ended December 31, 2020, 2019 and 2018. Properties that are intended to be sold are to be designated as “held for sale” on the consolidated balance sheets at the lesser of carrying amount or fair value less estimated selling costs when they meet specific criteria to be presented as held for sale, most significantly that the sale is probable within one year. The Company evaluates probability of sale based on specific facts including whether a sales agreement is in place and the buyer has made significant non-refundable deposits. Properties are no longer depreciated when they are classified as held for sale. There were $0.1 million and $70.8 million in real estate investments held for sale as of December 31, 2020 and 2019, respectively (see Note 3 — Real Estate Investments, Net to the consolidated financial statements included in this Annual Report on Form 10-K for additional information).
As more fully discussed in this Note under Recently Issued Accounting Pronouncements — ASU No. 2016-02 Leases, all of the Company’s leases as lessor prior to adoption were accounted for as operating leases and they continue to be accounted for as operating leases under the transition guidance. The Company evaluates new leases originated after the adoption date (by the Company or by a predecessor lessor/owner) pursuant to the new guidance where a lease for some or all of a building is classified by a lessor as a sales-type lease if the significant risks and rewards of ownership reside with the tenant. This situation is met if, among other things, there is an automatic transfer of title during the lease, a bargain purchase option, the non-cancelable lease term is for more than major part of remaining economic useful life of the asset (e.g., equal to or greater than 75%), if the present value of the minimum lease payments represents substantially all (e.g., equal to or greater than 90%) of the leased property’s fair value at lease inception, or if the asset so specialized in nature that it provides no alternative use to the lessor (and therefore would not provide any future value to the lessor) after the lease term. Further, such new leases would be evaluated to consider whether they would be failed sale-leaseback transactions and accounted for as financing transactions by the lessor. For the three-year period ended December 31, 2019, the Company has no leases as a lessor that would be considered as sales-type leases or financings under sale-leaseback rules.
The Company is also the lessee under certain land leases which were previously classified prior to adoption of lease accounting and will continue to be classified as operating leases under transition elections unless subsequently modified. These leases are reflected on the balance sheet as of December 31, 2020 and 2019, and the rent expense is reflected on a straight-line basis over the lease term in the consolidated statements of operations for the years ended December 31, 2020, 2019, and 2018.
The Company generally determines the value of construction in progress based upon the replacement cost. During the construction period, the Company capitalizes interest, insurance and real estate taxes until the development has reached substantial completion.
Purchase Price Allocation
In both a business combination and an asset acquisition, the Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets or liabilities based on their respective fair values. Tangible assets may include land, land improvements, buildings, fixtures and tenant improvements on an as if vacant basis. Intangible assets may include the value of in-place leases and above- and below-market leases and other identifiable assets or liabilities based on lease or property specific characteristics. In addition, any assumed mortgages receivable or payable and any assumed or issued non-controlling interests (in a business combination) are recorded at their estimated fair values. In allocating the fair value to assumed mortgages, amounts are recorded to debt premiums or discounts based on the present value of the estimated cash flows, which is calculated to account for either above or below-market interest rates. In a business combination, the difference between the purchase price and the fair value of identifiable net assets acquired is either recorded as goodwill or as a bargain purchase gain. In an asset acquisition, the difference between the acquisition price (including capitalized transaction costs) and the fair value of identifiable net assets acquired is allocated to the non-current assets. All acquisitions during the years ended December 31, 2020, 2019 and 2018 were accounted for as asset acquisitions.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
For acquired properties with leases classified as operating leases, the Company allocates the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed, based on their respective fair values. In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of the Company’s pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.
Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. The Company estimates fair value using data from appraisals, comparable sales, discounted cash flow analysis and other methods. Fair value estimates are also made using significant assumptions such as capitalization rates, fair market lease rates, discount rates and land values per square foot.
Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at contract rates during the expected lease-up period, which typically ranges from six to 24 months. The Company also estimates costs to execute similar leases including leasing commissions, legal and other related expenses.
Above-market and below-market lease values for acquired properties are initially recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to each in-place lease and (ii) management’s estimate of fair market lease rates for each corresponding in-place lease, measured over a period equal to the remaining initial term of the lease for above-market leases and the remaining initial term plus the term of any below-market fixed rate renewal options for below-market leases.
The aggregate value of intangible assets related to customer relationship, as applicable, is measured based on the Company’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with the tenant. Characteristics considered by the Company in determining these values include the nature and extent of its existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors. The Company did not record any intangible asset amounts related to customer relationships during the years ended December 31, 2020 and 2019.
Gain on Dispositions of Real Estate Investments
Gains on sales of rental real estate after January 1, 2018 are not considered sales to customers and will generally be recognized pursuant to the provisions included in ASC 610-20, Gains and Losses from the Derecognition of Nonfinancial Assets (“ASC 610-20”).
Gain on sales of real estate prior to January 1, 2018 are recognized pursuant to the provisions included in ASC 360-20, Real Estate Sales (“ASC 360-20”). The specific timing of a sale was measured against various criteria in and ASC 360-20 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the properties. If the sales criteria for the full accrual method are not met, depending on the circumstances, the Company may not record a sale or it may record a sale but may defer some or all of the gain recognition. If the criteria for full accrual are not met, the Company may account for the transaction by applying the finance, leasing, profit sharing, deposit, installment or cost recovery methods, as appropriate, until the sales criteria for the full accrual method are met.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
Impairment of Long-Lived Assets
When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the property for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If an impairment exists, due to the inability to recover the carrying value of a property, the Company would recognize an impairment loss in the consolidated statement of operations and comprehensive (loss) to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss recorded would equal the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net earnings.
Reportable Segments
The Company has determined that it has three reportable segments, with activities related to investing in MOBs, triple-net leased healthcare facilities, and seniors housing properties. Management evaluates the operating performance of the Company’s investments in real estate and seniors housing properties on an individual property level.
Depreciation and Amortization
Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, 7 to 10 years for fixtures and improvements, and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.
Construction in progress, including capitalized interest, insurance and real estate taxes, is not depreciated until the development has reached substantial completion. The value of certain other intangibles such as certificates of need in certain jurisdictions are amortized over the expected period of benefit (generally the life of the related building).
The value of in-place leases, exclusive of the value of above-market and below-market in-place leases, is amortized to expense over the remaining periods of the respective leases.
The value of customer relationship intangibles, if any, is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.
Assumed mortgage premiums or discounts are amortized as an increase or reduction to interest expense over the remaining terms of the respective mortgages.
Above and Below-Market Lease Amortization
Capitalized above-market lease values are amortized as a reduction of revenue from tenants over the remaining terms of the respective leases and the capitalized below-market lease values are amortized as an increase to revenue from tenants over the remaining initial terms plus the terms of any below-market fixed rate renewal options of the respective leases. If a tenant with a below-market rent renewal does not renew, any remaining unamortized amount will be taken into income at that time.
Capitalized above-market ground lease values are amortized as a reduction of property operating expense over the remaining terms of the respective leases. Capitalized below-market ground lease values are amortized as an increase to property operating expense over the remaining terms of the respective leases and expected below-market renewal option periods.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
Derivative Instruments
The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions.
The Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply, or the Company elects not to apply hedge accounting.
The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designated and qualifies for hedge accounting treatment. If the Company elects not to apply hedge accounting treatment, any change in the fair value of these derivative instruments is recognized immediately in gains (losses) on derivative instruments in the accompanying consolidated statements of operations and comprehensive loss prior to the adoption of ASU 2017-2 on January 1, 2019. If the derivative is designated and qualifies for hedge accounting treatment, the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective, with any ineffective portion of a derivative’s change in fair value immediately recognized in earnings. After the adoption of ASU 2017-2, if the derivative qualifies for hedge accounting, all of the change in value is recorded in other comprehensive income (loss).
Non-controlling Interests
The non-controlling interests represent the portion of the equity in the OP that is not owned by the Company as well as certain investment arrangements with other unaffiliated third parties whereby such investors receive an ownership interest in certain of the Company’s property-owning subsidiaries and are entitled to receive a proportionate share of the net operating cash flow derived from the subsidiaries’ property. Non-controlling interests are presented as a separate component of equity on the consolidated balance sheets and presented as net loss attributable to non-controlling interests on the consolidated statements of operations and comprehensive loss. Non-controlling interests are allocated a share of net loss based on their share of equity ownership. See Note 13 — Non-Controlling Interests for additional information.
Cash and Cash Equivalents
Cash and cash equivalents includes cash in bank accounts as well as investments in highly-liquid money market funds with original maturities of three months or less. The Company did not have any cash invested in money market funds at December 31, 2020 or 2019.
The Company deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company (“FDIC”) up to an insurance limit. At December 31, 2020 and

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
2019, the Company had deposits of $72.4 million and $95.7 million, of which $57.0 million and $73.2 million, respectively, were in excess of the amount insured by the FDIC. Although the Company bears risk to amounts in excess of those insured by the FDIC, it does not anticipate any losses as a result.
Deferred Financing and Leasing Costs, Net
Deferred costs, net, consists of deferred financing costs related to the Credit Facility (as defined in Note 5 — Credit Facilities) Fannie Mae Master Credit Facilities (as defined in Note 5 — Credit Facilities), and deferred leasing costs. Deferred financing costs relating to the mortgage notes payable (see Note 4 — Mortgage Notes Payable, Net) are reflected net of the related financing on our balance sheet.
Deferred financing costs associated with the Credit Facility and Fannie Mae Master Credit Facilities and mortgage notes payable represent commitment fees, legal fees, and other costs associated with obtaining commitments for financing. These costs are amortized over the term of the financing agreement using the effective interest method for the Credit Facility and Fannie Mae Master Credit Facilities and using the effective interest method over the expected term for the mortgage notes payable.
Unamortized deferred financing costs are expensed if the associated debt is refinanced or paid down before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined that the financing will not close.
Deferred leasing costs, consisting primarily of lease commissions and professional fees incurred in connection with new leases, are deferred and amortized over the term of the lease.
Equity-Based Compensation
The Company has a stock-based incentive award program for its directors, which is accounted for under the guidance of share- based payments. The cost of services received in exchange for these stock awards is measured at the grant date fair value of the award and the expense for such awards is included in general and administrative expenses and is recognized over the service period (i.e., vesting) required or when the requirements for exercise of the award have been met (See Note 11 — Equity-Based Compensation).
Income Taxes
The Company elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986 (the “Code”), as amended, commencing with the taxable year ended December 31, 2013. If the Company continues to qualify for taxation as a REIT, it generally will not be subject to U.S. federal corporate income tax to the extent it distributes all of its REIT taxable income (which does not equal net income as calculated in accordance with GAAP) to its stockholders. REITs are subject to a number of organizational and operational requirements, including a requirement that the Company distribute annually at least 90% of the Company’s REIT taxable income to the Company’s stockholders.
If the Company fails to continue to qualify as a REIT in any taxable year and does not qualify for certain statutory relief provisions, the Company will be subject to U.S. federal, state and income taxes at regular corporate rates beginning with the year in which it fails to qualify and may be precluded from being able to elect to be treated as a REIT for the Company’s four subsequent taxable years. The Company distributed to its stockholders 100% of its REIT taxable income for each of the years ended December 31, 2020, 2019 and 2018. Accordingly, no provision for U.S. federal or state income taxes related to such REIT taxable income was recorded in the Company’s financial statements. Even if the Company continues to qualify as a REIT, it may be subject to certain state and local taxes on its income and property, and U.S. federal income and excise taxes on its undistributed income.
Certain limitations are imposed on REITs with respect to the ownership and operation of seniors housing properties. Generally, to qualify as a REIT, the Company cannot directly or indirectly operate

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
seniors housing properties. Instead, such facilities may be either leased to a third-party operator or leased to a TRS and operated by a third party on behalf of the TRS. Accordingly, the Company has formed a TRS that is wholly-owned by the OP to lease its SHOPs and the TRS has entered into management contracts with unaffiliated third-party operators to operate the facilities on its behalf.
As of December 31, 2020, the Company, owned 59 seniors housing properties which are leased and operated through its TRS. The TRS is a wholly-owned subsidiary of the OP. A TRS is subject to U.S. federal, state and local income taxes. The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies (including modifying intercompany leases with the TRS) and recent financial operations. In the event the Company determines that it would not be able to realize the deferred income tax assets in the future in excess of the net recorded amount, the Company establishes a valuation allowance which offsets the previously recognized income tax asset. Deferred income taxes result from temporary differences between the carrying amounts of the TRS’s assets and liabilities used for financial reporting purposes and the amounts used for income tax purposes as well as net operating loss carryforwards. Significant components of the deferred tax assets and liabilities as of December 31, 2020 consisted of deferred rent and net operating loss carryforwards. During the year ended December 31, 2020, the Company modified 25 intercompany leases with the TRS which abated intercompany rent due to the ongoing COVID-19 pandemic.
Because of the Company’s TRS’s recent operating history of losses and the on-going impacts of the COVID-19 pandemic on the results of operations of the Company’s SHOP assets, the Company is not able to conclude that it is more likely than not it will realize the future benefit of its deferred tax assets; thus the Company has provided a 100% valuation allowance of $4.6 million as of December 31, 2020. If and when the Company believes it is more likely than not that it will recover its deferred tax assets, the Company will reverse the valuation allowance as an income tax benefit in its consolidated statements of comprehensive income (loss). As of December 31, 2020, the Company’s consolidated TRS had net operating loss carryforwards for federal income tax purposes of approximately $14 million at December 31, 2020 (of which $7.6 million were incurred prior to January 1, 2018). For losses incurred prior to January 1, 2018, if unused, these will begin to expire in 2035. For net operating losses incurred subsequent to December 31, 2017, there is no expiration date. During the year ended December 31, 2020 the Company recorded a tax loss of $3.1 million. As of December 31, 2020, the Company had a deferred tax asset of $4.6 million with a full valuation allowance. As of December 31, 2019, the Company had a deferred tax asset of $3.9 million with no valuation allowance.
The following table details the composition of the Company’s tax (expense) benefit for the years ended December 31, 2020, 2019 and 2018, which includes U.S. federal and state income taxes incurred by the Company’s TRS. The Company estimated its income tax (expense) benefit relating to its TRS using a combined federal and state rate of approximately (105.8)% and 26.4% for the years ended December 31, 2020 and 2019, respectively. These income taxes are reflected in income tax (expense) benefit on the accompanying consolidated statements of operations and comprehensive loss.
	Year Ended December 31,
	2020		2019		2018
(In thousands)	Current	Deferred	Current	Deferred	Current	Deferred
Federal (expense) benefit	$726	$—	$—	$(155)	$(272)	$399
State (expense) benefit	(196)	50	(176)	(68)	(353)	29
Deferred tax asset valuation allowance	—	(4,641)	—	—	—	—
Total income tax benefit (expense)	$530	$(4,591)	$(176)	$(223)	$(625)	$428

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
As of December 31, 2020 and 2019, the Company had no material uncertain income tax positions. The tax years subsequent to and including the fiscal year ended December 31, 2013 remain open to examination by the major taxing jurisdictions to which the Company is subject.
Per Share Data
Net income (loss) per basic share of common stock is calculated by dividing net income (loss) by the weighted-average number of shares (retroactively adjusted for the Stock Dividends) of common stock issued and outstanding during such period. Diluted net income (loss) per share of common stock considers the effect of potentially dilutive shares of common stock outstanding during the period.
CARES Act Grants
On March 27, 2020, Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into law and it provides funding to Medicare providers in order to provide financial relief during the COVID-19 pandemic. Funds provided under the program were to be used for the preparation, prevention, and medical response to COVID-19, and were designated to reimburse providers for healthcare related expenses and lost revenues attributable to COVID-19. The Company received $3.6 million in these funds during the year ended December 31, 2020, related to four of its SHOPs and considered the funds to be a grant contribution from the government. The full amounts received were recognized as a reduction of property operating expenses in the Company’s consolidated statement of operations for the year ended December 31, 2020 to offset the incurred COVID-19 expenses. Subsequent to December 31, 2020, the Company received an additional $5.1 million in funding from CARES Act grants. There can be no assurance that the program will be extended or any further amounts received.
Recently Issued Accounting Pronouncements
Adopted as of January 1, 2018
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), and has since issued several additional amendments thereto (collectively referred to herein as “ASC 606”). ASC 606 establishes a comprehensive model for entities to use in accounting for revenue arising from contracts with customers. Under ASC 606, an entity is required to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASC 606 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. A reporting entity may apply the amendments in ASC 606 using either a modified retrospective approach, by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or a full retrospective approach. The Company adopted this guidance effective January 1, 2018 under the modified retrospective approach and it did not have an impact on the Company’s consolidated financial statements. See above for further information on the Company’s Revenue Recognition Accounting Policies under ASC 606.
In January 2016, the FASB issued ASU 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The revised guidance amends the recognition and measurement of financial instruments. The new guidance significantly revises an entity’s accounting related to equity investments and the presentation of certain fair value changes for financial liabilities measured at fair value. Among other things, it also amends the presentation and disclosure requirements associated with the fair value of financial instruments. The Company adopted this guidance effective January 1, 2018, using the modified retrospective transition method, and there was no impact to the Company’s consolidated financial statements.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which provides guidance on how certain transactions should be

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
classified and presented in the statement of cash flows as either operating, investing or financing activities. Among other things, the update provides specific guidance on where to classify debt prepayment and extinguishment costs, payments for contingent consideration made after a business combination and distributions received from equity method investments. The Company adopted the new guidance on January 1, 2018 and it did not have an impact on its consolidated statement of cash flows.
In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”), which revises the definition of a business. This new guidance is applicable when evaluating whether an acquisition should be treated as either a business acquisition or an asset acquisition. Under the revised guidance, when substantially all of the fair value of gross assets acquired is concentrated in a single asset or group of similar assets, the assets acquired would not be considered a business. The Company adopted this guidance effective January 1, 2018, and will apply the new rules prospectively. The Company expects, based on historical property acquisitions, that in most cases, a future property acquired after adoption will be treated as an asset acquisition rather than a business acquisition, which will result in the capitalization of related transaction costs. The Company has evaluated the impact of this new guidance beginning in the first quarter of 2018, and determined that it did not have a material impact on the Company’s consolidated financial statements. All acquisition costs incurred during the years ended December 31, 2020 and 2019 were capitalized since our acquisitions during the years were all classified as asset acquisitions.
In February 2017, the FASB issued ASU 2017-05, Other Income — Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Assets Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets, which provides guidance related to partial sales of non-financial assets, eliminates rules specifically addressing the sales of real estate, clarifies the definition of in substance non-financial assets, removes the exception to the financial asset derecognition model and clarifies the accounting for contributions of non-financial assets to joint ventures. The Company adopted this guidance effective January 1, 2018 using the modified transition method and it did not have an impact on its financial statements. The Company expects that any future sales of real estate in which the Company retains a non-controlling interest in the property would result in the full gain amount being recognized at the time of the partial sale. Historically, the Company has not retained any interest in properties it has sold.
In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting, which provides guidance that clarifies which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. The update states that modification accounting should be used unless the fair value of the award, the vesting terms of the award, and the classification of the award as either equity or liability, all do not change as a result of the modification. The Company adopted this guidance effective January 1, 2018 using the modified retrospective transition method and it did not have an impact on its consolidated financial statements. The Company expects that any future modifications to the Company’s issued share-based awards will be accounted for using modification accounting, unless the modification meets all of the exception criteria noted above. As a result, the modification would be treated as an exchange of the original award for a new award, with any incremental fair value being treated as additional compensation cost.
Adopted as of January 1, 2019
ASU No. 2016-02 — Leases
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”) which provides guidance related to the accounting for leases, as well as the related disclosures. For lessors of real estate, leases are accounted for using an approach substantially the same as previous accounting guidance for operating leases and direct financing leases. For lessees, the new standard requires the application of a dual lease classification approach, classifying leases as either operating or finance leases based on the principle of

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
whether or not the lease is effectively a financed purchase by the lessee. Lease expense for operating leases is recognized on a straight-line basis over the term of the lease, while lease expense for finance leases is recognized based on an effective interest method over the term of the lease. Also, lessees must recognize a right-of-use asset (“ROU”) and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Further, certain transactions where at inception of the lease the buyer-lessor accounted for the transaction as a purchase of real estate and a new lease, may now be required to have symmetrical accounting to the seller-lessee if the transaction was not a qualified sale-leaseback and accounted for as a financing transaction.
Upon adoption, lessors were allowed a practical expedient, which the Company has elected, by class of underlying assets to account for lease and non-lease components (such as tenant reimbursements of property operating expenses) as a single lease component as an operating lease because (a) the non-lease components have the same timing and pattern of transfer as the associated lease component; and (b) the lease component, if accounted for separately, would be classified as an operating lease. Additionally, only incremental direct leasing costs may be capitalized under this new guidance, which is consistent with the Company’s existing policies. Also, upon adoption, companies were allowed a practical expedient package, which the Company has elected, that allowed the Company: (a) to not reassess whether any expired or existing contracts entered into prior to January 1, 2019 are or contain leases; (b) to not reassess the lease classification for any expired or existing leases entered into prior to January 1, 2019 (including assessing sale-leaseback transactions); and (c) to not reassess initial direct costs for any expired or existing leases entered into prior to January 1, 2019. As a result, all of the Company’s existing leases will continue to be classified as operating leases under the new standard. Further, any existing leases for which the property is the leased to a tenant in a transaction that at inception was a sale-leaseback transaction will continue to be treated (absent a modification) as operating leases. The Company did not have any leases that would be considered financing leases as of January 1, 2019.
The Company assessed the impact of adoption from both a lessor and lessee perspective, which is discussed in more detail below, and adopted the new guidance prospectively on January 1, 2019, using a prospective transition approach under which the Company elected to apply the guidance effective January 1, 2019 and not adjust prior comparative reporting periods (except for the Company’s presentation of lease revenue discussed below).
Lessor Accounting
As discussed above, the Company was not required to re-assess the classification of its leases, which are considered operating leases under ASU 2016-02. The following is a summary of the most significant impacts to the Company of the new accounting guidance, as lessor:
•
Since the Company elected the practical expedient noted above to not separate non-lease component revenue from the associated lease component, the Company has aggregated revenue from its lease components and non-lease components (tenant operating expense reimbursements) into one line. The prior periods have been conformed to this new presentation.

•
Changes in the Company’s assessment of receivables that result in bad debt expense is now required to be recorded as an adjustment to revenue, rather than a charge to bad debt expense. This new classification applies for the first quarter of 2019 and reclassification of prior period amounts is not permitted. At transition on January 1, 2019, after assessing its reserve balances at December 31, 2018 under the new guidance, the Company wrote off accounts receivable of $0.1 million and straight-line rents receivable of $0.1 million as an adjustment to the opening balance of accumulated deficit, and accordingly rent for these tenants is currently recorded on a cash basis.

•
Indirect leasing costs in connection with new or extended tenant leases, if any, are being expensed. Under prior accounting guidance, the recognition would have been deferred.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
Lessee Accounting
The Company was a lessee under leases for 17 properties including capital leases of land and building as of January 1, 2019 and because the Company has elected the practical expedients described above, it determined that 11 of these leases would continue to be classified as operating leases under the new standard. The following is a summary of the most significant impacts to the Company of the new accounting guidance, as lessee:
•
Upon adoption of the new standard, the Company recorded ROU assets and lease liabilities equal to $10.2 million for the present value of the lease payments related to its ground leases. These amounts are included in operating lease right-of-use assets and operating lease liabilities on the Company’s consolidated balance sheet as of December 31, 2019.

•
The Company also reclassified $0.5 million related to amounts previously reported as a straight-line rent liability and $4.8 million, net related to amounts previously reported as above and below market ground lease intangibles to the ROU assets. For additional information and disclosures related to these operating leases, see Note 16 — Commitments and Contingencies.

Other Accounting Pronouncements
In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities, to better align cash flow and fair value hedge accounting with the corresponding risk management activities. Among other things, the amendments expand which hedging strategies are eligible for hedge accounting, align the timing of recognition of hedge results with the earnings effect of the hedged item and allow companies to include the change in fair value of the derivative in the same income statement line item as the earnings effect of the hedged item. Additionally, for cash flow hedges that are highly effective, the update allows for all changes in fair value of the derivative to be recorded in other comprehensive income. The Company has adopted ASU 2017-12 on January 1, 2019, as required under the guidance, using a modified retrospective transition method and the adoption did not have a material impact on its consolidated financial statements.
Adopted as of January 1, 2020:
In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. The objective of ASU 2018-13 is to improve the effectiveness of disclosures in the notes to the financial statements by removing, modifying, and adding certain fair value disclosure requirements to facilitate clear communication of the information required by generally accepted accounting principles. The amended guidance is effective for the Company beginning on January 1, 2020. The Company adopted the new guidance on January 1, 2020 and determined it did not have a material impact on its consolidated financial statements.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which changes how entities measure credit losses for financial assets carried at amortized cost. The update eliminates the requirement that a credit loss must be probable before it can be recognized and instead requires an entity to recognize the current estimate of all expected credit losses. Additionally, the amended standard requires credit losses on available-for-sale debt securities to be carried as an allowance rather than as a direct write-down of the asset. On July 25, 2018, the FASB proposed an amendment to ASU 2016-13 to clarify that operating lease receivables recorded by lessors (including unbilled straight-line rent) are explicitly excluded from the scope of ASU 2016-13. The new guidance is effective for the Company beginning on January 1, 2020. The Company adopted the new guidance on January 1, 2020 and determined it did not have a material impact on its consolidated financial statements.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
Not yet Adopted as of December 31, 2020
In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Topic 470) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Topic 815). The new standard reduces the number of accounting models for convertible debt instruments and convertible preferred stock, and amends the guidance for the derivatives scope exception for contracts in an entity’s own equity. The standard also amends and makes targeted improvements to the related earnings per share guidance. The ASU is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The standard allows for either modified or full retrospective transition methods. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements.
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848). Topic 848 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in Topic 848 is optional and may be elected over the period March 12, 2020 through December 31, 2022 as reference rate reform activities occur. During the year ended December 31, 2020, the Company elected to apply the hedge accounting expedients related to (i) the assertion that our hedged forecasted transactions remain probable and (ii) the assessments of effectiveness for future LIBOR-indexed cash flows to assume that the index upon which future hedged transactions will be based matches the index on the corresponding derivatives. Application of these expedients preserves the presentation of our derivatives, which will be consistent with our past presentation. The Company will continue to evaluate the impact of the guidance and may apply other elections, as applicable, as additional changes in the market occur.
Note 3 — Real Estate Investments, Net
Property Acquisitions and Development Costs
The Company invests in MOBs, seniors housing properties and other healthcare-related facilities primarily to expand and diversify its portfolio and revenue base. The Company owned 193 properties as of December 31, 2020. During the year ended December 31, 2020, the Company, through wholly-owned subsidiaries of the OP, completed its acquisitions of two multi-tenant MOBs, three single tenant MOBs and four SHOPs for an aggregate contract purchase price of $110.7 million, which includes other assets acquired as part of the acquisitions of $1.8 million and capitalized transaction costs. All acquisitions in 2020, 2019 and 2018 were considered asset acquisitions for accounting purposes.
The following table presents the allocation of the assets acquired and liabilities assumed, as well as capitalized construction in progress during the years ended December 31, 2020, 2019 and 2018:
	Year Ended December 31,
(In thousands)	2020	2019	2018
Real estate investments, at cost:
Land	$7,665	$6,356	$14,417
Buildings, fixtures and improvements	90,699	68,903	98,236
Development costs	—	5,721	8,591
Total tangible assets	98,364	80,980	121,244
Acquired intangibles:
In-place leases and other intangible assets(1)	10,369	11,777	6,823
Market lease and other intangible assets(1)	496	724	275

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
	Year Ended December 31,
(In thousands)	2020	2019	2018
Market lease liabilities(1)	(362)	(1,483)	(286)
Total intangible assets and liabilities	10,503	11,018	6,812
Mortgage notes payable, net	(13,883)	—	—
Cash paid for real estate investments, including acquisitions	$94,984	$91,998	$128,056
Number of properties purchased	9	9	14

(1)
Weighted-average remaining amortization periods for in-place leases, above-market leases and below market leases acquired were 1.7 years, 7.7 years and 7.4 years, respectively, as of December 31, 2020. Weighted-average remaining amortization periods for in-place leases and above-market leases acquired were 8.1 years and 7.0 years, respectively, as of December 31, 2019. There were no below market leases acquired in the year ended December 31, 2019.

Development Project
In August 2015, the Company entered into an asset purchase agreement and development agreement to acquire land and construction in progress, and subsequently fund the remaining construction, of a development property in Jupiter, Florida for $82.0 million. As of December 31, 2019, the Company had funded $97.8 million, including $10.0 million for the land and $87.8 million for construction in progress.
The Company had been working for some time to obtain a certificate of occupancy for the facility (“CO”), which was ultimately obtained in December 2019. Historically, all construction costs, including capitalized interest, insurance and real estate taxes were capitalized and classified in construction is progress on the Company’s consolidated balance sheet. In December 2019, when the development reached substantial completion and the Company reclassified the entire amount in construction in progress to its appropriate real estate investment components. During the years ended December 31, 2019, and 2018 the Company incurred an additional $5.7 million and $8.6 million in capitalized costs, including capitalized interest, related to this development project. No development costs were capitalized during the year ended December 31, 2020 as the property was considered substantially complete.
Obtaining the CO was a necessary condition to leasing the property to any tenant other than a tenant associated with the developer of the property, which had been, and remains in, default under its agreements with the Company. The Company entered into a lease for 10% of the rentable square feet at the property (a portion of the non-assisted living component of the property) , but the tenant was not required to pay the Company cash rent until May 2021. As of December 31, 2020 the Company had not yet begun operating the assisted living component of the property.
During the fourth quarter of 2019, in connection with the substantial completion of the development property, the Company began to evaluate it for a potential sale. As a result of this potential change in plans, the Company concluded this held for use asset was impaired and recognized an impairment charge to its respective operating real estate components in 2019 (see Assets Held For Use and Related Impairments in this note for additional information). Further, as a result of COVID-19 and it impact on the ability to show the property to potential new tenants/residents, the launch of operations of the assisted living component of the property has been delayed.
In August 2020, the Company entered into definitive purchase and sale agreements (“PSA”) to sell the Company’s recently completed development property in Jupiter, Florida for $65.0 million and the Company’s two skilled nursing facilities in Lutz, Florida and Wellington, Florida for $20.0 million and $33.0 million, respectively. The buyer paid the Company $2.9 million in non-refundable deposits, In November 2020, the Company completed the sale of its skilled nursing facility in Lutz, Florida resulting in a gain on sale of real

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
estate investments of $3.8 million, recorded in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2020. See “Dispositions” below for more information. The sales of the properties in Wellington, Florida and Jupiter, Florida are expected to close later in 2021, but these dispositions are subject to conditions and there can be no assurance that they will be completed on their contemplated terms, or at all.
Significant Tenants
As of December 31, 2020, 2019 and 2018, the Company did not have any tenants (including for this purpose, all affiliates of such tenants) whose annualized rental income on a straight-line basis represented 10% or greater of total annualized rental income on a straight-line basis for the portfolio. The following table lists the states where the Company had concentrations of properties where annualized rental income on a straight-line basis represented 10% or more of consolidated annualized rental income on a straight-line basis for all properties as of December 31, 2020, 2019 and 2018:
	December 31,
State	2020	2019	2018
Florida(1)	20.6%	25.2%	16.6%
Georgia	*	*	10.1%
Michigan(2)	*	10.9%	13.1%
Pennsylvania	10.4%	*	10.2%

*
State’s annualized rental income on a straight-line basis was not greater than 10% of total annualized rental income for all portfolio properties as of the period specified.

(1)
During the fourth quarter of 2020, the Company completed the sale of its skilled nursing facility in Lutz, Florida. In addition, in August 2020 the Company entered into an agreement to sell our skilled nursing facility in Wellington, Florida, and our development property in Jupiter, Florida.

(2)
During the year ended December 31, 2020, the Company sold 11 SHOPs located in Michigan, seven of which were transferred to the buyer during the fourth quarter of 2020 and four of which remained classified as held for sale on the Company’s consolidated balance sheet as of December 31, 2020. The remaining four properties were transferred to the buyer in the first quarter of 2021.

Intangible Assets and Liabilities
Acquired intangible assets and liabilities consisted of the following as of the periods presented:
	December 31, 2020			December 31, 2019
(In thousands)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intangible assets:
In-place leases	$241,097	$172,648	$68,449	$229,300	$156,428	$72,872
Market lease assets	14,116	10,845	3,271	13,616	9,501	4,115
Other intangible assets	20,802	1,171	19,631	26,700	1,144	25,556
Total acquired intangible assets	$276,015	$184,664	$91,351	$269,616	$167,073	$102,543
Intangible liabilities:
Market lease liabilities	$22,109	$11,306	$10,803	$21,777	$9,725	$12,052

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
The following table discloses amounts recognized within the consolidated statements of operations and comprehensive loss related to amortization of in-place leases and other intangible assets, amortization and accretion of above-and below-market lease assets and liabilities, net and the amortization of above-and below-market ground leases, for the periods presented:
	Year Ended December 31,
(In thousands)	2020	2019	2018
Amortization of in-place leases and other intangible assets(1)	$15,121	$15,559	$18,851
Accretion of above-and below-market leases, net(2)	$(257)	$(247)	$(39)
Amortization of above-and below-market ground leases, net(3)	$178	$86	$147

(1)
Reflected within depreciation and amortization expense.

(2)
Reflected within revenue from tenants.

(3)
Reflected within property operating and maintenance expense. Upon adoption of ASC 842 effective January 1, 2019, intangible balances related to ground leases were reclassified to be included as part of the Operating lease right-of-use assets presented on the consolidated balance sheet with no change to placement of the amortization expense of such balances. Refer to Note 2 — Summary of Significant Accounting Policies for additional details.

The following table provides the projected amortization and adjustments to revenue from tenants for the next five years:
(In thousands)	2021	2022	2023	2024	2025
In-place lease assets	$10,904	$8,704	$6,830	$6,070	$4,896
Other intangible assets	613	613	613	613	588
Total to be added to amortization expense	$11,517	$9,317	$7,443	$6,683	$5,484
Above-market lease assets	$(1,299)	$(993)	$(645)	$(307)	$(260)
Below-market lease liabilities	1,388	1,326	1,213	1,062	955
Total to be added to revenue from tenants	$89	$333	$568	$755	$695
Dispositions
The following table summarizes the properties sold during the years ended December 31, 2020, 2019, and 2018:
(In thousands)	Disposition Date	Contract Sale Price	Gain (Loss) on Sale, of Real Estate Investments
2020 Dispositions:
Lutz	December , 2020	$20,000	$3,832
Michigan SHOPs (11 properties)(1)	November 2, 2020	11,750	(908)
Cape Girardeau	March 19, 2020	8,600	2,306
Totals		$40,350	$5,230

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
(In thousands)	Disposition Date	Contract Sale Price	Gain (Loss) on Sale, of Real Estate Investments
2019 Dispositions:
New York Six MOBs (1 property)	August 22, 2019	$13,600	$2,883
Ocean Park (1)	August 1, 2019	3,600	(152)
New York Six MOBs (5 properties)	February 6, 2019	45,000	6,059
Totals		$62,200	$8,790
2018 Dispositions:
Missouri SNF Properties(1)	December 5, 2018	$27,500	$(70)

(1)
These properties were previously impaired. See “Impairments” section below. Represents contract sales price for all 11 properties. Loss on sale relates to the seven properties that were transferred to the buyer in the fourth quarter of 2020 (see below for additional information).

The sales of the properties noted above did not represent a strategic shift that has a major effect on the Company’s operations and financial results. Accordingly, the results of operations of these properties remain classified within continuing operations for all periods presented until the respective sale dates.
2020 Dispositions
On December 16 2020, the Company completed the sale of its skilled nursing facility in Lutz, Florida for a contract purchase price of $20.0 million, resulting in a gain on sale of real estate investments of $3.8 million recorded in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2020. At closing, $17.6 million of net proceeds were used to repay amounts outstanding under the Revolving Credit Facility.
On November 2, 2020 the initial closing under the PSA pursuant to which the Company had agreed to sell 11 Michigan SHOPs occurred. The contract purchase price for the 11 Michigan SHOPs was $11.8 million, resulting in a loss on sale of $0.9 million on the consolidated statement of operations and comprehensive loss for the year ended December 31, 2020. At the initial closing, the Company received payment of the full $11.8 million sales price for all 11 of the Michigan SHOPs, less $0.8 million held in escrow, and transferred seven of the properties to the buyer. The remaining four properties were transferred to the buyer a second closing separate closings in the first quarter of 2021 when the $0.8 million held in escrow was released to the buyer. Of the properties transferred at the initial closing, four had been part of the borrowing base under the Credit Facility, one was part of the collateral pool under the Fannie Mae Master Credit Facility with Capital One and two were unencumbered. Of the properties transferred at the second closing, three were part of the borrowing base under the Credit Facility until the initial closing and one was unencumbered. At the initial closing, $4.2 million of the net proceeds was used to repay amounts outstanding under the Fannie Mae Master Credit Facility with Capital One, $4.4 million of the net proceeds were used to repay amounts outstanding under the Revolving Credit Facility, with the remainder used for closing costs. For the avoidance of any doubt, all impairments related to the disposal of the 11 Michigan SHOP assets were recognized in the year ended December 31, 2020.
On March 19, 2020 the Company disposed of one MOB property for a contract purchase price of $8.6 million, resulting in a gain on sale of $2.306 million.
2019 Dispositions
On February 6, 2019, the Company sold five of the MOB properties within the State of New York (the “New York Six MOBs”) for a contract sales price of $45.0 million, resulting in a gain on sale of real estate

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
investments of $6.1 million which is included on the Consolidated Statement of Operations for the year ended December 31, 2019. The Company had reconsidered the intended holding period for all six of the New York Six MOBs due to various market conditions and the potential to reinvest in properties generating a higher yield. On July 26, 2018, the Company had originally entered into a PSA for the sale of the New York Six MOBs, for an aggregate contract sale price of approximately $68.0 million and subsequently, on September 25, 2018, the Company further amended the PSA to decrease the aggregate contract sale price to $58.8 million. The one remaining New York Six MOB was sold for a contract sales price of $13.6 million on August 22, 2019, resulting in a gain on sale of real estate investments of $2.9 million recorded in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2019.
During the first quarter of 2019, the Company reconsidered the intended holding period for one of its SHOPs located in Brookings, OR (“Ocean Park”) due to various market conditions and the potential to reinvest in properties generating a higher yield. On March 21, 2019, the Company entered into a PSA for the sale of Ocean Park, for an aggregate contract sale price of approximately $3.6 million. On April 1, 2019, the Company amended the purchase and sale agreement to decrease the aggregate contract sale price to $3.5 million. In connection with this amendment, the Company recognized an impairment charge of approximately $19,000 on Ocean Park during the second quarter of 2019, which is included on the consolidated statement of operations and comprehensive loss. On August 1, 2019, the Company closed its disposition of Ocean Park resulting in a loss on sale of real estate investments of $0.2 million recorded in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2019.
2018 Dispositions
On November 6, 2018, the Company entered into the final amendment to its January 2017 agreement (as amended to date, the “Amended Missouri SNF PSA”) to sell eight skilled nursing facility properties in Missouri (the “Missouri SNF Properties”) that were previously classified as held-for-sale, for an aggregate contract purchase price of $27.5 million. In connection with the Amended Missouri SNF PSA, the Company recognized an impairment charge of approximately $11.9 million on the Missouri SNF Properties in the third quarter of 2018 which is included on the consolidated statement of operations and comprehensive loss. The sale of these properties pursuant to the Amended Missouri SNF PSA, which occurred in the fourth quarter of 2018, resulted in a loss of $0.1 million for the year ended December 31, 2018, which is reflected within (loss) gain on sale of real estate investment in the consolidated statements of operations and comprehensive loss.
Impairments
The following is a summary of impairments taken during the years ended December 31, 2020, 2019 and 2018:
	Year Ended December 31,
(In thousands)	2020	2019	2018
Assets held for sale	$19,570	$22,634	$18,255
Assets held for use	16,876	33,335	2,400
Total	$36,446	$55,969	$20,655
For additional information on impairments related to assets held for sale and assets held for use, see the “Assets Held for Sale and Related Impairments” and “Assets Held for Use and Related Impairments” sections below.
Assets Held For Sale and Related Impairments
When assets are identified by management as held for sale, the Company reflects them separately on its balance sheet and stops recognizing depreciation and amortization expense on the identified assets and

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
estimates the sales price, net of costs to sell, of those assets. If the carrying amount of the assets classified as held for sale exceeds the estimated net sales price, the Company records an impairment charge equal to the amount by which the carrying amount of the assets exceeds the Company’s estimate of the net sales price of the assets. For held-for-sale properties, the Company predominately uses the contract sale price as fair market value.
Balance Sheet Details — Assets Held for Sale
The following table details the major classes of assets associated with the properties that have been classified as held for sale as of December 31, 2020 and 2019:
	December 31,
(In thousands)	2020(1)	2019(2)
Land	$145	$4,051
Buildings, fixtures and improvements	(55)	66,788
Assets held for sale	$90	$70,839

(1)
Assets held for sale as of December 31, 2020 relates to four Michigan SHOPs.

(2)
Assets held for sale as of December 31, 2019 relates to the original 14 Michigan SHOPs under the PSA entered into in January 2020 (see below for additional information).

In January 2020, the Company entered into a PSA for the sale of a portfolio of 14 SHOPs located in Michigan (the “Michigan SHOPs”) as a single portfolio for $71.8 million. Accordingly, all 14 of these SHOPs were classified as held for sale as of December 31, 2019.
During April, 2020, the PSA was amended so that only 11 of the Michigan SHOPs were to be sold pursuant to this PSA for $11.8 million. As a result of the amended PSA from April 2020, the three remaining Michigan SHOPs at that time no longer qualified as held for sale and were reclassified to assets held for use at their original carrying values as of March 31, 2020 and an additional $0.7 million in catch-up depreciation was recorded in the third quarter of 2020. In addition, the original deposit made by the buyer was reduced from $1.0 million to $0.3 million.
In October 2020, the PSA was amended to provide that the full $11.8 million sales price for all 11 Michigan SHOPs would be paid at an initial closing which occurred in November 2020, when seven of the properties were transferred to the buyer with the remaining four properties scheduled to be transferred to the buyer at a second closing, which occurred in the first quarter of 2021 (see Note 18 — Subsequent Events). This amendment to the PSA also provided that $0.8 million of the sales price would be held in escrow and returned to the buyer at the second closing; provided that, if the PSA is terminated before the second closing closings due to a material default by the buyer, the Company will receive the escrowed amount. This amount was returned to the buyer at final closing. As a result, it represented an effective reduction in the sale price and the Company reflected an additional impairment loss to reflect this. The Company determined that the four Michigan SHOPs should be classified as held for sale as of December 31, 2020. As of December 31, 2020, for the four Michigan SHOPs that are classified as held for sale, three Michigan SHOPs were part of the borrowing base of the Credit Facility and one was unencumbered.
Held for Sale Impairments — 2020
As a result of the amendment to the PSA in April 2020, in which the number of properties under sale was reduced from 14 to 11, and in which the total consideration was reduced from $71.8 million to $11.8 million, the Company recorded an additional impairment charge of $19.6 million for the year ended December 31, 2020 related to the Michigan SHOP assets held for sale.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
Held for Sale Impairments — 2019
During the year ended December 31, 2019 the Company recorded an impairment charge of $22.6 million related to assets held for sale, representing the amount by which the carrying amount of the Michigan SHOPs exceeded the Company’s estimate, at that time, of the net sales price of the Michigan SHOPs.
Held for Sale Impairments — 2018
During the year ended December 31, 2018, the Company recorded impairment charges of $18.3 million related to assets held for sale for the eight Missouri SNF Properties which were sold in 2018 and one of the New York Six MOBs which was sold in 2019.
Assets Held for Use and Related Impairments
When circumstances indicate the carrying value of a property classified as held for use may not be recoverable, the Company reviews the property for impairment. For the Company, the most common triggering events are (i) concerns regarding the tenant (i.e., credit or expirations) in the Company’s single tenant properties or significant vacancy in the Company’s multi-tenant properties and (ii) changes to the Company’s expected holding period as a result of business decisions or non-recourse debt maturities. If a triggering event is identified, the Company considers the projected cash flows due to various performance indicators, and where appropriate, the Company evaluates the impact on its ability to recover the carrying value of the properties based on the expected cash flows on an undiscounted basis over its intended holding period. The Company makes certain assumptions in this approach including, among others, the market and economic conditions, expected cash flow projections, intended holding periods and assessments of terminal values. Where more than one possible scenario exists, the Company uses a probability weighted approach in estimating cash flows. As these factors are difficult to predict and are subject to future events that may alter management’s assumptions, the future cash flows estimated by management in its impairment analysis may not be achieved, and actual losses for impairment may be realized in the future. If the undiscounted cash flows over the expected hold period are less than the carrying value, the Company reflects an impairment charge to write the asset down to its fair value.
The Company owns held for use properties for which the Company may from time to time reconsider the projected cash flows due to various performance indicators, and where appropriate, the Company evaluates the impact on its ability to recover the carrying value of such properties based on the expected cash flows over its intended holding period. The Company makes certain assumptions in this approach including, among others, the market and economic conditions, expected cash flow projections, intended holding periods and assessments of terminal values. Where more than one possible scenario exists, the Company uses a probability weighted approach. As these factors are difficult to predict and are subject to future events that may alter management’s assumptions, the future cash flows estimated by management in its impairment analysis may not be achieved, and actual losses for impairment may be realized in the future.
As of December 31, 2019, the Company was actively considering plans to sell three assets in Florida including the recently completed development project in Jupiter, Florida and the Company’s two skilled nursing facilities in Lutz, Florida and Wellington, Florida. The Company began marketing the properties in 2020 and, during the three months ended June 30, 2020, the Company received multiple bids and accepted a non-binding letter of intent from a prospective buyer to purchase the completed development project in Jupiter, Florida for $65.0 million and the Company’s two skilled nursing facilities in Lutz, Florida and Wellington, Florida for $20.0 million and $33.0 million, respectively. During August 2020, the Company entered into PSAs with the buyer on the terms generally set forth in the letter of intent. The property in Lutz, Florida was sold in December 2020 (see “Dispositions” above) and the property in Jupiter, Florida and the property in Wellington, Florida are expected to be sold later in 2021 however, there can be no assurance that such transactions will actually close. If closed, the Company is required to use the proceeds of the sales to repay amounts outstanding under its Revolving Credit Facility.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
Held for Use Impairments — 2020
During the year ended December 31, 2020, as a result of the Company’s marketing efforts during the COVID-19 pandemic which concluded with a PSA in August 2020, the Company recorded an additional impairment charge of $16.9 million on its completed development project in Jupiter, Florida and its skilled nursing facility in Wellington, Florida. The impairment charge represents the amount by which the carrying amount of the properties exceeded the Company’s estimate of the net sales price set forth in the PSA described above.
Held for Use Impairments — 2019
During the year ended December 31, 2019, the Company began to evaluate the properties in Lutz, Florida, Wellington, Florida and its completed development property in Jupiter, Florida for potential sales. As a result of these potential changes in plans, the Company concluded these held for use assets were impaired and recognized impairment charges in the aggregate of $33.3 million to reduce their carrying value to estimated fair value. The Company obtained third-party appraisals of all three properties (Lutz, Wellington, and Jupiter) which estimated fair value primarily applying an income approach using stabilized cash flows and capitalization rates of 9.0%, 9.0% and 7.0%, respectively.
Held for Use Impairments — 2018
During the year ended December 31, 2018, as a result of its consideration of impairment, the Company determined that the carrying value of one held for use property exceeded its estimated fair value and recognized an aggregate impairment charge of $2.4 million.
The LaSalle Tenant
On July 1, 2020, the Company transitioned four triple-net leased properties in Texas (collectively, the “LaSalle Properties”) from the triple-net leased healthcare facilities segment to the SHOP segment, and the LaSalle Properties are now leased to the Company’s TRS and operated and managed on the Company’s behalf by a third-party operator. In January 2018, the Company entered into an agreement with the prior tenants at the LaSalle Properties (collectively, the “LaSalle Tenant”) in which the Company agreed to forbear from exercising legal remedies, including staying a lawsuit against the LaSalle Tenant, as long as the LaSalle Tenant paid the amounts due for rent and property taxes on an updated payment schedule pursuant to a forbearance agreement. As of December 31, 2020, the LaSalle Tenant remains in default of the forbearance agreement and owes the Company $12.7 million of rent, property taxes, late fees, and interest receivable thereunder and $7.7 million plus interest of unpaid monetary damages awarded to us by the court on our claims against the tenant.
The Company has the entire receivable balance, including any monetary damages, and related income from the LaSalle Tenant fully reserved as of December 31, 2020. The Company incurred $0.4 million, $3.5 million and $5.0 million of bad debt expense, including straight-line rent write-offs, related to the LaSalle Tenant during the years ended December 31, 2020, 2019 and 2018, respectively, which is included in revenue from tenants on the consolidated statement of operations.
On February 15, 2019, the Company filed an amended petition in Texas state court seeking the appointment of a receiver to manage the operations at these properties and for recovery of damages for the various breaches by the LaSalle Tenant. Subsequently, the LaSalle Group Inc., a guarantor of certain of the LaSalle Tenant’s lease obligations (the “LaSalle Guarantor”), filed for voluntarily relief under chapter 11 of the United States Bankruptcy Code. The Company severed its claims against the LaSalle Guarantor from the action against the LaSalle Tenant. On August 27, 2019, the court awarded the Company monetary damages on its claims against the LaSalle Tenant in an amount equal to $7.7 million plus interest. There can be no assurance the Company will receive any amounts with respect to these claims against the LaSalle Tenant.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
On October 30, 2019, the court entered into an order appointing a receiver. This receiver was empowered to replace the LaSalle Tenant with a new tenant and operator at the properties, and, on February 15, 2020, the receiver took operational control of the properties. As noted above, the Company worked with the receiver and the Company’s designated third-party operator to transition the LaSalle Properties to its SHOP operating segment on July 1, 2020.
The NuVista Tenant
The Company had tenants at two of its Florida properties located in Lutz and Wellington Florida (collectively, the “NuVista Tenant”) that were in default under their leases beginning from July 2017. On January 1, 2018 the property was transitioned to the SHOP segment when the Company replaced the NuVista Tenant as tenant at the Lutz, Florida property with a TRS and engaged a third-party operator to operate the property. As a result, the property was transitioned to the SHOP segment as of January 1, 2018. The Company incurred bad debt expense of $1.1 million and $6.0 million related to the NuVista Tenant during the years ended December 31, 2019 and 2018, respectively which is included in revenue from tenants in the consolidated statement of operations and comprehensive loss.
At the property located in Wellington, Florida, the Company and the tenant entered into an operations transfer agreement (the “OTA”) pursuant to which the Company and the tenant agreed to cooperate in transitioning operations at the property to a third party operator selected by the Company. On February 19, 2019, in response to litigation commenced by the Company against the NuVista Tenant to enforce the OTA, the United States District Court for the Southern District of Florida entered into an agreed order (the “Order”) pursuant to which it found that the NuVista Tenant was in default under the lease for the property and that the OTA was valid, binding and in full force and effect, as modified by the Order. Subsequent to the entry into the Order, the Company, its designated third-party operator and the NuVista Tenant transitioned operations at the property to the Company’s designated third-party operator. The Company’s designated third-party operator received its license to operate the facility on April 1, 2019 and is in operational control of the property. On May 20, 2019, the court entered into a final order from the court terminating the existing lease with the NuVista Tenant. Following entry into the order, the property in Wellington, Florida transitioned to the SHOP segment as of April 1, 2019. In connection with this transition, the Company replaced the NuVista Tenant as a tenant with a TRS, and engaged a third-party operator to operate the property. During the year ended December 31, 2019 the company received $1.6 million under the OTA for periods prior to the lease termination, which amounts had previously been fully reserved. This payment under the OTA is included in revenue from tenants in consolidated statements of operations and comprehensive loss.
In August 2020, the Company entered into a PSA to sell the properties located in Lutz, Florida and Wellington Florida. The Company sold the property in Lutz, Florida in December 2020 (see “Dispositions” section above). The sale of the property in Jupiter, Florida and the sale of the property in Wellington, Florida are expected to be completed later in 2021.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
Note 4 — Mortgage Notes Payable, Net
The following table reflects the Company’s mortgage notes payable as of December 31, 2020 and 2019:
Portfolio	Encumbered Properties(1)	Outstanding Loan Amount as of December 31,		Effective Interest Rate(2) as of December 31,		Interest Rate	Maturity
		2020	2019	2020	2019
		(In thousands)	(In thousands)
Palm Valley Medical Plaza – Goodyear, AZ	1	$2,998	$3,112	4.15%	4.15%	Fixed	Jun. 2023
Medical Center V – Peoria, AZ	1	2,786	2,884	4.75%	4.75%	Fixed	Sep. 2023
Fox Ridge Bryant – Bryant, AR	1	7,133	7,283	3.98%	3.98%	Fixed	May 2047
Fox Ridge Chenal – Little Rock, AR	1	16,390	16,695	3.98%	3.98%	Fixed	May 2049
Fox Ridge North Little Rock – North Little Rock, AR	1	10,170	10,359	3.98%	3.98%	Fixed	May 2049
Capital One MOB Loan	41	378,500	378,500	3.71%	3.71%	Fixed(3)	Dec. 2026
Multi-Property CMBS Loan	21	118,700	118,700	4.60%	4.60%	Fixed	May 2028
Shiloh – Illinois(4)	1	13,684	—	4.34%	—%	Fixed	March 2026
Gross mortgage notes payable	68	550,361	537,533	3.94%	3.90%
Deferred financing costs, net of accumulated amortization(5)		(6,191)	(7,718)
Mortgage premiums and discounts, net		(1,472)	(1,531)
Mortgage notes payable, net		$542,698	$528,284

(1)
Does not include real estate assets mortgaged to secure advances under the Fannie Mae Master Credit Facilities or eligible unencumbered real estate assets comprising the borrowing base of the Credit Facility (as defined below). The equity interests and related rights in the Company’s wholly owned subsidiaries that directly own or lease the real estate assets comprising the borrowing base have been pledged for the benefit of the lenders thereunder (see Note 5 — Credit Facilities for additional details).

(2)
Calculated on a weighted average basis for all mortgages outstanding as of December 31, 2020 and December 31, 2019. For the LIBOR based loans, LIBOR in effect at the balance sheet date was utilized. For the Capital One MOB Loan, the effective rate does not include the effect of amortizing the amount paid to terminate the previous pay-fixed swap. See Note 7 — Derivatives and Hedging Activities for additional details.

(3)
Variable rate loan, based on 30-day LIBOR, which is fixed as a result of entering into “pay-fixed” interest rate swap agreements. In connection with the amendment to this loan in December 2019 (see additional details below), the Company terminated the previous interest rate swap agreements and entered into new interest rate swap agreements (see Note 7 — Derivatives and Hedging Activities for additional details).

(4)
The Company assumed this fixed rate mortgage when it acquired a property during the year ended December 31, 2020.

(5)
Deferred financing costs represent commitment fees, legal fees and other costs associated with obtaining financing. These costs are amortized to interest expense over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are generally expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined that the financing will not close.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
As of December 31, 2020, the Company had pledged $860.0 million in real estate investments, at cost, as collateral for its $550.4 million of gross mortgage notes payable. This real estate is not available to satisfy other debts and obligations unless first satisfying the mortgage notes payable secured by these properties. The Company makes payments of principal and interest, or interest only, depending upon the specific requirements of each mortgage note, on a monthly basis.
Some of the Company’s mortgage note agreements require compliance with certain property-level financial covenants including debt service coverage ratios. As of December 31, 2020, the Company was in compliance with these financial covenants.
See Note 5 — Credit Facilities for additional details — Future Principal Payment and LIBOR Transition for schedule of principal payment requirements of the Company’s Mortgage Notes and Credit Facilities and discussion of the expected cessation of LIBOR publication.
Capital One MOB Loan
On June 30, 2017, Capital One, National Association (“Capital One”), as administrative agent and lender, and certain other lenders (collectively, the “MOB Lenders”), made a loan in the aggregate amount of $250.0 million (the “MOB Loan”) to certain subsidiaries of the OP. On December 20, 2019, the Company, through certain subsidiaries of the OP, entered into an amendment and restatement of the MOB Loan originally dated as of June 30, 2017 among the OP’s subsidiaries and Capital One, as administrative agent and lender, and certain other lenders. As a result, the principal amount outstanding increased from approximately $242.0 million to $378.5 million the number of properties mortgaged as collateral for the loan increased from 31 properties (all medical office buildings) to 41 properties (29 medical office buildings that continued to serve as collateral for the loan as well as an additional ten medical office buildings and two triple net leased hospitals).
At the closing of the amendment and restatement of the MOB Loan, after payment of closing costs and swap termination fees, the Company received $127.7 million in net refinancing proceeds in excess of the approximately $242.0 million principal amount outstanding prior to the closing. Of these excess proceeds, approximately $63.5 million were used to repay amounts outstanding under the Revolving Credit Facility (as defined below) in order to obtain a release of 12 of the mortgaged properties from the borrowing base thereunder, and approximately $61.5 million of the remaining proceeds were used to repay additional amounts outstanding under the Revolving Credit Facility.
Prior to the amendment and restatement of the MOB Loan, the MOB Loan bore interest at a variable rate equal to LIBOR plus 2.5% per annum. Subsequent to the amendment and restatement of the MOB Loan, the MOB Loan bears interest at a variable rate equal to LIBOR plus 2.0% per annum. The MOB Loan requires the Company to pay interest on a monthly basis with the principal balance due on the maturity date which was extended from June 30, 2022 to December 20, 2026 after the amendment and restatement of the MOB Loan. In connection with the amendment and restatement of the MOB Loan, the OP terminated two interest rate swaps and executed one interest rate swap on the new amount of the MOB Loan, fixing the interest rate exposure at 3.66%. See Note 7 — Derivatives and Hedging Activities for additional information on the Company’s outstanding derivatives.
The Company may pre-pay the MOB Loan, in whole or in part, at any time, with payment of a prepayment premium equal to (a) 3.0% for prepayments made prior to December 31, 2020, (b) 2.0% for prepayments made between January 1, 2021 and December 31, 2021, and (c) 1.0% for prepayments made between January 1, 2022 and December 31, 2022. Thereafter, no prepayment premium is required.
In addition, mortgaged properties may be released or replaced subject to certain conditions and limitations, including prepayment of not more than 110% of the principal amount allocated to the property together with any applicable prepayment premium and maintenance, giving effect to the release or

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
replacement, of a minimum of either 25 mortgaged properties or $283.9 million principal amount outstanding, a minimum debt yield and a minimum debt service coverage ratio.
In connection with the amendment to the MOB Loan, the OP entered into an amended and restated guaranty of recourse obligations (the “Guaranty”) and an amended and restated hazardous materials indemnity agreement (the “Environmental Indemnity”) for the benefit of Capital One as administrative agent for the lenders on substantially identical terms to the guaranty and environmental indemnity entered into in connection with the original loan agreement entered into in June 2017. Pursuant to the Guaranty, the OP has guaranteed, among other things, specified losses arising from certain actions of any of the OP’s subsidiaries, including fraud, willful misrepresentation, certain intentional acts, misapplication of funds, physical waste, and failure to pay taxes. The Guaranty requires the Company to maintain a certain minimum of shareholders’ equity on its balance sheet. Pursuant to the Environmental Indemnity, the OP and the Company’s subsidiaries that directly own or lease the mortgaged properties have indemnified the MOB Lenders against losses, costs or liabilities related to certain environmental matters.
The amendment and restatement of the MOB Loan was considered an extinguishment of the old loan and a new loan agreement. Accordingly, fees and expense for the new loan have been capitalized and the unamortized fees relating to the old loan of approximately $3.0 million were written off as a charge to interest expense in the statement of operations for the year ended December 31, 2019.
Multi-Property CMBS Loan
On April 10, 2018, the Company, entered into a $118.7 million loan agreement (the “Multi-Property CMBS Loan”) with KeyBank National Association (“KeyBank”).
The Multi-Property CMBS Loan requires monthly interest-only payments, with the principal balance due on the maturity date. The Multi-Property CMBS Loan permits KeyBank to securitize the entire Multi-Property CMBS Loan or any portion thereof.
At the closing of the Multi-Property CMBS Loan, the net proceeds after accrued interest and closing costs were used to (i) repay approximately $80.0 million of indebtedness under the Revolving Credit Facility, under which 14 of the properties were included as part of the borrowing base prior to the Multi-Property CMBS Loan, (ii) fund approximately $3.8 million in deposits required to be made at closing into reserve accounts required under the loan agreement. The remaining $33.0 million net proceeds available to the Company to be used for general corporate purposes, including future acquisitions.
Note 5 — Credit Facilities, Net
The Company had the following credit facilities outstanding as of December 31, 2020 and 2019:

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
	Encumbered Properties(1)	Outstanding Facility Amount as of December 31,		Effective Interest Rate as of December 31,(10)		Interest Rate	Maturity
Credit Facility		2020	2019	2020	2019
		(In thousands)	(In thousands)
Credit Facility:
Revolving Credit Facility		$173,674	$100,618	3.21%	4.08%	Variable(8)	Mar. 2023(9)
Term Loan		150,000	150,000	4.95%	4.05%	Variable(6)	Mar. 2024
Deferred financing costs		(4,298)	(4,671)
Term Loan, net		145,702	145,329
Total Credit Facility	89(2)	$319,376	$245,947
Fannie Mae Master Credit Facilities:
Capital One Facility	11(3)	$212,467	$216,614	2.60%	4.17%	Variable(7)	Nov. 2026
KeyBank Facility	10(4)	142,708	142,708	2.65%	4.22%	Variable(7)	Nov. 2026
Total Fannie Mae Master Credit Facilities	21	$355,175	$359,322
Total Credit Facilities	110	$674,551	$605,269	3.29%(5)	4.14%(5)

(1)
Encumbered properties are as of December 31, 2020.

(2)
The equity interests and related rights in the Company’s wholly owned subsidiaries that directly own or lease the eligible unencumbered real estate assets comprising the borrowing base of the Credit Facility (as defined below) have been pledged for the benefit of the lenders thereunder.

(3)
Secured by first-priority mortgages on 11 of the Company’s seniors housing properties located in Florida, Georgia, Iowa and Michigan as of December 31, 2020 with a carrying value of $344.0 million.

(4)
Secured by first-priority mortgages on ten of the Company’s seniors housing properties located in, Missouri, Kansas, California, Florida, Georgia and Iowa as of December 31, 2020 with carrying value of $253.6 million.

(5)
Calculated on a weighted average basis for all credit facilities outstanding as of December 31, 2020 and 2019, respectively. For the LIBOR based loans that have not been fixed, the LIBOR rate in effect at the balance sheet date was utilized. For LIBOR based loans that have been fixed, the effective rate after consideration of the interest rate swap was utilized. See Note 7 — Derivatives and Hedging Activities for additional details.

(6)
Variable rate loan, based on LIBOR, all of which was fixed as a result of entering into “pay-fixed” interest rate swap agreements (see Note 7 — Derivatives and Hedging Activities for additional details).

(7)
Variable rate loan which is capped as a result of entering into interest rate cap agreements (see Note 7 — Derivatives and Hedging Activities for additional details).

(8)
Variable rate loan with $50 million of principal amount fixed at a rate of 4.09% by an interest rate swap agreement.

(9)
The company has the option to extend maturity one year to March 2024 subject to certain conditions.

(10)
Effective interest rate below for variable rate debt gives effect to any “Pay-fixed” swap entered into by the Company. If not hedged, the effective interest rate below represents the variable rate (or contractual floor if appropriate) and the applicable margin in effect as of December 31, 2020. Interest rate caps are not considered unless the cap is currently in effect.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
As of December 31, 2020, the carrying value of our real estate investments, at cost was $2.6 billion, with $0.9 billion of this amount pledged as collateral for mortgage notes payable, $0.6 billion of this amount pledged to secure advances under the Fannie Mae Master Credit Facilities and $0.9 billion of this amount comprising the borrowing base of the Credit Facility. These real estate assets are not available to satisfy other debts and obligations, or to serve as collateral with respect to new indebtedness, unless, as applicable, the existing indebtedness associated with the property is satisfied or the property is removed from the borrowing base of the Credit Facility, which would impact availability thereunder.
Unencumbered real estate investments, at cost as of December 31, 2020 was $231.5 million, although there can be no assurance as to the amount of liquidity the Company would be able to generate from using these unencumbered assets as collateral for mortgage loans or adding them to the borrowing base of our Credit Facility. Pursuant to the August 10, 2020 amendment to the Credit Facility, any acquired properties must be pledged to the Credit Facility, and any net proceeds from the dispositions of any unencumbered properties must be repaid to the Credit Facility.
Credit Facility
On March 13, 2019, the Company entered into an amended and restated senior secured credit facility (the “Credit Facility”), which consists of two components, a revolving credit facility (the “Revolving Credit Facility”) and a term loan (the “Term Loan”). In both March and August 2020, the Credit Facility was further amended, and the terms of the Credit Facility giving effect to those amendments are generally described below.
The Revolving Credit Facility is interest-only and matures on March 13, 2023, subject to a one-year extension at the Company’s option. The Term Loan is interest-only and matures on March 13, 2024. The total commitments under the Credit Facility are $630.0 million, including $480.0 million under the Revolving Credit Facility. The Credit Facility includes an uncommitted “accordion feature” that may be used to increase the commitments under either component of the Credit Facility by up to an additional $370.0 million to a total of $1.0 billion.
The amount available for future borrowings under the Credit Facility is based on either the value of the pool of eligible unencumbered real estate assets comprising the borrowing base, or a minimum debt service coverage ratio with respect to the borrowing base. The equity interests and related rights in the Company’s wholly owned subsidiaries that directly own or lease the eligible unencumbered real estate assets comprising the borrowing base of the Revolving Credit Facility have been pledged for the benefit of the lenders thereunder.
As of December 31, 2020, $150.0 million was outstanding under the Term Loan, and $173.7 million was outstanding under the Revolving Credit Facility. The unused borrowing availability under the Revolving Credit Facility was $48.3 million.
The Company is required to maintain a combination of cash, cash equivalents and availability for future borrowings under the Revolving Credit Facility totaling at least $50.0 million. Pursuant to the amendment in August 2020, certain other restrictions and conditions described below will no longer apply starting in a quarter in which the Company makes an election and, as of the day prior to the commencement of the applicable quarter, the Company has a combination of cash, cash equivalents and availability for future borrowings under the Revolving Credit Facility totaling at least $100.0 million, giving effect to the aggregate amount of distributions projected to be paid by the Company during the applicable quarter, and the Company’s ratio of consolidated total indebtedness to consolidated total asset value (expressed as a percentage) is less than 62.5% (the “Commencement Quarter”). The Commencement Quarter may be no earlier than the fiscal quarter ending June 30, 2021.
During the period from August 10, 2020 until the first day of the Commencement Quarter, the Company must use all the net cash proceeds from any capital event (such as an asset sale, financing or equity issuance) to prepay amounts outstanding under the Revolving Credit Facility. The Company may

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
reborrow any amounts so repaid if all relevant conditions are met, including sufficient availability for future borrowings. There can be no assurance these conditions will be met.
In addition, commencing on August 10, 2020 and until the Commencement Quarter, the Company has the option to have amounts outstanding under the Revolving Credit Facility bear interest at an annual rate equal to either: (i) LIBOR, plus an applicable margin that ranges, depending on the Company’s leverage, from 1.85% to 2.60%; or (ii) the Base Rate (as defined in the Credit Facility), plus an applicable margin that ranges, depending on the Company’s leverage, from 0.60% to 1.35%. Commencing on the first day of the Commencement Quarter, the Company will have the option to have amounts outstanding under the Revolving Credit Facility bear interest at an annual rate equal to either: (a) LIBOR, plus an applicable margin that ranges, depending on the Company’s leverage, from 1.60% to 2.35%; or (b) the Base Rate, plus an applicable margin that ranges, depending on the Company’s leverage, from 0.35% to 1.10%. As of December 31, 2020 the Company had elected to use the LIBOR option for all of our borrowings under the Credit Facility.
Further, commencing on August 10, 2020 and until the Commencement Quarter, the Company has the option to have amounts outstanding under the Term Loan bear interest at an annual rate equal to either: (i) LIBOR, plus an applicable margin that ranges, depending on the Company’s leverage, from 1.80% to 2.55%; or (ii) the Base Rate, plus an applicable margin that ranges, depending on the Company’s leverage, from 0.55% to 1.30%. Commencing on the first day of the Commencement Quarter, the Company will have the option to have amounts outstanding under the Term Loan bear interest at an annual rate equal to either: (a) LIBOR, plus an applicable margin that ranges, depending on the Company’s leverage, from 1.55% to 2.30%; or (b) the Base Rate, plus an applicable margin that ranges, depending on the Company’s leverage, from 0.30% to 1.05%. Pursuant to the amendment to the Credit Facility in August 2020, the “floor” on LIBOR was increased from 0.00% to 0.25%.
As of December 31, 2020, the Revolving Credit Facility and the Term Loan had an effective interest rate per annum equal to 3.21% and 4.95%, respectively.
Until the Commencement Quarter, the Company may not pay distributions to holders of common stock in cash or any other cash distributions (including repurchases of shares of the Company’s common stock), subject to certain exceptions. These exceptions include paying dividends on the 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”) or any other preferred stock the Company may issue and paying any cash distributions necessary to maintain its status as a REIT. The Company may not pay any cash distributions (including dividends on Series A Preferred Stock) if a default or event of default exists or would result therefrom. Beginning in the Commencement Quarter, the Company will be able to pay cash distributions to holders of common stock, subject to the restrictions described below. The Company may pay cash distributions beginning in the Commencement Quarter and the aggregate distributions (as defined in the Credit Facility and including dividends on Series A Preferred Stock) for any period of four fiscal quarters do not exceed 95% of Modified FFO (as defined in the Credit Facility) for the same period based only on fiscal quarters after the Commencement Quarter. In addition, beginning in the Commencement Quarter, the Company will be permitted to repurchase up to $50.0 million of shares of its common stock (including amounts previously repurchased during the term of the Revolving Credit Facility) if, after giving effect to the repurchases, the Company maintains cash and cash equivalents of at least $30.0 million and the Company’s ratio of consolidated total indebtedness to consolidated total asset value (expressed as a percentage) is less than 55.0%.
The Credit Facility prohibits the Company from exceeding a maximum ratio of consolidated total indebtedness to consolidated total asset value, and requires the Company to maintain a minimum ratio of adjusted consolidated EBITDA to consolidated fixed charges and a minimum consolidated tangible net worth. The maximum ratio of consolidated total indebtedness to consolidated total asset value is 67.5% for the period from July 1, 2020 through June 30, 2021 and 65% thereafter unless and until the Commencement Quarter, following which it will be 62.5%. The minimum ratio of adjusted consolidated EBITDA to

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
consolidated fixed charges is 1.50 to 1.00 for the period from July 1, 2020 through March 31, 2021, 1.55 to 1.00 for the period from April 1, 2021 through June 30, 2021, and 1.60 to 1.00 thereafter. The minimum consolidated tangible net worth is the sum of (i) approximately $1.2 million, plus (ii) 75% of any net offering proceeds (as defined in the Credit Facility) since the Credit Facility closed in March 2019.
As of December 31, 2020, the Company was in compliance with the financial covenants under the Credit Facility. Based upon the Company’s current expectations, the Company believes its operating results during the next 12 months will allow it to comply with these covenants.
Fannie Mae Master Credit Facilities
On October 31, 2016, the Company, through wholly-owned subsidiaries of the OP, entered into a master credit facility agreement relating to a secured credit facility with KeyBank (the “KeyBank Facility”) and a master credit facility agreement with Capital One for a secured credit facility with Capital One Multifamily Finance LLC, an affiliate of Capital One (the “Capital One Credit Facility”; the Capital One Facility and the KeyBank Facility are referred to herein individually a “Fannie Mae Master Credit Facility” and together as the “Fannie Mae Master Credit Facilities”). Advances made under these agreements are assigned by Capital One and KeyBank to Fannie Mae at closing for inclusion in Fannie Mae’s Multifamily MBS program.
Effective October 31, 2016, in conjunction with the execution of the Fannie Mae Master Credit Facilities, the OP entered into two interest rate cap agreements with an unrelated third party, which caps LIBOR interest paid (not giving effect to the applicable margin) on amounts outstanding under the Fannie Mae Master Credit Facilities at a maximum of 3.5%. On October 2019, the Company replaced two maturing interest rate cap agreements, effective November 1, 2019 for a total notional amount of $88.7 million. The two interest rate caps agreements extend three existing interest rate caps set to mature on the same date and are not designated as hedges (see Note 7 — Derivatives and Hedging Activities for additional disclosure regarding the Company’s derivatives).
In November 2020, in conjunction with the sale and transfer of four of the Michigan SHOPs, one of which was encumbered under the Fannie Mae Master Credit Facility with Capital One, $4.2 million was repaid to Capitol One upon the release of the property.
The Company may request future advances under the Fannie Mae Master Credit Facilities by borrowing against the value of the initial mortgaged properties, or by adding eligible properties to the collateral pool, subject to customary conditions, including satisfaction of minimum debt service coverage and maximum loan-to-value tests.
Future Principal Payments
The following table summarizes the scheduled aggregate principal payments for the five years subsequent to December 31, 2020 and thereafter, on all of the Company’s outstanding debt (mortgage notes payable and credit facilities):

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
	Future Principal Payments
(In thousands)	Mortgage Notes Payable	Credit Facilities	Total
2021	$1,191	$130	$1,321
2022	1,242	2,820	4,062
2023	6,383	4,497	10,880
2024	1,095	178,171	179,266
2025	1,142	154,497	155,639
Thereafter	539,308	338,734	878,042
Total	$550,361	$678,849	$1,229,210
LIBOR Transition
In July 2017, the Financial Conduct Authority (which regulates LIBOR) announced it intends to stop compelling banks to submit rates for the calculation of LIBOR after 2021. As a result, the Federal Reserve Board and the Federal Reserve Bank of New York organized the Alternative Reference Rates Committee, which identified the Secured Overnight Financing Rate (“SOFR”) as its preferred alternative to LIBOR in derivatives and other financial contracts. On March 5, 2021, the Financial Conduct Authority confirmed a partial extension of this deadline announcing that it will cease the publication of the one-week and two-month USD LIBOR settings immediately following December 31, 2021. The remaining USD LIBOR settings will continue to be published through June 30, 2023. The Company is not able to predict when there will be sufficient liquidity in the SOFR market. The Company is monitoring and evaluating the risks related to changes in LIBOR availability, which include potential changes in interest paid on debt and amounts received and paid on interest rate swaps. In addition, the value of debt or derivative instruments tied to LIBOR will also be impacted as LIBOR is limited and discontinued and contracts must be transitioned to a new alternative rate. In some instances, transitioning to an alternative rate may require negotiation with lenders and other counterparties and could present challenges. To transition from LIBOR under the Credit Facility, the Company will either utilize the Base Rate (as defined in the Credit Facility) or an alternative benchmark established by the agent in accordance with the terms of the Credit Facility, which will be determined with due consideration to the then current market practices for determining and implementing a rate of interest for newly originated floating rate commercial real estate loans in the United States and loans converted from a LIBOR based rate to a replacement index-based rate.
The Company has mortgages, credit facilities and derivative agreements that have terms that are based on LIBOR. Certain of those agreements have alternative rates already contained in the agreements while others do not. The Company anticipates that it will either utilize the alternative rates contained in the agreements or negotiate a replacement reference rates for LIBOR with the lenders and derivative counterparties.
Note 6 — Fair Value of Financial Instruments
GAAP establishes a hierarchy of valuation techniques based on the observability of inputs used in measuring financial instruments at fair value. GAAP establishes market-based or observable inputs as the preferred source of values, followed by valuation models using management assumptions in the absence of market inputs. The three levels of the hierarchy are described below:
Level 1 —
Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 —
Inputs other than quoted prices included within Level 1 that are observable for the asset and

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.
Level 3 —
Unobservable inputs that reflect the entity’s own assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Company expects that changes in classifications between levels will be rare.
Financial Instruments Measured at Fair Value on a Recurring Basis
Derivative Instruments
Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. However, as of December 31, 2020 and 2019, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Company’s derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.
The valuation of derivative instruments is determined using a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and implied volatilities. In addition, credit valuation adjustments, are incorporated into the fair values to account for the Company’s potential nonperformance risk and the performance risk of the counterparties.
The following table presents information about the Company’s assets and liabilities measured at fair value as of December 31, 2020 and 2019, aggregated by the level in the fair value hierarchy within which those instruments fall.
(In thousands)	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
December 31, 2020
Derivative assets, at fair value	$—	$13	$—	$13
Derivative liabilities, at fair value	—	(38,389)	—	(38,389)
Total	$—	$(38,376)	$—	$(38,376)
December 31, 2019
Derivative assets, at fair value	$—	$392	$—	$392
Derivative liabilities, at fair value		(5,305)		(5,305)
Total	$—	$(4,913)	$—	$(4,913)

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
A review of the fair value hierarchy classification is conducted on a quarterly basis. Changes in the type of inputs may result in a reclassification for certain assets. There were no transfers between Level 1 and Level 2 of the fair value hierarchy during the year ended December 31, 2020.
Real Estate Investments Measured at Fair Value on a Non-Recurring Basis
Real Estate Investments — Held for Use
The Company also had impaired real estate investments held for use, which were carried at fair value on a non-recurring basis on the consolidated balance sheet as of December 31, 2020 and 2019. As of December 31, 2020, the Company owned held for use properties for which the Company had reconsidered the projected cash flows due to various performance indicators. As a result, the Company evaluated the impact on its ability to recover the carrying value of such properties based on the expected cash flows over its intended holding period. The Company primarily uses a market approach to estimate the future cash flows expected to be generated. Impaired real estate investments held for use are generally classified in Level 3 of the fair value hierarchy. See Note 3 — Real Estate investments, Net — “Assets Held for Use and Related Impairments” for additional details.
Real Estate Investments — Held for Sale
The Company has impaired real estate investments held for sale, which are carried at net realizable value on a non-recurring basis on the consolidated balance sheets as of December 31, 2020 and 2019. Impaired real estate investments held for sale are generally classified in Level 3 of the fair value hierarchy. See Note 3 — Real Estate investments, Net — “Assets Held for Sale and Related Impairments” for additional details.
Financial Instruments Not Measured at Fair Value
The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The fair values of short-term financial instruments such as cash and cash equivalents, restricted cash, straight-line rent receivable, net, prepaid expenses and other assets, deferred costs, net, accounts payable and accrued expenses, deferred rent and distributions payable approximate their carrying value on the consolidated balance sheets due to their short-term nature.
The fair values of the Company’s remaining financial instruments that are not reported at fair value on the consolidated balance sheets are reported below:
		December 31, 2020		December 31, 2019
(In thousands)	Level	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Gross mortgage notes payable and mortgage premium and discounts, net	3	$548,889	$549,553	$536,002	$545,414
Credit Facility	3	$323,674	$319,558	$250,618	$250,618
Fannie Mae Master Credit Facilities	3	$355,175	$354,073	$359,322	$370,122
The fair value of the mortgage notes payable is estimated using a discounted cash flow analysis, based on the Advisor’s experience with similar types of borrowing arrangements, excluding the value of derivatives. At December 31, 2020, the carrying values of the Credit Facility and Fannie Mae Master Credit Facilities do not approximate their fair values due to the widening of credit spreads during the period. At December 31, 2019, the carrying amounts approximated their fair values.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
Note 7 — Derivatives and Hedging Activities
Risk Management Objective of Using Derivatives
The Company may use derivative financial instruments, including interest rate swaps, caps, collars, options, floors and other interest rate derivative contracts, to hedge all or a portion of the interest rate risk associated with its borrowings.
The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions. Additionally, in using interest rate derivatives, the Company aims to add stability to interest expense and to manage its exposure to interest rate movements. The Company does not intend to utilize derivatives for speculative purposes or purposes other than interest rate risk management. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Company, and its affiliates, may also have other financial relationships. The Company does not anticipate that any of its counterparties will fail to meet their obligations.
The table below presents the fair value of the Company’s derivative financial instruments as well as their classification on the consolidated balance sheets as of December 31, 2020 and 2019:
		December 31,
(In thousands)	Balance Sheet Location	2020	2019
Derivatives designated as hedging instruments:
Interest rate “pay-fixed” swaps	Derivative assets, at fair value	$—	$377
Interest rate “pay-fixed” swaps	Derivative liabilities, at fair value	$38,389	$5,305
Derivatives not designated as hedging instruments:
Interest rate caps	Derivative assets, at fair value	$13	$15
Cash Flow Hedges of Interest Rate Risk
The Company currently has nine interest rate swaps that are designated as cash flow hedges. The interest rate swaps are used as part of the Company’s interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. During 2020 and 2019, such derivatives were used to hedge the variable cash flows associated with variable-rate debt.
The changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive (loss) income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings.
In connection with the refinancing of the MOB Loan during the fourth quarter of 2019, the Company terminated two interest rate swaps with an aggregate notional amount of $250.0 million for a payment of approximately $2.2 million. Following these terminations, $2.2 million was recorded in AOCI and is being recorded as an adjustment to interest expense over the term of the two terminated swaps and the MOB Loan prior to its refinancing. Of the amount recorded in AOCI following these terminations, $0.9 million and $0.1 million was recorded as an increase to interest expense for the years ended December 31, 2020 and 2019, respectively, and approximately $1.3 million remained in AOCI as of December 31, 2020.
Amounts reported in accumulated other comprehensive (loss) income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. During

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
the next 12 months, from January 1, 2021 through December 31, 2021, the Company estimates that $10.7 million will be reclassified from other comprehensive loss as an increase to interest expense.
As of December 31, 2020 and 2019, the Company had the following derivatives that were designated as cash flow hedges of interest rate risk:
	December 31, 2020		December 31, 2019
Interest Rate Derivative	Number of Instruments	Notional Amount	Number of Instruments	Notional Amount
		(In thousands)		(In thousands)
Interest rate “pay-fixed” swaps	9	$578,500	9	$578,500
The table below details the location in the financial statements of the loss recognized on interest rate derivatives designated as cash flow hedges for the periods ended December 31, 2020 and 2019:
	Year Ended December 31,
(In thousands)	2020	2019	2018
Amount of gain (loss) recognized in accumulated other comprehensive (loss) income on interest rate derivatives	$(40,614)	$(10,753)	$2,367
Amount of (loss) gain reclassified from accumulated other comprehensive income into income as interest expense (effective portion)	$(7,999)	$872	$258
Total amount of interest expense presented in the consolidated statements of operations and comprehensive loss	$51,519	$56,059	$49,471
Non-Designated Derivatives
These derivatives are used to manage the Company’s exposure to interest rate movements, but do not meet the strict hedge accounting requirements to be classified as hedging instruments. Changes in the fair value of derivatives not designated as hedges under a qualifying hedging relationship are recorded directly to net income (loss) and were a loss of $0.1 million, a loss of $0.1 million and a loss of $0.2 million for the years ended December 31, 2020, 2019 and 2018, respectively.
The Company had the following outstanding interest rate derivatives that were not designated as a hedges in qualifying hedging relationships as of as of December 31, 2020 and 2019:
	December 31, 2020		December 31, 2019
Interest Rate Derivatives	Number of Instruments	Notional Amount	Number of Instruments	Notional Amount
		(In thousands)		(In thousands)
Interest rate caps	6	$359,322	6	$359,322
Offsetting Derivatives
The table below presents a gross presentation, the effects of offsetting, and a net presentation of the Company’s derivatives as of December 31, 2020 and 2019. The net amounts of derivative assets or liabilities can be reconciled to the tabular disclosure of fair value. The tabular disclosure of fair value provides the location that derivative assets and liabilities are presented on the consolidated balance sheet.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
	Gross Amounts of Recognized Assets	Gross Amounts of Recognized (Liabilities)	Gross Amounts Offset in the Consolidated Balance Sheet	Net Amounts of Assets presented in th Consolidated Balance Sheet	Gross Amounts Not Offset in the Consolidated Balance Sheet		Cash Collateral Received
(In thousands)					Financial Instruments	Net Amount
December 31, 2020	$13	—	—	$13	—	—	$13
December 31, 2020	$—	(38,389)	—	$(38,389)	—	—	$(38,389)
December 31, 2019	$392	—	—	$392	—	—	$392
December 31, 2019	$—	(5,305)	—	$(5,305)	—	—	$(5,305)
Credit-risk-related Contingent Features
The Company has agreements in place with each of its derivative counterparties that contain a provision where if the Company either defaults or is capable of being declared in default on any of its indebtedness, then the Company could also be declared in default on its derivative obligations.
As of December 31, 2020 the fair value of derivatives in a net liability position, including accrued interest but excluding any adjustment for nonperformance risk related to these agreements, was $38.4 million. As of December 31, 2020, the Company has not posted any collateral related to these agreements and was not in breach of any agreement provisions. If the Company had breached any of these provisions, it could have been required to settle its obligations under the agreements at their aggregate termination value of $38.4 million at December 31, 2020.
Note 8 — Stockholders’ Equity
Common Stock
As of December 31, 2020 and 2019, the Company had 93,775,746 and 92,356,664 shares of common stock outstanding, respectively, including unvested restricted shares and shares issued pursuant to the Company’s distribution reinvestment plan (“DRIP”), net of share repurchases.
On April 3, 2020, the Company published a new estimate of per-share net asset value (“Estimated Per-Share NAV”) as of December 31, 2019, which was approved by the Board on September 30, 2020. The Company intends to publish Estimated Per-Share NAV periodically at the discretion of the Board, provided that such estimates will be made at least once annually.
Tender Offers
On January 9, 2020, the Company announced a tender offer (the “2020 Tender Offer”) to purchase up to 200,000 shares of its common stock for cash at a purchase price equal to $8.50 per share with the proration period and withdrawal rights expiring February 7, 2020. The Company made the 2020 Tender Offer in response to an unsolicited offer to stockholders commenced on December 31, 2019. The 2020 Tender Offer expired in accordance with the terms on February 7, 2020. In accordance with the 2020 Tender Offer, the Company accepted for purchase 200,000 shares for a total cost of approximately $1.7 million, which was funded with available cash.
On March 13, 2018, the Company announced a tender offer (the “2018 Tender Offer”) to purchase up to 2.0 million shares of the Company’s common stock for cash at a purchase price equal to $13.15 per share with the proration period and withdrawal rights expiring on April 12, 2018. On April 4, 2018 and April 16, 2018, the 2018 Tender Offer was amended to reduce the number of shares the Company was offering to purchase to 230,000 shares and extend the expiration date to May 1, 2018. The 2018 Tender Offer expired in accordance with its terms on May 1, 2018. During May 2018, in accordance with the terms of the 2018 Tender Offer, the Company accepted for purchase 230,000 shares for a total cost of approximately $3.0 million.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
Share Repurchase Program
Under the Company’s share repurchase program (the “SRP”), as amended from time to time, qualifying stockholders are able to sell their shares to the Company in limited circumstances. The SRP permits investors to sell their shares back to the Company after they have held them for at least one year, subject to significant conditions and limitations. Repurchases of shares of the Company’s common stock, when requested, are at the sole discretion of the Board.
Under the SRP, subject to certain conditions, only repurchase requests made following the death or qualifying disability of stockholders that purchased shares of the Company’s common stock or received their shares from the Company (directly or indirectly) through one or more non-cash transactions are considered for repurchase. Additionally, pursuant to the SRP, the repurchase price per share equals 100% of the Estimated Per-Share NAV in effect on the last day of the fiscal semester, or the six-month period ending June 30 or December 31.
The Company suspended the SRP during the pendency of the 2018 Tender Offer. On June 29, 2018, the Company announced the Board unanimously determined to reactivate the SRP, effective June 30, 2018. In connection with reactivating the SRP, the Board approved all repurchase requests received during the period from January 1, 2018 through the suspension of the SRP on March 13, 2018 (see table below for additional details).
On January 29, 2019, the Company announced that the Board approved an amendment to the SRP changing the date on which any repurchases are to be made in respect of requests made during the period commencing March 13, 2018 up to and including December 31, 2018 to no later than March 31, 2019, rather than on or before the 31st day following December 31, 2018. This SRP amendment became effective on January 30, 2019. Additionally, on March 27, 2019, the Company announced that the Board approved an amendment to the SRP further extending the date on which any repurchases are to be made in respect of requests made during the period commencing March 13, 2018 up to and including December 31, 2018 to no later than April 30, 2019. This SRP amendment became effective on March 28, 2019 (see table below for details on cumulative shares repurchased pursuant to the SRP, including shares repurchased during 2019).
On July 23, 2019, the Company announced that the Board approved a third amendment to the SRP, effective July 24, 2019, extending the date on which repurchases are able to be made in respect of requests made during the period commencing January 1, 2019 up to and including June 30, 2019 to no later than August 31, 2019, rather than on or before July 31, 2019.
On August 20, 2019, the Company announced that the Board approved a fourth amendment to the SRP, effective August 22, 2019 extending the date on which repurchases are able to be made in respect of requests made during the period commencing January 1, 2019 up to and including June 30, 2019 to no later than October 31, 2019, rather than on or before August 31, 2019. The Company completed the repurchases on October 30, 2019 and repurchased 446,830 shares of common stock for approximately $7.8 million, at an average price per share of $17.50 pursuant to the SRP. The repurchases reflect all repurchase requests made in good order following the death or qualifying disability of stockholders during the period commencing January 1, 2019 up to and including June 30, 2019.
On January 9, 2020, the Company announced that the Board approved a fifth amendment to the SRP, effective January 10, 2020 extending the date on which repurchases are able to be made in respect of requests made during the period commencing July 1, 2019 up to and including December 31, 2019 to on or before March 16, 2020, rather than on or before January 31, 2020.
On January 9, 2020, the Company also announced that the Board had suspended the SRP, and that it would not accept any repurchase requests or make any repurchases under the SRP during the pendency of the 2020 Tender Offer or for 10 business days thereafter.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
On February 26, 2020, the Company repurchased 505,101 shares of common stock for approximately $8.8 million, at an average price per share of $17.50 pursuant to the SRP. The repurchases reflect all repurchase requests made in good order following the death or qualifying disability of stockholders during the period commencing July 1, 2019 up to and including December 31, 2019.
Pursuant to the SRP, repurchases were to be made in respect of requests made during the periods when the SRP was active during the active periods under the SRP during the six months ending June 30, 2020 — the period from January 1, 2020 to January 8, 2020 and the period from February 26, 2020 up to and including June 30, 2020 — no later than July 31, 2020.
On August 13, 2020, in order to strategically maintain the Company’s liquidity in light of the continued impact of COVID-19 pandemic and to comply with an amendment to the Credit Facility described in Note 5, which restricts the Company from repurchasing shares until no earlier than the quarter ending June 30, 2021, on August 6, 2020, the Board determined that, effective on August 12, 2020, repurchases under the SRP would be suspended. The Board has also rejected all repurchase requests made during the period from January 1, 2020 until the effectiveness of the suspension of the SRP. No further repurchase requests under the SRP may be made unless and until the SRP is reactivated. No assurances can be made as to when or if the SRP will be reactivated.
When a stockholder requests redemption and redemption is approved by the Board, the Company will reclassify such obligation from equity to a liability based on the settlement value of the obligation. Shares repurchased under the SRP have the status of authorized but unissued shares.
The table below reflects the number of shares repurchased and the average price per share (retroactively adjusted for the Stock Dividends), under the SRP and does not include any repurchases under tender offers (see above), cumulatively through December 31, 2020:
	Number of Shares Repurchased (2)	Average Price per Share(2)2
Cumulative repurchases as of December 31, 2019	4,391,519	$20.95
Year ended December 31, 2020(1)	505,101	17.50
Cumulative repurchases as of December 31, 2020	4,896,620	20.60

(1)
Includes 505,101 shares of common stock repurchased on February 26, 2020 with respect to requests received during the period commencing July 1, 2019 up to and including December 31, 2019 for $8.8 million at an average price per share of $17.50.

Distribution Reinvestment Plan
Pursuant to the DRIP, stockholders may elect to reinvest distributions paid in cash by the Company into shares of common stock. No dealer manager fees or selling commissions are paid with respect to shares purchased under the DRIP. The shares purchased pursuant to the DRIP have the same rights and are treated in the same manner as all of the other shares of outstanding common stock. The Board may designate that certain cash or other distributions be excluded from reinvestment pursuant to the DRIP. The Company has the right to amend the DRIP or terminate the DRIP with ten days’ notice to participants. Shares issued under the DRIP are recorded as equity in the accompanying consolidated balance sheet in the period distributions are declared. During the years ended December 31, 2020, 2019 and 2018, the Company issued 0.9 million, 1.5 million and 1.7 million shares of common stock pursuant to the DRIP, generating aggregate proceeds of $14.6 million, $27.2 million and $35.7 million, respectively. Because shares of common stock are only offered and sold pursuant to the DRIP in connection with the reinvestment of distributions paid in cash, participants in the DRIP will not be able to reinvest in shares thereunder for so long as the Company pays distributions in stock instead of cash.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
Stockholder Rights Plan
In May 2020, the Company announced that the Board had approved a stockholder rights plan. In December 2020, the Company issued a dividend of one common share purchase right for each share of its common stock outstanding as authorized by its board of directors in its discretion.
Preferred Stock
The Company is authorized to issue up to 50,000,000 shares of preferred stock. In connection with an underwritten offering in December 2019 (see details below), the Company classified and designated 1,610,000 shares of its authorized preferred stock as authorized shares of its Series A Preferred Stock as of December 31, 2020. In September 2020, the Board authorized the classification of 600,000 additional shares of the Company’s preferred stock as Series A Preferred Stock in connection with the Preferred Stock Equity Line (as defined below). The Company had 1,610,000 shares of Series A Preferred Stock issued and outstanding, as of December 31, 2020 and 2019.
In December 2019, the Company issued and sold 1,610,000 shares of the Series A Preferred Stock in an underwritten public offering at a public offering price equal to the liquidation preference of $25.00 per share. The gross proceeds from this offering were $40.3 million and net proceeds were $37.6 million after deducting the underwriting discount of $1.3 million and additional offering expenses of $1.4 million.
On September 15, 2020, the Company entered into a preferred stock purchase agreement and registration rights agreement with B. Riley Principal Capital, LLC (“B. Riley”), pursuant to which the Company has the right from time to time to sell up to an aggregate of $15 million of shares of its Series A Preferred Stock to B. Riley until December 31, 2023, on the terms and subject to the conditions set forth in the purchase agreement. This arrangement is also referred to as the “Preferred Stock Equity Line.” The Company controls the timing and amount of any sales to B. Riley under the Preferred Stock Equity Line, and B. Riley is obligated to make purchases of up to 3,500 shares of Series A Preferred Stock each time (as may be increased by mutual agreement by the parties) in accordance with the purchase agreement, upon certain terms and conditions being met. The Company did not sell any shares under the Preferred Stock Equity Line during the year ended December 31, 2020.
Series A Preferred Stock — Terms
Holders of Series A Preferred Stock are entitled to cumulative dividends in the amount of $1.84375 per share each year, which is equivalent to the rate of 7.375% of the $25.00 liquidation preference per share per annum. The Series A Preferred Stock has no stated maturity and will remain outstanding indefinitely unless redeemed, converted or otherwise repurchased. On and after December 11, 2024, at any time and from time to time, the Series A Preferred Stock will be redeemable in whole or in part, at the Company’s option, at a cash redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date. In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined in the articles supplementary governing the terms of the Series A Preferred Stock (the “Articles Supplementary”)), the Company may, subject to certain conditions, at its option, redeem the Series A Preferred Stock, in whole or in part, after the first date on which the Delisting Event occurred or within 120 days after the first date on which the Change of Control occurred, as applicable, by paying the liquidation preference of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date. Upon the occurrence of a Change of Control during a continuing Delisting Event, unless the Company has elected to exercise its redemption right, holders of the Series A Preferred Stock will have certain rights to convert Series A Preferred Stock into shares of Company’s common stock. In addition, upon the occurrence of a Delisting Event, the dividend rate will be increased on the day after the occurrence of the Delisting Event by 2.00% per annum to the rate of 9.375% of the $25.00 liquidation preference per share per annum (equivalent to $2.34375 per share each year) from and after the date of the

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
Delisting Event. Following the cure of such Delisting Event, the dividend rate will revert to the rate of 7.375% of the $25.00 liquidation preference per share per annum. The necessary conditions to convert the Series A Preferred Stock into Common Stock have not been met as of December 31, 2020. Therefore, Series A Preferred Stock did not impact Company’s earnings per share calculations for the year ended December 31, 2019.
The Series A Preferred Stock ranks senior to common stock, with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up.
Voting rights for holders of Series A Preferred Stock exist primarily with respect to the ability to elect two additional directors to the board of directors if six or more quarterly dividends (whether or not authorized or declared or consecutive) payable on the Series A Preferred Stock are in arrears, and with respect to voting on amendments to the Company’s charter (which includes the Articles Supplementary) that materially and adversely affect the rights of the Series A Preferred Stock or create additional classes or series of shares of the Company’s capital stock that are senior to the Series A Preferred Stock. Other than the limited circumstances described above and in the Articles Supplementary, holders of Series A Preferred Stock do not have any voting rights.
Distributions and Dividends
Common Stock
In April 2013, the Board authorized, and the Company began paying distributions on a monthly basis at a rate equivalent to $1.70 per annum, per share of common stock, which began in May 2013. In March 2017, the Board authorized a decrease in the rate at which the Company pays monthly distributions to stockholders, effective as of April 1, 2017, to a rate equivalent to $1.45 per annum per share of common stock. On February 20, 2018, the Board authorized a further decrease in the rate at which the Company pays monthly distributions to stockholders, effective as of March 1, 2018, to a rate equivalent to $0.85 per annum per share of common stock.
From March 1, 2018 until June 30, 2020, the Company paid monthly distributions to stockholders at a rate equivalent to $0.85 per annum per share of common stock. Distributions were payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.
On August 13, 2020, the Board changed the Company’s common stock distribution policy in order to preserve the Company’s liquidity and maintain additional financial flexibility in light of the continued COVID-19 pandemic and to comply with an amendment to the Credit Facility described in Note 5 which restricts the Company from paying distributions on common stock until no earlier than the quarter ending June 30, 2021. Under the new policy, distributions authorized by the Board on the Company’s shares of common stock, if and when declared, are now paid on a quarterly basis in arrears in shares of the Company’s common stock valued at the Company’s estimated per share net asset value of common stock in effect on the applicable date, based on a single record date to be specified at the beginning of each quarter. The Company declared the Stock Dividends of 0.01349 shares of the Company’s common stock on each share of the Company’s outstanding common stock on October 1, 2020 and January 4, 2021. This amount was based on the Company’s prior cash distribution rate of $0.85 per share per annum. The Board may further change the Company’s common stock distribution policy at any time, further reduce the amount of distributions paid or suspend distribution payments at any time, and therefore distribution payments are not assured.
The following table details from a tax perspective the portion of distributions classified as a return of capital, capital gain dividend income and ordinary dividend income, per share per annum, for the years ended December 31, 2020, 2019 and 2018, retroactively adjusted for the effect of the Stock Dividends:

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
	Year Ended December 31,
	2020		2019		2018
Return of capital (1)	100.0%	$0.42	100%	$0.83	100%	$0.92
Capital gain dividend income	—%	—	—%	—	—%	—
Ordinary dividend income	—%	—	—%	—	—%	—
Total	100.0%	$0.42	100.0%	$0.83	100.0%	$0.92

(1)
Amount for December 31, 2020 represents actual cash distributions paid to common shareholders during the year ended 2020, but excludes the stock dividends which do not represent taxable dividends to the Company’s shareholders for U.S. federal income tax purposes.

Series A Preferred Stock
Dividends on our Series A Preferred Stock accrue in an amount equal to $1.84375 per share each year ($0.460938 per share per quarter) to Series A Preferred Stock holders, which is equivalent to 7.375% per annum on the $25.00 liquidation preference per share of Series A Preferred Stock. Dividends on the Series A Preferred Stock are cumulative and payable quarterly in arrears on the 15th day of January, April, July and October of each year or, if not a business day, the next succeeding business day to holders of record on the close of business on the record date set by our board of directors and declared by us. The first quarterly dividend for the Series A Preferred Stock sold in this offering was paid on January 15, 2020 and represented an accrual for less than a full quarter, covering the period from December 11, 2019 to December 31, 2019. Any accrued and unpaid dividends payable with respect to the Series A Preferred Stock become part of the liquidation preference thereof.
Note 9 — Related Party Transactions and Arrangements
As of December 31, 2020 and 2019, the Special Limited Partner owned 9,008 and 8,888 shares, respectively, of the Company’s outstanding common stock. The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company. As of December 31, 2020 and 2019, the Advisor held 90 partnership units in the OP designated as “OP Units” (“OP Units”).
The limited partnership agreement of the OP (as amended from time to time, the “LPA”) allows for the special allocation, solely for tax purposes, of excess depreciation deductions of up to $10.0 million to the Advisor, a limited partner of the OP. In connection with this special allocation, the Advisor has agreed to restore a deficit balance in its capital account in the event of a liquidation of the OP and has agreed to provide a guaranty or indemnity of indebtedness of the OP.
Fees Incurred in Connection with the Operations of the Company
On February 17, 2017, the members of a special committee of the Board unanimously approved certain amendments to and a restatement of the then effective advisory agreement, by and among the Company, the OP and the Advisor (the “Second A&R Advisory Agreement”). The Second A&R Advisory Agreement, which superseded, amended and restated the previously effective advisory agreement (the “Original A&R Advisory Agreement”), took effect on February 17, 2017. The initial term of the Second A&R Advisory Agreement expires on February 17, 2027, and is automatically renewable for another ten-year term upon each ten-year anniversary unless the Second A&R Advisory Agreement is terminated (i) with notice of an election not to renew at least 365 days prior to the applicable tenth anniversary, (ii) in accordance with a change of control (as defined in the Second A&R Advisory Agreement) or a transition to self-management, (iii) by 67% of the independent directors of the Board for cause, without penalty, with 45 days’ notice or (iv) with 60 days prior written notice by the Advisor for (a) a failure to obtain a satisfactory agreement for any successor to the Company to assume and agree to perform obligations under the Second

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
A&R Advisory Agreement or (b) any material breach of the Second A&R Advisory Agreement of any nature whatsoever by the Company.
On July 25, 2019, the Company entered into Amendment No. 1 to the Second Amended and Restated Advisory Agreement (the “Advisory Agreement Amendment”) among the Company, the OP, and the Advisor. The Advisory Agreement Amendment was unanimously approved by the Company’s independent directors. Additional information on the Advisory Agreement Amendment is included later in this footnote under “— Professional Fees and Other Reimbursements.”
Acquisition Expense Reimbursements
The Advisor may be reimbursed for services provided for which it incurs investment-related expenses, or insourced expenses. The amount reimbursed for insourced expenses may not exceed 0.5% of the contract purchase price of each acquired property or 0.5% of the amount advanced for a loan or other investment. Additionally, the Company reimburses the Advisor for third party acquisition expenses. Under the Second A&R Advisory Agreement, total acquisition expenses may not exceed 4.5% of the contract purchase price of the Company’s portfolio or 4.5% of the amount advanced for all loans or other investments. This threshold has not been exceeded through December 31, 2020.
Asset Management Fees and Variable Management/Incentive Fees
Under the LPA and the advisory agreement that was superseded by the Original A&R Advisory Agreement and until March 31, 2015, for its asset management services, the Company issued the Advisor an asset management subordinated participation by causing the OP to issue (subject to periodic approval by the Board) to the Advisor partnership units of the OP designated as “Class B Units” (“Class B Units”). The Class B Units were intended to be profit interests and vest, and no longer are subject to forfeiture, at such time as: (x) the value of the OP’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the “Economic Hurdle”); (y) any one of the following occurs: (1) a listing; (2) another liquidity event or (3) the termination of the advisory agreement by an affirmative vote of a majority of the Company’s independent directors without cause; and (z) the Advisor is still providing advisory services to the Company (the “Performance Condition”).
Unvested Class B Units will be forfeited immediately if: (a) the advisory agreement is terminated for any reason other than a termination without cause; or (b) the advisory agreement is terminated by an affirmative vote of a majority of the Company’s independent directors without cause before the Economic Hurdle has been met.
Subject to approval by the Board, the Class B Units were issued to the Advisor quarterly in arrears pursuant to the terms of the LPA. The number of Class B Units issued in any quarter was equal to: (i) the excess of (A) the product of (y) the cost of assets multiplied by (z) 0.1875% over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which was initially equal to $22.50 (the price in the Company’s initial public offering of common stock minus the selling commissions and dealer manager fees). The value of issued Class B Units will be determined and expensed when the Company deems the achievement of the Performance Condition to be probable. As of December 31, 2020, the Company cannot determine the probability of achieving the Performance Condition. The Advisor receives cash distributions on each issued Class B Unit equivalent to the cash distribution paid, if any on the Company’s common stock in an amount retroactively adjusted to reflect the Stock Dividends, other stock dividends and other similar events. These distributions on Class B Units are included in general and administrative expenses in the consolidated statement of operations and comprehensive loss until the Performance Condition is considered probable to occur. The Board has previously approved the issuance of 359,250 Class B Units to the Advisor in connection with this arrangement. The Board determined in February 2018 that Economic Hurdle had been satisfied, however none of the events have occurred, including a listing of

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
the Company’s common stock on a national securities exchange, which would have satisfied the other vesting requirement of the Class B Units. Therefore, no expense has ever been recognized in connection with the Class B Units.
On May 12, 2015, the Company, the OP and the Advisor entered into an amendment to the then-current advisory agreement, which, among other things, provided that the Company would cease causing the OP to issue Class B Units to the Advisor with respect to any period ending after March 31, 2015.
Effective February 17, 2017, the Second A&R Advisory Agreement requires the Company to pay the Advisor a base management fee, which is payable on the first business day of each month. The fixed portion of the base management fee is equal to $1.625 million per month, while the variable portion of the base management fee is equal to one-twelfth of 1.25% of the cumulative net proceeds of any equity (including convertible equity and certain convertible debt but excluding proceeds from the DRIP) issued by the Company and its subsidiaries subsequent to February 17, 2017 per month. The base management fee is payable to the Advisor or its assignees in cash, OP Units or shares, or a combination thereof, the form of payment to be determined at the discretion of the Advisor and the value of any OP Unit or share to be determined by the Advisor acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.
In addition, the Second A&R Advisory Agreement requires the Company to pay the Advisor a variable management/incentive fee quarterly in arrears equal to (1) the product of fully diluted number of shares of common stock outstanding multiplied by (2) (x) 15.0% of the applicable prior quarter’s Core Earnings (as defined below) per share in excess of $0.375 per share plus (y) 10.0% of the applicable prior quarter’s Core Earnings per share in excess of $0.47 per share. Core Earnings is defined as, for the applicable period, net income or loss, computed in accordance with GAAP, excluding non-cash equity compensation expense, the variable management/incentive fee, acquisition and transaction related fees and expenses, financing related fees and expenses, depreciation and amortization, realized gains and losses on the sale of assets, any unrealized gains or losses or other non-cash items recorded in net income or loss for the applicable period, regardless of whether such items are included in other comprehensive income or loss, or in net income, one-time events pursuant to changes in GAAP and certain non-cash charges, impairment losses on real estate related investments and other than temporary impairments of securities, amortization of deferred financing costs, amortization of tenant inducements, amortization of straight-line rent and any associated bad debt reserves, amortization of market lease intangibles, provision for loss loans, and other non-recurring revenue and expenses (in each case after discussions between the Advisor and the independent directors and approved by a majority of the independent directors). The variable management/incentive fee is payable to the Advisor or its assignees in cash or shares, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor and the value of any share to be determined by the Advisor acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. No variable management incentive fee was incurred for the years ended December 31, 2020, 2019 and 2018.
Property Management Fees
Unless the Company contracts with a third party, the Company pays the Property Manager a property management fee on a monthly basis, equal to 1.5% of gross revenues from the Company’s stand-alone single-tenant net leased properties managed and 2.5% of gross revenues from all other types of properties managed, plus market-based leasing commissions applicable to the geographic location of the property. The Company also reimburses the Property Manager for property level expenses incurred by the Property Manager. The Property Manager may charge a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties, and the Property Manager is allowed to receive a higher property management fee in certain cases if approved by our Board of Directors (including a majority of the independent directors).

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
If the Company contracts directly with third parties for such services, the Company will pay the third party customary market fees and will pay the Property Manager an oversight fee of 1.0% of the gross revenues of the property managed by the third party. In no event will the Company pay the Property Manager or any affiliate of the Property Manager both a property management fee and an oversight fee with respect to any particular property. If the Property Manager provides services other than those specified in the Property Management Agreement, the Company will pay the Property Manager a monthly fee equal to no more than that which the Company would pay to a third party that is not an affiliate of the Company or the Property Manager to provide the services.
On February 17, 2017, the Company entered into the Amended and Restated Property Management and Leasing Agreement (the “A&R Property Management Agreement”) with the OP and the Property Manager. The A&R Property Management Agreement automatically renews for successive one-year terms unless any party provides written notice of its intention to terminate the A&R Property Management Agreement at least 90 days prior to the end of the term. Neither party provided notice of intent to terminate. The current term of the A&R Property Management Agreement expires February 17, 2021.The Property Manager may assign the A&R Property Management Agreement to any party with expertise in commercial real estate which has, together with its affiliates, over $100.0 million in assets under management.
On April 10, 2018, in connection with the Multi-Property CMBS Loan, the Company and the OP entered into a further amendment to the A&R Property Management Agreement confirming, consistent with the intent of the parties, that the borrowers under the Multi-Property CMBS Loan and other subsidiaries of the OP that own or lease the Company’s properties are the direct obligors under the arrangements pursuant to which the Company’s properties are managed by either the Property Manager or a third party overseen by the Property Manager pursuant to the A&R Property Management Agreement.
Professional Fees and Other Reimbursements
The Company reimburses the Advisor’s costs of providing administrative services including personnel costs, except for costs to the extent that the employees perform services for which the Advisor receives a separate fee. This reimbursement includes reasonable overhead expenses for employees of the Advisor or its affiliates directly involved in the performance of services on behalf of the Company, including the reimbursement of rent expense at certain properties that are both occupied by employees of the Advisor or its affiliates and owned by affiliates of the Advisor. During the year ended December 31, 2020, 2019 and 2018, the Company incurred $10.8 million, $10.6 million and $8.9 million, respectively, of reimbursement expenses from the Advisor for providing administrative services. These reimbursement expenses are included in general and administrative expense on the consolidated statements of operations and comprehensive income (loss).
On July 25, 2019, the Company entered into the Advisory Agreement Amendment. Under the Second A&R Advisory Agreement, including prior to the Advisory Agreement Amendment, the Company has been required to reimburse the Advisor for, among other things, reasonable salaries and wages, benefits and overhead of all employees of the Advisor or its affiliates, except for costs of employees to the extent that the employees perform services for which the Advisor receives a separate fee.
The Advisory Agreement Amendment clarifies that, with respect to executive officers of the Advisor, the Company is required to reimburse the Advisor or its affiliates for the reasonable salaries and wages, benefits and overhead of the Company’s executive officers, other than for any executive officer that is also a partner, member or equity owner of AR Global, an affiliate of the Advisor.
Further, under the Advisory Agreement Amendment, the aggregate amount of expenses relating to salaries, wages and benefits, including for executive officers and all other employees of the Advisor or its affiliates (the “Capped Reimbursement Amount”), for each fiscal year is subject to a limit that is equal to the greater of: (a) a fixed component (the “Fixed Component”) and (b) a variable component (the “Variable Component”).

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
Both the Fixed Component and the Variable Component increase by an annual cost of living adjustment equal to the greater of (x) 3.0% and (y) the CPI, as defined in the amendment for the prior year ended December 31st. Initially, for the year ended December 31, 2019; (a) the Fixed Component was equal to $6.8 million and (b) the Variable Component was equal to (i) the sum of the total real estate investments, at cost as recorded on the balance sheet dated as of the last day of each fiscal quarter (the “Real Estate Cost”) in the year divided by four, which amount is then (ii) multiplied by 0.29%.
If the Company sells real estate investments aggregating an amount equal to or more than 25.0% of Real Estate Cost, in one or a series of related dispositions in which the proceeds of the disposition(s) are not reinvested in Investments (as defined in the Advisory Agreement Amendment), then within 12 months following the disposition(s), the advisory agreement requires the Advisor and the Company to negotiate in good faith to reset the Fixed Component; provided that if the proceeds of the disposition(s) are paid to shareholders of the Company as a special distribution or used to repay loans with no intent of subsequently re-financing and re-investing the proceeds thereof in Investments, the advisory agreement requires these negotiations within 90 days thereof, in each case taking into account reasonable projections of reimbursable costs in light of the Company’s reduced assets.
As part of this reimbursement, for the year ended December 31, 2020, the Company paid approximately $2.5 million in 2019 to the Advisor or its affiliates as reimbursement for bonuses of employees of the Advisor or its affiliates who provided administrative services during such calendar year, prorated for the time spent working on matters relating to the Company. The Company does not reimburse the Advisor or its affiliates for any bonus amounts relating to time dedicated to the Company by Edward M. Weil, Jr., the Company’s Chief Executive Officer. The Advisor formally awarded 2019 bonuses to employees of the Advisor or its affiliates in September 2020 (the “2019 Bonus Awards”). The original $2.5 million estimate for bonuses recorded and paid to the Advisor in 2019 exceeded the cash portion of the 2019 Bonus Awards to be paid to employees of the Advisor or its affiliates and to be reimbursed by the Company by $1.2 million. As a result, during the three months ended September 30, 2020, the Company recorded a receivable from the Advisor of $1.2 million in prepaid expenses and other assets on the consolidated balance sheet and a corresponding reduction in general and administrative expenses. Pursuant to authorization by the independent members of the Company’s board of directors, the $1.2 million receivable is payable to the Company over a 10-month period from January 2021 through October 2021.
Reimbursements for the cash portion of 2020 bonuses to employees of the Advisor or its affiliates continue to be expensed and reimbursed on a monthly basis during 2020 in accordance with estimates provided by the Advisor. Generally, prior to the 2019 Bonus Awards, employee bonuses have been formally awarded to employees of the Advisor or its affiliates in March as an all — cash award and paid out by the Advisor in the year subsequent to the year in which services were rendered to the Company.
In December 2020, after mediation on October 27, 2020, the Advisor agreed to a settlement with the Company’s former chief executive officer for severance claims related to his termination in 2018. Pursuant to the settlement, among other parties, the Advisor advised the Company that the Company and its directors and officers were released from any and all actions or claims the former chief executive officer now has or may ever have against them. Prior to the agreement, the Advisor did not believe any settlement was probable. In consideration of the release, among other things, and upon the recommendation of its nominating and corporate governance committee, which determined that the reimbursement was advisable and fair to, and in the best interest of, the Company, the Company’s board of directors approved the reimbursement by the Company to the Advisor of severance payments and legal costs relating to this settlement and determined that the reimbursement for those payments and costs would not be subject to (and therefore would not be aggregated with other reimbursements that are subject to) the Capped Reimbursement Amount. The Company recorded approximately $2.2 million of expenses for the reimbursement which is included in general and administrative expenses in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2020.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
Summary of fees, expenses and related payables
The following table details amounts incurred, forgiven and payable in connection with the Company’s operations-related services described above as of and for the periods presented:
	Year Ended December 31,			Payable (Receivable) as of
	2020	2019	2018	December 31,
(In thousands)	Incurred	Incurred	Incurred	2020	2019
One-time fees and reimbursements:
Acquisition cost reimbursements	$81	$39	$176	$11	$—
Ongoing fees and reimbursements:
Asset management fees	19,987	19,526	19,500	—	27
Property management fees(6)	4,197	3,888	3,571	288	(44)
Professional fees and other reimbursements(1)(4)	12,102	10,073	8,883	(61)	(377)(5)
Professional fees credit due from Advisor	(1,217)	—	—	(1,217)(3)	—
Distributions on Class B Units(2)	178	305	340	—	—
Total related party operation fees and reimbursements	$35,328	$33,831	$32,470	$(979)	$(394)

(1)
Included in general and administrative expenses in the consolidated statements of operations. Includes $5.6 million and $7.2 million subject to the Capped Reimbursement Amount for the years ended December 31, 2020 and 2019, respectively.

(2)
Prior to April 1, 2015, the Company caused the OP to issue (subject to periodic approval by the Board) to the Advisor restricted performance-based Class B Units for asset management services. As of December 31, 2020, the Board had approved the issuance of, and the OP had issued, 359,250 Class B Units to the Advisor in connection with this arrangement. Effective April 1, 2015, the Company began paying an asset management fee to the Advisor or its assignees in cash, in shares, or a combination of both and no longer issues any Class B Units.

(3)
Balance includes a receivable of $1.2 million from the Advisor related to the overpayment of 2019 Bonus Awards as of December 31, 2020 which, pursuant to authorization by the independent members of the Company’s board of directors, is payable over a ten month period from January 2021 to October 2021.

(4)
During the year ended December 31, 2019, the Company recorded a reduction of general and administrative expenses in the amount of $0.5 million related to the reversal of a payable balance due to RCS Capital Corporation. During the year ended December 31, 2020 the Company recorded approximately $2.2 million of expense reimbursements to the Advisor for severance payments and related legal costs relating to the termination of its former Chief Executive Officer.

(5)
Balance includes a receivable of $0.5 million from the Advisor as of December 31, 2019, previously recorded in the fourth quarter of 2018, which, pursuant to authorization by the independent members of the Company’s board of directors, was fully paid during 2020.

(6)
Inclusive of $0.3 million of leasing commissions which are included in prepaid expenses and other assets on the consolidated balance sheet as of December 31, 2020.

Fees and Participations Incurred in Connection with a Listing or the Liquidation of the Company’s Real Estate Assets
Fees Incurred in Connection with a Listing
If the common stock of the Company is listed on a national exchange, the Special Limited Partner will be entitled to receive a promissory note as evidence of its right to receive a subordinated incentive listing

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
distribution from the OP equal to 15.0% of the amount by which the market value of all issued and outstanding shares of common stock plus distributions exceeds the aggregate capital contributed plus an amount equal to a 6.0% cumulative, pre-tax non-compounded annual return to investors in the Company’s initial public offering of common stock. No such distribution was incurred during the years ended December 31, 2020, 2019 and 2018. If the Special Limited Partner or any of its affiliates receives the subordinated incentive listing distribution the Special Limited Partner and its affiliates will no longer be entitled to receive the subordinated participation in net sales proceeds or the subordinated incentive termination distribution described below.
Subordinated Participation in Net Sales Proceeds
Upon a liquidation or sale of all or substantially all of the Company’s assets, including through a merger or sale of stock, the Special Limited Partner will be entitled to receive a subordinated participation in the net sales proceeds of the sale of real estate assets from the OP equal to 15.0% of remaining net sale proceeds after return of capital contributions to investors in the Company’s initial public offering of common stock plus payment to investors of a 6.0% cumulative, pre-tax non-compounded annual return on the capital contributed by investors. No such participation in net sales proceeds became due and payable during the years ended December 31, 2020, 2019 and 2018. Any amount of net sales proceeds paid to the Special Limited Partner or any of its affiliates prior to the Company’s listing or termination or non-renewal of the advisory agreement with the Advisor, as applicable, will reduce dollar for dollar the amount of the subordinated incentive listing distribution described above and subordinated incentive termination distribution described below.
Termination Fees
Under the operating partnership agreement of the OP, upon termination or non-renewal of the advisory agreement with the Advisor, with or without cause, the Special Limited Partner will be entitled to receive a promissory note as evidence of its right to receive subordinated termination distributions from the OP equal to 15.0% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded annual return to investors in the Company’s initial public offering of common stock. The Special Limited Partner is able to elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs. If the Special Limited Partner or any of its affiliates receives the subordinated incentive termination distribution, the Special Limited Partner and its affiliates will no longer be entitled to receive the subordinated participation in net sales proceeds or the subordinated incentive listing distribution described above.
Under the Second A&R Advisory Agreement, upon the termination or non-renewal of the agreement, the Advisor will be entitled to receive from the Company all amounts due to the Advisor, including any change of control fee and transition fee (both described below), as well as the then-present fair market value of the Advisor’s interest in the Company. All fees will be due within 30 days after the effective date of the termination of the Second A&R Advisory Agreement.
Upon a termination by either party in connection with a change of control (as defined in the Second A&R Advisory Agreement), the Company would pay the Advisor a change of control fee equal to the product of four (4) and the “Subject Fees.”
Upon a termination by the Company in connection with a transition to self-management, the Company would pay the Advisor a transition fee equal to (i) $15.0 million plus (ii) the product of four multiplied by the Subject Fees, provided that the transition fee shall not exceed an amount equal to 4.5 multiplied by the Subject Fees.
The Subject Fees are equal to (i) the product of four multiplied by the actual base management fee plus (ii) the product of four multiplied by the actual variable management/incentive fee, in each of clauses (i) and

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
(ii), payable for the fiscal quarter immediately prior to the fiscal quarter in which the change of control occurs or the transition to self-management, as applicable, is consummated, plus (iii) without duplication, the annual increase in the base management fee resulting from the cumulative net proceeds of any equity raised (but excluding proceeds from the DRIP) in respect to the fiscal quarter immediately prior to the fiscal quarter in which the change of control occurs or the transition to self-management, as applicable, is consummated.
The right to termination of the Second A&R Advisory Agreement in connection with a change of control or transition to self-management is subject to a lockout period that requires the notice of any termination in connection with a change of control or transition to self-management to be delivered after February 14, 2019.
Note 10 — Economic Dependency
Under various agreements, the Company has engaged or will engage the Advisor, its affiliates and entities under common control with the Advisor to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company and asset acquisition and disposition decisions, as well as other administrative responsibilities for the Company including accounting services and investor relations.
As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that the Advisor and its affiliates are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.
Note 11 — Equity-Based Compensation
Restricted Share Plan
The Company has adopted an employee and director incentive restricted share plan (as amended from time to time, the “RSP”), which provides the Company with the ability to grant awards of restricted shares of common stock (“restricted shares”) to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of shares of common stock that may be subject to awards granted under the RSP may not exceed 5.0% of the Company’s outstanding shares of common stock on a fully diluted basis at any time and in any event will not exceed 3.5 million shares (as such number may be further adjusted for stock splits, stock dividends, combinations and similar events).
Prior to August 2017, the RSP provided for an automatic grant of 1,333 restricted shares to each of the independent directors, without any further approval by the Board or the stockholders, on the date of his or her initial election to the Board and thereafter on the date of each annual stockholder meeting. The restricted shares granted as annual automatic awards prior to August 2017 were subject to vesting over a five-year period following the date of grant.
In August 2017, the Board amended the RSP to provide that the number of restricted shares comprising the automatic annual award to each of the independent directors would be equal to the quotient of $30,000 divided by the then-current Estimated Per-Share NAV and subsequently amended and restated the RSP to eliminate the automatic annual awards and to make other revisions related to the implementation of a new independent director equity compensation program. As part of this independent director equity compensation program, the Board approved a one-time grant of restricted share awards to the independent directors as follows: (i) 300,000 restricted shares to the chairman, with one-seventh of the shares vesting annually in equal increments over a seven-year period with initial vesting on August 4, 2018; and (ii) 25,000 restricted shares to each of the three other independent directors, with one-fifth of the shares vesting annually

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
in equal increments over a five-year period with initial vesting on August 4, 2018. In connection with these one-time grants, the restricted shares granted as automatic annual awards in connection with the Company’s 2017 annual meeting of stockholders on July 21, 2017 were forfeited.
On July 29, 2019, the Board elected B.J. Penn as a member of the Board to serve as a director effective immediately. Mr. Penn, like the Company’s other independent directors, participates in the Company’s independent director compensation program. During the year ended December 31, 2019, the Company paid to Mr. Penn an annual cash retainer effective as of July 29, 2019 pro-rated for the remaining portion of the current annual period, and he was awarded 15,000 restricted shares vesting annually in equal increments over a three-year period with initial vesting on August 4, 2020.
Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of common stock are subject to the same restrictions as the underlying restricted shares.
The following table reflects the amount of shares outstanding as of December 31, 2020 and activity for the period presented:
	Number of Common Shares	Weighted-Average Issue Price
Unvested, December 31, 2017	382,510	$21.47
Granted	—	—
Vested	(60,268)	21.78
Forfeitures	—	—
Unvested, December 31, 2018	322,242	21.41
Granted	15,000	17.50
Vested	(60,001)	21.48
Forfeitures	—	—
Unvested, December 31, 2019	277,241	21.18
Stock dividend	2,878	15.75
Granted	—	—
Vested	(64,735)	21.18
Forfeitures	—	—
Unvested, December 31, 2020	215,384	21.11
As of December 31, 2020, the Company had $4.0 million of unrecognized compensation cost related to unvested restricted share awards granted under the RSP. That cost is expected to be recognized over a weighted-average period of 3.2 years. Compensation expense related to restricted shares was $1.3 million, $1.3 million and approximately $1.2 million during the years ended December 31, 2020, 2019 and 2018, respectively.
Other Share-Based Compensation
The Company may issue common stock in lieu of cash to pay fees earned by the Company’s directors at the respective director’s election. There are no restrictions on shares issued in lieu of cash compensation since these payments in lieu of cash relate to fees earned for services performed. No such shares were issued during the years ended December 31, 2020, 2019 and 2018.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
Note 12 — Accumulated Other Comprehensive (Loss) Income
The following table illustrates the changes in accumulated other comprehensive (loss) income as of and for the periods presented:
(In thousands)	Unrealized Gains (Losses) on Designated Derivative
Balance, December 31, 2017	2,473
Other comprehensive income, before reclassifications	2,367
Amounts reclassified from accumulated other comprehensive (loss) income	(258)
Balance, December 31, 2018	4,582
Other comprehensive loss, before reclassifications	(10,753)
Amounts reclassified from accumulated other comprehensive (loss) income	(872)
Balance, December 31, 2019	(7,043)
Other comprehensive loss, before reclassifications	(40,614)
Amounts reclassified from accumulated other comprehensive (loss) income	7,999
Rebalancing of ownership percentage	(15)
Balance, December 31, 2020	$(39,673)
Accumulated other comprehensive (loss) income predominately relates to the unrealized gains (losses) on designated derivatives, however, as previously discussed in Note 7 — Derivatives and Hedging, a previously designated hedge was terminated and the termination costs are being amortized over the term of the hedged item. The unamortized portion of the terminated swap still remaining in accumulated other comprehensive (loss) income is $1.3 million as of December 31, 2020.
Note 13 — Non-Controlling Interests
Non-Controlling Interests in the Operating Partnership
The Company is the sole general partner and holds substantially all of the OP Units. As of December 31, 2020 and 2019, the Advisor held 90 OP Units, which represents a nominal percentage of the aggregate ownership in the OP.
In November 2014, the Company partially funded the purchase of an MOB from an unaffiliated third party by causing the OP to issue 405,908 OP Units, with a value of $10.1 million, or $25.00 per unit, to the unaffiliated third party.
A holder of OP Units has the right to receive cash distributions equivalent to the cash distributions, if any, on the Company’s common stock in an amount retroactively adjusted to reflect the Stock Dividends, other stock dividends and other similar events. After holding the OP Units for a period of one year, a holder of OP Units has the right to redeem OP Units for, at the option of the OP, the corresponding number of shares of the Company’s common stock as retroactively adjusted for the Stock Dividends, other stock dividends and other similar events, or the cash equivalent. The remaining rights of the limited partners in the OP are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets. During the years ended December 31, 2020, 2019 and 2018, OP Unit non-controlling interest holders were paid distributions of $0.2 million, $0.3 million, and $0.5 million respectively.
Non-Controlling Interests in Property Owning Subsidiaries
The Company also has investment arrangements with other unaffiliated third parties whereby such investors receive an ownership interest in certain of the Company’s property-owning subsidiaries and are

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
entitled to receive a proportionate share of the net operating cash flow derived from the subsidiaries’ property. Upon disposition of a property subject to non-controlling interest, the investor will receive a proportionate share of the net proceeds from the sale of the property. The investor has no recourse to any other assets of the Company. Due to the nature of the Company’s involvement with these arrangements and the significance of its investment in relation to the investment of the third party, the Company has determined that it controls each entity in these arrangements and therefore the entities related to these arrangements are consolidated within the Company’s financial statements. A non-controlling interest is recorded for the investor’s ownership interest in the properties.
On November 4, 2020, the Company purchased all of the outstanding the membership interests in the joint venture that owns the UnityPoint Clinics in Muscatine, Iowa and Moline, Illinois for approximately $0.6 million, funded with cash on hand. Following this transaction, the properties were wholly owned by the Company and added to the borrowing base under the Credit Facility.
The following table summarizes the activity related to investment arrangements with unaffiliated third parties.
Property Name (Dollar amounts in thousands)	Investment Date	Third Party Net Investment Amount	Non-Controlling Ownership Percentage	Net Real Estate Assets Subject to Investment Arrangement		Distributions
		As of December 31,	As of December 31,	As of December 31,		Year Ended December 31,
		2020	2020	2020	2019	2020	2019	2018
Plaza Del Rio Medical Office Campus Portfolio(1)	May 2015	$371	2.2%	$12,790	$14,220	$—	$—	$87
UnityPoint Clinic Portfolio(2)	December 2017	$—	—%	$—	$8,842	$—	$—	$—

(1)
One property within the Plaza Del Rio Medical Office Campus Portfolio was mortgaged as part of the Multi-Property CMBS Loan. See Note 4 — Mortgage Notes Payable for additional information.

(2)
On November 4, 2020, the Company purchased all of the outstanding membership interests in the joint venture that owns the UnityPoint portfolio. See details above for additional information.

Note 14 — Net Loss Per Share
The following is a summary of the basic and diluted net loss per share computation for the years ended December 31, 2020, 2019 and 2018 and has been retroactively adjusted to reflect the Stock Dividend (see Note 1 — Organization for additional details):
	Year Ended December 31,
	2020	2019	2018
Net loss attributable to stockholders (in thousands)	$(78,781)	$(88,087)	$(52,762)
Basic and diluted weighted-average shares outstanding(1)	94,639,833	94,433,640	93,593,719
Basic and diluted net loss per share(1)	$(0.83)	$(0.93)	$(0.56)

(1)
Retroactively adjusted for the effects of the Stock Dividends (see Note 1 — Organization for additional details)).

Diluted net loss per share assumes the conversion of all common stock equivalents into an equivalent number of shares of common stock, unless the effect is antidilutive. The Company considers unvested restricted shares, OP Units and Class B Units to be common share equivalents. The Company had the

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
following common stock equivalents on a weighted-average basis that were excluded from the calculation of diluted net loss per share attributable to stockholders as their effect would have been antidilutive. The amounts in the table below have been retroactively adjusted to reflect the Stock Dividend (see Note 1 — Organization for additional details):
	December 31,
	2020	2019	2018
Unvested restricted shares(1)	257,704	313,711	367,796
OP Units(2)	417,025	417,025	417,025
Class B Units(3)	369,007	369,007	369,007
Total weighted average antidilutive common share equivalents	1,043,736	1,099,743	1,153,828

(1)
Weighted average number of antidilutive unvested restricted shares outstanding for the periods presented. There were 215,373, 277,241 and 322,242 unvested restricted shares outstanding as of December 31, 2020, 2019 and 2018, respectively.

(2)
Weighted average number of antidilutive OP Units presented as shares outstanding for the periods presented, at the current conversion rate as adjusted for the effect of the Stock Dividends. There were 405,998 OP Units outstanding as of December 31, 2020, 2019 and 2018.

(3)
Weighted average number of antidilutive Class B Units presented as shares outstanding for the periods presented, at the current conversion rate as adjusted for the effect of the Stock Dividends. There were 359,250 Class B Units outstanding as of December 31, 2020, 2019 and 2018.

Note 15 — Segment Reporting
During the years ended December 31, 2020, 2019 and 2018, the Company operated in three reportable business segments for management and internal financial reporting purposes: MOBs, triple-net leased healthcare facilities, and SHOPs.
The Company evaluates performance and makes resource allocations based on its three business segments. The medical office building segment primarily consists of MOBs leased to healthcare-related tenants under long-term leases, which may require such tenants to pay a pro rata share of property-related expenses. The triple-net leased healthcare facilities segment primarily consists of investments in seniors housing properties, hospitals, inpatient rehabilitation facilities and skilled nursing facilities under long-term leases, under which tenants are generally responsible to directly pay property-related expenses. The SHOP segment consists of direct investments in seniors housing properties, primarily providing assisted living, independent living and memory care services, which are operated through engaging independent third-party operators.
Some of the Company’s properties move between its operating segments, for example if they are converted from being triple-net leased to third parties in the triple-net leased healthcare facilities segment to being leased to the TRS and operated and managed on the Company’s behalf by a third-party operator in the SHOP segment. When transfers between segments occur, the Company reclassifies the operating results of the transferred properties to their current segment for both the current and all historical periods in order to present a consistent group of property results. See Note 3 — Real Estate Investments, Net — “Impairments” and “Held for Use Assets” to our consolidated financial statements included in this Annual Report on Form 10-K for additional information.
Over the last three years, the Company has had properties transfer between operating segments. Upon such transfers the Company retroactively restates the historical operating results for the segment for all periods presented in that filing and, thereafter, the Company will restate other later prior periods when they

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
are subsequently reported in later filings for comparative purposes. As a result, the Company provides transition disclosure adjustments only for properties that have transitioned since the prior numbers were previously reported.
In 2018, the Company had also transitioned (i.e. this asset was operating as a SHOP asset and was not leased to a third party) a property located in Lutz, Florida from its triple-net leased healthcare facilities segment to its SHOP segment. The results of this property had previously been reclassified in the Same Store operating results in 2018 and 2019, and following its disposal in December 2020, it has been again reclassified from Same Store results to Disposals.
As described in more detail below, the Company transitioned one property located in Wellington, Florida and the four LaSalle Properties on April 1, 2019 and July 1, 2020, respectively, from its triple-net leased healthcare facilities segment to its SHOP segment (collectively, the “Transition Properties”). See Note 3 — Real Estate Investments for further information about this property and the transition. The results of operations from the Transition Properties are presented within the SHOP segment for the years ended December 31, 2020, 2019 and 2018, respectively.
The previously reported same store results had already been retroactively adjusted to reflect the movement of the results Transition Property located in Wellington, Florida and the property located in Lutz, Florida and require no further adjustments thereto.
On July 1, 2020, the Company transitioned the LaSalle Properties from the triple-net leased healthcare facilities segment to the SHOP segment, and the LaSalle Properties are now leased to the Company’s TRS and operated and managed on the Company’s behalf by a third-party operator. This segment has been applied retrospectively to historical periods starting with the quarter ended September 30, 2020.
Net Operating Income
The Company evaluates the performance of the combined properties in each segment based on net operating income (“NOI”). NOI is defined as total revenues from tenants, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). The Company uses NOI to assess and compare property level performance and to make decisions concerning the operation of the properties. The Company believes that NOI is useful as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss).
NOI excludes certain components from net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by the Company may not be comparable to NOI reported by other REITs that define NOI differently. The Company believes that in order to facilitate a clear understanding of the Company’s operating results, NOI should be examined in conjunction with net income (loss) as presented in the Company’s consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of the Company’s performance or to cash flows as a measure of the Company’s liquidity or ability to pay distributions.
The following tables reconcile the segment activity, adjusted for the Transition Properties, to consolidated net loss for the years ended December 31, 2020 2019 and 2018:

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
	Year Ended December 31, 2020
(In thousands)	Medical Office Buildings	Triple-Net Leased Healthcare Facilities (1)	Seniors Housing – Operating Properties(1)	Consolidated
Revenue from tenants	$104,213	$15,611	$261,788	$381,612
Property operating and maintenance	30,851	1,961	210,736	243,548
NOI	$73,362	$13,650	$51,052	138,064
Impairment charges				(36,446)
Operating fees to related parties				(23,922)
Acquisition and transaction related				(173)
General and administrative				(21,572)
Depreciation and amortization				(81,053)
Gain on sale of real estate investments				5,230
Interest expense				(51,519)
Interest and other income				44
Loss on non designated derivatives				(102)
Income tax expense				(4,061)
Net income attributable to non-controlling interests				(303)
Allocation for preferred stock				(2,968)
Net loss attributable to common stockholders				$(78,781)
	Year Ended December 31, 2019
(In thousands)	Medical Office Buildings	Triple-Net Leased Healthcare Facilities (1)	Seniors Housing – Operating Properties(1)	Consolidated
Revenue from tenants	$100,379	$14,564	$259,971	$374,914
Property operating and maintenance	31,813	2,310	200,062	234,185
NOI	68,566	12,254	59,909	140,729
Impairment charges				(55,969)
Operating fees to related parties				(23,414)
Acquisition and transaction related				(362)
General and administrative				(20,530)
Depreciation and amortization				(81,032)
Interest expense				(56,059)
Interest and other income				7
Gain on sale of real estate investments				8,790
Loss on sale of non-designated derivatives				(68)
Income tax expense				(399)
Net loss attributable to non-controlling interests				393
Allocation for preferred stock				(173)
Net loss attributable to stockholders				$(88,087)

(1)
The results of operations from the Transition Properties are presented within the SHOP segment for the years ended December 31, 2020 and 2019, respectively.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
	Year Ended December 31, 2018
(In thousands)	Medical Office Buildings	Triple-Net Leased Healthcare Facilities(1)	Seniors Housing – Operating Properties(1)	Consolidated
Revenue from tenants	$99,103	$14,970	$248,333	$362,406
Property operating and maintenance	30,295	1,424	189,278	220,997
NOI	68,808	13,546	59,055	141,409
Impairment charges				(20,655)
Operating fees to related parties				(23,071)
Acquisition and transaction related				(302)
General and administrative				(17,275)
Depreciation and amortization				(83,212)
Gain on sale of real estate investment				(70)
Interest expense				(49,471)
Interest and other income				23
Loss on non-designated derivatives				(157)
Income tax expense				(197)
Net loss attributable to non-controlling interests				216
Net loss attributable to common stockholders				$(52,762)

(1)
The results of operations from the Transition Properties are presented within the SHOP segment for the year ended December 31, 2018.

The following table reconciles the segment activity to consolidated total assets as of the periods presented:
	December 31,
(In thousands)	2020	2019
ASSETS
Investments in real estate, net:
Medical office buildings	$883,471	$891,477
Triple-net leased healthcare facilities(1)	238,427	256,661
Seniors housing – operating properties(1)	987,050	905,453
Total investments in real estate, net	2,108,948	2,053,591
Cash and cash equivalents	72,357	95,691
Restricted cash	17,989	15,908
Assets held for sale	90	70,839
Derivative assets, at fair value	13	392
Straight-line rent receivable, net	23,322	21,182
Operating lease right-of-use asset	13,912	14,351
Prepaid expenses and other assets	34,932	39,707
Deferred costs, net	15,332	13,642
Total assets	$2,286,895	$2,325,303

(1)
The Transition Properties are presented within the SHOP segment as of December 31, 2020 and 2019.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
The following table reconciles capital expenditures by reportable business segments, excluding corporate non-real estate expenditures, for the periods presented:
	Year Ended December 31,
(In thousands)	2020	2019	2018
Medical office buildings	$4,585	$5,309	$7,582
Triple-net leased healthcare facilities(1)	3,976	396	1,152
Seniors housing – operating properties(1)	12,833	11,014	4,176
Total capital expenditures	$21,394	$16,719	$12,910

(1)
The Transition Properties are presented within the SHOP segment as of December 31, 2020, 2019 and 2018.

Note 16 — Commitments and Contingencies
As of December 31, 2020, the Company has eight operating and six direct financing lease agreements related to certain acquisitions under leasehold interests arrangements. The eight operating leases have durations, including assumed renewals, ranging from 11.8 to 86.7 years as of December 31, 2020. On January 1, 2019, the Company adopted ASU 2016- 02 and recorded ROU assets and lease liabilities related to these ground operating leases (see Note 2 — Summary of Significant Accounting Policies for additional information). The Company did not enter into any additional ground leases during the year ended December 31, 2020.
As of December 31, 2020, the Company’s balance sheet includes ROU assets and operating lease liabilities of $13.9 million and $9.2 million, respectively, which are included in operating lease right-of-use assets and operating lease liabilities, respectively, on the Company’s consolidated balance sheet. In determining operating ROU assets and lease liabilities for the Company’s existing operating leases upon the adoption of the new lease guidance as well as for new operating leases in the current period, the Company was required to estimate an appropriate incremental borrowing rate on a fully-collateralized basis for the terms of the leases. Since the terms of the Company’s ground leases are significantly longer than the terms of borrowings available to the Company on a fully-collateralized basis, the Company’s estimate of this rate required significant judgment.
The Company’s ground operating leases have a weighted-average remaining lease term, including assumed renewals, of 41.3 years and a weighted-average discount rate of 7.35% as of December 31, 2020. For the years ended December 31, 2020 and 2019, the Company paid cash of $0.8 million and $0.8 million for amounts included in the measurement of lease liabilities and recorded total rental expense from operating leases of $0.9 million, $1.0 million and $0.9 million, on a straight-line basis in accordance with the standard, during the years ended December 31, 2020, 2019 and 2018, respectively. The lease expense is recorded in property operating expenses in the consolidated statements of operations and comprehensive loss.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
	Future Base Rent Payments
(In thousands)	Operating Leases	Direct Financing Leases(1)
2021	$663	$84
2022	682	86
2023	684	88
2024	686	90
2025	691	93
Thereafter	28,690	7,407
Total minimum lease payments	32,096	7,848
Less: amounts representing interest	(22,941)	(3,011)
Total present value of minimum lease payments	$9,155	$4,837

(1)
The Direct Finance Lease liability is included in Accounts Payable and accrued expenses on the balance sheet as of December 31, 2020. The Direct Financing lease asset is included as part of building and improvements as the land component was not required to be bifurcated under ASU 840.

Litigation and Regulatory Matters
In the ordinary course of business, the Company may become subject to litigation, claims and regulatory matters. There are no material legal or regulatory proceedings pending or known to be contemplated against the Company or its properties.
Environmental Matters
In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. As of December 31, 2020, the Company had not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.
Note 17 — Quarterly Results (Unaudited)
Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2020 and 2019 which has been retroactively adjusted to reflect the Stock Dividends (see Note 1 — Organization for additional details):
	Quarter Ended
(In thousands, except for share and per share data)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Total revenues	$100,235	$94,664	$95,835	$90,878
Net loss attributable to stockholders	$(24,744)	$(22,811)	$(10,500)	$(20,726)
Basic and diluted weighted average shares outstanding(1)	94,458,620	94,479,156	94,796,190	94,821,653
Basic and diluted net loss per share(1)	$(0.26)	$(0.24)	$(0.11)	$(0.22)

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
	Quarter Ended
(In thousands, except for share and per share data)	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019(2)
Total revenues	$88,718	$96,287	$95,440	$94,469
Net loss attributable to stockholders	$(5,111)	$(6,054)	$(28,789)	$(48,133)
Basic and diluted weighted average shares outstanding(1)	95,417,626	94,276,398	94,419,591	94,592,579
Basic and diluted net loss per share(1)	$(0.05)	$(0.06)	$(0.30)	$(0.51)

(1)
Retroactively adjusted for the effects of the Stock Dividends (see Note 1 — Organization).

(2)
During the quarter ended December 31, 2020 and 2019, the Company recorded $3.6 million and $33.3 million in impairment charges on real estate investments held for use. See Note 3 — Real Estate investments, Net — Impairments for additional details.

Note 18 — Subsequent Events
The Company has evaluated subsequent events through the filing of this Annual Report on Form 10-K and determined that there have not been any events that have occurred that would require adjustments to disclosures in the consolidated financial statements except the following disclosures:
Stock Dividend
On January 4, 2021, the Company declared a quarterly stock dividend of 0.01349 shares of the Company’s common stock on each share of the Company’s outstanding common stock. The stock dividend was payable on January 15, 2021 to holders of record of the Company’s common stock at the close of business on January 11, 2021.
Michigan SHOP Transfer
During the first quarter of 2021, the Company completed the transfer of four properties to the buyer of its 11 Michigan properties sold in the fourth quarter of 2020. See Note 3 — Real Estate Investments, Net for additional information.
CARES Act Grants
On March 8, 2021, the Company received $5.1 million in grants from the CARES Act. Consistent with the Company’s policy on the accounting treatment of funds received through the CARES Act, these funds will be recorded as a reduction of property operating expenses to offset incurred COVID-19 costs. There can be no assurance that the program will be extended or any further amounts received.

Healthcare Trust, Inc. and Subsidiaries
Real Estate and Accumulated Depreciation
Schedule III
December 31, 2020
(In thousands)
				Initial Costs		Subsequent to Acquisition
Property	State	Acquisition Date	Encumbrances at December 31, 2020	Land	Building and Improvements	Land	Building and Improvements	Gross Amount at December 31, 2020(1)(2)	Accumulated Depreciation(3)(4)
Fresenius Medical Care — Winfield, AL(5)	AL	5/10/2013	$—	$152	$1,568	$—	$—	$1,720	$353
Adena Health Center — Jackson, OH(5)	OH	6/28/2013	—	242	4,494	—	—	4,736	873
Ouachita Community Hospital — West Monroe, LA(5)	LA	7/12/2013	—	633	5,304	—	—	5,937	1,049
CareMeridian — Littleton, CO(5)	CO	8/8/2013	—	976	8,900	—	111	9,987	2,560
Oak Lawn Medical Center — Oak Lawn, IL	IL	8/21/2013	5,343	835	7,217	—	—	8,052	1,620
Surgery Center of Temple — Temple, TX(5)	TX	8/30/2013	—	225	5,208	—	432	5,865	992
Greenville Health System — Greenville, SC(5)(9)	SC	10/10/2013	—	720	3,045	—	—	3,765	569
Stockbridge Family Medical — Stockbridge, GA	GA	2/21/2014	1,781	823	1,799	—	131	2,753	379
Arrowhead Medical Plaza II — Glendale, AZ	AZ	2/21/2014	7,540	—	9,758	—	1,867	11,625	2,458
Village Center Parkway — Stockbridge, GA	GA	2/21/2014	2,434	1,135	2,299	—	156	3,590	633
Creekside MOB — Douglasville, GA	GA	4/30/2014	8,814	2,709	5,320	—	637	8,666	1,472
Bowie Gateway Medical Center — Bowie, MD	MD	5/7/2014	9,153	983	10,321	—	81	11,385	1,878
Campus at Crooks & Auburn Building D — Rochester Mills, MI	MI	5/19/2014	3,627	640	4,166	—	118	4,924	831
Berwyn Medical Center — Berwyn, IL(5)	IL	5/29/2014	—	1,305	7,559	—	—	8,864	1,298
Countryside Medical Arts — Safety Harbor, FL	FL	5/30/2014	6,983	915	7,663	—	60	8,638	1,428
St. Andrews Medical Park — Venice, FL	FL	5/30/2014	11,119	1,666	10,005	2	933	12,606	2,193
Campus at Crooks & Auburn Building C — Rochester Mills, MI	MI	6/3/2014	3,831	609	3,893	—	130	4,632	810
Laguna Professional Center — Elk Grove, CA	CA	7/15/2014	8,887	1,811	14,598	—	311	16,720	2,748
UC Davis MOB — Elk Grove, CA	CA	7/15/2014	8,136	1,138	7,242	—	282	8,662	1,455
Estate at Hyde Park — Tampa, FL(7)	FL	7/31/2014	20,116	1,777	20,308	—	660	22,745	3,950
Autumn Ridge of Clarkston — Clarkston, MI(7)	MI	8/12/2014	19,245	655	19,967	—	38	20,660	3,809
Sunnybrook of Burlington — Burlington, IA(6)	IA	8/26/2014	12,783	518	16,739	—	240	17,497	3,414
Sunnybrook of Carroll — Carroll, IA(6)	IA	8/26/2014	6,144	473	11,263	—	36	11,772	2,086
Prairie Hills at Cedar Rapids — Cedar Rapids, IA(7)	IA	8/26/2014	8,014	195	8,595	—	116	8,906	1,623
Prairie Hills at Clinton — Clinton, IA(6)	IA	8/26/2014	10,759	890	18,882	—	47	19,819	3,653
Prairie Hills at Des Moines — Des Moines, IA(6)	IA	8/26/2014	5,418	647	13,745	—	41	14,433	2,827

				Initial Costs		Subsequent to Acquisition
Property	State	Acquisition Date	Encumbrances at December 31, 2020	Land	Building and Improvements	Land	Building and Improvements	Gross Amount at December 31, 2020(1)(2)	Accumulated Depreciation(3)(4)
Sunnybrook of Fairfield — Fairfield, IA(5)	IA	8/26/2014	—	340	14,115	—	233	14,688	2,871
Sunnybrook of Ft. Madison — Ft. Madison, IA(5)	IA	8/26/2014	—	263	3,931	—	203	4,397	452
Prairie Hills at Independence — Independence, IA(5)	IA	8/26/2014	—	473	10,600	—	176	11,249	1,949
Sunnybrook of Mt. Pleasant — Mt. Pleasant, IA(5)	IA	8/26/2014	—	205	10,935	—	125	11,265	1,947
Sunnybrook of Muscatine — Muscatine, IA(6)	IA	8/26/2014	11,989	302	13,840	—	145	14,287	2,614
Prairie Hills at Ottumwa — Ottumwa, IA(5)	IA	8/26/2014	—	538	9,186	—	78	9,802	1,838
Prairie Hills at Tipton — Tipton, IA(5)	IA	8/26/2014	—	306	10,409	—	33	10,748	1,812
Liberty Court — Dixon, IL(5)	IL	8/29/2014	—	119	1,998	—	37	2,154	423
Lakeside Vista — Holland, MI(6)	MI	8/29/2014	6,128	378	12,196	—	420	12,994	2,324
The Atrium — Rockford, IL(5)	IL	8/29/2014	—	164	1,746	—	237	2,147	213
Arrowhead Medical Plaza I — Glendale, AZ	AZ	9/10/2014	4,571	—	6,447	—	1,311	7,758	1,341
Sunnybrook of Burlington — Land — Burlington, IA	MO	9/23/2014	—	620	—	—	—	620	—
Community Health MOB — Harrisburg, PA(10)	PA	9/26/2014	5,424	—	6,170	—	—	6,170	996
Brady MOB — Harrisburg, PA(10)	PA	9/26/2014	19,661	—	22,485	—	—	22,485	3,545
Landis Memorial — Harrisburg, PA(5)(10)	PA	9/26/2014	—	—	32,484	—	—	32,484	5,138
FOC II — Mechanicsburg, PA(10)	PA	9/26/2014	16,136	—	16,473	—	132	16,605	2,982
FOC Clinical — Mechanicsburg, PA(10)	PA	9/26/2014	17,695	—	19,634	—	—	19,634	3,497
FOC I — Mechanicsburg, PA(10)	PA	9/26/2014	8,204	—	8,923	—	155	9,078	1,713
Copper Springs Senior Living — Meridian, ID(5)	ID	9/29/2014	—	498	7,130	—	101	7,729	1,771
Addington Place of Brunswick — Brunswick, GA(5)	GA	9/30/2014	—	1,509	14,402	—	36	15,947	2,917
Addington Place of Dublin — Dublin, GA(5)	GA	9/30/2014	—	403	9,281	—	115	9,799	2,036
Allegro at Elizabethtown — Elizabethtown, KY(5)	KY	9/30/2014	—	317	7,290	—	232	7,839	1,719
Addington Place of Johns Creek — Johns Creek, GA(7)	GA	9/30/2014	10,139	997	11,943	—	456	13,396	2,492
Allegro at Jupiter — Jupiter, FL(6)	FL	9/30/2014	34,370	3,741	49,534	—	276	53,551	9,424
Addington Place of Lee’s Summit — Lee’s Summit, MO(7)	MO	9/30/2014	17,187	2,734	25,008	—	309	28,051	4,772
Addington Place at Mills — Roswell, GA(5)	GA	9/30/2014	—	1,000	8,611	—	2,205	11,816	2,139
Addington Place of College Harbour — St Petersburg, FL(5)	FL	9/30/2014	—	3,791	8,684	—	1,392	13,867	2,657
Allegro at Stuart — Stuart, FL(6)	FL	9/30/2014	49,069	5,018	60,575	—	625	66,218	11,807
Allegro at Tarpon — Tarpon Springs, FL(7)	FL	9/30/2014	7,350	2,360	13,728	—	415	16,503	3,363
Addington Place of Titusville — Titusville, FL(6)	FL	9/30/2014	12,423	1,379	13,976	—	414	15,769	3,112
Allegro at St. Petersburg — Land — St. Petersburg, FL	FL	9/30/2014	—	3,045	—	—	—	3,045	—

				Initial Costs		Subsequent to Acquisition
Property	State	Acquisition Date	Encumbrances at December 31, 2020	Land	Building and Improvements	Land	Building and Improvements	Gross Amount at December 31, 2020(1)(2)	Accumulated Depreciation(3)(4)
Gateway MOB — Clarksville, TN(9)	TN	10/3/2014	17,560	—	16,367	—	1,010	17,377	2,993
Addington at Wellington Green — Wellington, FL(5)(11)	FL	10/17/2014	—	3,182	25,364	—	(2,131)	26,415	1,002
Dyer Building — Dyer, IN(5)	IN	10/17/2014	—	601	8,992	—	64	9,657	1,474
757 Building — Munster, IN(5)	IN	10/17/2014	—	645	7,885	—	—	8,530	1,272
761 Building — Munster, IN	IN	10/17/2014	6,797	1,436	8,616	—	59	10,111	1,491
759 Building — Munster, IN	IN	10/17/2014	8,271	1,101	8,899	—	—	10,000	1,476
Schererville Building — Schererville, IN	IN	10/17/2014	—	1,260	935	—	29	2,224	278
Meadowbrook Senior Living — Agoura Hills, CA(7)	CA	11/25/2014	19,167	8,821	48,682	—	1,840	59,343	8,703
Mount Vernon Medical Office Building — Mount Vernon, WA(9)	WA	11/25/2014	15,797	—	18,519	—	3	18,522	3,059
Wellington at Hershey’s Mill — West Chester, PA(5)	PA	12/3/2014	—	8,531	80,734	—	1,771	91,036	14,109
Careplex West Medical Office Building — Hampton, VA	VA	12/3/2014	7,187	2,628	16,098	—	187	18,913	2,621
Hampton River Medical Arts Building — Hampton, VA(9)	PA	12/3/2014	—	—	18,083	—	146	18,229	3,170
Eye Specialty Group Medical Building — Memphis, TN	TN	12/5/2014	8,475	775	7,223	—	—	7,998	1,154
Addington Place of Alpharetta — Alpharetta, GA	GA	12/10/2014	—	1,604	26,069	—	500	28,173	4,858
Addington Place of Prairie Village — Prairie Village, KS(7)	KS	12/10/2014	14,812	1,782	21,869	—	356	24,007	4,240
Bloom MOB — Harrisburg, PA(10)	PA	12/15/2014	15,322	—	15,928	—	175	16,103	2,605
Medical Sciences Pavilion — Harrisburg, PA(10)	PA	12/15/2014	18,272	—	22,309	—	—	22,309	3,438
Wood Glen Nursing and Rehab Center — West Chicago, IL(5)	IL	12/16/2014	—	1,896	16,107	—	—	18,003	3,647
Pinnacle Center — Southaven, MS	MS	12/16/2014	7,085	1,378	6,547	—	573	8,498	1,344
Paradise Valley Medical Plaza — Phoenix, AZ	AZ	12/29/2014	13,085	—	25,194	—	1,178	26,372	4,404
Victory Medical Center at Craig Ranch — McKinney, TX	TX	12/30/2014	—	1,596	40,475	—	1,340	43,411	6,488
Rivershores Healthcare & Rehab Centre — Marseilles, IL(5)	IL	12/31/2014	—	1,276	6,868	—	—	8,144	1,653
Morton Terrace Healthcare & Rehab Centre — Morton, IL(5)	IL	12/31/2014	—	709	5,649	—	—	6,358	1,610
Morton Villa Healthcare & Rehab Centre — Morton, IL(5)	IL	12/31/2014	—	645	3,687	—	87	4,419	1,000
The Heights Healthcare & Rehab Centre — Peoria Heights, IL(5)	IL	12/31/2014	—	214	7,952	—	—	8,166	2,007
Colonial Healthcare & Rehab Centre — Princeton, IL(5)	IL	12/31/2014	—	173	5,871	—	—	6,044	1,656
Capitol Healthcare & Rehab Centre — Springfield, IL(5)	IL	12/31/2014	—	603	21,699	—	26	22,328	4,792
Acuity Specialty Hospital — Mesa, AZ(5)	AZ	1/14/2015	—	1,977	16,203	—	543	18,723	2,713
Acuity Specialty Hospital — Sun City, AZ	AZ	1/14/2015	—	2,329	15,795	—	279	18,403	2,602
Addington Place of Shoal Creek — Kansas City, MO(7)	MO	2/2/2015	13,391	3,723	22,259	—	383	26,365	4,175

				Initial Costs		Subsequent to Acquisition
Property	State	Acquisition Date	Encumbrances at December 31, 2020	Land	Building and Improvements	Land	Building and Improvements	Gross Amount at December 31, 2020(1)(2)	Accumulated Depreciation(3)(4)
Aurora Healthcare Center — Green Bay, WI(5)	WI	3/18/2015	—	1,130	1,678	—	—	2,808	311
Aurora Healthcare Center — Greenville, WI(5)	WI	3/18/2015	—	259	958	—	—	1,217	188
Aurora Healthcare Center — Kiel, WI(5)	WI	3/18/2015	—	676	2,214	—	—	2,890	367
Aurora Healthcare Center — Plymouth, WI	WI	3/18/2015	17,038	2,891	24,224	—	—	27,115	4,029
Aurora Healthcare Center — Waterford, WI(5)	WI	3/18/2015	—	590	6,452	—	—	7,042	1,035
Aurora Healthcare Center — Wautoma, WI(5)	WI	3/18/2015	—	1,955	4,361	—	—	6,316	729
Arbor View Assisted Living and Memory Care — Burlington, WI(5)	WI	3/31/2015	—	367	7,815	—	44	8,226	1,651
Advanced Orthopedic Medical Center — Richmond, VA	VA	4/7/2015	15,390	1,523	19,229	—	—	20,752	2,934
Palm Valley Medical Plaza — Goodyear, AZ	AZ	4/7/2015	2,998	1,890	4,940	—	228	7,058	907
Physicians Plaza of Roane County — Harriman, TN	TN	4/27/2015	6,293	1,746	7,842	—	32	9,620	1,276
Adventist Health Lacey Medical Plaza — Hanford, CA	CA	4/29/2015	11,526	328	13,302	—	44	13,674	1,925
Medical Center I — Peoria, AZ	AZ	5/15/2015	3,085	807	1,115	—	513	2,435	741
Medical Center II — Peoria, AZ	AZ	5/15/2015	—	945	1,330	—	5,023	7,298	1,125
Commercial Center — Peoria, AZ	AZ	5/15/2015	3,254	959	1,110	—	635	2,704	375
Medical Center III — Peoria, AZ	AZ	5/15/2015	2,137	673	1,651	—	811	3,135	659
Morrow Medical Center — Morrow, GA	GA	6/24/2015	4,334	1,155	5,674	—	270	7,099	909
Belmar Medical Building — Lakewood, CO	CO	6/29/2015	3,770	819	4,287	—	289	5,395	703
Addington Place — Northville, MI(7)	MI	6/30/2015	13,287	440	14,975	—	303	15,718	2,569
Conroe Medical Arts and Surgery Center — Conroe, TX	TX	7/10/2015	13,221	1,965	12,198	—	573	14,736	2,071
Medical Center V — Peoria, AZ	AZ	7/10/2015	2,786	1,089	3,200	—	370	4,659	562
Legacy Medical Village — Plano, TX	TX	7/10/2015	23,662	3,755	31,097	—	639	35,491	4,788
Scripps Cedar Medical Center — Vista, CA	CA	8/6/2015	14,983	1,213	14,596	—	48	15,857	2,052
Nuvista Institute for Healthy Living — Jupiter, FL(11)	FL	8/7/2015	—	8,586	54,051	(1,511)	(7,939)	53,187	1,284
Ramsey Woods Memory Care — Cudahy, WI(5)	WI	10/2/2015	—	930	4,990	—	29	5,949	925
East Coast Square West — Cedar Point, NC	NC	10/15/2015	5,254	1,535	4,803	—	6	6,344	696
East Coast Square North — Morehead City, NC	NC	10/15/2015	3,933	899	4,761	—	6	5,666	679
Eastside Cancer Institute — Greenville, SC(5)	SC	10/22/2015	—	1,498	6,637	—	32	8,167	960
Sassafras Medical Building — Erie, PA	PA	10/22/2015	2,315	928	4,629	—	3	5,560	611
Sky Lakes Klamath Medical Clinic — Klamath Falls, OR(5)	OR	10/22/2015	—	433	2,623	—	—	3,056	366
Courtyard Fountains — Gresham, OR(5)	OR	12/1/2015	—	2,476	50,601	—	881	53,958	8,037
Presence Healing Arts Pavilion — New Lenox, IL(9)	IL	12/4/2015	5,966	—	6,768	—	76	6,844	991
Mainland Medical Arts Pavilion — Texas City, TX	TX	12/4/2015	6,174	320	7,923	—	305	8,548	1,266

				Initial Costs		Subsequent to Acquisition
Property	State	Acquisition Date	Encumbrances at December 31, 2020	Land	Building and Improvements	Land	Building and Improvements	Gross Amount at December 31, 2020(1)(2)	Accumulated Depreciation(3)(4)
Renaissance on Peachtree — Atlanta, GA(6)	GA	12/15/2015	50,821	4,535	68,895	—	1,751	75,181	10,102
Fox Ridge Senior Living at Bryant — Bryant, AR	AR	12/29/2015	7,133	1,687	12,936	—	544	15,167	2,811
Fox Ridge Senior Living at Chenal — Little Rock, AR	AR	12/29/2015	16,390	6,896	20,579	—	163	27,638	3,732
Fox Ridge North Little Rock — North Little Rock, AR(9)	AR	12/29/2015	10,170	—	19,265	—	261	19,526	3,199
Autumn Leaves of Cy-Fair — Houston, TX	TX	12/31/2015	—	1,225	11,335	—	59	12,619	1,880
Autumn Leaves of Meyerland — Houston, TX	TX	12/31/2015	—	2,033	13,411	—	21	15,465	2,123
Autumn Leaves of Clear Lake, Houston, TX	TX	12/31/2015	—	1,599	13,194	—	18	14,811	2,181
Autumn Leaves of The Woodlands — The Woodlands, TX	TX	12/31/2015	—	2,413	9,141	—	20	11,574	1,619
High Desert Medical Group Medical Office Building — Lancaster, CA	CA	4/7/2017	7,480	1,459	9,300	—	—	10,759	1,141
Northside Hospital — Canton, GA	GA	7/13/2017	8,014	3,408	8,191	—	40	11,639	784
West Michigan Surgery Center — Big Rapids, MI(5)	MI	8/18/2017	—	258	5,677	—	—	5,935	502
Camellia Walk Assisted Living and Memory Care — Evans, GA(6)	GA	9/28/2017	12,563	1,854	17,372	—	822	20,048	2,001
Cedarhurst of Collinsville — Collinsville, IL(5)(8)	IL	12/22/2017	—	1,228	8,652	—	113	9,993	819
Arcadian Cove Assisted Living — Richmond, KY(5)(8)	KY	12/22/2017	—	481	3,923	—	63	4,467	420
Beaumont Medical Center — Warren, MI(5)(8)	MI	12/22/2017	—	1,078	9,525	—	19	10,622	796
DaVita Dialysis — Hudson, FL(5)(8)	FL	12/22/2017	—	226	1,979	—	—	2,205	160
DaVita Bay Breeze Dialysis Center — Largo, FL(5)(8)	FL	12/22/2017	—	399	896	—	—	1,295	87
Greenfield Medical Plaza — Gilbert, AZ(5)(8)	AZ	12/22/2017	—	1,476	4,144	—	48	5,668	357
RAI Care Center — Clearwater, FL(5)(8)	FL	12/22/2017	—	624	3,156	—	—	3,780	252
Illinois CancerCare — Galesburg, IL(5)(8)	IL	12/22/2017	—	290	2,457	—	—	2,747	221
UnityPoint Clinic — Muscatine, IA(5)(8)	IA	12/22/2017	—	570	4,541	—	2	5,113	389
Lee Memorial Health System Outpatient Center — Ft. Myers(5)(8)	FL	12/22/2017	—	439	4,374	—	363	5,176	369
Decatur Medical Office Building — Decatur, GA(5)(8)(9)	GA	12/22/2017	—	695	3,273	—	—	3,968	295
Madison Medical Plaza — Joliet, IL(5)(8)(9)	IL	12/22/2017	—	—	16,855	—	37	16,892	1,267
Woodlake Office Center — Woodbury, MN(8)	MN	12/22/2017	8,638	1,017	10,688	—	1,297	13,002	873
Rockwall Medical Plaza — Rockwall, TX(5)(8)	MN	12/22/2017	—	1,097	4,582	—	182	5,861	403
MetroHealth Buckeye Health Center — Cleveland, OH(5)(8)	OH	12/22/2017	—	389	4,367	—	5	4,761	347
UnityPoint Clinic — Moline, IL(5)(8)	IL	12/22/2017	—	396	2,880	—	1	3,277	246

				Initial Costs		Subsequent to Acquisition
Property	State	Acquisition Date	Encumbrances at December 31, 2020	Land	Building and Improvements	Land	Building and Improvements	Gross Amount at December 31, 2020(1)(2)	Accumulated Depreciation(3)(4)
VA Outpatient Clinic — Galesberg, IL(5)(8)	IL	12/22/2017	—	359	1,852	—	—	2,211	181
Philip Professional Center — Lawrenceville, GA(8)	GA	12/22/2017	5,780	1,285	6,714	—	169	8,168	577
Texas Children’s Hospital — Houston, TX(5)	TX	3/5/2018	—	1,368	4,428	—	116	5,912	484
Florida Medical Heartcare — Tampa, FL(5)	FL	3/29/2018	—	586	1,902	—	—	2,488	215
Florida Medical Somerset — Tampa, FL(5)	FL	3/29/2018	—	61	1,366	—	—	1,427	134
Florida Medical Tampa Palms — Tampa, FL(5)	FL	3/29/2018	—	141	1,402	—	—	1,543	143
Florida Medical Wesley Chapel — Tampa, FL(5)	FL	3/29/2018	—	485	1,987	—	—	2,472	228
Aurora Health Center — Milwaukee, WI(5)	WI	4/17/2018	—	1,014	4,041	—	—	5,055	528
Vascular Surgery Associates — Tallahassee, FL(5)	FL	5/11/2018	—	902	5,383	—	—	6,285	554
Glendale MOB — Farmington Hills, MI(5)	MI	8/28/2018	—	504	12,332	—	—	12,836	904
Crittenton Washington MOB — Washington Township, MI(5)	MI	9/12/2018	—	640	4,090	—	43	4,773	351
Crittenton Sterling Heights MOB — Sterling Heights, MI(5)	MI	9/12/2018	—	1,398	2,695	—	181	4,274	280
Advocate Aurora MOB — Elkhorn, WI(5)	WI	9/24/2018	—	181	9,452	—	—	9,633	762
Pulmonary & Critical Care Med — Lemoyne, PA	PA	11/13/2018	4,271	621	3,805	—	—	4,426	442
Dignity Emerus Blue Diamond — Las Vegas, NV	NV	11/15/2018	13,966	2,182	16,594	—	—	18,776	969
Dignity Emerus Craig Rd — North Las Vegas, NV	NV	11/15/2018	18,780	3,807	22,803	—	—	26,610	1,344
Greenfield MOB — Greenfield, WI	WI	1/17/2019	7,526	1,552	8,333	—	225	10,110	757
Milwaukee MOB — South Milwaukee, WI	WI	1/17/2019	4,136	410	5,041	—	—	5,451	278
St. Francis WI MOB — St. Francis, WI	WI	1/17/2019	9,085	865	11,355	—	159	12,379	733
Lancaster Medical Arts MOB — Lancaster, PA(5)	PA	6/20/2019	—	85	4,417	—	—	4,502	346
Women’s Healthcare Group MOB — York, PA(5)	PA	6/21/2019	—	624	2,161	—	—	2,785	281
Pioneer Spine Sports — Northampton, MA(5)	MA	7/22/2019	—	435	1,858	—	—	2,293	75
Pioneer Spine Sport — Springfield, MA(5)	MA	7/22/2019	—	333	2,530	—	—	2,863	107
Pioneer Spine Sports — West Springfield, MA(5)	MA	7/22/2019	—	374	4,295	—	—	4,669	176
Felicita Vida — Escondido, CA(5)	CA	9/3/2019	—	1,677	28,953	—	17	30,647	1,098
Cedarhurst of Edwardsville — Edwardsville, IL	IL	1/10/2020	—	321	9,032	—	—	9,353	262
UMPC Sir Thomas Court — Harrisburg, PA(5)	PA	1/17/2020	—	745	6,272	—	—	7,017	157
UMPC Fisher Road — Mechanicsburg, PA(5)	PA	1/17/2020	—	747	3,844	—	—	4,591	105
Swedish American MOB — Roscoe, IL(5)	IL	1/22/2020	—	599	5,862	—	—	6,461	185

				Initial Costs		Subsequent to Acquisition
Property	State	Acquisition Date	Encumbrances at December 31, 2020	Land	Building and Improvements	Land	Building and Improvements	Gross Amount at December 31, 2020(1)(2)	Accumulated Depreciation(3)(4)
Cedarhurst of Sparta — Sparta, IL(5)	IL	1/31/2020	—	381	13,807	—	22	14,210	405
UMPC Chambers Hill — Harrisburg, PA(5)	PA	2/3/2020	—	498	4,238	—	—	4,736	103
Cedarhurst of Shiloh — Shiloh, IL	IL	3/13/2020	13,684	376	28,299	—	14	28,689	612
Bayshore Naples Memory Care — Naples, FL(5)	FL	3/20/2020	—	3,231	17,112	—	—	20,343	356
Circleville MOB — Circleville, OH(5)	OH	12/7/2020	—	765	4,011	—	—	4,776	9
Total			$905,536	$214,160	$2,098,361	$(1,509)	$34,696	$2,345,708	$328,095

Note — The above schedule excludes properties that are reflected as part of Assets Held for Sale at December 31, 2020.
(1)
Acquired intangible lease assets allocated to individual properties in the amount of $276.0 million are not reflected in the table above.

(2)
The tax basis of aggregate land, buildings and improvements as of December 31, 2020 is $2.3 billion.

(3)
The accumulated depreciation column excludes $184.7 million of accumulated amortization associated with acquired intangible lease assets.

(4)
Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements and 5 years for fixtures.

(5)
These unencumbered properties were part of the borrowing base of the Credit Facility, which had $323.7 million of outstanding borrowings as of December 31, 2020. The equity interests and related rights in the Company’s wholly owned subsidiaries that directly own or lease the real estate assets comprising the borrowing base have been pledged for the benefit of the lenders thereunder (see Note 5 — Credit Facilities, Net for additional details).

(6)
These properties collateralize the Capital One Facility, which had $212.5 million of outstanding borrowings as of December 31, 2020.

(7)
These properties collateralize the KeyBank Facility, which had $142.7 million of outstanding borrowings as of December 31, 2020.

(8)
These properties were acquired from American Realty Capital Healthcare Trust III, Inc. in 2017. See Note 9 — Related Party Transactions and Arrangements for additional information.

(9)
Some or all of the land underlying this property is subject to an operating land lease. The related right-of-use assets are separately recorded. See Note 16 — Commitments and Contingencies for additional information.

(10)
The building amount represents combined direct financing lease for the total asset as the land element was not required to be bifurcated under ASU 840. See Note 16 — Commitments and Contingencies for additional information.

(11)
The property has been impaired as of December 31, 2020. See Note 3 — Real Estate Investments, Net “Assets Held for Use and Related Impairments” for additional information.

Shares
Healthcare Trust, Inc.
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25.00 Per Share)

PROSPECTUS

Bookrunning Managers
B. Riley Securities	National Securities Corporation	Janney Montgomery Scott
Ladenburg Thalmann		William Blair
Co-Managers
Boenning & Scattergood	Wedbush Securities	Colliers Securities LLC
                 , 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31.   Other Expenses of Issuance and Distribution
The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except for the SEC registration fee.
Securities and Exchange Commission Registration Fee		$8,812.50
FINRA Filing Fee		$11,750
NASDAQ Fee		$—
Legal Fees and Expenses		$165,000
Accounting Fees and Expenses		$240,000
Printing Fees and Expenses		$35,000
Transfer Agent Fees and Expenses		$6,000
Miscellaneous Expenses	$
Total		$466,562.50

*
To be provided by amendment

Item 32.   Sales to Special Parties
None.
Item 33.   Recent Sales of Unregistered Securities and Use of Proceeds
On August 1, 2019, we granted 15,000 restricted shares of common stock to an independent director pursuant to our employee and director incentive restricted share plan.
All of these awards of restricted shares were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.
Item 34.   Indemnification of Directors and Officers
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of  (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.
Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; and

•
any individual who, while our director or officer and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us or Healthcare Trust Advisors, LLC who provided service to us in that capacity.
We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing that we will indemnify them to the extent permitted by Maryland law and our charter and advance expenses to them in connection with claims or liability they may become subject to due to their service to us consistent with the provisions of our charter and Maryland law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 35.   Treatment of Proceeds From Stock Being Registered.
Not applicable.
Item 36.   Exhibits
The exhibits and financial statement schedules filed as part of this registration statement are as follows:
(a)
Financial Statements.   The financial statements set forth in the documents that are incorporated by reference as part of the prospectus included in this registration statement are set forth in the section of the prospectus entitled “Incorporation of Certain Documents by Reference.”

(b)
Exhibits.   See Exhibit Index below.

Item 37.   Undertakings
(a)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)
The undersigned registrant hereby further undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX
Exhibit No.	Description
1.1†	Form of Underwriting Agreement between Healthcare Trust, Inc. and B. Riley Securities, Inc., as representative of the several underwriters.
3.1(1)	Articles of Amendment and Restatement for Healthcare Trust, Inc.
3.2(2)	Articles Supplementary of Healthcare Trust, Inc. relating to election to be subject to Section 3-803 of the Maryland General Corporation Law, dated November 9, 2017
3.3(3)	Articles Supplementary relating to the designation of shares of 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, dated December 6, 2019.
3.4(30)	Articles Supplementary designating additional shares of 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, dated September 15, 2020.
3.5(4)	Amended and Restated Bylaws of Healthcare Trust, Inc.
3.6(5)	Amendment to Amended and Restated Bylaws of Healthcare Trust, Inc.
3.7(6)	Articles Supplementary designating additional shares of Preferred Stock
3.8†	Form of Articles Supplementary classifying additional shares of Series A Preferred Stock
4.1(7)	Agreement of Limited Partnership of Healthcare Trust Operating Partnership, L.P. (f/k/a American Realty Capital Healthcare Trust II Operating Partnership, L.P.), dated as of February 14, 2013
4.2(8)	First Amendment to the Agreement of Limited Partnership of Healthcare Trust, L.P., dated as of December 31, 2013
4.3(9)	Second Amendment to the Agreement of Limited Partnership of Healthcare Trust, L.P., dated as of April 15, 2015
4.4(10)	Third Amendment, dated December 6, 2019, to the Agreement of Limited Partnership of Healthcare Trust Operating Partnership, L.P., dated February 14, 2013
4.5(30)	Fourth Amendment, dated September 15, 2020, to the Agreement of Limited Partnership of Healthcare Trust Operating Partnership, L.P., dated February 14, 2013
4.6†	Form of Fifth Amendment to the Agreement of the Limited Partnership of American Realty Capital Healthcare Trust II, L.P.
4.8(11)	Rights Agreement, dated May 18, 2020, between Healthcare Trust, Inc., and Computershare Trust Company, N.A., as Rights Agent.
5.1*	Opinion of Venable LLP regarding legality of securities being registered
8.1*	Opinion of Proskauer Rose LLP as to tax matters
10.1(9)	Second Amended and Restated Advisory Agreement, dated as of February 17, 2017, by and among the Company, Healthcare Trust Operating Partnership, L.P. and Healthcare Trust Advisors, LLC
10.2(12)	Amendment No. 1, dated as of July 25, 2019, to the Second Amended and Restated Advisory Agreement, by and among Healthcare Trust, Inc., Healthcare Trust Operating Partnership, L.P. and Healthcare Trust Advisors, LLC
10.3(9)	Amended and Restated Property Management and Leasing Agreement, dated as of February 17, 2017, by and among the Company, Healthcare Trust Operating Partnership, L.P. and Healthcare Trust Properties, LLC
10.4(13)	First Amendment, dated as of April 9, 2018, to Amended and Restated Property Management and Leasing Agreement, by and among Healthcare Trust, Inc., Healthcare Trust Operating Partnership, L.P., and Healthcare Trust Properties, LLC
10.5(14)	Indemnification Agreement, dated as of December 31, 2014, with Directors, Officers, Advisor and Dealer Manager
10.6(14)	Indemnification Agreement, dated April 14, 2015, with Mr. Randolph C. Read

Exhibit No.	Description
10.7(15)	Form of Restricted Stock Award Agreement Pursuant to the Employee and Director Incentive Restricted Share Plan of Healthcare Trust, Inc.
10.8(16)	Master Credit Facility Agreement, dated as of October 31, 2016, by and among the borrowers party thereto and KeyBank National Association.
10.9(4)	First Amendment to Master Credit Facility, dated April 26, 2017, by among the borrowers party thereto and KeyBank National Association
10.10(4)	Reaffirmation, Joinder and Second Amendment to Master Credit Facility, dated October 26, 2017, by among the borrowers party thereto and KeyBank National Association
10.11(16)	Master Credit Facility Agreement, dated as of October 31, 2016, by and among the borrowers party thereto and Capital One Multifamily Finance, LLC.
10.12(4)	Reaffirmation, Joinder and First Amendment to Master Credit Facility, dated March 30, 2017, by among the borrowers party thereto and Capital One Multifamily Finance, LLC
10.13(4)	Second Amendment to Master Credit Facility, dated October 26, 2017, by among the borrowers party thereto and Capital One Multifamily Finance, LLC
10.14(4)	Third Amendment to Master Credit Facility, dated March 2, 2018, by among the borrowers party thereto and Capital One Multifamily Finance, LLC
10.15(17)	Amended and Restated Loan Agreement, dated as of December 20, 2019, by and among the borrower entities party thereto, Capital One, National Association and the other lenders party thereto
10.16(17)	Amended and Restated Guaranty of Recourse Obligations, dated as of December 20, 2019, by Healthcare Trust Operating Partnership, L.P. in favor of Capital One, National Association
10.17(17)	Amended and Restated Hazardous Materials Indemnity Agreement, dated as of December 20, 2019, by Healthcare Trust Operating Partnership, L.P. and the borrower entities party thereto, for the benefit of Capital One, National Association
10.18(2)	Amended and Restated Employee and Director Incentive Restricted Share Plan of Healthcare Trust, Inc., effective as of August 31, 2017.
10.19(2)	Form of Restricted Stock Award Agreement Pursuant to the Amended and Restated Employee and Director Incentive Restricted Share Plan of Healthcare Trust, Inc.
10.20(18)	Loan Agreement, dated as of December 28, 2017, among the borrower entities party thereto and Capital One, National Association.
10.21(18)	Guaranty of Recourse Obligation, dated as of December 28, 2017, by Healthcare Trust Operating Partnership, L.P. in favor of Capital One, National Association.
10.22(18)	Hazardous Materials Indemnity Agreement, dated as of December 28, 2017, by Healthcare Trust Operating Partnership, L.P. and the borrower entities party thereto, for the benefit of Capital One, National Association.
10.23(13)	Loan Agreement, dated as of April 10, 2018, by and among the borrowers party thereto, and KeyBank National Association, as lender
10.24(13)	Promissory Note A -1, dated as of April 10, 2018, by the borrowers party thereto in favor of KeyBank National Association, as lender
10.25(13)	Promissory Note A-2, dated as of April 10, 2018, by the borrowers party thereto in favor of KeyBank National Association, as lender
10.26(13)	Guarantee Agreement, dated as of April 10, 2018, by Healthcare Trust Operating Partnership, L.P. in favor of KeyBank National Association, as lender
10.27(13)	Environmental Indemnity Agreement, dated as of April 10, 2018, by the borrowers party thereto and Healthcare Trust Operating Partnership, L.P. in favor of KeyBank National Association, as indemnitee
10.28(19)	Form of Indemnification Agreement

Exhibit No.	Description
10.29(20)	Amended and Restated Senior Secured Revolving Credit Agreement dated as of March 13, 2019 by and among Healthcare Trust Operating Partnership, L.P., KeyBank National Association and the other lender parties thereto
10.30(21)	First Amendment, dated March 24, 2020, to Amended and Restated Senior Secured Revolving Credit Agreement dated as of March 13, 2019 by and among Healthcare Trust Operating Partnership, L.P., KeyBank National Association and the other lender parties thereto
10.31(22)	Second Amendment to First Amended and Restated Senior Secured Credit Agreement, entered into as of August 10, 2020, among Healthcare Trust Operating Partnership, L.P., Healthcare Trust, Inc., the other guarantor parties thereto, Keybank National Association and the other lenders party thereto.
10.33(24)	Preferred Stock Purchase Agreement, dated September 15, 2020, by and among Healthcare Trust, Inc., Healthcare Trust Operating Partnership, L.P. and B. Riley Principal Capital, LLC
10.34(24)	Registration Rights Agreement, dated September 15, 2020, by and among Healthcare Trust, Inc., Healthcare Trust Operating Partnership, L.P. and B. Riley Principal Capital, LLC
16.1(23)	Letter from KPMG LLP to the Securities and Exchange Commission dated March 18, 2019
21.1†	List of Subsidiaries of Healthcare Trust, Inc.
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of KPMG LLP
23.3*	Consent of Venable LLP (included in Exhibit 5.1)
23.4*	Consent of Proskauer Rose LLP (included Exhibit 8.1)
24.1†	Power of Attorney
99.1(24)	Second Amended and Restated Share Repurchase Program of Healthcare Trust, Inc.
99.2(25)	Amendment to Second Amended and Restated Share Repurchase Program of Healthcare Trust, Inc.
99.3(26)	Second Amendment to Second Amended and Restated Share Repurchase Program
99.4(27)	Third Amendment to Second Amended and Restated Share Repurchase Program
99.5(28)	Fourth Amendment to Second Amended and Restated Share Repurchase Program
99.6(29)	Fifth Amendment to Second Amended and Restated Share Repurchase Program
101*	XBRL (eXtensible Business Reporting Language). The following materials from Healthcare Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 and 2019 formatted in XBRL: (i) the Consolidated Balance Sheets as of December 31, 2020 and December 31, 2019, (ii) the Consolidated Statements of Operations and Comprehensive Loss for the Years Ended December 31, 2020, 2019 and 2018, (iii) the Consolidated Statement of Changes in Equity for the Years Ended December 31, 2020, 2019 and 2018, (iv) the Consolidated Statements of Changes in Equity for the Years Ended December 31, 2020, 2019 and 2018, (v) the Consolidated Statements of Cash Flows for the Years Ended December 31, 2020, 2019 and 2018 and (vi) the Notes to Consolidated Financial Statements. As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934, as amended.

*
Filed herewith

†
Filed as an exhibit to the Company’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission on April 23, 2021.

(1)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2016.

(2)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the Securities and Exchange Commission on November 14, 2017.

(3)
Filed as an exhibit to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 2019.

(4)
Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 20, 2018.

(5)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2020.

(6)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2020.

(7)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the Securities and Exchange Commission on May 13, 2013.

(8)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission on March 7, 2014.

(9)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2017.

(10)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2019.

(11)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2020.

(12)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2019.

(13)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2018.

(14)
Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on April 15, 2015.

(15)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the Securities and Exchange Commission on August 15, 2016.

(16)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the Securities and Exchange Commission on November 10, 2016.

(17)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2019.

(18)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2018.

(19)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2018 filed with the Securities and Exchange Commission on August 3, 2018.

(20)
Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 14, 2019.

(21)
Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on March 24, 2020.

(22)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 13, 2020.

(23)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2019.

(24)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2017.

(25)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2019.

(26)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2019.

(27)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2019.

(28)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2019.

(29)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2020.

(30)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 4, 2021.
HEALTHCARE TRUST, INC.
By:
/s/ Edward M. Weil, Jr.

Edward M. Weil, Jr.
Chief Executive Officer and President
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-11 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Edward M. Weil, Jr. Edward M. Weil, Jr.	Chief Executive Officer, President and Director (Principal Executive Officer)	May 4, 2021
* Lee M. Elman	Independent Director	May 4, 2021
* Leslie D. Michelson	Independent Director	May 4, 2021
* B.J. Penn	Independent Director	May 4, 2021
* Edward G. Rendell	Independent Director	May 4, 2021
* Elizabeth K. Tuppeny	Independent Director	May 4, 2021
/s/ Jason F. Doyle Jason F. Doyle	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 4, 2021
*By: /s/ Edward M. Weil, Jr. Edward M. Weil, Jr. Attorney-in-fact